Exhibit 99

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

IN RE:	)

	)	Chapter 11

OWENS CORNING, et al.,	)

	)	Case No. 00-03837 (JKF)

Debtors.	)

	)	Jointly Administered

)

DISCLOSURE STATEMENT WITH RESPECT TO FIFTH AMENDED JOINT PLAN

OF REORGANIZATION FOR OWENS CORNING AND

ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION

SAUL EWING LLP	SIDLEY AUSTIN LLP
Norman L. Pernick (I.D. # 2290)	James F. Conlan
J. Kate Stickles (I.D. # 2917)	Larry J. Nyhan
222 Delaware Avenue	Jeffrey C. Steen
P.O. Box 1266	Dennis M. Twomey
.Wilmington, DE 19899-1266	Eric J. Pearson
(302) 421-6800	1 South Dearborn Street
Chicago, IL 60603
Charles O. Monk, II	(312) 853-7000
Jay A. Shulman
Lockwood Place	Attorneys for the Debtors and
500 E. Pratt Street	Debtors-in-Possession
Baltimore, MD 21202
(410) 332-8600	COVINGTON & BURLING
Mitchell F. Dolin
Adam H. Isenberg	Anna P. Engh
Centre Square West	1201 Pennsylvania Avenue, N.W.
1500 Market Street, 38th Floor	Washington, D.C. 20004-2401
Philadelphia, PA 19102-2186	(202) 662-6000
(215) 972-7777

Attorneys for the Debtors and Debtors-in-Possession	Special Insurance Counsel to Debtors and Debtors-in-Possession

KAYE SCHOLER LLP	CAPLIN & DRYSDALE, CHARTERED
Andrew A. Kress	Elihu Inselbuch
Jane W. Parver	375 Park Avenue, 35th Floor
Edmund M. Emrich	New York, NY 10152-3500
425 Park Avenue	(212) 319-7125
New York, NY 10022
(212) 836-8000	Peter Van N. Lockwood
Julie W. Davis
One Thomas Circle, N.W.
YOUNG CONAWAY	Washington, D.C. 20005
STARGATT & TAYLOR, LLP	(202) 862-5000
James L. Patton, Jr. (I.D. # 2202)
Edwin J. Harron (I.D. # 3396)	CAMPBELL & LEVINE, LLC
The Brandywine Building	Marla Eskin (I.D. # 2989)
1000 West Street, 17th Floor	Mark T. Hurford (I.D. # 3299)
P.O. Box 391	Kathleen Campbell Davis (I.D. #4229)
Wilmington, DE 19899-0391	800 King Street
(302) 571-6600	Wilmington, DE 19801
(302) 426-1900
Attorneys for James J. McMonagle, Legal Representative for Future Claimants
Attorneys for the Official
Committee of Asbestos Claimants

Dated as of: December 31, 2005

E. TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES	186
F. PROVISIONS GOVERNING DISTRIBUTIONS	190
G. PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS	194
H. THE ASBESTOS PERSONAL INJURY TRUST	198
I. FB ASBESTOS PROPERTY DAMAGE TRUST	201
J. CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN	205
K. RETENTION OF JURISDICTION	210
L. MISCELLANEOUS PROVISIONS	213

VIII. THE ASBESTOS PERSONAL INJURY TRUST	219
A. General Description of the Asbestos Personal Injury Trust	220
B. Asbestos Personal Injury Trust Distribution Procedures	225
C. The Asbestos Personal Injury Permanent Channeling Injunction	243

IX. THE FB ASBESTOS PROPERTY DAMAGE TRUST	244
A. General Description of the FB Asbestos Property Damage Trust	244
B. FB Asbestos Property Damage Claims Procedures	248
C. Injunction Channeling FB Asbestos Property Damage Claims	250

X. THE LITIGATION TRUST	250
A. General Description of the Litigation Trust	250
B. Distributions of Litigation Trust Recoveries	253

XI. REGISTRATION RIGHTS/RESTRICTIONS ON TRANSFERS OF CORPORATE SECURITIES AND CERTAIN CLAIMS	253

XII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS	254
A. Offer and Sale of New OCD Securities Pursuant to the Plan: Bankruptcy Code Exemption from Registration Requirements	254
B. Subsequent Transfers of New OCD Securities	254

XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN	257
A. Federal Income Tax Consequences to the Debtors	257
B. Federal Income Tax Consequences to Claim Holders	261
C. Federal Income Tax Consequences to Holders of Class A12 Interests and Integrex Minority Interests	267
D. Importance of Obtaining Professional Tax Assistance	268
E. Reservation of Rights	268

XIV. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS	268
A. Feasibility of the Plan	268
B. Acceptance of the Plan	270
C. Best Interests Test	271
D. Liquidation Analysis	272
E. Valuation of the Reorganized Debtors	273
F. Application of the “Best Interests” of Creditors Test to the Liquidation Analysis and the Valuation	280
G. Confirmation Without Acceptance of All Impaired Classes: “Cramdown”	281

XV. CERTAIN RISK FACTORS TO BE CONSIDERED	282
A. Certain Factors Relating to the Chapter 11 Proceedings	282
B. Certain Factors Relating to Securities to be Issued Pursuant to the Plan	283
C. Certain Factors Relating to the Reorganized Debtors	283

XVI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN	286
A. Alternative Plan(s) of Reorganization or Liquidation	287
B. Liquidation Under Chapter 7 or Chapter 11	287

XVII. THE SOLICITATION; VOTING PROCEDURE	288
A. Parties in Interest Entitled to Vote	289
B. Classes Impaired under the Plan	289
C. Waivers of Defects, Irregularities, etc.	290
D. Withdrawal of Ballots; Revocation	290
E. Further Information; Additional Copies	290

XVIII. RECOMMENDATION AND CONCLUSION	291

NOTICE WITH RESPECT TO INJUNCTIONS

THE FIFTH AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE “PLAN”), WHICH IS ATTACHED AS APPENDIX A TO THIS DISCLOSURE STATEMENT, CONTAINS AN ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION UNDER 11 U.S.C. § 524(g). THE PLAN ALSO CONTAINS AN INJUNCTION UNDER 11 U.S.C. § 105, WHICH CHANNELS ALL ASBESTOS PROPERTY DAMAGE CLAIMS AGAINST FIBREBOARD CORPORATION, AN INJUNCTION UNDER 11 U.S.C. § 105 WITH RESPECT TO CLAIMS AGAINST CERTAIN INSURERS, AN INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO VOTE IN FAVOR OF THE PLAN, AND AN INJUNCTION UNDER 11 U.S.C. § 105 WITH RESPECT TO CLAIMS AGAINST THE NON-DEBTOR, SUBSIDIARIES OF THE DEBTORS BY HOLDERS OF BANK HOLDER CLAIMS WHICH ARE INJUNCTIONS AGAINST CONDUCT NOT OTHERWISE ENJOINED UNDER THE BANKRUPTCY CODE. FOR A DESCRIPTION OF THE ACTS TO BE ENJOINED AND THE IDENTITY OF THE ENTITIES THAT WOULD BE SUBJECT TO EACH OF THESE INJUNCTIONS, SEE THE FOLLOWING SECTIONS OF THIS DISCLOSURE STATEMENT:

(1) THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION: SECTION VIII.C OF THIS DISCLOSURE STATEMENT ENTITLED “THE ASBESTOS PERSONAL INJURY TRUST—THE ASBESTOS PERSONAL INJURY PERMANENT CHANNELING INJUNCTION” AND SECTION 5.15(b) OF THE PLAN;

(2) THE INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS: SECTION IX.C OF THIS DISCLOSURE STATEMENT ENTITLED “THE FB ASBESTOS PROPERTY DAMAGE TRUST— INJUNCTION CHANNELING FB ASBESTOS PROPERTY DAMAGE CLAIMS” AND SECTION 3.4(e)(ii) OF THE PLAN;

(3) THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST CERTAIN INSURERS: SECTION VII. D.14(d) OF THIS DISCLOSURE STATEMENT ENTITLED “INJUNCTION WITH RESPECT TO CLAIMS AGAINST CERTAIN INSURERS” AND SECTION 5.14(d) OF THE PLAN;

(4) THE INJUNCTION WITH RESPECT TO CLAIMS AGAINST RELATED PERSONS OF THE DEBTORS BY HOLDERS OF CLAIMS WHO SUBMIT A BALLOT AND DO NOT ELECT TO WITHHOLD CONSENT TO RELEASES OF THE RELEASED PARTIES BY MARKING THE APPROPRIATE BOX ON THE BALLOT: SECTION VII.J.2 OF THIS DISCLOSURE STATEMENT ENTITLED “CERTAIN RELEASES AND INJUNCTIONS UNDER THE PLAN — RELEASES BY HOLDERS OF CLAIMS AND INTERESTS” AND SECTION VII.D.14(c) ENTITLED “INJUNCTION RELATED TO RELEASES” AND SECTION 5.14(b) AND 5.14(c) OF THE PLAN; AND

i

(5) THE INJUNCTION UNDER 11 U.S.C. § 105 WITH RESPECT TO CLAIMS AGAINST THE NON-DEBTOR SUBSIDIARIES OF THE DEBTORS BY HOLDERS OF BANK HOLDER CLAIMS: SECTION 5.14(E) OF THE PLAN AND SECTION VII.D.14(e) ENTITLED “SUPPLEMENTARY SECTION 105(A) INJUNCTION.”

DISCLAIMER

THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS INCLUDED HEREIN FOR PURPOSES OF SOLICITING ACCEPTANCES OF THE FIFTH AMENDED JOINT PLAN OF REORGANIZATION FOR OWENS CORNING AND ITS AFFILIATED DEBTORS AND DEBTORS-IN-POSSESSION (THE “PLAN”), FILED BY OWENS CORNING (“OCD”) AND THOSE ENTITIES LISTED ON SCHEDULE I OF THE PLAN (COLLECTIVELY, THE “SUBSIDIARY DEBTORS” AND, TOGETHER WITH OCD, THE “DEBTORS”), JAMES J. MCMONAGLE, THE LEGAL REPRESENTATIVE FOR FUTURE CLAIMANTS (“FUTURE CLAIMANTS’ REPRESENTATIVE”), AND THE OFFICIAL COMMITTEE OF ASBESTOS CLAIMANTS (“ASBESTOS CLAIMANTS’ COMMITTEE”) (THE DEBTORS, THE FUTURE CLAIMANTS’ REPRESENTATIVE, AND THE ASBESTOS CLAIMANTS’ COMMITTEE, COLLECTIVELY, THE “PLAN PROPONENTS”). THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT MAY NOT BE RELIED UPON FOR ANY PURPOSE OTHER THAN TO DETERMINE HOW TO VOTE ON THE PLAN. NO PERSON MAY GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS, OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DISCLOSURE STATEMENT, REGARDING THE PLAN OR THE SOLICITATION OF ACCEPTANCES OF THE PLAN.

ALL CREDITORS ARE ADVISED AND ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND THE PLAN IN THEIR ENTIRETY BEFORE VOTING TO ACCEPT OR REJECT THE PLAN. PLAN SUMMARIES AND STATEMENTS MADE IN THIS DISCLOSURE STATEMENT ARE QUALIFIED IN THEIR ENTIRETY BY REFERENCE TO THE PLAN AND THE EXHIBITS AND SCHEDULES ANNEXED TO THE PLAN AND THIS DISCLOSURE STATEMENT. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT ARE MADE ONLY AS OF THE DATE HEREOF, AND THERE CAN BE NO ASSURANCE THAT THE STATEMENTS CONTAINED HEREIN WILL BE CORRECT AT ANY TIME BEFORE OR AFTER THE DATE HEREOF.

THIS DISCLOSURE STATEMENT HAS BEEN PREPARED IN ACCORDANCE WITH SECTION 1125 OF THE UNITED STATES BANKRUPTCY CODE, 11 U.S.C. §§ 101-1330 (AS AMENDED, THE “BANKRUPTCY CODE”) AND RULE 3016 OF THE FEDERAL RULES OF BANKRUPTCY PROCEDURE (THE “BANKRUPTCY RULES”) AND NOT NECESSARILY IN ACCORDANCE WITH FEDERAL OR STATE SECURITIES LAWS OR OTHER NON-BANKRUPTCY LAWS.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

THIS DISCLOSURE STATEMENT HAS NEITHER BEEN APPROVED NOR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR THE SECURITIES REGULATORS OF ANY STATE, AND NEITHER THE SEC NOR ANY STATE REGULATORS HAS PASSED UPON THE ACCURACY OR ADEQUACY OF THE STATEMENTS CONTAINED HEREIN. PERSONS OR ENTITIES TRADING IN OR OTHERWISE PURCHASING, SELLING OR TRANSFERRING SECURITIES OF OR CLAIMS AGAINST OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES SHOULD EVALUATE THIS DISCLOSURE STATEMENT AND THE PLAN IN LIGHT OF THE PURPOSE FOR WHICH THEY WERE PREPARED.

AS TO CONTESTED MATTERS, ADVERSARY PROCEEDINGS AND OTHER ACTIONS OR THREATENED ACTIONS, THIS DISCLOSURE STATEMENT SHALL NOT CONSTITUTE OR BE CONSTRUED AS AN ADMISSION OF ANY FACT OR LIABILITY, STIPULATION OR WAIVER, BUT RATHER AS A STATEMENT MADE IN SETTLEMENT NEGOTIATIONS. THIS DISCLOSURE STATEMENT SHALL NOT BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING NOR SHALL IT BE CONSTRUED TO BE CONCLUSIVE ADVICE ON THE TAX, SECURITIES OR OTHER LEGAL EFFECTS OF THE PLAN AS TO HOLDERS OF CLAIMS AGAINST, OR EQUITY INTERESTS IN, OCD OR ANY OF THE SUBSIDIARY DEBTORS AND DEBTORS-IN-POSSESSION IN THESE CASES.

THIS DISCLOSURE STATEMENT HAS NOT BEEN APPROVED BY THE BANKRUPTCY COURT AT THIS TIME. A HEARING TO CONSIDER THE ADEQUACY OF THIS DISCLOSURE STATEMENT UNDER SECTION 1125 OF THE BANKRUPTCY CODE HAS BEEN SET BY THE BANKRUPTCY COURT FOR                     , 2006 AT                     , AS IT MAY BE CONTINUED FROM TIME TO TIME BY THE BANKRUPTCY COURT. THE PLAN PROPONENTS RESERVE THE RIGHT TO MODIFY OR SUPPLEMENT THIS DISCLOSURE STATEMENT PRIOR TO AND UP TO THE TIME OF THE CONCLUSION OF SUCH HEARING.

NOTE ON DEFINED TERMS

For purposes of this Disclosure Statement, all capitalized terms not otherwise defined shall have the meanings ascribed to them in Article I of the Plan, attached to the Disclosure Statement as Appendix A, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code.

DISCLAIMER

ALTHOUGH EVERY REASONABLE EFFORT WAS MADE TO BE ACCURATE, THE PROJECTIONS OF ESTIMATED RECOVERIES ARE ONLY AN ESTIMATE. ANY ESTIMATES OF CLAIMS OR INTERESTS IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE FINAL AMOUNTS ALLOWED BY THE BANKRUPTCY COURT. AS A RESULT OF THE FOREGOING AND OTHER UNCERTAINTIES WHICH ARE INHERENT IN THE ESTIMATES, THE ESTIMATES OF RECOVERIES IN THIS DISCLOSURE STATEMENT MAY VARY FROM THE RECOVERIES RECEIVED. IN ADDITION, THE ABILITY TO RECEIVE DISTRIBUTIONS UNDER THE PLAN DEPENDS UPON THE ABILITY OF THE PLAN PROPONENTS TO OBTAIN CONFIRMATION OF THE PLAN AND MEET THE CONDITIONS TO CONFIRMATION AND EFFECTIVENESS OF THE PLAN, AS DISCUSSED IN THIS DISCLOSURE STATEMENT.

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SUMMARY OF TREATMENT OF CLAIMS AND INTERESTS

The estimated recoveries for each of the Classes is summarized as follows:

CLASS	DESCRIPTION	TREATMENT	ESTIMATED ALLOWED CLAIMS (in millions)	ESTIMATED RECOVERY[1]
Unclassified Claims	DIP Facility Claims	N/A	$0	100%

Unclassified Claims	Administrative Claims	N/A	$45-50 (excluding Intercompany Claims)	100%

Unclassified Claims	Priority Tax Claims	N/A	$64-99	100%

Classes A1 to U1 Claims	Other Priority Claims	Unimpaired	$.4-2.8	100%

Classes A2-A to U2-A Claims	Other Secured Tax Claims	Unimpaired	$3.4-3.7	100%

Classes A2-B to U2-B Claims	Other Secured Claims	Unimpaired	$9.5-9.8	100%

Classes A3 to U3 Claims	Convenience Claims	Impaired	$9	100%

Classes A4 to I4 Claims	Bank Holders Claims	See Estimated Recovery column	$1.467 billion (excluding (i) approximately $69 million of undrawn pre-petition letters of credit and (ii) certain pre-petition interest, subject to further reconciliation[2]

(i) if unimpaired, or if deemed impaired and the class accepts the Plan, 150.3% (includes post-petition interest at Base Rate plus 2%, calculated on a compounding basis (computed quarterly), plus accrued and unpaid post-petition letter of credit and facility fees), in the form of Cash; or

(ii) if deemed impaired and the class rejects the Plan, an amount as determined by the Bankruptcy Court, in Cash and cash pay Senior Notes (in form and substance satisfactory to the Debtors).

Class A5 Claims	Bondholders Claims	Impaired	$1,389

(i) if Class A5 and Class A6-B accept the Plan, 48.4% in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock; or

(ii) if Class A5 or Class A6-B rejects the Plan, potentially 38.9% in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock.

[1]	Each of these estimated recovery amounts is based on the low end of the range of current estimates and these estimates remain subject to further changes. The actual recovery amounts will be based on a number of considerations set forth in the Plan which cannot be determined with certainty at this time. Moreover, the terms of the Plan will govern the actual recoveries for the various Classes.

[2]	This estimate of Class A4 Claims represents the amount outstanding under the 1997 Credit Agreement as of the Petition Date, including certain amounts related to letters of credit drawn or expected to be drawn prior to the Effective Date, less the application of certain frozen funds. It does not include any amounts for post-petition interest or fees.

Class A6-A Claims	OCD General Unsecured Claims	Impaired	$76.8-100.4

(i) if Class A5 and Class A6-B accept the Plan, 41.3%, in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock; or

(ii) if Class A5 or Class A6-B rejects the Plan, potentially 35.7%, in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock.

Class A6-B Claims	OCD General Unsecured/Senior Indebtedness Claims	Impaired	$207.1-213.6

(i) if Class A5 and Class A6-B accept the Plan, 48.4% in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock; or

(ii) if Class A5 or Class A6-B rejects the Plan, potentially 38.9% in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock.

Classes A7 and I7 Claims	OC Asbestos Personal Injury Claims (including administrative escrows)	Impaired	Class A7 Aggregate Amount equal to $7,000 less certain amounts described in the Plan

(i) if Class A5 or Class A6-B rejects the Plan, potentially 45.1% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock); or

(ii) if Class A5 and Class A6-B accept the Plan, 42.8% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class B8 Claims	FB Asbestos Personal Injury Claims	Impaired	Class B8 Aggregate Amount equal to $3,200	49.0% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class B9 Claims	FB Asbestos Property Damage Claims	Impaired	$0-3.3	100%

Class B6 Claims	FB General Unsecured Claims	Impaired	$4.3	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class C6 Claims	ESI General Unsecured Claims	Impaired	$60.6-78.0	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class D6 Claims	Vytec General Unsecured Claims	Impaired	Not currently applicable*	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class E6 Claims	Soltech General Unsecured Claims	Impaired	$1.4-1.6	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

*	As Vytec, OC Sweden, and IPM have not filed under Chapter 11 as of the date of the Plan, the classification and treatment provisions described herein are presently for illustrative purposes, and shall only apply in the event that such entities file for bankruptcy prior to the Confirmation Hearing.

Class F6 Claims	OCFT General Unsecured Claims	Impaired	$.2	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class G6 Claims	OC Sweden General Unsecured Claims	Impaired	Not currently applicable*	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class H6 Claims	IPM General Unsecured Claims	Impaired	Not currently applicable*	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class I6 Claims	Integrex General Unsecured Claims	Impaired	$4.3-4.7	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class J6 Claims	CDC General Unsecured Claims	Impaired	$.5	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class K6 Claims	OCHT General Unsecured Claims	Impaired	$.8	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class L6 Claims	OC Remodeling General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class M6 Claims	Engineered Yarns General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class N6 Claims	Falcon Foam General Unsecured Claims	Impaired	$.1-.8	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class O6 Claims	HOMExperts General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class P6 Claims	Professional Services General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class Q6 Claims	Testing Systems General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class R6 Claims	Supply Chain Solutions General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class S6 Claims	Ventures General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class T6 Claims	Jefferson Holdings General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class U6 Claims	OC Overseas General Unsecured Claims	Impaired	de minimis	100% (in the form of approximately 16.2% Cash and 83.8% New OCD Common Stock)

Class A10 Claims	OCD Intercompany Claims	Impaired	$2,563	N/A3

Class B10 Claims	FB Intercompany Claims	Impaired	$763	N/A

Class C10 Claims	ESI Intercompany Claims	Impaired	$678	N/A

Class D10 Claims	Vytec Intercompany Claims	Impaired	Not currently applicable*	N/A

Class E10 Claims	Soltech Intercompany Claims	Impaired	$58	N/A

Class F10 Claims	OCFT Intercompany Claims	Impaired	$511	N/A

Class G10 Claims	OC Sweden Intercompany Claims	Impaired	Not currently applicable*	N/A

Class H10 Claims	IPM Intercompany Claims	Impaired	Not currently applicable*	N/A

Class I10 Claims	Integrex Intercompany Claims	Impaired	$318-1,151	N/A

Class J10 Claims	CDC Intercompany Claims	Impaired	$.4	N/A

Class K10 Claims	OCHT Intercompany Claims	Impaired	$6.5	N/A

Class L10 Claims	OC Remodeling Intercompany Claims	Impaired	$1.7	N/A

Class M10 Claims	Engineered Yarns Intercompany Claims	Impaired	de minimis	N/A

Class N10 Claims	Falcon Foam Intercompany Claims	Impaired	de minimis	N/A

Class O10 Claims	HOMExperts Intercompany Claims	Impaired	de minimis	N/A

Class P10 Claims	Professional Services Intercompany Claims	Impaired	de minimis	N/A

Class Q10 Claims	Testing Systems Intercompany Claims	Impaired	de minimis	N/A

Class R10 Claims	Supply Chain Solutions Intercompany Claims	Impaired	de minimis	N/A

Class S10 Claims	Ventures Intercompany Claims	Impaired	de minimis	N/A

Class T10 Claims	Jefferson Holdings Intercompany Claims	Impaired	de minimis	N/A

Class U10 Claims	OC Overseas Intercompany Claims	Impaired	de minimis	N/A

Class A11 Claims	OCD Subordinated Claims	Impaired	$277	0%

Class A12 Interests	OCD Interests	Impaired	N/A	Cancelled and Extinguished

Class B12 Interests	FB Interests	Unimpaired	N/A	Retained

Class C12 Interests	ESI Interests	Unimpaired	N/A	Retained

Class D12 Interests	Vytec Interests	Unimpaired	N/A	Retained

Class E12 Interests	Soltech Interests	Unimpaired	N/A	Retained

Class F12 Interests	OCFT Interests	Unimpaired	N/A	Retained

Class G12 Interests	OC Sweden Interests	Unimpaired	N/A	Retained

Class H12 Interests	IPM Interests	Unimpaired	N/A	Retained

Class I12 Interests	Integrex Interests	Impaired	N/A	Cancelled and Extinguished

[3]	The holders of Allowed Intercompany Claims in Classes A10 through U10 will be credited with value in the amounts set forth in the Plan. Accordingly, holders of such Allowed Intercompany Claims will not receive actual distributions of Cash or New OCD Common Stock on account of such Claims.

Class J12 Interests	CDC Interests	Unimpaired	N/A	Retained

Class K12 Interests	OCHT Interests	Unimpaired	N/A	Retained

Class L12 Interests	OC Remodeling Interests	Unimpaired	N/A	Retained

Class M12 Interests	Engineered Yarns Interests	Unimpaired	N/A	Retained

Class N12 Interests	Falcon Foam Interests	Unimpaired	N/A	Retained

Class O12 Interests	HOMExperts Interests	Unimpaired	N/A	Retained

Class P12 Interests	Professional Services Interests	Unimpaired	N/A	Retained

Class Q12 Interests	Testing Systems Interests	Unimpaired	N/A	Retained

Class R12 Interests	Supply Chain Solutions Interests	Unimpaired	N/A	Retained

Class S12 Interests	Ventures Interests	Unimpaired	N/A	Retained

Class T12 Interests	Jefferson Holdings Interests	Unimpaired	N/A	Retained

Class U12 Interests	OC Overseas Interests	Unimpaired	N/A	Retained

THE PLAN PROPONENTS BELIEVE THAT THE PLAN PROVIDES THE BEST RECOVERIES POSSIBLE FOR HOLDERS OF CLAIMS AGAINST THE DEBTORS AND THUS STRONGLY RECOMMEND THAT YOU VOTE TO ACCEPT THE PLAN.

x

I. INTRODUCTION

Owens Corning, a Delaware corporation (“OCD”), certain of its direct and indirect Subsidiaries that are also debtors and debtors-in-possession (the “Subsidiary Debtors” and, together with OCD, the “Debtors”) in the reorganization cases (the “Chapter 11 Cases”) under Chapter 11 of the Bankruptcy Code (“Chapter 11”), James J. McMonagle, the Legal Representative for Future Claimants (the “Future Claimants’ Representative”), and the Official Committee of Asbestos Claimants (the “Asbestos Claimants’ Committee”) (the Debtors, the Future Claimants’ Representative, and the Asbestos Claimants’ Committee, collectively, the “Plan Proponents”) submit this disclosure statement (the “Disclosure Statement”) pursuant to Section 1125 of Title 11 of the United States Code (the “Bankruptcy Code”) for use in the solicitation of votes on the Fifth Amended Joint Plan of Reorganization for Owens Corning and its Affiliated Debtors and Debtors-in-Possession, dated as of December 31, 2005 (the “Plan”), as it may be further amended from time to time in accordance with its terms and in accordance with Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019, proposed by the Plan Proponents and filed with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). The steering committee of Bank Holders (the “Steering Committee”) supports the Plan, pursuant to the terms of the letter, dated December 30, 2005, appended to the Disclosure Statement as Appendix K. A copy of the Plan is attached as Appendix A to this Disclosure Statement.

This Disclosure Statement sets forth certain information regarding the Debtors’ operating and financial history prior to October 5, 2000, the Petition Date, the reasons for seeking protection and reorganization under Chapter 11, significant events that have occurred since the Chapter 11 Cases were commenced, and the anticipated organization, operations and financing of the Debtors upon emergence from Chapter 11 (the “Reorganized Debtors”). This Disclosure Statement also describes certain terms and provisions of the Plan, including certain alternatives to the Plan, certain effects of confirmation of the Plan, certain risk factors associated with securities to be issued under the Plan, and the manner in which distributions will be made under the Plan. In addition, this Disclosure Statement discusses the confirmation process and the voting procedures that holders of Claims entitled to vote under the Plan must follow for their votes to be counted.

Unless otherwise noted herein, all dollar amounts provided in this Disclosure Statement and in the Plan are given in United States dollars.

FOR A DESCRIPTION OF THE PLAN AND VARIOUS RISKS AND OTHER FACTORS PERTAINING TO THE PLAN, PLEASE SEE SECTION VII OF THIS DISCLOSURE STATEMENT, ENTITLED “SUMMARY OF THE PLAN OF REORGANIZATION,” AND SECTION XV OF THIS DISCLOSURE STATEMENT, ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED.”

ALTHOUGH THE PLAN PROPONENTS BELIEVE THAT THE SUMMARIES OF THE PLAN AND RELATED DOCUMENT SUMMARIES ARE FAIR AND ACCURATE, SUCH SUMMARIES ARE QUALIFIED TO THE EXTENT THAT THEY DO NOT SET FORTH THE ENTIRE TEXT OF SUCH DOCUMENTS OR STATUTORY PROVISIONS. FACTUAL INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT HAS

BEEN PROVIDED BY THE DEBTORS’ MANAGEMENT, EXCEPT WHERE OTHERWISE SPECIFICALLY NOTED. THE PLAN PROPONENTS DO NOT WARRANT OR REPRESENT THAT THE INFORMATION CONTAINED HEREIN, INCLUDING THE FINANCIAL INFORMATION, IS WITHOUT ANY MATERIAL INACCURACY OR OMISSION.

THE PLAN PROPONENTS BELIEVE THAT THE PLAN WILL ENABLE THE DEBTORS TO SUCCESSFULLY REORGANIZE AND ACCOMPLISH THE OBJECTIVES OF CHAPTER 11 AND THAT ACCEPTANCE OF THE PLAN IS IN THE BEST INTERESTS OF THE DEBTORS AND THE HOLDERS OF CLAIMS AND INTERESTS. THE PLAN PROPONENTS URGE ALL HOLDERS OF CLAIMS WHOSE VOTES ARE BEING SOLICITED TO VOTE TO ACCEPT THE PLAN.

NOTHING CONTAINED HEREIN SHALL BE DEEMED TO CONSTITUTE AN ADMISSION OF ANY FACT OR LIABILITY BY ANY PARTY, BE ADMISSIBLE IN ANY NON-BANKRUPTCY PROCEEDING INVOLVING THE DEBTORS OR ANY OTHER PARTY, OR BE DEEMED CONCLUSIVE ADVICE ON THE TAX OR OTHER LEGAL EFFECTS OF THE REORGANIZATION AS TO HOLDERS OF ALLOWED CLAIMS OR INTERESTS. YOU SHOULD CONSULT YOUR PERSONAL COUNSEL OR TAX ADVISOR ON ANY QUESTIONS OR CONCERNS RESPECTING TAX, SECURITIES, OR OTHER LEGAL CONSEQUENCES OF THE PLAN.

II. PLAN VOTING INSTRUCTIONS AND PROCEDURES

A.	Definitions

All capitalized terms used herein and not otherwise defined herein have the meanings given to them in Article I of the Plan, which is attached hereto as Appendix A, if defined in the Plan, except as expressly provided or unless the context clearly requires otherwise. Whenever the context requires, such meanings shall be equally applicable to both the singular and plural form of such terms, and the masculine gender shall include the feminine and the feminine gender shall include the masculine. Any term used in initially capitalized form in this Disclosure Statement that is not defined herein but that is used in the Bankruptcy Code shall have the meaning ascribed to such term in the Bankruptcy Code. Additionally, the rules of construction contained in Section 102 of the Bankruptcy Code apply to the construction of this Disclosure Statement.

B.	Notice to Holders of Claims and Interests

This Disclosure Statement is being transmitted to holders of Impaired Claims that are entitled under the Bankruptcy Code to vote on the Plan, as well as other parties. See Section XVII of this Disclosure Statement entitled “The Solicitation; Voting Procedure” for a description of the Classes of Claims that are entitled to vote on the Plan. Holders of Interests do not receive any distributions under the Plan on account of their Interests, are deemed to have rejected the Plan and are not entitled to vote on the Plan. The primary purpose of this Disclosure Statement is to provide adequate information to enable holders of Claims against the Debtors to make a reasonably informed decision whether to vote to accept or reject the Plan.

Approval by the Bankruptcy Court of this Disclosure Statement means the Bankruptcy Court has found that this Disclosure Statement contains information of a kind and in sufficient and adequate detail to enable such Claim holders to make an informed judgment whether to accept or reject the Plan. THE BANKRUPTCY COURT’S APPROVAL OF THIS DISCLOSURE STATEMENT DOES NOT CONSTITUTE EITHER A GUARANTEE OF THE ACCURACY OR COMPLETENESS OF THE INFORMATION CONTAINED HEREIN OR AN ENDORSEMENT OF THE PLAN BY THE BANKRUPTCY COURT.

IF THE PLAN IS APPROVED BY THE REQUISITE VOTE OF HOLDERS OF CLAIMS ENTITLED TO VOTE AND IS SUBSEQUENTLY CONFIRMED BY THE BANKRUPTCY COURT, THE PLAN WILL BIND ALL HOLDERS OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS, WHETHER OR NOT THEY WERE ENTITLED TO VOTE OR DID VOTE ON THE PLAN AND WHETHER OR NOT THEY RECEIVE OR RETAIN ANY DISTRIBUTIONS OR PROPERTY UNDER THE PLAN. THUS ALL HOLDERS OF CLAIMS AGAINST THE DEBTORS ARE ENCOURAGED TO READ THIS DISCLOSURE STATEMENT AND ITS APPENDICES AND SCHEDULES CAREFULLY AND IN THEIR ENTIRETY BEFORE DECIDING TO VOTE EITHER TO ACCEPT OR REJECT THE PLAN.

THIS DISCLOSURE STATEMENT IS THE ONLY DOCUMENT AUTHORIZED BY THE BANKRUPTCY COURT TO BE USED IN CONNECTION WITH THE SOLICITATION OF VOTES TO ACCEPT OR REJECT THE PLAN. No solicitation of votes may be made except after distribution of this Disclosure Statement, and no person has been authorized to distribute any information concerning the Debtors other than the information contained herein. No such information shall be relied upon in making a determination to vote to accept or reject the Plan.

CERTAIN OF THE INFORMATION CONTAINED IN THIS DISCLOSURE STATEMENT IS BY ITS NATURE FORWARD LOOKING AND CONTAINS ESTIMATES, ASSUMPTIONS AND PROJECTIONS THAT MAY BE MATERIALLY DIFFERENT FROM ACTUAL FUTURE RESULTS. Except with respect to the Pro Forma Financial Projections and Reorganization Balance Sheet set forth in Appendix B attached hereto and except as otherwise specifically and expressly stated herein, this Disclosure Statement does not purport to reflect any events that may occur subsequent to the date hereof and that may have a material impact on the information contained in this Disclosure Statement. The Debtors do not undertake any obligation to, and do not intend to, update the Financial Projections; thus, the Financial Projections will not reflect the impact of any subsequent events not already accounted for in the assumptions underlying the Financial Projections. Further, the Debtors do not anticipate that any amendments or supplements to this Disclosure Statement will be distributed to reflect such occurrences. Accordingly, the delivery of this Disclosure Statement shall not under any circumstance imply that the information herein is correct or complete as of any time subsequent to the date hereof.

EXCEPT WHERE SPECIFICALLY NOTED, THE FINANCIAL INFORMATION CONTAINED HEREIN HAS NOT BEEN AUDITED BY A CERTIFIED PUBLIC ACCOUNTING FIRM AND HAS NOT BEEN PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

C.	Solicitation Package

Each person entitled to vote to accept or reject this Plan is being transmitted: (1) this Disclosure Statement; (2) the Plan (attached as Appendix A to this Disclosure Statement); (3) notification of (a) the time by which Ballots or Master Ballots, as applicable, to accept or reject the Plan must be submitted, (b) the date, time and place of the hearing to consider confirmation of the Plan and related matters, and (c) the time for filing objections to confirmation of the Plan; and (4) a Ballot or Master Ballot, as applicable (and return envelopes), to be used in voting to accept or reject the Plan. Any person who receives this Disclosure Statement but does not receive a Ballot or Master Ballot and who believes that he is entitled to vote to accept or reject the Plan or who believes he received an incorrect Ballot or Master Ballot should contact the Voting Agent at the address or telephone number set forth in Section XVII of this Disclosure Statement.

D.	Voting Procedures, Ballots and Voting Deadline

After carefully reviewing the Plan, this Disclosure Statement and all related material including, without limitation, the Voting Procedures attached hereto as Appendix J (the “Voting Procedures”), creditors should indicate acceptance or rejection of the Plan by voting in favor of or against the Plan on the enclosed Ballot or Master Ballot and return it in the envelope provided. Only original Ballots and Master Ballots will be accepted.

Each Ballot and Master Ballot has been coded to reflect the Class of Claims it represents. Accordingly, in voting to accept or reject the Plan, only the coded Ballots or Master Ballots accompanying this Disclosure Statement may be used.

IN ORDER FOR VOTES TO BE COUNTED, BALLOTS AND MASTER BALLOTS MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES AND RECEIVED NO LATER THAN [DATE], AT [TIME] (-_- TIME) (THE “VOTING DEADLINE”) BY OMNI MANAGEMENT GROUP, LLC (THE “VOTING AGENT”) OR BY FINANCIAL BALLOTING GROUP LLC (THE “SPECIAL VOTING AGENT”). NO STOCK CERTIFICATES OR DEBT INSTRUMENTS OR OTHER INSTRUMENTS OR DOCUMENTS REPRESENTING CLAIMS OR INTERESTS SHOULD BE RETURNED WITH THE BALLOT OR MASTER BALLOT.

Questions about (1) the Voting Procedures, (2) the packet of materials that has been transmitted, (3) the amount of a Claim or (4) requests for an additional copy of the Plan, this Disclosure Statement or any appendices or exhibits to such documents (for which a charge may be imposed unless otherwise specifically provided by Federal Rule of Bankruptcy Procedure 3017(d)) should be directed to:

OWENS CORNING

c/o Omni Management Group, LLC

16161 Ventura Blvd., PMB 517

Encino, CA 91436

818-905-6542 (fax)

contact@omnimgt.com

FOR FURTHER INFORMATION AND INSTRUCTION ON VOTING TO ACCEPT OR REJECT THE PLAN, SEE SECTION XVII OF THIS DISCLOSURE STATEMENT ENTITLED “THE SOLICITATION; VOTING PROCEDURE.”

E.	Confirmation Hearing and Deadline for Objections to Confirmation

Pursuant to Section 1128 of the Bankruptcy Code and Federal Rule of Bankruptcy Procedure 3017(c), a hearing has been scheduled on confirmation of the Plan (the “Confirmation Hearing”) for                                , 2006, at                  .m. The Confirmation Hearing may be adjourned from time to time without further notice except for the announcement of the adjournment date made at the Confirmation Hearing or at any subsequent adjourned Confirmation Hearing. Objections to confirmation of the Plan must be made in writing and must specify in detail the name and address of the objector, all grounds for the objection, and the amount and class of the Claim. Any such objection must be filed with the Bankruptcy Court on or before                                , 2006 at                  .m. Objections to confirmation of the Plan are governed by Bankruptcy Rule 9014. Additional information regarding the filing of any objections to confirmation of the Plan is contained in the Notice accompanying this Disclosure Statement.

III. GENERAL INFORMATION CONCERNING THE DEBTORS

The following information is only a summary and is qualified in its entirety by reference to OC’s Annual Report on Form 10-K for the year ended December 31, 2004, OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, OC’s Annual Report on Form 10-K for the year ended December 31, 2003, OC’s Annual Report on Form 10-K for the year ended December 31, 2002, OC’s Annual Report on Form 10-K for the year ended December 31, 2001, and OC’s Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC’s website at www.owenscorning.com. Readers of this Disclosure Statement are directed to the full text of those reports for additional information concerning the historical business and operations of OC. OC’s Annual Report on Form 10-K for the year ended December 31, 2004, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

A.	History and Description of Business

1.	Introduction

OCD began as a glass fiber joint venture in the 1930’s between Owens-Illinois and Corning Glass. At the end of 1938, the year in which it was incorporated, OCD reported sales of $2,555,000 and had 632 employees. Today, OCD, along with its approximately 90 direct and indirect subsidiaries in the United States and throughout the world (collectively, OCD and its subsidiaries are referred to as “OC” or the “Company”) is a global leading producer of glass fiber materials used in composites and a leading home building products company. For the year ended December 31, 2004, OC had over $5.6 billion in sales, approximately 19,400 employees around the world, and manufacturing, sales and research facilities, including joint venture and licensee relationships, in more than 30 countries. See Appendix G for a chart depicting OC’s corporate structure, and Appendix H for a description of the anticipated corporate structure of the Reorganized Debtors after the Effective Date.

2.	General Description of OC’s Business

OC operates in two business segments: Building Materials Systems and Composite Solutions. In 2004, the Building Materials Systems segment accounted for approximately 80% of OC’s total sales, while Composite Solutions accounted for the remainder. The products and systems provided by OC’s Building Materials Systems segment are used in residential remodeling and repair, commercial improvement, new residential and commercial construction, and other related markets. The products and systems offered by OC’s Composite Solutions segment are used in end-use markets such as building construction, automotive, telecommunications, marine, aerospace, energy, appliance, packaging and electronics. Many of OC’s products are marketed under registered trademarks, including Propink®, Advantex® and/or the color PINK.

OC has affiliate companies in a number of countries. Generally, affiliated companies’ sales, earnings and assets are not included in either operating segment unless OC owns more than 50% of the affiliate and the ownership is not considered temporary.

Revenue from external customers, income from operations and total assets attributable to each of OC’s operating segments and geographic regions, as well as information concerning the dependence of its operating segments on foreign operations, for each of the years 2004, 2003, and 2002, are contained in Note 3 to OC’s Consolidated Financial Statements, entitled “Segment Data” contained in OC’s Annual Report on Form 10-K for the year ended December 31, 2004. See also OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, OC’s Annual Report on Form 10-K for the year ended December 31, 2003, OC’s Annual Report on Form 10-K for the year ended December 31, 2002, and OC’s Annual Report on Form 10-K for the year ended December 31, 2001, copies of which may be obtained, free of charge, through OC’s website at www.owenscorning.com. OC’s Annual Report on Form 10-K for the year ended December 31, 2004, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

(a)	Building Materials Systems

Principal Products and Methods of Distribution. Building Materials Systems operates primarily in the United States and Canada. It also has a presence in Asia Pacific and Mexico. Building Materials Systems sells a variety of products and systems in two major categories: (i) insulating systems, including thermal and acoustical insulation, air ducts formed from glass wool fibers, and foam insulation; and (ii) exterior systems for the home, including roofing shingles, vinyl and siding and accessories, windows and doors, stone veneer building products, and branded housewrap. These products are used primarily in the home improvement, new residential construction, manufactured housing and commercial construction markets.

Sales of building insulation systems, roofing shingles and accessories, housewrap, and vinyl siding are made through home centers, lumberyards, retailers and distributors. Other channels of distribution for insulation systems in North America include insulation contractors, wholesalers, specialty distributors, metal building insulation laminators, mechanical insulation distributors and fabricators, manufactured housing producers and appliance, and automotive manufacturers. Foam insulation and related products are sold to distributors and retailers who resell to residential builders, remodelers and do-it-yourself customers; commercial and industrial markets through specialty distributors; and, in some cases, large contractors, particularly in the agricultural and cold storage markets. Vinyl siding and accessories are also sold through company-owned retail distribution centers.

OC sells asphalt products that are used internally in the manufacture of residential roofing products and are also sold to other shingle manufacturers. In addition, asphalt is sold to roofing contractors and distributors for Built-Up Roofing Asphalt (“BURA”) systems and to manufacturers in a variety of other industries, including automotive, chemical, rubber and construction.

In Latin America, OC sells building and mechanical insulation primarily through a subsidiary in Mexico, as well as exports from U.S. plants. In Asia Pacific, OC sells primarily insulation through joint venture businesses, including two majority owned insulation plants and an insulation fabrication center in China, a minority owned joint venture in Saudi Arabia, and licensees.

Seasonality. Sales of the Building Materials Systems segment tend to follow seasonal patterns in the home improvement, remodeling and renovation, and new construction markets. The peak season for home construction and remodeling generally corresponds with the second and third calendar quarters. Sales levels for the segment, therefore, are typically lower in the winter months.

Major Customers. No customer of the Building Materials Systems segment accounted for more than 6% of the segment’s sales in 2004.

(b)	Composite Solutions Segment

Principal Products and Methods of Distribution. Composite Solutions operates in North America, Europe, Latin America and Asia Pacific, with affiliates and licensees around the world.

OC is a leading producer of glass fiber materials used in composites. Composites are made up of two or more components (e.g., plastic resin and a fiber, traditionally a glass fiber) and are used in various applications to replace traditional materials, such as aluminum, wood and steel. OC is increasingly providing systems that are designed for a specific end-use application and entail a material, a proprietary process and a fully assembled part or system. The global composites industry has thousands of end-use applications. OC has selected strategic markets and end-users in which OC provides integral solutions, such as the building construction and transportation markets.

Within the building construction market, OC sells glass fiber and/or materials directly to a small number of major shingle manufacturers, including its own roofing business. Tubs, showers and other related internal building components used for both remodeling and new construction are also major applications of composite materials in the construction market. These end-use products are some of the first successful material substitution conversions normally encountered in developing countries. Glass fiber reinforcements and composite material solutions for these markets are sold to direct accounts, and to distributors around the world, who in turn service thousands of customers.

A significant portion of transportation-related composite solutions are used in automotive applications. Non-automotive transportation applications include heavy trucks, rail cars, shipping containers, refrigerated containers, trailers and commercial ships. Growth continues in automotive applications, as composite systems create new applications or displace other materials in existing applications. There are hundreds of composites applications, including body panels, door modules, integrated front-end systems, instrument panels, chassis and underbody components and systems, pick-up truck beds, and heat and noise shields. These composite parts are either produced by original equipment manufacturers or are purchased by original equipment manufacturers from first-tier suppliers.

The Composite Solutions segment also serves thousands of applications within the consumer, industrial and infrastructure markets, which include sporting goods and marine applications. OC sells composite materials to original equipment manufacturers and other finished goods manufacturers, both directly and through distributors.

Major Customers. No customer of the Composite Solutions segment accounted for more than 8% of the segment’s sales in 2004.

(c)	Business Realignment Preceding Commencement of Chapter 11 Cases

Prior to the commencement of the Chapter 11 Cases, OC consummated several significant acquisitions and divestitures of non-strategic businesses and realigned existing businesses.

During the period 1994 through 1996, OC made a number of acquisitions for its Building Materials Systems segment in the United States and Europe. The combined purchase price for the acquisitions totaled approximately $370 million. The largest of these acquisitions was the $110 million acquisition in 1994 of Pilkington Insulation Limited and Kitsons Insulation Products Limited, the United Kingdom-based insulation manufacturing and industrial supply businesses of Pilkington PLC.

On June 27, 1997, OC acquired Fibreboard Corporation (“Fibreboard”), a North American manufacturer of vinyl siding and accessories, and manufactured stone. At the time of the acquisition, Fibreboard was a leading producer of vinyl siding and accessories, with plants in Georgia, Missouri and North Carolina in the United States, and British Columbia and Ontario in Canada. Marketing products under the brand names Norandex and Vytec, Fibreboard also operated more than 130 company-owned distribution centers in 32 states. The purchase price of the acquisition totaled approximately $660 million, including assumed debt of $138 million.

On July 28, 1997, OC acquired Amerimark Building Products, Inc. (“Amerimark”) (including its wholly-owned subsidiaries, Wolverine Coil Coating, Inc. and RBP, Inc.) for a purchase price of approximately $317 million. Amerimark was a specialty building products company serving the exterior residential housing industry. Major product lines included vinyl siding, vinyl windows and aluminum accessories for the exterior of the home.

In April 1998, OC completed the sale of its 50% interest in the Alpha/Owens Corning, L.L.C. joint venture, a manufacturer and marketer of unsaturated polyester and vinylester resins. OC sold its interest to the joint venture and Alpha Corporation of Tennessee. OC and Alpha Corporation of Tennessee had created the joint venture in 1994, combining their existing resin businesses to form the largest manufacturer of polyester resins in North America.

In September 1998, OC completed the formation of a joint venture with a U.S. subsidiary of Groupe Porcher Industries. The joint venture manufactured and sold yarns and specialty materials. OC contributed two manufacturing plants and certain proprietary technology to the joint venture, in return for a 49% interest in the joint venture. The remaining 51% interest in the joint venture was sold to the Groupe Porcher subsidiary for approximately $550 million. OC’s 49% interest was extinguished as a result of a bankruptcy case filed by the joint venture.

In late 1999, certain OC entities, including Fibreboard, underwent an internal reorganization. On December 15, 1999, OCD approved the transfer of the assets and liabilities of Cultured Stone Corporation (“Cultured Stone”), a Fibreboard subsidiary, to OCD in exchange for the transfer by OCD of stock of Amerimark to Fibreboard. Effective December 31, 1999, Cultured Stone and Vytec Sales Corporation, also a Fibreboard subsidiary, merged with and into Fibreboard. On that same date, Fibreboard exchanged the Cultured Stone assets and liabilities for the Amerimark stock. Also on the same date, Fabwel, Inc. (“Fabwel”), a Fibreboard subsidiary, and the newly acquired Amerimark were merged with and into Norandex, Inc. (“Norandex”), a Fibreboard subsidiary, which then changed its name to Exterior Systems, Inc. (“Exterior Systems”).

During 2000, OC implemented the first phase of a strategic restructuring program, which continued throughout 2001. On February 2, 2000, OC completed the sale of the assets of Falcon Foam, a producer of expanded polystyrene foam insulation in Michigan and California, to Atlas Roofing Corp. for net proceeds of approximately $50 million. On June 5, 2000, OC completed the sale of its European building materials business to Alcopor Owens Corning Holding AG (“Alcopor Owens Corning”), an unconsolidated joint venture between OC and Alcopor Holding AG, in which OC retained a 40% interest. Proceeds from the sale, net of OC’s $34 million cash infusion into the joint venture, were $177 million.

3.	Acquisitions, Divestitures and Business Realignments During the Pendency of the Chapter 11 Cases

(a)	Business Realignments

Beginning in 2000, and continuing after the filing with the Bankruptcy Court of voluntary petitions for relief under Chapter 11 made by OCD and the Subsidiary Debtors (the “Filing”), OC reviewed its cost structures at that time as a response to the overall slowed economy in both the building materials and composites industries. As a result of that review, various restructuring programs were put into place as OC assessed cost structures of certain businesses and facilities as well as overhead expenditures for the entire company. One result of such assessments was the determination to exit certain businesses and consolidate in others, leading to significant restructuring charges as assets were written down to realizable value or other exit costs were recognized. In addition, a strategic review of OC’s businesses resulted in additional restructuring charges in 2002.

By Order dated December 9, 2002, OC received Bankruptcy Court approval for the restructuring of two of OC’s joint ventures in China, namely OC Shanghai and OC Guangzhou. The restructuring involved the extension of certain debt maturities and the reduction of principal by the China Lenders (as defined below), who were owed approximately $22 million, which debt was originally guaranteed by OCD. The restructuring, pursuant to the terms of the parties’ “China Standstill Agreement”, extended the debt maturities through December 31, 2005, and reduced the principal. The amounts due under this restructuring have been satisfied at an agreed discount. See Section V.F.4(b). In consideration for the maturity extensions and reduction in principal, OC agreed that the China Lenders have an Allowed unsecured guaranty Claim against the Estate in the aggregate amount of $22 million.

(b)	Acquisitions

In June 2002, OC received Bankruptcy Court approval to consummate the restructuring of OC’s Indian joint venture, Owens-Corning (India) Limited (“OCIL”), a producer of composite material. As part of the restructuring, OC, through its wholly-owned subsidiary, IPM Inc. (“IPM”), contributed approximately $3 million of cash into OCIL and agreed to allow a guaranty claim in the amount of approximately $19 million in its Chapter 11 proceedings in respect of OCIL’s junior debt. In addition, OCIL’s senior debt maturities were extended, and its junior debt was converted to approximately $7 million of redeemable convertible debentures. Through these restructuring efforts, OC’s ownership interest in OCIL increased from approximately 50% to approximately 60%. OC began consolidating OCIL on July 1, 2002, when the restructuring was consummated by all of the parties to the restructuring and approved by the Indian Government.

As of the Petition Date, Owens Corning VF Holdings, Inc. (“OCVF”), a wholly-owned subsidiary of IPM, owned 40% of Vitro OCF, SA de C.V. (“VF”), a Mexican holding company for subsidiaries engaged in the manufacturing and selling of fiberglass insulation and reinforcements in Mexico, the United States, Central and South America and the Caribbean. The remaining 60% of VF was owned by Vitro Envases Norteamerica, S.A. de C.V. (“VENA”), a corporation organized under the laws of Mexico.

By Order dated March 22, 2004, the Bankruptcy Court authorized Owens Corning and OCVF to consummate the terms of a Stock Purchase Agreement with VENA and VENA’s corporate parent, Vitro, S.A. de C.V. (“Vitro”). Among other things, the Stock Purchase Agreement provided for OCVF to purchase VENA’s 60% interest in VF for approximately $73 million. With approval of the Bankruptcy Court, OCVF obtained the funds necessary to purchase the stock via a sale of its preferred stock to Owens Corning Canada, Inc. (“OCC”), a wholly-owned, non-debtor, indirect subsidiary of IPM.

In September 2005, the Bankruptcy Court authorized Exterior Systems, Inc. to purchase substantially all of the assets of Wolverine Fabricating, Inc., a California corporation engaged in the business of supplying fabricated parts to customers in the recreational vehicle and cargo trailer industries. The purchase price for this acquisition was approximately $15 million, subject to certain adjustments and various terms and conditions. In connection with the transaction, the parties also executed lease, consulting, transition services and other agreements. This acquisition was designed to enable the Debtors to expand their recreational vehicle exterior business and operations to the West Coast, serve the recreation vehicle fabrication needs of California, Oregon and Washington and enable the Debtors to add new product lines to the Debtors’ recreational vehicle exterior business.

On December 21, 2005, the Debtors filed their motion, Pursuant to 11 U.S.C. §§ 105(a) and 363(b), for Approval of Share Purchase Agreement by and Among Owens Corning, Owens Corning Japan Ltd., Asahi Fiber Glass Co., Ltd. and Asahi Glass Company and Related Agreements and Transactions, seeking approval of certain agreements regarding the acquisition by Owens Corning Japan Ltd. (“OC Japan”), a wholly-owned subsidiary of IPM, of the stock of a newly-formed company that will own certain composite-related assets previously owned by Asahi Fiber Glass Co., Ltd. Such agreements, which are subject to Bankruptcy Court approval, provide for the following: (a) Asahi Fiber Glass Co., Ltd.’s transfer of its reinforcement and compounding businesses to NewCo, a newly-formed, wholly-owned subsidiary of Asahi Fiber Glass Co., Ltd.; (b) OC Japan’s purchase of 100% of the shares of NewCo; (c) NewCo’s lease of certain buildings and land from Asahi Fiber Glass Co., Ltd.; (d) the lease of certain precious metals from Asahi Fiber Glass Co., Ltd.; and (e) the allocation among the parties of certain potential liabilities for specified environmental, health and safety obligation. A hearing on the Motion is scheduled for January 30, 2006.

(c)	Divestitures

During the first quarter of 2001, OC completed the sale of the majority of its interest in Engineered Pipe Systems, Inc. (“EPS”), a producer of glass-reinforced plastic pipe with operations mostly in Europe. EPS and Saudi Arabian Amiantit Co. (“Amiantit”) had entered into a Stock Purchase Agreement, dated February 28, 2001, pursuant to which EPS sold to Amiantit all of the capital stock of its wholly-owned subsidiaries, Flowtite A/S and Flowtite Technology A/S. Also pursuant to the Stock Purchase Agreement, Amiantit purchased from Norske EPS BOT A/S, its interest in Flowtite Botswana Ltd. The purchase price was $2 million. By letter dated May 29, 2001, the Unsecured Creditors’ Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement, or the implementation of the transactions related to these agreements. Net proceeds from the sale were $22 million.

OC completed its divestiture of the pipe business with a sale of certain other operations to Amiantit pursuant to a Stock Purchase Agreement, dated November 21, 2001. The purchase price for the sale of these interests was $2.6 million. By letter dated November 29, 2001, the Unsecured Creditors’ Committee represented to the Debtors that it had no objection to the Stock Purchase Agreement or the implementation of the transactions provided for under the agreement.

During the fourth quarter of 2001, OC sold its remaining 40% interest in Alcopor Owens Corning, an unconsolidated joint venture for net proceeds of $23 million. On

October 29, 2001, OC received approval from the Bankruptcy Court to finalize the transaction, as modified.

During the first quarter of 2003, OC sold the assets of its metal systems and mineral wool businesses to ALSCO Metals Corporation. The purchase price for the sale of these assets was $56 million. The company received Bankruptcy Court approval to sell such assets on May 19, 2003. See Section V.F.18(f).

B.	Financial Structure of the Company at the Petition Date

1.	Capitalization

The following table sets forth the consolidated current liabilities and capitalization of OC as of the dates indicated. The table does not reflect OC’s pre-petition asbestos liability. This information is qualified in its entirety by, and should be read in connection with, the Consolidated Financial Statements of OC (including the notes thereto) that are included in OC’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as the Consolidated Financial statements of OC included in OC’s other reports filed with the SEC, which may be obtained, free of charge, through OC’s website at www.owenscorning.com. OC’s Annual Report on Form 10-K for the year ended December 31, 2004, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

(in millions of dollars)
	As of
	October 4, 2000	December 31, 2004
Current Liabilities
Accounts Payable and Accrued Liabilities	$281	$909
Short-term Debt	50	11
Long-term Debt – current portion	10	31

Long-term Debt	66	38

Other
Other employee benefits liability	322	401
Pension Plan liability	41	731
Other	133	178

Liabilities Subject to Compromise (excluding Asbestos)	3,503	3,297

Company-obligated Securities of Entities Holding Solely Parent Debentures-subject to compromise	195	200

Minority Interest	47	49

Total Liabilities and Minority Interest	$4,648	$5,845

Stockholders’ Equity
Common Stock	6	6
Additional Paid-In Capital	694	692
Deficit	(1,876)	(4,447)
Accumulated other comprehensive loss	(103)	(330)
Other	(9)	(1)

Total Stockholders’ Equity	(1,288)	(4,080)

Total Liabilities and Stockholders’ Equity (excluding Asbestos)	$3,360	$1,765

2.	Pre-petition Indebtedness

As of the Petition Date, OCD, the Subsidiary Debtors and certain Non-Debtor Subsidiaries were parties to a Credit Agreement, dated as of June 26, 1997 (the “Credit Agreement”), with certain banks listed in Annex A thereto and with Credit Suisse First Boston, as agent for the lenders signatory thereto. The Credit Agreement initially provided a revolving credit line of up to $2 billion available in the form of revolving loans. The initial borrowers under the Credit Agreement were: OCD, European Owens-Corning Fiberglas S.A., N.V., Owens-Corning S.A., Owens-Corning Canada Inc., Owens-Corning UK Holdings Ltd. and Sierra Corp. (and Fibreboard as successor to Sierra Corp. after the merger of Sierra Corp. with Fibreboard). The Credit Agreement was amended by Amendment No. 1, dated as of February 20, 1998 (“Amendment No. 1”), pursuant to which Owens-Corning Fiberglas (U.K.) Ltd., Owens Corning Building Products (U.K.) Ltd., Owens Corning Polyfoam UK Ltd. and Owens-Corning Isolation France S.A. were added as borrowers under the credit facility. In addition, Amendment No. 1, among other things, reduced the maximum amount of the commitment under the credit facility to $1.8 billion. The Credit Agreement was again amended by Amendment No. 2, dated as of November 30, 1998, pursuant to which, among other things, certain financial covenants were modified to accommodate the National Settlement Program (“NSP”) (“Amendment No. 2”, and the Credit Agreement as amended by Amendment No. 1 and Amendment No. 2, the “1997 Credit Agreement”). The obligations under the 1997 Credit Agreement were guaranteed by certain Subsidiaries of OCD (collectively, the “Subsidiary Guarantors”). OCD was a guarantor, in addition to a borrower, under the 1997 Credit Agreement.

At the Petition Date, IPM, Vytec Corporation, Owens-Corning Fiberglas Sweden Inc., Falcon Foam Corporation, Integrex, Fibreboard, Exterior Systems, Inc., Owens-Corning Fiberglas Technology Inc., and Soltech, Inc. were Subsidiary Guarantors of the obligations under the 1997 Credit Agreement. As of the Petition Date, the principal amount outstanding under the 1997 Credit Agreement was $1,565,919,519 (including contingent liabilities for undrawn letters of credit in the amount of $250,919,519). In the joint plans filed by the Plan Proponents which pre-dated the current Plan, the plans provided for substantive consolidation of the Debtors who were borrowers or guarantors under the 1997 Credit Agreement. Based on the proposed substantive consolidation, the Bank Holders would have had a single claim against the consolidated Debtors. Under the previously proposed plans, the Bank Holders would likely have not been paid in full and claims for postpetition interest would not have been Allowed.

On August 15, 2005, United States Court of Appeal for the Third Circuit (the “Third Circuit”) reversed the Memorandum and Order Concerning Substantive Consolidation (the “Substantive Consolidation Order”) previously issued by the District Court. In the Substantive Consolidation Order, the District Court had granted the motion of OCD and certain of its subsidiaries for substantive consolidation. Petitions for rehearing were denied by the Third

Circuit on September 28, 2005. The Third Circuit’s reversal of the District Court’s Substantive Consolidation Order has resulted in significant modifications of the Plan and impacts the relative amounts ultimately payable to various creditor classes, including the extent to which post-petition interest and certain other post-petition fees are payable to the Bank Holders. See also Section V.F.11(b)(i).

As a result of the Third Circuit’s reversal of the District Court’s Substantive Consolidation Order and the Debtors’ evaluation of the distributable values of OCD and its subsidiaries considered on a non-substantively consolidated basis, OC recorded, for the period ended September 30, 2005, expenses with respect to the obligations under the 1997 Credit Agreement for the period from October 5, 2000, the Petition Date, through September 30, 2005, in the amount of $531 million relating to post-petition interest and $7 million relating to certain other post-petition fees. These expenses were accrued because the Debtors have determined that, based upon the Third Circuit’s reversal of the Substantive Consolidation Order and the Debtors’ resulting evaluation of the distributable values (considered on a non-substantively consolidated basis) of OCD and certain of its debtor and non-debtor subsidiaries, it is probable that such expenses will be payable by certain of the debtors and/or non-debtor subsidiaries which are either obligors under, or guarantors of, the 1997 Credit Agreement. The recorded amount of $538 million is the Debtors’ best estimate of the potential liability for post-petition interest and certain other post-petition fees under the 1997 Credit Agreement through September 30, 2005, and, with respect to interest, reflects the application of the Base Rate plus 2% (as described below) applied on a non-compounding basis. However, this estimate is based on numerous factual and legal uncertainties, including the interpretation of contractual provisions concerning such interest and other fees, and the Debtors reserve the right to object, if and as appropriate in its judgment, to the ultimate entitlements to such interest and other fees and to the amount of such interest and other fees in the Chapter 11 cases (or other proceedings). Moreover, the actual amount of post-petition interest and fees, if any, that may be payable with respect to the 1997 Credit Agreement is subject to various factors, including the outcome of negotiations among various creditor constituencies and/or the resolution of litigation between various claimants regarding the liability of OCD and its subsidiaries for certain pre-petition liabilities. Absent developments that alter the Debtors’ determination as to the probability that post-petition interest and other fees will be payable or the best estimate of the amount of post-petition interest and other fees that may be payable, and subject to the distributable values it estimates from time to time are available to satisfy such post-petition interest and other fees under the 1997 Credit Agreement on a non-substantively consolidated basis, the Debtors expect to continue to accrue interest on the obligations under the 1997 Credit Agreement in future periods, to the extent required under applicable law, at a rate equal to the Base Rate (as defined in the 1997 Credit Agreement) plus 2%. The Base Rate (as defined in the 1997 Credit Agreement) is a floating rate equal to the higher of (i) the prime commercial lending rate of Credit Suisse First Boston and (ii) the Federal Funds Rate plus 0.50% per annum. Actual amounts of post-petition interest and other fees, if any, that are ultimately determined to be payable under the 1997 Credit Agreement for the period from the petition date through September 30, 2005, or for future periods may be significantly higher or lower than the amounts indicated above. For example, certain holders of debt under the 1997 Credit Agreement have taken the position that the provisions of the 1997 Credit Agreement should be interpreted as providing for post-petition interest amounts that are in the range of double the amounts indicated above, whereas certain other parties have taken the position that there exist legal theories under which no post-petition interest would be payable.

See Section V.F.11(b)(i) of this Disclosure Statement entitled “Substantive Consolidation Proceedings” and Section V.F.10 entitled “Implementation of Process for Resolution of Inter-Creditor Issues” and Section V.G. entitled “Avoidance Actions in the Chapter 11 Cases” of this Disclosure Statement, for further description of the litigation relating to the Subsidiary Guarantees.

OC’s other principal loan indebtedness as of the Petition Date (excluding intercompany indebtedness) included:

Notes	Aggregate Original Principal Amount	Amount Outstanding (principal and accrued interest) as of October 1, 2000
$400 Million Debentures due 2018 (7.5%)	$400,000,000	$405,333,333
		($400,000,000 / $5,333,333)
$550 Million Term Notes (First Series) due 2005 (7.500%)	$300,000,000	$309,625,000
		($300,000,000 / $9,625,000)
$550 Million Term Notes (Second Series) due 2008 (7.700%)	$250,000,000	$258,234,722
		($250,000,000 / $8,234,722)
$250 Million Notes due 2009 (7.000%)	$250,000,000	$250,923,611
		($250,000,000 / $923,611)
$150 million 8.875% Debentures of the $300 Million High Coupon	$150,000,000	$41,269,153
Debentures due 2002		($40,045,000 / $1,224,153)
$150 million 9.375% Debentures of the $300 Million High Coupon	$150,000,000	$7,213,654
Debentures due 2012		($6,988,000 / $225,654)
130 Million DEM Bearer Bonds due 2000 (7.250%)	130,000,000 DEM	$62,776,357
		($60,572,174 / $2,204,183)
Industrial Revenue Bonds		$9,950,000
TOTAL		$1,345,325,830

		($1,317,555,174 / $27,770,656)

Collectively, the debt securities listed above are referred to as the “Pre-petition Bonds”. See Section VII.C.3.b(v) of this Disclosure Statement for a description of the treatment of Bondholders Claims under the Plan.

In May 1995, Owens-Corning Capital L.L.C., a special purpose Delaware limited liability company, issued and sold four million shares of 6.5% Convertible Monthly Income Preferred Securities (the “MIPS”) for aggregate gross proceeds of approximately $200 million. Owens-Corning Capital L.L.C. then lent the proceeds from the MIPS issuance, together with the proceeds from the issuance of common limited liability company interests, to OCD, which loan was evidenced by the issuance by OCD to Owens-Corning Capital L.L.C. of approximately $253 million in aggregate principal amount of OC’s 6.5% Convertible Subordinated Debentures due 2002. As of December 31, 2004, $253,104,600 of these convertible subordinated debentures remained outstanding. Under the Plan, the term “MIPS Claims and Interests” are defined to mean all Claims directly or indirectly against OCD (or Interests to the extent any such Claims may be characterized as Interests) by the holders of the 6.5% Convertible Monthly Income Preferred Securities issued by Owens-Corning Capital L.L.C. or any Person (including any trustee) asserting such Claims derivatively or otherwise on behalf of such holders, including (i) the Claims of Owens-Corning Capital L.L.C. for approximately $253 million original aggregate principal amount arising from OCD’s 6.5% Convertible Subordinated Debentures due 2002, issued pursuant to an indenture dated as of May 10, 1995, between OCD, Owens-Corning

Capital L.L.C. and Harris Trust and Savings Bank, as trustee, (ii) Claims arising under the guarantee agreement, dated as of May 10, 1995, in respect of such Convertible Subordinated Debentures executed by OCD as guarantor, (iii) the Claim of The Bank of New York (“BONY”), as Special Trustee on behalf of the holders of the 6.5% Convertible Monthly Income Preferred Securities, and (iv) any Interests of the foregoing to the extent any rights of such holders may be characterized as OCD Interests. The rights against OCD under the Convertible Subordinated Debentures, to the extent they are Claims, are contractually subordinated to substantially all indebtedness. As a result, the distributions, which would otherwise be made to holders of the MIPS Claims, had the MIPS Claims not been subordinated, are paid or issued to the holders of Allowed Claims in Classes A5 and A6-B (and, under certain circumstances, to holders of Allowed Class A4 Claims) in accordance with the subordination provisions of the agreements or instruments providing for the subordination and the Plan. Any Interests in OCD with respect to the MIPS, including, but not limited to conversion rights to OCD stock, shall be deemed extinguished. No holder shall be entitled to, or shall receive or retain any property or interest in property on account the MIPS Claims or Interests. For a discussion of the treatment of OCD Subordinated Claims, see Section VII.B.3(h) of this Disclosure Statement entitled “ClassA11: Old Subordinated Claims.” For a discussion of the treatment of OCD Interests, see Section VII.B.3(i) of this Disclosure Statement entitled “Class A12: OCD Interests.”

BONY, as successor Trustee under the Indenture dated as of May 10, 1995, for the 6.5% Convertible Subordinated Debentures due 2002 (the “MIPS Indenture”), and certain holders of MIPS Claims and Interests have alleged several defects in prior plans with respect to its asserted claims and the rights of the holders of the MIPS. BONY and such holders have asserted: (a) that, to the extent the Plan’s definition of “MIPS Claims” includes claims of BONY for fees and expenses, the Plan improperly classifies claims that are not subordinated with subordinated claims; (b) that the Plan improperly discriminates between The Bank of New York’s claim for fees and expenses and the claims of Pre-petition Indenture Trustees, by excluding the MIPS Indenture from the Plan’s definition of Pre-Petition Bond Indentures; (c) the Plan fails to limit the recovery of the holders of Senior Indebtedness from the distributions to the Subordinated Claims to 100% of the claim of any holder of Senior Indebtedness; and (d) purports to cancel interests in an entity that is not a Debtor. The Debtors disagree with each of these assertions. The Debtors believe that whether or not the parties holding or asserting rights under the MIPS Indenture hold “claims” or “interests,” such rights are subject to contractual subordination such that they are not entitled to receive any recovery under the Plan. The Debtors similarly believe that there are no circumstances that would support the payment of fees and expenses to BONY. Although the Plan gives BONY, as trustee, different treatment, regarding fees and expenses, than it provides to Pre-petition Indenture Trustees (e.g., by not providing for BONY to retain its liens, if any, on any payments or distribution made to the holders of the MIPS Claims and Interests), the Debtors believe such disparate treatment is justified. The holders of Subordinated Claims and the holders of Interests receive no distributions under the Plan and, as a consequence, BONY will not be disbursing any funds to such holders and there will be no property to which its lien could attach.

In 1991, OCD formed O. C. Funding B.V. (“O.C. Funding”), a closed company with limited liability organized under the laws of The Netherlands, as a wholly-owned subsidiary of OCD for the purposes of obtaining financing for OCD and its subsidiaries. O.C. Funding subsequently issued $150,000,000 aggregate principal amount of its 10% Guaranteed Debentures due 2001 (the “O.C. Funding B.V. Debentures”), which were guaranteed as to payment of principal and interest, on an unsubordinated basis, by OCD. The O.C. Funding B.V. Debentures were issued pursuant to an indenture dated as of May 15, 1991, between O.C. Funding, OCD and The Bank of New York, as trustee. The guarantee by OCD was issued pursuant to that indenture.

Substantially all of the net proceeds of the issuance of the O.C. Funding B.V. Debentures were lent by O.C. Funding to OCD pursuant to a loan agreement dated June 11, 1991. The intercompany loan was evidenced by a promissory note in the principal amount of $148,000,000 (the “Debentures Intercompany Note”). Payment on the intercompany loan was made subject to the terms of an attached schedule containing certain subordination provisions.

As of the Petition Date, $42,395,000 aggregate principal amount of the O.C. Funding B.V. Debentures remained outstanding. Wilmington Trust Company, as successor trustee, filed a proof of claim against OCD in the amount of $43,855,272 on account of the foregoing guaranty plus accrued interest.

KBC Bank Nederland N.V. (“KBC Bank”) loaned $20 million to O.C. Funding under a Credit Agreement dated August 10, 1999, between O.C. Funding and KBC Bank (the “KBC Agreement”). The loan to O.C. Funding was guaranteed on an unsubordinated basis by OCD. O.C. Funding subsequently lent the proceeds of its borrowing under the KBC Agreement to OCD, which intercompany borrowing was represented by a promissory note in the principal amount of $20,000,000.

Westdeutsche Landesbank Girozentrale (“West LB”) loaned $10 million to O.C. Funding under a Credit Facility dated February 24, 2000, between O.C. Funding and West LB (the “West LB Facility”). The loan to O.C. Funding was guaranteed on an unsubordinated basis by OCD. O.C. Funding subsequently lent the proceeds of its borrowing under the KBC Agreement to OCD, which intercompany borrowing was represented by a promissory note in the principal amount of $11,800,000.

As of the Petition Date, $20,379,264 (including accrued interest) was outstanding under the KBC Agreement, and $10,135,236 (including accrued interest) was outstanding under the West LB Facility. KBC Bank filed a proof of claim based on its guaranty from OCD in the amount of $20,379,264 and West LB filed a proof of claim based on its guaranty from OCD in the amount of $10,135,236, exclusive of postpetition interest.

In July 2003, certain holders of the outstanding O.C. Funding B.V. Debentures advised OCD that they were cooperating with the holders of the outstanding debt under the KBC Agreement and West LB Facility concerning the assertion of claims relating to the O.C. Funding B.V. Debentures, the KBC Agreement and the West LB Facility (collectively, the “O.C. Funding Creditors”). The O.C. Funding Creditors made a number of claims relating to the indebtedness under the O.C. Funding B.V. Debentures, including that the subordination provisions governing certain of the intercompany indebtedness were not enforceable. A holder of the O.C. Funding B.V. Debentures, in its capacity as a creditor of O.C. Funding, began court proceedings in The Netherlands seeking, among other relief, to compel O.C. Funding to assert its claim under such intercompany indebtedness on an unsubordinated basis. Although OCD believed that it had meritorious positions with respect to the assertions made by the O.C. Funding Creditors, OCD believed it was in the best interests of its creditors and the maintenance of undisrupted business operations to settle the O.C. Funding Creditors claims by reaching an agreement as to the amount and priority of claims that OCD would support as allowed claims in the bankruptcy proceedings. Accordingly, OCD reached an agreement with the O.C. Funding Creditors pursuant to which there would be (a) Allowed Claims in Class A5 aggregating $43,855,272 in respect of the claims of the holders of the O.C. Funding B.V. Debentures, Allowed Claims in Class A6-B aggregating $20,387,333 under the KBC Agreement and Allowed Claims in Class A6-B aggregating $10,135,236 under the West LB Facility arising under the direct guarantees by OCD of each such obligation, (ii) Allowed Claims in Class A6-A aggregating $50,858,291 in respect of a negotiated portion of the claims of O.C. Funding against OCD under the intercompany notes entered into for financings relating to the loan of proceeds from the O.C. Funding B.V. Debentures, the KBC Agreement and the West LB Facility, and (iii) an Allowed Claim in Class A11 of $23,336,305 in respect of the remaining claims of O.C. Funding against OCD under the intercompany notes entered into for financings relating to the loan of proceeds from the O.C. Funding B.V. Debentures, the KBC Agreement and the West LB Facility. The settlement was approved by the Bankruptcy Court by Order entered June 25, 2004.

OC’s other indebtedness subject to compromise at the Petition Date and as of December 31, 2004, consisted of other long-term debt through 2012 at rates from 6.25% to 13.8% in an aggregate amount of $62 million and $92 million, respectively. For a description of other indebtedness, see OC’s Annual Report on Form 10-K for the year ended December 31, 2004, OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, OC’s Annual Report on Form 10-K for the year ended December 31, 2003, OC’s Annual Report on Form 10-K for the year ended December 31, 2002, OC’s Annual Report on Form 10-K for the year ended December 31, 2001, and OC’s Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC’s website at www.owenscorning.com. OC’s Annual Report on Form 10-K for the year ended December 31, 2004, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

3.	Pre-petition Intercompany Debt

In addition to the foregoing pre-petition indebtedness, the Debtors’ Amended and Restated Schedules reflected intercompany indebtedness as of the Petition Date. For a discussion of prepetition Intercompany Claims, see Section V.F.14(e).

4.	Pre-petition Equity

Prior to the Petition Date, OCD’s common stock, par value $0.10 per share (the “Existing OCD Common Stock”) was listed on the New York Stock Exchange (“NYSE”) under the ticker symbol “OWC.” As of the Petition Date, OCD had 100 million shares of authorized common stock, of which 55,423,132 shares were outstanding. Effective January 30, 2003, OCD’s common stock was removed from listing and registration on the NYSE for failing to meet certain continued listing standards of the NYSE. Effective December 19, 2002, OCD’s common stock has been traded on the Over-The-Counter Bulletin Board under the ticker symbol “OWENQ.”

OCD declared and paid regular dividends of $0.75 per share of Existing OCD Common Stock for each of the first two quarters of 2000. As a result of the Filing, on October 5, 2000, OCD declared but did not pay the regular dividend for the third quarter of 2000. See Section V.G.3.a of this Disclosure Statement entitled “Dividend Action” for a discussion of certain actions that have been filed in the Chapter 11 Cases to avoid certain dividends paid to certain of the Debtors’ shareholders and to recover such dividends for the Debtors’ Estates as a fraudulent conveyance.

As of November 30, 2005, there were 6,547 stockholders of record of the Existing OCD Common Stock.

See Section V.F.21 of this Disclosure Statement entitled “Notice Procedures and Transfer Restrictions on Trading of Equity Securities.”

See Section VII.B.3(i) of this Disclosure Statement for a description of the treatment of the Existing OCD Common Stock under the Plan.

IV. BACKGROUND OF ASBESTOS-RELATED LITIGATION

A.	Pre-Petition Claims Against OCD

Prior to the Petition Date, numerous claims had been asserted against OCD alleging personal injuries arising from inhalation of asbestos fibers. Virtually all of these claims arose out of OCD’s manufacture, distribution, sale or installation of an asbestos-containing calcium silicate, high temperature insulation product, the manufacture and distribution of which was discontinued in 1972. OCD received approximately 18,000 asbestos personal injury claims during 2000, approximately 32,000 such claims during 1999 and approximately 69,000 such claims during 1998.

B.	Pre-Petition Claims Against Fibreboard

Prior to 1972, Fibreboard manufactured asbestos-containing products, including insulation products. Fibreboard has since been named as a defendant in many thousands of personal injury claims for injuries allegedly caused by asbestos exposure. Fibreboard received approximately 22,000 asbestos personal injury claims during 2000.

1.	The Fibreboard Insurance Settlement Trust

In an effort to deal with the financial impact of its existing and future asbestos-related personal liability in the early 1990’s, Fibreboard entered into a settlement agreement with two of its insurers, ultimately resulting in the creation of a trust (the “Fibreboard Insurance Settlement Trust”). See Section IV.C.3(c) of this Disclosure Statement entitled “Insurance Settlement” for a discussion of the Insurance Settlement entered into by Fibreboard with respect to its asbestos-related liability.

During the fourth quarter of 1999, the Fibreboard Insurance Settlement Trust was funded with $1.873 billion in proceeds from the settlement referred to above. The terms of the Fibreboard Insurance Settlement Trust provided for the funds in the trust to be applied solely to the costs of resolving pending and future Fibreboard asbestos-related liabilities, whether incurred as a result of a judgment in litigation or a settlement, or otherwise.

During 2000 prior to the Petition Date, payments made out of the Fibreboard Insurance Settlement Trust for asbestos-related claims against Fibreboard totaled $820 million, including $45 million in defense, claims processing and administrative expenses. As a result of the Filing, no payments for such claims have been made from the Fibreboard Insurance Settlement Trust since the Petition Date.

The assets of the Fibreboard Insurance Settlement Trust are comprised of marketable securities. The Fibreboard Insurance Settlement Trust has received a ruling from the United States Internal Revenue Service (“IRS”) that it is a “qualified settlement fund” for United States federal income tax purposes. At September 30, 2005, the fair value of assets in the Fibreboard Insurance Settlement Trust was $1.301 billion. In addition, there are approximately $127 million in Administrative Deposits held in settlement accounts to pay applicable Fibreboard asbestos claim settlements. See Section IV.C.4 of this Disclosure Statement entitled “NSP Administrative Deposits” for a discussion of these Administrative Deposits.

2.	The Committed Claims Account

Fibreboard also has an interest of approximately $33 million in the balance of the account (the “Committed Claims Account”) established by Fibreboard and Continental Casualty Company (“Continental”) pursuant to the Agreement Between Fibreboard and Continental On Remaining Issues, dated December 13, 1999, which was the subject of a Stipulation and Agreed Order Between Debtors and Continental Casualty Company Regarding Status and Disposition of Funds in Committed Claims Account and Related Matters Under Buckets Agreement, entered by the Bankruptcy Court on June 27, 2001. Under the Plan, the Committed Claims Account is being transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of the holders of Allowed Claims in Class B8, FB Asbestos Personal Injury Claims. See Section VII.C.3.b(ix) of this Disclosure Statement entitled “Impaired Classes of Claims — Class B8: FB Asbestos Personal Injury Claims.”

C.	National Settlement Program

1.	General

Beginning in late 1998, OCD implemented the NSP to resolve personal injury asbestos claims through settlement agreements with individual plaintiffs’ law firms (the “NSP Agreements”).

The NSP was intended to better manage the asbestos liabilities of OCD and to help OCD better predict the timing and amount of indemnity payments for both pending and future asbestos claims. The number of law firms participating in the NSP expanded from approximately 50 when the NSP was established to approximately 120 as of the Petition Date. The NSP Agreements extended through at least 2008 and provided for the resolution of existing asbestos claims, including unfiled claims pending with the participating law firm at the time it entered into an NSP Agreement (“Initial Claims”). The NSP Agreements also established procedures and fixed payments for resolving, without litigation, claims against either OCD or

Fibreboard, or both, arising after a participating firm entered into an NSP Agreement (“Future Claims”).

Settlement amounts for both Initial Claims and Future Claims were negotiated with each firm participating in the NSP, and each firm was to communicate with its respective clients to obtain authority to settle individual claims. Payments to individual claimants were to vary based on a number of factors, including the type and severity of disease, age and occupation. All such payments were subject to delivery of satisfactory evidence of a qualifying medical condition and exposure to OCD’s and/or Fibreboard’s products, delivery of customary releases by each claimant, and other conditions. Certain claimants settling non-malignancy claims with OCD and/or Fibreboard were entitled to an agreed pre-determined amount of additional compensation if they later developed a more severe asbestos-related medical condition.

As to Future Claims, each participating NSP firm agreed (consistent with applicable legal requirements) to recommend to its future clients, based on appropriately exercised professional judgment, to resolve their asbestos personal injury claims against OCD and/or Fibreboard through an administrative processing arrangement, rather than litigation. In the case of Future Claims involving non-malignancy, claimants were required to present medical evidence of functional impairment, as well as the product exposure criteria and other requirements set forth above, to be entitled to compensation.

2.	OCD’s Experience with the NSP

(a)	NSP Claims Against OCD

As of the Petition Date, the NSP covered approximately 239,000 Initial Claims against OCD, approximately 150,000 of which had satisfied all conditions to final settlement, including receipt of executed releases, or other resolution (the “Final NSP Settlements”) at an average cost per claim of approximately $9,300. As of the Petition Date, approximately 89,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 61,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $510 million. Through the Petition Date, OCD had received approximately 6,000 Future Claims under the NSP.

(b)	Non-NSP Claims Against OCD

As of the Petition Date, approximately 29,000 asbestos personal injury claims were pending against OCD outside the NSP. This compares to approximately 25,000 such claims pending on December 31, 1999. The information needed for a critical evaluation of pending claims, including the nature and severity of disease and definitive identifying information concerning claimants, typically becomes available only through the discovery process or as a result of settlement negotiations, which often occur years after particular claims are filed. As a result, OCD has limited information about many of such claims.

OCD resolved (by settlement or otherwise) approximately 10,000 asbestos personal injury claims outside the NSP during 1998, 5,000 such claims during 1999 and 3,000 such claims during 2000 prior to the Petition Date. The average cost of resolution was approximately $35,900 per claim for claims resolved during 1998, $34,600 per claim for claims resolved during 1999, and $44,800 per claim for claims resolved during 2000 prior to the Petition Date. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OCD does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against OCD.

(c)	Asbestos-Related Payments by OCD

As a result of the Filing, OCD has not made any asbestos-related payments since the Petition Date except for approximately $20 million paid on its behalf by third parties pursuant to appeal bonds issued prior to the Petition Date. During 1999 and 2000 (prior to the Petition Date), OCD made asbestos-related payments falling within four major categories: (1) settlements in respect of verdicts incurred or claims resolved prior to the implementation of the NSP; (2) NSP settlements; (3) non-NSP settlements covering cases not resolved by the NSP; and (4) defense, claims processing and administrative expenses, as follows:

	1999 (In millions of dollars)	2000 (through October 4)[1] (In millions of dollars)
Pre-NSP Settlements	$170	$51
NSP Settlements	570	538
Non-NSP Settlements	30	42
Defense, Claims Processing and Administrative Expenses	90	54

Total[2]	$860	$685

Prior to the Petition Date, OCD deposited certain amounts in settlement accounts to facilitate claims processing under the NSP (“Administrative Deposits”). See Section IV.C.4 of this Disclosure Statement entitled “NSP Administrative Deposits.”

3.	Fibreboard’s Experience with the NSP

(a)	NSP Claims Against Fibreboard

As described above, OCD acquired Fibreboard in 1997. Fibreboard executed the NSP Agreements and became a participant in the NSP effective in the fourth quarter of 1999. The NSP Agreements settled asbestos personal injury claims that had been filed against Fibreboard by participating plaintiffs’ law firms and claims that could have been filed against Fibreboard by such firms following the lifting, in the third quarter of 1999, of an injunction which had barred the filing of asbestos personal injury claims against Fibreboard.

As of the Petition Date, the NSP covered approximately 206,000 Initial Claims against Fibreboard, approximately 118,000 of which had satisfied all conditions to final

[1]	Since the Petition date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.

[2]	Amounts shown are before tax and application of insurance recoveries.

settlement, including receipt of executed releases, or other resolution as Final NSP Settlements at an average cost per claim of approximately $7,400. As of the Petition Date, approximately 62,000 of such Final NSP Settlements had been paid in full or otherwise resolved, and approximately 56,000 were unpaid in whole or in part. As of such date, the remaining balance payable under NSP Agreements in connection with these unpaid Final NSP Settlements was approximately $330 million. The NSP Agreements also provided for the resolution of Future Claims under the NSP against Fibreboard through the administrative processing arrangement described above. Through the Petition Date, Fibreboard had received approximately 6,000 Future Claims under the NSP.

(b)	Non-NSP Claims Against Fibreboard

As of the Petition Date, approximately 9,000 asbestos personal injury claims were pending against Fibreboard outside the NSP. This compares to approximately 1,000 such claims pending on December 31, 1999. Fibreboard resolved (by settlement or otherwise) approximately 2,000 asbestos personal injury claims outside the NSP during 2000 prior to the Petition Date at an average cost of resolution of approximately $45,000 per claim. Generally, these claims were settled as they were scheduled for trial, and they typically involved more serious injuries and diseases. Accordingly, OC does not believe that such average costs of resolution are representative of the value of the non-NSP claims then pending against Fibreboard.

(c)	Insurance Settlement

In 1993, Fibreboard entered into certain settlement arrangements in an attempt to address the financial impact of its existing and future asbestos-related personal injury liabilities. One such arrangement was an insurance settlement (the “Insurance Settlement”) between Fibreboard and two of its insurers, Continental and Pacific Indemnity Company (“Pacific”). Under the terms of the Insurance Settlement, Continental and Pacific were, among other things, to provide up to $2 billion minus interim settlements, plus accrued interest, to resolve asbestos personal injury claims pending against Fibreboard as of August 27, 1993 and all future asbestos personal injury claims asserted against Fibreboard after such date, including defense costs. These funds were to be put into the Fibreboard Insurance Settlement Trust. See Section V.F.7of this Disclosure Statement entitled “Insurance” and OC’s Annual Report on Form 10-K for the year ended December 31, 2004 (which is available free of charge from OC’s website, www.owenscorning.com), for a further description of the Insurance Settlement. OC’s Annual Report on Form 10-K for the year ended December 31, 2004, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D.

The Insurance Settlement became effective in 1999 and, during the fourth quarter of 1999, Continental and Pacific funded the Fibreboard Insurance Settlement Trust with $1.873 billion.

(d)	Asbestos-Related Payments by Fibreboard

As a result of the Filing, Fibreboard has not made any asbestos-related payments since the Petition Date. During 2000 (prior to the Petition Date), gross payments for asbestos-related claims against Fibreboard, all of which were paid/reimbursed by the Fibreboard Insurance Settlement Trust, fell within four major categories, as follows:

2000 (through October 4, 2000)[3] (In millions of dollars)
Pre-NSP Settlements	$29
NSP Settlements	705
Non-NSP Settlements	41
Defense, Claims Processing and Administrative Expenses	45

Total	$820

The payments for settlements under the NSP include certain administrative deposits during the reporting period in respect of Fibreboard claims. Of this, approximately $127 million remains in settlement accounts and is or will be the subject of litigation to determine if any of these funds are recoverable by Fibreboard’s estate. See Section IV.C.4 of this Disclosure Statement entitled “NSP Administrative Deposits.”

4.	NSP Administrative Deposits

As referred to above, prior to the Petition Date, OCD and Fibreboard entered into settlement agreements with four law firms including Baron & Budd, P.C. (“B&B”), whereby OCD and Fibreboard would make certain Administrative Deposits to facilitate claims processing under the NSP Agreements. These Administrative Deposits were made to settlement accounts maintained by such law firms for the benefit of their clients under the NSP Agreements. Each of the NSP Agreements contemplated that clients of the four firms, who received written approval from OCD and/or Fibreboard that they qualified for settlement payments pursuant to the terms of the particular NSP Agreement, would receive their settlement distribution from the Administrative Deposits maintained by their law firm. B&B asserts that under some circumstances its clients may be entitled to receive their settlement distribution from the Administrative Deposits even without receipt of written approval from OCD and/or Fibreboard, while the Debtors contend that the written approval of OCD/Fibreboard was a requirement for disbursement under the NSP Agreements. B&B asserts that approval pursuant to the terms of the NSP Agreement with B&B would be deemed to have occurred after the passing of certain time-period without approval or disapproval and that the Debtors waived the right to approve payments by their inaction.

After the Petition Date, the Debtors did not authorize any further distributions from the Administrative Deposits. Nonetheless, at least one law firm, Waters & Kraus LLP, made distributions after the Petition Date in the amount of approximately $11.6 million. As of September 30, 2005, approximately $109 million of Administrative Deposits previously made by OCD, and approximately $127 million of Administrative Deposits previously made by Fibreboard had not been finally distributed to claimants and are reflected in OCD’s consolidated

[3]	Only payments through October 4, 2000, are reflected. Since the Petition Date, all pre-petition asbestos claims and pending litigation against the Debtors, including, without limitation, claims under the NSP, have been automatically stayed.

balance sheet as restricted assets (“Restricted Cash”) and have not been subtracted from OCD’s or Fibreboard’s reserve for asbestos personal injury claims.

The Administrative Deposits held by B&B have been the subject of litigation during the Chapter 11 Cases. Certain of the issues have been determined, but those matters are on appeal. See Section V.F.8 of this Disclosure Statement entitled “Baron & Budd Administrative Deposits.” The Debtors are negotiating with the three other law firms holding Administrative Deposits to resolve disputes relating to the Debtors’ rights to the return of some portion of the Administrative Deposits. If no settlement is reached, the Debtors will pursue the return of an appropriate portion of the Administrative Deposits.

D.	Establishment of Financial Reserves for Asbestos Liability; Estimation of Asbestos Liability

1.	Financial Statement Reserves for Asbestos Liability

For financial reporting purposes, OC has historically estimated a reserve in accordance with generally accepted accounting principles to reflect asbestos-related liabilities that have been asserted or are probable of assertion. Accounting principles require accruals with respect to contingent liabilities (including asbestos liabilities) only to the extent that such liabilities are both probable and reasonably estimable. With respect to such liabilities that are probable as to which a reasonable estimate can be made only in terms of a range (with no point within the range determined to be more probable than any other point in such range), such accounting principles require only the accrual of the amount representing the low point in such range.

As OC has discussed in its public filings, any estimate for financial reporting purposes of its liabilities for pending and expected future asbestos claims is subject to considerable uncertainty because such liabilities are influenced by numerous variables that are inherently difficult to predict. Prior to the Petition Date, such variables included, among others, the cost of resolving pending non-NSP claims; the disease mix and severity of disease of pending NSP claims; the number, severity of disease, and jurisdiction of claims filed in the future (especially the number of mesothelioma claims); how many future claimants were covered by an NSP Agreement; the extent, if any, to which individual claimants exercised a right to opt out of an NSP Agreement and/or engage counsel not participating in the NSP; the extent, if any, to which counsel not bound by an NSP Agreement undertook the representation of asbestos personal injury plaintiffs against OCD and Fibreboard; the extent, if any, to which OC exercised its right to terminate one or more of the NSP Agreements due to excessive opt-outs or for other reasons; and the success in controlling the costs of resolving future non-NSP claims. As discussed further below, such uncertainties significantly increased as a result of the Filing.

OCD’s reserve in respect of asbestos-related liabilities was established through a charge to income in 1991 with additional charges to income of $1.1 billion in 1996, $1.4 billion in 1998, $1.0 billion in 2000 and $1.4 billion in 2002 and as of December 31, 2004, the reserve in respect of OCD asbestos-related liabilities was approximately $3.6 billion. As a result of the Filing, the difficulties of estimating the number and cost of resolution of present and future asbestos-related claims significantly increased. In order to obtain a Section 524(g) injunction that would channel funds for pending and future asbestos-related claims to a trust and protect the

Debtor from asbestos-related litigation post-reorganization, it became necessary for OCD to make provisions for all of its asbestos liability, not just for the time period required for financial reporting, but through the year 2049, the time by which all claims are expected.

In response to the District Court’s Memorandum and Order dated March 31, 2005 estimating OCD’s total amount of contingent and unliquidated claims, including pending claims, future claims through the year 2049, and contract claims, at $7 billion, OCD increased its reserves for asbestos-related liability by $3.435 million for the period ended March 31, 2005, so that its recorded reserve equaled the level of asbestos liability estimated by the District Court. As of December 31, 2004, the aggregate reserve in respect of Fibreboard asbestos-related liabilities was approximately $2.3 billion. Although the District Court’s Memorandum and Order did not specifically address the potential asbestos-related liability of Fibreboard, based upon the analysis that the District Court followed in estimating the asbestos liability for OCD, Fibreboard’s recorded reserve for potential asbestos-related liability was increased by $907 million for the period ended March 31, 2005, bringing it to a total of approximately $3.2 billion. Thus, OC’s aggregate reserve for potential asbestos-related liability was approximately $10.2 billion as of March 31, 2005. For additional information with respect to the establishment and amount of reserves for asbestos-related liability, see Note 19 of the Notes to Consolidated Financial Statements set forth in OC’s Annual Report on Form 10-K for the year ended December 31, 2004, and Note 9 of the Notes to Consolidated Financial Statements set forth in OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, copies of which may be obtained, free of charge, through OC’s website at www.owenscorning.com. Copies of OC’s Annual Report on Form 10-K for the year ended December 31, 2004 and OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, may also be obtained by sending a written request in accordance with the directions set forth in Appendix D.

2.	Estimation of Asbestos Liability for Plan Purposes

The estimation of asbestos-related liability for the purposes of determining the relative allocation of plan consideration is based upon an estimation of the number of Allowed Claims and their value, including all future claims through the year 2049.

In connection with establishing the number and estimated aggregate value of Asbestos Personal Injury Claims, and as a basis for establishing the alternative scenarios for creditor recoveries, the Debtors, the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee and the Future Claimants’ Representative retained experts to assist them in estimating the number and value of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. Such estimates are necessary under Section 524(g) of the Bankruptcy Code, which, as noted, requires an estimate of the number of claims that will be filed against the Debtors in the future. These estimates, particularly in light of the extended length of the forecast period, necessarily result in more uncertainty than generally holds for estimates of other types of contingent liability. In addition, each of the experts made certain assumptions, including the propensity of asbestos claimants to file a claim against the Debtors, the timing and disease severity of those claims, and the appropriate average settlement value of claims, all of which add to the uncertainty and can result in significant variations in the final estimates.

Beginning on January 13, 2005, a six day claims estimation hearing was held before the District Court. The purpose of the hearing was to establish the amount of OCD’s current and future asbestos liability to be allowed as claims in the Chapter 11 Cases. At the hearing, experts offered a range of estimates of OCD’s asbestos liability from a low of $2.08 billion offered by the expert for the Bank Debt Holders to a high of $11.1 billion provided by the expert for the Asbestos Claimants’ Committee. Intermediate estimates were offered by experts retained by OCD and the Futures Claimants’ Representative.

At the hearing, experts for the Asbestos Claimants’ Committee, the Futures Claimants’ Representative, and the Debtors offered estimates of Fibreboard’s current and future asbestos liability. The Asbestos Claimants’ Committee and the Future Claimants’ Representative offered preferred forecasts of $7.5 billion and $6.49 billion respectively. Experts retained by the Debtors offered estimates of Fibreboard’s present and future asbestos-related liability between $2.12 and $3.22 billion. The Bank Debt Holders did not offer an estimate.

On March 31, 2005, the District Court issued a Memorandum and Order estimating the total amount of contingent and unliquidated claims against OCD for personal injury or death caused by exposure to asbestos (including pending claims, future claims and contract claims) at $7 billion. On April 28, 2005, the District Court denied a motion for reconsideration brought by Bank Debt Holders and other parties. These parties appealed the District Court’s ruling to the Third Circuit. Briefing is expected to be completed in February 2006 under the schedule established by the Third Circuit.

Unless the parties reach a negotiated resolution, estimates of OCD’s asbestos liability will be determined by the judicial process.

V. CHAPTER 11 CASES

A.	Events Leading to the Chapter 11 Filings

Since the adoption of its NSP in the fourth quarter of 1998, OC’s strategy had been to use that program to avoid the costly and unpredictable traditional tort system and to quantify the amount of payments to asbestos claimants and control the timing of those payments to match the Company’s ability to make such payments. The NSP achieved these goals in many respects and also facilitated the negotiation of the deferral of payments to NSP participants during 2000 prior to the Filing. As discussed in more detail below, however, OC’s inability to obtain ongoing financing on acceptable terms, the lack of support for additional payment deferrals, the higher than anticipated number of asbestos-related claims (which adversely affected the Company’s estimated liquidity needs through 2004), and the deterioration of OC’s operations during 2000, resulted in the decision by OC to seek protection for the Debtors under Chapter 11 of the Bankruptcy Code.

During the third quarter of 2000, OC met on a number of occasions with CSFB, as the agent for the lenders under the 1997 Credit Agreement, to discuss a refinancing of its $1.8 billion credit facility under the 1997 Credit Agreement, which was scheduled to expire in June 2002. OC requested that the refinancing extend into 2005 and be increased to an amount sufficient to meet its expected liquidity needs, including the repayment on maturity of $300 million of debentures in 2005. Following extended negotiations, OC concluded at the end of the third quarter of 2000 that its lenders would not be willing to agree to a refinancing that would meet OC’s needs. Moreover, OC concluded that the lenders would require, as a part of any refinancing, that OC pledge its assets to secure the loans and agree to limits on payments for asbestos liabilities that would be inconsistent with its anticipated asbestos payment obligations.

During the course of the third quarter of 2000, support for asbestos payment deferrals was adversely impacted by several factors. First, as a result of the downturn in the Company’s operations in the third quarter of 2000 (discussed below), OC approached certain NSP firms to request additional payment deferrals. Based on those discussions, OC determined that it would not be feasible to obtain additional payment deferrals and that the likely terms of the refinancing would be unacceptable to the NSP participants. Second, the executive committee under the NSP and other participants in the NSP declined to agree to any deferral in payments due from Fibreboard. Finally, several NSP firms declined to grant the deferrals previously agreed upon in principle and initiated legal proceedings to enforce the terms of their respective NSP Agreements.

Prior to the Filing, OC noted several trends which indicated that it would likely be required to defer asbestos-related payments in excess of deferrals previously negotiated with law firms participating in the NSP. First, OC began to see evidence that a higher than anticipated number of new asbestos-related claims, particularly higher value claims, was being filed by non-NSP firms, including new firms (where the timing of resolution is uncertain and the amount and timing of payments may be determined by the traditional tort system). Second, OC noted a substantial increase in the rate of claims filed, particularly during September 2000. Approximately 7,800 asbestos-related claims were received by OC (excluding Fibreboard) during the third quarter of 2000, compared to approximately 3,400 and 4,200 claims received during the first and second quarters, respectively. While OC believed that this increase in claims filings represented an acceleration of claims from future periods as a result of the downgrading of OC’s credit rating in mid-2000, rather than an increase in the total number of asbestos-related claims to be expected, this trend would have had the effect of accelerating the related settlement payments and increasing liquidity needs through 2004 and/or the need to negotiate further deferrals of asbestos payments.

OC’s results of operations deteriorated significantly in the third quarter of 2000, with expectations for the quarter declining particularly during the last half of the period. As a result of, among other factors, the fall in demand for building materials, elevated energy and raw materials costs and the inability of OC to fully recapture these costs in price adjustments, OC’s margins and income from operations were significantly reduced. As a result, OC’s ability to service its ongoing asbestos payments and continue to comply with its pre-petition loan covenants was adversely affected. OC concluded at the end of the third quarter of 2000 that, unless it used a substantial portion of its cash to repay a portion of its debt under the 1997 Credit Agreement, OC would be in violation of the leverage ratio covenant under that agreement. Moreover, in view of reduced expectations concerning operating results in the fourth quarter of 2000 and beyond, OC concluded that its long-term liquidity needs (driven in large measure by asbestos payment obligations) could not likely be met by its cash and available credit under the 1997 Credit Agreement (which was limited by leverage ratio and other loan covenants).

As a result of the above factors, OC’s management determined late in the third quarter that it was unlikely that OC would be able to meet its long-term liquidity needs, including agreed and other required asbestos payments and repayment of debt on maturity. While OC held $378 million of Cash and cash equivalents at the end of the third quarter of 2000, and OC’s operations (excluding the effects of asbestos) were traditionally profitable and generated strong positive cash flow, management determined that a Chapter 11 filing in October would be in the best interest of all OC stakeholders.

B.	The Chapter 11 Filings

On October 5, 2000, OCD and the Subsidiary Debtors filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code with the Bankruptcy Court. The cases are being jointly administered as In re Owens Corning, et al., Case No. 00-03837 (JKF) (the “Chapter 11 Cases”). The Subsidiary Debtors that also filed for protection under Chapter 11 of the Bankruptcy Code on the Petition Date are:

CDC Corporation	Integrex Testing Systems LLC

Engineered Yarns America, Inc.	HOMExperts LLC

Falcon Foam Corporation	Jefferson Holdings, Inc.

Integrex	Owens-Corning Fiberglas Technology Inc.

Fibreboard Corporation	Owens Corning HT, Inc.

Exterior Systems, Inc.	Owens-Corning Overseas Holdings, Inc.

Integrex Ventures LLC	Owens Corning Remodeling Systems, LLC

Integrex Professional Services LLC	Soltech, Inc.

Integrex Supply Chain Solutions LLC

The Subsidiary Debtors include only the Subsidiaries listed above and do not include any other United States Subsidiaries of OCD or any of OCD’s foreign Subsidiaries (collectively, the “Non-Debtor Subsidiaries”). A list of the Non-Debtor Subsidiaries may be found in Schedule II to the Plan, attached to this Disclosure Statement as Appendix A.

C.	Continuation of Business; Stay of Litigation

Since the Petition Date, the Debtors have continued to operate their businesses as debtors-in-possession under the Bankruptcy Code. Pursuant to the Bankruptcy Code, the Debtors are required to comply with certain statutory reporting requirements, including the filing of monthly operating reports. As of the date hereof, the Debtors have complied with such requirements, and intend to continue to comply with such requirements. The Debtors are authorized to operate their businesses in the ordinary course of business, with transactions out of the ordinary course of business requiring Bankruptcy Court approval. In accordance with the Bankruptcy Code, the Debtors are not permitted to pay any claims or obligations that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. Similarly, claimants may not enforce any Claims against the Debtors that arose prior to the Petition Date unless specifically authorized by the Bankruptcy Court. As debtors-in-possession, the Debtors have the right, under Section 365 of the Bankruptcy Code, subject to the Bankruptcy Court’s approval, to assume or reject pre-petition executory contracts and unexpired leases in existence at the Petition Date. Parties to contracts or leases that are rejected may assert rejection damages claims as permitted by the Bankruptcy Code. See Section VII.F of this Disclosure Statement entitled “Treatment of Executory Contracts and Unexpired Leases”.

As a consequence of the Filing, all pending litigation against the Debtors was stayed automatically by Section 362 of the Bankruptcy Code and, absent further order of the Bankruptcy Court, no party may take any action to recover on pre-petition claims against the Debtors.

D.	Professionals Retained in the Chapter 11 Cases

1.	The Debtors’ Professionals

The attorneys and advisors that have been retained by the Debtors to assist them in the conduct of their Chapter 11 Cases are set forth below:

Reorganization Counsel to the Debtors:

Saul Ewing LLP

222 Delaware Avenue

Wilmington, DE 19899-1266

Co-Reorganization Counsel to the Debtors:

Sidley Austin LLP

One South Dearborn St.

Chicago, IL 60603

Special Counsel to the Debtors:

Skadden, Arps, Slate, Meagher & Flom LLP

Four Times Square

New York, NY 10036-6522

Special Reorganization Counsel to the Debtors:

Arnold & Caruso, LTD.*

1822 Cherry Street

Toledo, OH 43608

* On August 26, 2002, the Bankruptcy Court entered an order vacating the employment and retention of Arnold & Caruso, Ltd.; however, Arnold & Caruso, Ltd. was retained as an ordinary course professional.

Special Reorganization Counsel to the Debtors:

Shumaker, Loop & Kendrick, LLP

North Courthouse Square

1000 Jackson

Toledo, OH 43624

Special Reorganization Counsel to the Debtors:

Brobeck, Phleger & Harrison, LLP*

Spear Street Tower

One Market

San Francisco, CA 94105

* Brobeck, Phleger & Harrison, LLP has ceased performing services for the Debtors.

Special Counsel to the Debtors:

Debevoise & Plimpton LLP

919 Third Avenue

New York, NY 10022

Special Appellate Counsel to the Debtors:

Richard E. Flamm, Esquire

2840 College Avenue, Suite A

Berkeley, CA 94705

Special Counsel to the Debtors:

Forman Perry Watkins Krutz & Tardy, PLLC

1200 One Jackson Place

188 East Capitol Street

Jackson, MS 39225-2608

Special International Counsel to the Debtors:

Bingham McCutchen LLP

One State Street

Hartford, CT 06103

Special Insurance Counsel to the Debtors:

Covington & Burling

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2401

Special Conflict Counsel for the Debtors:

Adelman Lavine Gold and Levin

1100 North Market Street, 11th Floor

Wilmington, DE 19801-1292

Auditor, Tax Advisor, Accounting Advisor & Financial Advisor to the Debtors:

Arthur Andersen LLP*

33 West Monroe

Chicago, IL 60603

* Arthur Andersen LLP has ceased performing services for the Debtors.

Special Financial Advisor to the Debtors:

Pricewaterhousecoopers LLP

203 North LaSalle Street

Chicago, IL 60601

Information Technology Advisor to the Debtors:

Cap Gemini Ernst & Young US LLC

1200 Skylight Office Tower

1660 West 2nd Street

Cleveland, OH 44113

Financial and Consulting Services to the Debtors:

Crawford Financial Consulting LLC

(d/b/a Crawford & Winiarski)

Suite 1500

535 Griswold

Detroit, MI 48226

Audit, Accounting, Actuarial and Tax Advisory Services to the Debtors:

Ernst & Young LLP

555 California Street

San Francisco, CA 94104

Investment Banker and Financial Advisor to the Debtors:

Lazard Freres & Co. LLC (“Lazard”)

30 Rockefeller Plaza , 61st Floor

New York, NY 10020

Investment Banker to the Debtors:

Goldsmith Agio Helms Securities, Inc.

601 Second Avenue South, 46th Floor

Minneapolis, MN 55402

Asbestos Personal Injury Claims Valuation Consultants to the Debtors:

Thomas E. Vasquez, Ph.D.

ARPC

420 Lexington Ave.

Suite 1840

New York, NY 10170

2.	The Debtors’ Ordinary Course Professionals

Separately, throughout the Chapter 11 Cases, the Debtors have employed certain other professionals to render post-petition services to the Debtors in the ordinary course of their businesses, pursuant to an order of the Bankruptcy Court dated November 30, 2000 (the “OCP Order”). The OCP Order establishes certain standards, guidelines and procedures for the Debtors’ retention and payment of ordinary course professionals during the Chapter 11 Cases. The OCP Order authorizes the Debtors to employ and compensate ordinary course professionals without additional approval from the Bankruptcy Court subject to certain limitations. Among other limitations, the OCP Order requires the Debtors to obtain approval under Sections 330 and 331 of the Bankruptcy Code if payments to the ordinary course professionals exceed an average of $35,000 per month for the professionals (with certain exceptions), and/or if the payments to all ordinary course professionals exceed a total of $3 million in any given month. In accordance with the terms of the OCP Order, every two months throughout the Chapter 11 Cases, the Debtors have submitted (and continue to submit) a statement with the Bankruptcy Court which reports the name of the ordinary course professionals, the amounts paid as compensation for services rendered and reimbursement of expenses incurred by each ordinary course professional during the previous two-month period, and a general description of the services rendered by each ordinary course professional.

3.	The Appointment of Official Committees

On October 23, 2000, the United States Trustee for the District of Delaware appointed two official committees, pursuant to Section 1102(a) of the Bankruptcy Code, one representing general unsecured creditors (as thereafter amended or reconstituted, the “Unsecured Creditors’ Committee”) and the other representing asbestos claimants (as thereafter amended or reconstituted, the “Asbestos Claimants’ Committee” and, together with the Unsecured Creditors’ Committee, the “Committees”).

(a)	Unsecured Creditors’ Committee

The Unsecured Creditors’ Committee represents general unsecured creditors of the Debtors, including the Bank Holders, the Bondholders, trade creditors and holders of Environmental Claims. The current four members of, and professionals retained by, the Unsecured Creditors’ Committee are set forth below:

Members of the Unsecured Creditors’ Committee:

Credit Suisse (f/k/a Credit Suisse First Boston)

Eleven Madison Avenue

New York, NY 10010-3629

JP Morgan Chase Manhattan Bank

380 Madison Avenue

New York, NY 10017-2513

John Hancock Life Insurance Company

200 Clarendon Street

Boston, MA 02117

Wilmington Trust Company, as Indenture Trustee

Corporate Trust Department

1100 North Market Street

Wilmington, DE 19890

Counsel to the Unsecured Creditors’ Committee:

Davis Polk & Wardwell

450 Lexington Avenue

New York, NY 10017

Morris, Nichols, Arsht & Tunnell

1201 North Market Street

P.O. Box 1347

Wilmington, DE 19899-1347

Financial Advisors and Investment Banker to the Unsecured Creditors’ Committee:

Houlihan Lokey Howard & Zukin Capital

685 Third Avenue

15th Floor

New York, NY 10017

Claims Expert and Consultants to the Unsecured Creditors’ Committee:

Navigant Consulting, Inc. (f/k/a Chambers Associates, Inc.)

1801 K Street N.W., Suite 500

Washington, D.C. 20006

Actuarial and Benefits Consultant to the Unsecured Creditors’ Committee:

Towers, Perrin, Forster & Crosby, Inc.

1000 Town Center, Suite 950

Southfield, MI 48075-1225

The Unsecured Creditors’ Committee has established two unofficial sub-committees (the Bank Holders’ sub-committee and the Bondholders’ and trade creditors’ sub-committee), each of which is represented by separate counsel and financial advisors.

The Bank Holders’ unofficial sub-committee is represented by the following attorneys and financial advisors:

Counsel to the Bank Holders’ Sub-Committee:

Kramer Levin, Naftalis & Frankel LLP

1177 Avenue of the Americas

New York, NY 10036

Landis, Rath & Cobb, LLP

919 Market Street, Suite 600

Wilmington, DE 19810

Richards Layton & Finger, P.A.

One Rodney Square

P.O. Box 551

Wilmington, DE 19899

Robbins, Russell, Englert, Orseck & Untereiner LLP

1801 K Street, N.W., Suite 411

Washington, D.C. 20006

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Financial Advisors to the Bank Holders’ Sub-Committee:

FTI Policano & Manzo

622 Third Avenue

New York, NY 10017

On July 16, 2001, the Bankruptcy Court entered an order authorizing and approving the employment of special counsel for the Bondholders’ and trade creditors’ unofficial sub-committee (also referred to herein as the “Designated Members” or the “Committee Representatives of the Interests of Bondholders and Trade Creditors”). The Bondholders’ and

trade creditors’ unofficial sub-committee is represented by the following attorneys and financial advisors:

Counsel to the Bondholders’ and Trade Creditors’ Unofficial Sub-Committee:

Anderson Kill & Olick, P.C.

1251 Avenue of the Americas

New York, NY 10020

Monzack and Monaco, P.A.

(f/k/a Walsh Monzack and Monaco, PA)

400 Commerce Ctr.

1201 Orange Street

P.O. Box 2031

Wilmington, DE 19899

Financial Advisors to the Bondholders’ and Trade Creditors’ Unofficial Sub-Committee:

BDO Seidman, LLP

330 Madison Avenue

New York, NY 10017

(b)	Asbestos Claimants’ Committee

The Asbestos Claimants’ Committee represents persons alleging asbestos-related personal injuries due to exposure to products manufactured by the Debtors. The current thirteen members of, and professionals retained by, the Asbestos Claimants’ Committee are set forth below:

Members of the Asbestos Claimants’ Committee:

David Fitts

c/o Brayton & Purcell

222 Rush Landing Road

P.O. Box 2109

Novato, CA 94948

Delores Ramsey

c/o Baron & Budd

Attn: Fred Baron, Esquire

The Centrum

3102 Oak Lawn Avenue

Suite 1100

Dallas, TX 75219-4281

Charles Barrett

c/o Weitz & Luxenberg

Attn: Perry Weitz, Esquire

180 Maiden Lane

New York, NY 10038

John Edward Keane

c/o Kelley & Ferraro, LLP

1901 Bond Court Building

1300 E. 9th Street

Cleveland, OH 44114

Mary F. Stone

c/o Hartley & O’Brien

Attn: R. Dean Hartley, Esquire

827 Main Street

Wheeling, WV 26003

Glenn L. Arnott

c/o Goldberg, Perskey, Jennings & White, P.C.

Attn: Mark C. Meyer, Esquire

1030 Fifth Avenue

Pittsburgh, PA 15219

Elmer Richardson

c/o Cumbest, Cumbest, Hunter & McCormick P.A.

Attn: David O. McCormick, Esquire

729 Watts Avenue

P.O. Drawer 1176

Pascagoula, MS 39568

Barbara Casey

c/o Cooney & Conway

Attn: John D. Cooney, Esquire

701 6th Avenue

LaGrange, IL 60425

James Nelson Allen

c/o Glasser & Glasser

Attn: Richard S. Glasser, Esquire

Crown Center Building, 6th Floor

580 E. Main Street

Norfolk, VA 23510

Margaret Elizabeth Fitzgerald

c/o Thornton & Naumes, LLP

Attn: Michael P. Thornton, Esquire

100 Summer Street

30th Floor

Boston, MA 02110

Yolanda England

c/o Peter G. Angelos, Esquire

5905 Harford Road

Baltimore, MD 21214

Deborah Jean Johnson

Personal Representative of the Estate of Stephen Johnson

c/o Bergman Senn Pageler & Frockt

Attn: Matthew Bergman, Esquire

P.O. Box 2010

17530 Vashon Highway SW

Vashon, WA 98070

Joyce Salinas

Plaintiff on her own behalf and representative of John Salinas (deceased)

c/o Kazan, McClain, Eaises, Abrams, Fernandez, Lyons & Farrise

Attn: Steven Kazan, Esquire

171 Twelfth Street, 3rd Floor

Oakland, CA 94607

Counsel for the Asbestos Claimants’ Committee:

Caplin & Drysdale, Chartered

375 Park Avenue, 35th Floor

New York, NY 10152-3500

Campbell & Levine, LLC

800 King Street

Wilmington, DE 19801

Financial Advisors and Asbestos Personal Injury Claims Valuation Consultants for the Asbestos Claimants’ Committee:

L. Tersigni Consulting, P.C.

1010 Summer Street, Suite 201

Stamford, CT 06905

Claims Expert for the Asbestos Claimants’ Committee:

Legal Analysis Systems

970 Calle Arroyo

Thousand Oaks, CA 91360

4.	Future Claimants’ Representative

A key element of the Plan is the Asbestos Personal Injury Permanent Channeling Injunction, pursuant to which all current and future personal injury asbestos-related Claims and Demands against the Debtors and other covered Persons will be channeled to the Asbestos Personal Injury Trust established to equitably distribute available assets to holders of all such Allowed Claims and Demands. A channeling injunction is permitted by Section 524(g) of the Bankruptcy Code and may be issued if a number of specific conditions are met, including the appointment of a legal representative for the purpose of protecting the rights of persons that might subsequently assert future Demands against the Debtors. Specifically, Congress and the courts have recognized the need in Chapter 11 cases involving asbestos claims to protect and represent the interests of persons who may have claims and/or Demands against a debtor arising in the future, and have directed bankruptcy courts to appoint a legal representative (the “Future Claimants’ Representative”) for such claimants in cases where a channeling injunction is sought.

Shortly after the commencement of the Chapter 11 Cases, the Debtors began discussions with the Committees, and their respective legal and financial advisors, to consider the appointment of a Future Claimants’ Representative. Following careful consideration of the potential candidates for Future Claimants’ Representative, the Debtors determined that James J. McMonagle was well-qualified to represent the interests of any and all persons described in Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands against one or more of the Debtors, and therefore, should be appointed as the Future Claimants’ Representative for such persons in these Chapter 11 cases.

On September 28, 2001, the Court appointed James J. McMonagle, nunc pro tunc to June 12, 2001, as the Future Claimants’ Representative of any and all persons described in Section 524(g)(4)(B)(i) of the Bankruptcy Code who may assert Demands for asbestos-related personal injury claims against one or more of the Debtors, including without limitation, OCD and Fibreboard.

The name and address of the Future Claimants’ Representative and the professionals retained by him are set forth below:

Future Claimants’ Representative:

James J. McMonagle, Esquire

Vorys Sater Seymour & Pease LLP

2100 One Cleveland Center

1375 E. Ninth Street

Cleveland, OH 44114

Counsel to the Future Claimants’ Representative:

Kaye Scholer LLP

425 Park Avenue

New York, NY 10022

Young Conaway Stargatt & Taylor, LLP

The Brandywine Building

1000 West Street, 17th Floor

P.O. Box 391

Wilmington, DE 19899-0391

Financial Advisor to the Future Claimants’ Representative:

Peter J. Solomon Company

520 Madison Avenue, 29th Floor

New York, NY 1022

Asbestos Personal Injury Claims Valuation Consultants for the Future Claimants’ Representative:

Hamilton, Rabinovitz & Alschuler, Inc.

Francine Rabinovitz, Executive Vice President

6033 West Century Blvd., Suite 890

Los Angeles, CA 90045

5.	Other Professionals and Advisors

(a)	The Claims, Noticing and Balloting Agent

On October 6, 2000, the Bankruptcy Court appointed Robert L. Berger & Associates, Inc., n/k/a Omni Management Group, LLC, 16161 Ventura Blvd., PMB 517, Encino, CA 91436, as the claims, noticing and balloting agent (“Claims Agent” or “Voting Agent”, as the context requires) in the Chapter 11 Cases, pursuant to 28 U.S.C. § 156(c).

(b)	Special Voting Agent

By Order dated April 22, 2003, the Bankruptcy Court authorized the Debtors to retain and employ Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, as special noticing, balloting and tabulation agent to address notice issues related to securities. Upon the application of the Debtors, on December 20, 2004, the Bankruptcy Court vacated its prior Order authorizing the retention and employment of Innisfree M&A Incorporated and authorized the Debtors to retain, employ, compensate and reimburse Financial Balloting Group LLC, 757 Third Avenue, 3rd Floor, New York, NY 10017, as special noticing, balloting and tabulation agent.

(c)	Fee Auditor

On June 20, 2002, the Bankruptcy Court appointed Warren H. Smith & Associates, P.C., Republic Center, 325 N. St. Paul, Suite 4080, Dallas, Texas 75201, as the Fee Auditor, to act as a special consultant to the Bankruptcy Court for professional fee and expense review and analysis, nunc pro tunc to April 29, 2002.

E.	“First Day” and Other Orders

On or about October 6, 2000, the Debtors filed a series of motions seeking relief by virtue of so-called “first day” orders. First day orders are intended to facilitate the transition between a debtor’s pre-petition and post-petition business operations by approving certain regular business practices that may not be specifically authorized under the Bankruptcy Code or as to which the Bankruptcy Code requires prior approval by the Bankruptcy Court. These orders were designed to allow the Debtors to continue business operations with minimum disruptions and to ease the strain on the Debtors’ relationships with their employees and other parties. The first day orders obtained in these cases are typical for large Chapter 11 cases. Set forth below is a brief summary of the significant first day orders and other orders relating to motions filed by the Debtors at or near the commencement of the Chapter 11 Cases. The descriptions of the relief sought or obtained in the Chapter 11 Cases set forth below and throughout this Disclosure Statement are summaries only and reference should be made to the actual pleadings and orders for their complete content.

The first day orders and other orders, entered at or near the commencement of the Chapter 11 Cases, provide for, among other things:

•	the payment of employees’ accrued pre-petition wages, salaries, commissions and reimbursable business expenses; the continuation of employee benefit plans and programs post-petition; and the direction for all banks to honor pre-petition checks for payment of employee obligations;

•	the payment of certain pre-petition import obligations (including customs duties, freight, trucking charges and brokerage fees), shipping charges and related possessory liens;

•	the payment of certain miscellaneous contractors in satisfaction of perfected or potential mechanics’, materialmen’s or similar liens;

•	a prohibition on the Debtors’ utility services providers from discontinuing services on account of outstanding pre-petition invoices and establishing procedures for utility providers to seek adequate assurance of the Debtors’ future performance;

•	the payment of certain pre-petition tax claims;

•	the honoring of certain pre-petition obligations to customers under various warranty and other customer programs, and the continuation of warranty and customer programs post-petition;

•	the payment of certain critical pre-petition trade vendors’ claims;

•	the joint administration of each of the Debtors’ bankruptcy cases;

•	confirming administrative expense treatment for obligations arising from post-petition delivery of goods, administrative expense treatment for certain holders of valid reclamation claims and a prohibition against third parties reclaiming goods or interfering with delivery of goods to the Debtors; and

•	the extension of time for filing the Debtors’ Schedules and Statement of Financial Affairs (the “SOFAS”).

F.	Significant Events During the Chapter 11 Cases

In addition to the first day relief sought and received in the Chapter 11 Cases, the Debtors have sought and received authority with respect to various matters designed to assist in the administration of the Chapter 11 Cases, to maximize the value of the Debtors’ Estates and to provide the foundation for the Debtors’ emergence from Chapter 11. Set forth below is a brief summary of the principal motions the Debtors have filed, and to which they have been granted relief by the Bankruptcy Court, during the pendency of the Chapter 11 Cases.

1.	Employee Related Matters

In connection with the filing of the Chapter 11 Cases, the Debtors obtained authorization from the Bankruptcy Court to (a) pay employees pre-petition wages, salaries and other compensation, (b) continue certain employee benefit programs, including maintenance of self-insured workers’ compensation programs, (c) adopt a Retention Program and a supplemental Severance Program (as defined in the Retention and Severance Motion described below), and (d) modify certain employee retirement benefits programs to provide limited enhancement to those programs and to bring them into compliance with certain provisions of the Tax Reform Act of 1986.

On December 22, 2000, the Debtors filed a Motion For Order Under 11 U.S.C. §§ 105, 363 and 365 Authorizing Continuation or Implementation of Employee Retention, Emergence, Severance, Incentive, 401(k) Contribution and Global Awards Programs (the “Retention and Severance Motion”), which sought approval of various new or existing programs designed to prevent excessive turnover of key employees during the Chapter 11 Cases. On January 17, 2001, the Bankruptcy Court entered an Order approving in part the Retention and Severance Motion. Thereafter, on February 16, 2001, the Debtors filed a Supplement to the Retention and Severance Motion by which the Debtors sought an order approving and authorizing the continuation, modification and implementation of certain employee compensation programs. On March 26, 2001, following certain modifications, the Bankruptcy Court approved the remaining portion of the Retention and Severance Motion.

Pursuant to the January 17, 2001 and March 26, 2001 Orders approving the Retention and Severance Motion, the Debtors were authorized to continue or to implement the following programs: (a) an employee retention program under which the Debtors were authorized to pay retention bonuses at specified intervals to approximately 236 key employees; (b) a supplemental employee retention and emergence program, under which certain key employees were entitled to receive additional bonuses in the event that the Debtors emerged from bankruptcy by 2004; (c) continuation of the Debtors’ existing employee severance programs consisting of a “Salaried Employee Separation Allowance Plan,” which extends to all salaried employees in the United States except senior management, as well as individually negotiated severance agreements; (d) certain of the Debtors’ existing incentive-based compensation programs, consisting of (i) the “Corporate Incentive Plan,” which provides for discretionary performance-based incentive payments to approximately 1,250 of the Debtors’ employees, and (ii) the “Officer Stretch Incentive Plan,” an incentive program for approximately 59 of the Debtors’ senior managers and key employees; (e) certain of the Debtors’ existing 401(k)-related employee programs, consisting of (i) a 401(k) plan, a non-incentive based program pursuant to which the Debtors make matching contributions for the benefit of a broad cross-section of the Debtors’ employees and (ii) the “Profit Sharing Contribution Plan,” an incentive-based program pursuant to which the Debtors make additional cash contributions for the benefit of a broad cross-section of the Debtors’ employees in an amount based on objective Company performance measures; and (f) the Debtors’ “Global Awards Program,” originally a stock-based employee incentive program, which, as modified, provides for additional cash awards to employees based on objective company performance measures.

On March 5, 2002, the Debtors filed a Motion to Authorize the Continuance of Employee Compensation Programs. On September 10, 2002, the Court entered an Order Authorizing Continuation, Modification and Implementation of Employee Compensation Programs. In addition, the Court authorized the Debtors to continue the employee compensation programs in the ordinary course of the Debtors’ business without additional court approval, subject to a specific procedure identified in the motion. Specifically, court authority is unnecessary to continue the compensation programs; provided, however, that the Debtors advise the Committees and the Future Claimants’ Representative of the Company’s annual Business Plan and annual funding criteria for the employee compensation programs, including the data necessary to assess the reasonableness of the Debtors’ business judgment as soon as possible after January 1 in any given year, but under no circumstances later than February 28. In the event that the Committees and/or the Future Claimants’ Representative do not consent to the Debtors’ proposed employee compensation programs, they are required, within 30 days after receipt of the annual program review, to provide written notice to the Debtors’ counsel of their specific objections to the proposed employee compensation programs. If the parties are unable to resolve the objections, the Debtors are required to file the appropriate pleading with the Bankruptcy Court.

On April 28, 2003, the Court approved a Stipulation and Order Regarding Employee Compensation Programs, by and between the Debtors, Committees, and Future Claimants’ Representative, which authorized the continuation of the Employee Compensation Programs (as defined in the Stipulation), eliminated the Corporate Stretch Incentive Plan, and approved the implementation of the Long Term Incentive Plan by the Debtors. The Court’s

approval of the Stipulation was intended to constitute “shareholder approval” for the purposes of all applicable law, including, without limitation, Section 162(m) of the IRC.

Given the already expired and expiring programs for Tier 1, 2, 3 and 4 Participants under the supplemental employee retention program, and in light of the Debtors’ continued need to retain its key employees, on February 11, 2004, the Debtors filed a motion for entry of an order authorizing the Debtors to implement a new retention program (the “New Retention Program”) for its key managers and employees. The Unsecured Creditors’ Committee objected to the motion, but certain changes were made to the New Retention Program which resolved the objection, in part, and on July 22, 2004, the Court signed an order approving the New Retention Program for Tier 2, 3 and 4 Participants. In order to obtain prompt approval of the New Retention Program for the approximately 270 participants other than the Debtors’ top five most senior managers, the Debtors agreed to defer their request for approval of the program as related to the Tier 1 Participants.

On July 8, 2004, the Debtors filed a motion for authorization to implement the balance of their New Retention Program. Credit Suisse First Boston, as Agent, objected to the Motion. Following discovery, a hearing was held on the motion and, on October 12, 2004, the Court signed an order authorizing the Debtors to implement the New Retention Program for Tier 1 Participants for calendar years 2004 and 2005 as modified by the Court. On October 22, 2004, Credit Suisse First Boston, as Agent, appealed the Bankruptcy Court’s Order to the District Court. To date, no further action has taken place on the appeal.

On September 14, 2005, the Debtors filed a motion for entry of an order authorizing Owens Corning to amend its Key Management Severance Agreements with its President and Chief Executive Officer, David T. Brown, and its Chairman of the Board of Directors and Chief Financial Officer, Michael H. Thaman (the “Severance Motion”). The Debtors seek approval of the amendments to the Key Management Severance Agreements as a valid exercise of the Debtors’ business judgment, consistent with good corporate governance and succession planning.

The Severance Motion is scheduled for hearing on February 7, 2006. The deadline to file objections to the Severance Motion was October 7, 2005, and no objections were filed. By agreement, the objection deadline was extended to January 6, 2006 at 4:00 p.m. for Credit Suisse, as Agent, only.

On December 29, 2005, the Debtors filed a motion for authority pursuant to Sections 105(a) and 363 of the Bankruptcy Code to implement the 2006 Retention Program (as defined in the motion) in an effort to minimize the turnover of the Debtors’ Key Employees by (as defined in the motion) providing incentives for these employees to remain in the Debtors’ employ and to work towards a successful resolution of the Chapter 11 Cases. Subject to Court approval of the Severance Motion, Messrs. Brown and Thaman will not participate in the 2006 Retention Program. In the event the Severance Motion is not granted, the Debtors reserve the right to seek authority to expand the 2006 Retention Program to include Messrs. Brown and Thaman. The hearing on this motion is scheduled for January 7, 2006.

2.	Vendor and Customer Issues

Immediately following the commencement of the Chapter 11 Cases, the Debtors received numerous inquiries from their vendors, customers, and other parties providing services to the Debtors concerning the Debtors’ ability to satisfy debts incurred prior to the Petition Date and their continuing commitments. The Debtors believe that the maintenance of relationships with their vendors, customers and other business partners has been, and will continue to be, a critical factor in the continued viability of the Debtors’ ongoing business operations and the ultimate success of their rehabilitation effort.

(a)	Relief at Commencement of Chapter 11 Cases

In order to enable the Debtors to minimize the adverse effects of the Chapter 11 Cases, and in their efforts to maintain relationships and goodwill with certain of their vendors and customers, the Debtors obtained orders from the Bankruptcy Court that authorized them to:

(i) honor certain pre-petition obligations to customers under the Debtors’ warranty and other customer programs (including product warranties, cash discounts, rebates, category management, preferred contractor incentive programs, and customer dispute resolution), and to continue and maintain such programs on a post-petition basis;

(ii) pay pre-petition claims of contractors (including mechanics, tradespersons and other contractors) in satisfaction of perfected or potential mechanics’, materialmen’s or similar liens or interests;

(iii) grant administrative expense status to vendors and suppliers for undisputed obligations arising from pre-petition purchase orders outstanding as of the Petition Date for products and goods received by the Debtors on or subsequent to the Petition Date;

(iv) pay vendors and suppliers for post-petition delivery of goods in the ordinary course of business;

(v) pay critical pre-petition trade claims (discussed below); and

(vi) grant administrative expense treatment for certain holders of valid reclamation claims; and prohibit third parties from reclaiming goods or interfering with the delivery of goods to the Debtors (discussed below).

(b)	Critical Trade Vendors

Recognizing the importance of certain vendors to the Debtors’ businesses, the Debtors included among their first day motions several motions for authorization to pay critical pre-petition trade vendors, which were granted by orders of the Bankruptcy Court dated October 6, 2000 (the “Critical Vendor Orders”). The Critical Vendor Orders authorized, but did not require, the Debtors to pay the pre-petition claims of certain critical suppliers of raw and processed materials, goods and services with whom the Debtors continued to do business and whose materials, goods and services were essential to the Debtors’ business operations. In connection with the Critical Vendor Orders, the Debtors were authorized to pay critical vendors up to an aggregate amount of approximately $123 million. Such amount was comprised of certain elements: (a) $3.0 million for critical trade payments on account of customs duties, ocean freight, air freight and the like; (b) $25 million on account of amounts owed to commercial common carriers; (c) $48 million on account of amounts owed to critical materials vendors; (d) $19 million, on account of amounts owed to critical project vendors; (e) $23 million, on account of amounts owed to critical affiliated vendors; and (f) $5.0 million, on account of amounts owed to mechanics lien creditors. In return for receiving payment of these claims, the critical vendors were required to extend normalized trade credit terms to the Debtors for the duration of the Chapter 11 Cases. By order dated November 21, 2000, the Bankruptcy Court supplemented one of the Critical Vendor Orders and granted the Debtors authority to pay the pre-petition claims of foreign taxing authorities, foreign landlords and other foreign creditors, as necessary to facilitate the continued operation of the Debtors’ foreign divisions.

The Debtors identified approximately 860 of its vendors and suppliers as “critical” vendors, many of which were freight carriers. The Debtors reached settlements with the critical vendors whereby, in general, the Debtors paid the vendors less than the total pre-petition amounts owed in satisfaction of claims those vendors may have held against the Debtors for pre-petition goods or services, and those vendors agreed to maintain or return to normal credit terms.

(c)	Reclamation Claims

At the commencement of the Chapter 11 Cases, the Debtors anticipated that many of their vendors and suppliers would attempt to assert their right to reclaim goods delivered to the Debtors shortly before or soon after the Petition Date pursuant to Section 546(c) of the Bankruptcy Code and Section 2-702 of the Uniform Commercial Code. As part of their “first day” motions, the Debtors sought certain initial relief in connection with the treatment of reclamation claims, which relief was granted by order dated October 6, 2000 (the “Initial Reclamation Procedures Order”). The Initial Reclamation Procedures Order established preliminary reclamation procedures in order to facilitate the continued operation of the Debtors’ businesses, to prevent distraction of the Debtors’ management and professionals and to allow the Debtors the opportunity to conduct a thorough review and evaluation of the reclamation claims. Among other things, the Initial Reclamation Procedures Order provided that vendors would be entitled to administrative expense claims if and to the extent that the vendor made a valid, written reclamation demand for the goods at issue, and to the extent that such vendor proved the validity of its demand. The Initial Reclamation Procedures Order also prohibited vendors and other third-parties from reclaiming or interfering with the post-petition delivery of goods to the Debtors.

As anticipated, the Debtors received a large number of reclamation claims – approximately 220 claims, with an aggregate approximate amount of $34 million, exclusive of claims which did not specify an amount. The Debtors devoted substantial time and effort in reviewing and analyzing the claims, in order to determine which claims were valid reclamation claims.

Between February and September, 2002, the Debtors filed five separate motions (each of which addressed certain of the 220 reclamation claims), requesting orders approving their proposed allowance and/or disallowance of the reclamation claims, and approving their proposed treatment of the allowed reclamation claims (together, the “Reclamation Motions”). More specifically, in the Reclamation Motions, the Debtors requested orders: (i) granting administrative expense priority status for reclamation claims to the extent, and in the amounts, the Debtors determined such claims to be allowable pursuant to the applicable provisions of the Bankruptcy Code; (ii) denying administrative expense priority status for all other reclamation claims; and (iii) authorizing the Debtors to pay the Allowed amount of each valid reclamation claim. The Bankruptcy Court granted the Reclamation Motions and, upon Court approval of the Debtors’ proposed treatment of the individual reclamation claims, the Debtors were authorized to pay the Allowed claims.

Approximately sixteen reclamation claimants filed objections and/or responses to the Reclamation Motions, and many other reclamation claimants contacted the Debtors concerning the Debtors’ proposed treatment of their claims as described in the Reclamation Motions. Through discussions, negotiations and/or the exchange of documents and information between parties, the Debtors reached a consensual resolution with the majority of these claimants, either by entering a settlement stipulation or by the Bankruptcy Court’s entry of a modified order.

As of the date of this Disclosure Statement, all but one reclamation claim have been resolved.

(d)	Setoffs

Section 553 of the Bankruptcy Code recognizes the right of setoff of mutual, pre-petition obligations if certain criteria are met. However, Section 362(a)(7) of the Bankruptcy Code operates as a stay of the setoff of any debt owing to the debtor that arose pre-petition against any pre-petition claim against the debtor. Bankruptcy Rule 4001 allows parties to consensually modify the automatic stay provisions to allow for setoff in appropriate circumstances.

Throughout the Chapter 11 Cases, the Debtors have entered a number of stipulations (the “Setoff Stipulations”) with various vendors and suppliers authorizing a modification of the automatic stay to effectuate the setoff of pre-petition mutual debts. The Debtors determined that entering the Setoff Stipulations would be in the best interest of the Debtors’ estates and their creditors because, in general, among other reasons, the setoffs allowed the Debtors to reconcile their books and records without further dispute, maintain amicable relationships with their customers and vendors, and continue the free flow of goods and services from their customers and vendors.

3.	Debtor-in-Possession Financing and the DIP Facility

In connection with the Filing, and in order to fund their on-going business operations during the pendency of the Chapter 11 Cases, the Debtors, excluding Jefferson Holdings, Inc., obtained a debtor-in-possession credit facility (the “DIP Facility”) from a group of lenders (the “DIP Lenders”) led by Bank of America, N.A., as administrative agent (the “DIP

Agent”). On November 17, 2000, the Bankruptcy Court approved the Final Order Authorizing Post-Petition Financing on a Superpriority Administrative Claim Basis Pursuant to 11 U.S.C. § 364(c)(1) and Granting Relief from the Automatic Stay Pursuant to 11 U.S.C. § 362 (the “DIP Order”). The DIP Order authorized, among other things, (a) the Debtors to borrow from the DIP Lenders, on specified terms and conditions, post-petition financing of up to $500 million, including revolving loans and letters of credit, pursuant to an agreement among the Debtors and Lenders; (b) the execution by the Debtors of notes and other documents requested by the DIP Lenders evidencing the post-petition financing; and (c) the granting of certain protections to the DIP Agent and the DIP Lenders including without limitation a superpriority administrative claim over any and all administrative expenses of the kinds specified in Sections 503(b), 105, 326, 328, 330, 331, 506(c), 507(a), 546(c), 726 or 1112 of the Bankruptcy Code.

The DIP Facility also provided for unsecured post-petition financing from the DIP Lenders for general working capital and other general corporate purposes in an aggregate principal amount not to exceed $500 million. The amount available under the DIP Facility depends on a borrowing base of qualifying receivables and inventory of the Debtors. Borrowings under the DIP Facility bear interest at a floating rate equal to LIBOR plus a margin varying from 0.75% to 2.00%, based upon the average daily outstanding balance. In addition, a commitment fee is payable on unused portions of the aggregate commitment amount under the DIP Facility of 0.375% per annum and a letter of credit fee is payable based on the average daily maximum aggregate amount available to be drawn under all outstanding letters of credit and certain other expenses incurred by the DIP Lenders issuing the letters of credit. The DIP Facility contains covenants, representations and warranties, events of default, and other terms and conditions typical of credit facilities of a similar nature.

The DIP Facility was to expire on November 15, 2002, in accordance with its terms. On October 28, 2002, the DIP Lenders and the Debtors entered into an amendment to the DIP Facility, approved by the Bankruptcy Court, pursuant to which, among other things, the maximum available credit amount under the DIP Facility was reduced at the Debtors’ request to $250 million and its term was extended through November 15, 2004.

The DIP Facility, as amended in 2002, was due to expire on November 15, 2004, in accordance with its terms. By Order entered October 28, 2004, the Court approved an amendment to the DIP Facility by which the term of the DIP Facility was extended through November 15, 2006. Such amendment also replaced certain of the DIP Lenders with other lenders, and made certain other specified revisions to the DIP Facility. By Order entered July 13, 2005, the Court approved various technical amendments to its prior Order regarding the DIP Facility, dated October 28, 2004.

The Debtors have never utilized the facility except for standby letter of credit and similar uses. As of November 30, 2005, approximately $150 million of availability under this facility was utilized for standby letters of credit and similar uses. As of the Effective Date, the Debtors expect to have no outstanding borrowings, but approximately $175 million in outstanding standby letters of credit and similar uses.

Obligations under the DIP Facility have “superpriority” claim status under Section 364(c)(1) of the Bankruptcy Code, meaning that such obligations have priority as to repayment over all administrative expenses, with certain limited exceptions. The claims of the DIP Lenders are subject to the fees and expenses of the Office of the United States Trustee (under Section 1930 of Title 28 of the United States Code) and the Clerk of the Bankruptcy Court, and are also subject to the payment of professional fees and disbursements (capped at $10 million upon the occurrence of an event of default under the DIP Facility) incurred by the borrowers under the DIP Facility and statutory committees approved under the Chapter 11 Cases.

4.	Standstill Agreement with the Bank Holders

(a)	The Standstill Agreement

Prior to the Petition Date, OCD, as borrower and guarantor, certain other borrowers and guarantors and Credit Suisse First Boston, as agent and lender (the “Pre-petition Agent”) and approximately forty-six banks (including their assignees and participants, the “Bank Holders”) entered into the 1997 Credit Agreement. On or about the Petition Date, certain of the Bank Holders imposed an administrative freeze on funds of certain Debtors and Non-Debtor Subsidiaries, including foreign Subsidiaries and Affiliates in the approximate amount of $46 million.

On the Petition Date, the Debtors filed a Verified Complaint for Declaratory and Injunctive Relief (the “Complaint”) against the Bank Holders, commencing the adversary proceeding entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., Adv. Pro. No. A-00-1575 (the “Standstill Adversary Proceeding”). By the Complaint, the Debtors sought to enjoin the Bank Holders from (i) exercising their purported rights of setoff under Section 13.06 of the 1997 Credit Agreement against money in bank accounts of the Debtors and Non-Debtor Subsidiaries held by the Bank Holders; (ii) declaring any Non-Debtor Subsidiaries in default under any separate banking agreements as a result of the Filings; (iii) accelerating the payments under any separate banking agreements as a result of the Filings; (iv) freezing, impairing or otherwise moving against the funds of Non-Debtor Subsidiaries that are held by the Bank Holders as a result of the Filings; and (v) declaring the rights and obligations of the parties under Section 13.06 of the 1997 Credit Agreement.

Concurrent with the filing of the Complaint, the Debtors filed a Motion for Temporary Restraining Order and Preliminary Injunction under Sections 105(a) and 362(a) of the Bankruptcy Code (the “TRO Motion”). By the TRO Motion, the Debtors requested an order that enjoined (i) the Bank Holders from calling, canceling, or revoking credit facilities of the Non-Debtor Subsidiaries solely as a result of the Debtors’ seeking relief under Chapter 11 of the Bankruptcy Code; and (ii) the Bank Holders and their affiliates from setting off against funds deposited by the Non-Debtor Subsidiaries in bank accounts at the Bank Holders or their affiliates.

The purpose of the Standstill Adversary Proceeding and the TRO Motion was to protect the assets of the Non-Debtor Subsidiaries by preventing their assets from being used to satisfy all or a portion of the obligations under the 1997 Credit Agreement that had been guaranteed by certain Non-Debtor Subsidiaries.

On October 10, 2000, with the consent of the Bank Holders, the Bankruptcy Court entered a temporary restraining order (“TRO”) enjoining and restraining the

Bank Holders from exercising any enforcement right or remedy under the 1997 Credit Agreement against any Non-Debtor Subsidiaries, including any setoff rights, under any other agreement, or under applicable law. Notwithstanding the injunction, the TRO permitted the Bank Holders to impose an administrative freeze on any funds in accounts of the designated Non-Debtor Subsidiaries as of the Petition Date and to refuse to make additional loans or advances to the Non-Debtor Subsidiaries.

Following negotiations between counsel for the Debtors and the Bank Holders (except for the China Lenders as discussed below), and in order to preserve the status quo for the benefit of the Debtors’ bankruptcy estates and their creditors, the Debtors and the Bank Holders entered into various modifications and extensions of the TRO, which were approved by the Court.

The Debtors and the Bank Holders continued to engage in discussions for the purpose of entering into an agreement pursuant to which the Bank Holders would stand still from exercising certain enforcement rights and remedies against the Non-Debtor Subsidiaries, waive certain rights and remedies under the 1997 Credit Agreement and certain credit facilities with the Non-Debtor Subsidiaries (the “Bilateral Facilities”), amend the 1997 Credit Agreement to release, discharge and waive all claims against certain Non-Debtor Subsidiaries, and resolve disputes regarding setoff rights. On May 30, 2001, after successful negotiations between the Debtors and the Bank Holders, the Debtors filed the Motion for Order Under 11 U.S.C. §§ 105(a), 362(a), and Fed. R. Bankr. P. 6004, 7065 and 9019 (I) Authorizing the Debtors to Enter Into, and to Take All Necessary or Appropriate Action to Effectuate the Terms of, a Standstill and Waiver Agreement with Certain Defendants, (II) Terminating the Temporary Restraining Order Entered with Respect to Certain Defendants, (III) Dismissing this Adversary Proceeding with Respect to Certain Defendants, (IV) Authorizing the Debtors to Compromise and Settle Setoff Rights Asserted by the Defendants and Terminating the Stay of 11 U.S.C. § 362(a) with Respect to Certain Setoff Rights, and (V) Releasing, Discharging, and Waiving Certain Claims of Defendants (the “Standstill Motion”).

The Standstill Motion was approved by Court Order dated June 19, 2001 (the “Standstill Order”). The Standstill Order, among other things, authorized the Debtors to enter into the Standstill and Waiver Agreement among the Debtors, certain Non-Debtor Subsidiaries and the Bank Holders (the “Standstill Agreement”), authorized the Debtors to settle the setoff rights asserted by the Bank Holders, released, discharged and waived certain claims of the Defendants, and dismissed, without prejudice, the Standstill Adversary Proceeding and terminated the TRO with respect to all the Defendants except the China Lenders, as defined below.

Pursuant to the terms of the Standstill Agreement, the Bank Holders agreed not to exercise certain remedies against the Non-Debtor Subsidiaries during the Specified Period (the “Standstill Period”) in consideration of certain undertakings of the Debtors and Non-Debtor Subsidiaries, including subjecting certain Non-Debtor Subsidiaries to affirmative and negative covenants. The Standstill Period would expire on the earliest to occur of (i) the date of filing of a plan or plans of reorganization, (ii) a termination due to an event of default under the Standstill Agreement, or (iii) a date no earlier than October 31, 2002 which is 45 days after written notice to the Debtors and their counsel by the Pre-petition Agent that the requisite number of Bank Holders (as determined in the 1997 Credit Agreement) elected to terminate the Standstill Period.

More specifically, the Standstill Agreement provides that, during the Standstill Period, the Bank Holders are not to exercise any right or remedy for the enforcement, collection or recovery of any of the guaranteed obligations under the 1997 Credit Agreement from any of the Non-Debtor Subsidiaries other than with respect to valid setoff rights in existence on the Petition Date. In addition, the Standstill Agreement precludes those Bank Holders that are parties to the Bilateral Facilities from exercising, as a result of any default under such facilities arising solely from the commencement of the Chapter 11 Cases (which default is waived during the Standstill Period), enforcement rights or remedies against such Non-Debtor Subsidiaries other than with respect to valid setoff rights existing as of the Petition Date. However, the Bank Holders are not required to make additional loans or advances under a Bilateral Facility nor are they prevented from exercising any other rights or remedies available to them under a Bilateral Facility.

The Standstill Agreement also provided that the Debtors, the Non-Debtor Subsidiaries and the Bank Holders would provide information to determine the validity of setoff rights and seek in good faith to resolve all disputes regarding setoff rights. Pending resolution of the setoff rights, the TRO remained in effect and all parties’ rights with respect to the setoff issue were preserved.

Pursuant to the Standstill Agreement, OCD made a payment of $3 million to the Pre-petition Agent for and on behalf of the Bank Holders executing the Standstill Agreement (the “Participating Lenders”) with each Participating Lender receiving a pro rata share of such fee based on such Participating Lender’s outstanding commitment under the 1997 Credit Agreement. OCD also paid a fee of $200,000 to each of the Pre-petition Agent and Chase Manhattan Bank, in their respective capacities as co-chairs of the Steering Committee. OCD was also responsible for payment of certain fees and expenses of the Bank Holders, subject to certain monetary limits.

On November 25, 2002, the parties to the Standstill Agreement executed a Stipulation and Order to Amend the Standstill and Waiver Agreement (the “Standstill Amendment”) to, among other things, extend the Standstill Period, which was approved by the Court on November 25, 2002. The Standstill Amendment provides, in part, that the extended Standstill Period will end on the earliest to occur of (i) a termination due to an event of default specified in the Standstill Amendment, or (ii) the date which is 45 days after written notice of intention to terminate the Standstill Agreement has been given to OCD or the Pre-petition Agent as provided in the Standstill Amendment. The Standstill Amendment also provides that the Pre-petition Agent approved of the first amendment to the DIP Facility and that the fraudulent conveyance actions filed on or about October 4, 2002, by the Debtors, as described in more detail below, or the appointment of a limited purpose trustee or examiner would not constitute an event of default under the Standstill Agreement.

With respect to the proceedings relating to the “Estimation of Asbestos Liability for Plan Purposes,” see Section IV.D.2, the Debtors objected to requests for payments of attorneys fees for the Bank Holders for participating in such proceedings as unreasonable. At the same time, the Debtors and the Committee Representatives of the Interests of Bondholders and Trade Creditors agreed to extend the deadline to object to the fees of the attorneys for the Committee Representatives of the Interests of Bondholders and Trade Creditors for participating in proceedings concerning the estimation of Asbestos Personal Injury Claims. Because the Unsecured Creditors’ Committee was representing the interests of all creditors not holding Asbestos Personal Injury Claims, the Debtors asserted that they were not required to pay attorneys fees and expenses of parties other than counsel for the Unsecured Creditors’ Committee in such proceedings. In response to the Debtors’ position, on April 16, 2004, CSFB filed a Motion to Compel Debtors’ Compliance with the Standstill and Waiver Agreement. The Debtors filed an objection to this Motion on May 14, 2004, which objection was joined by the Asbestos Claimants’ Committee and the Future Claimants’ Representative. The parties resolved the issues regarding this dispute in December, 2004.

(b)	The China Standstill Agreement

The Debtors were engaged as of the Petition Date in ongoing negotiations with Standard Chartered Bank (“SCB”), as agent and co-coordinating arranger for the Loan Facility Agreement, dated March 12, 1998 (the “Revolving Loan Facility”) among SCB, Societe Generale (“Soc Gen”) and KBC Bank, N.V. (“KBC” and, together with SCB and Soc Gen, the “China Lenders”), Owens Corning (China) Investment Company, Ltd. (“OCI”), Owens-Corning (Guangzhou) Fiberglas Co., Ltd. (“OC Guangzhou”), Owens-Corning (Shanghai) Fiberglas Co., Ltd. (“OC Shanghai”), as borrowers, and OCD as guarantor, to effectuate the continued servicing of the Revolving Loan Facility and to settle certain setoff rights asserted by SCB in the approximate amount of $7.8 million. Resolution of the issues surrounding the Revolving Loan Facility was necessary to settle the setoff rights asserted by SCB and would permit OC to realize future value and profits from OC Guangzhou and OC Shanghai, which provide valuable production support to OC’s global insulation business and are strategically important to OC’s long term business strategy in China.

Following negotiations, OCD, OC Guangzhou, OC Shanghai and the China Lenders reached agreement on the key terms of a Standstill and Amendment Agreement (the “China Standstill Agreement”). On October 16, 2002, the Debtors filed a motion for an order under 11 U.S.C. §§ 363 and 105, and Fed. R. Bankr. P. 6004 and 9019 authorizing and (i) approving execution of the China Standstill Agreement by and among OCD, OC Guangzhou, OC Shanghai, and the China Lenders; (ii) approving consummation of the transactions contemplated in the China Standstill Agreement; and (iii) granting the China Lenders an Allowed General Unsecured Claim against OCD in the amount of $22 million conditioned upon the closing of the China Standstill Agreement (the “China Standstill Motion”). The Court approved the China Standstill Motion on December 9, 2002.

The China Standstill Agreement became effective and on January 27, 2003, the Bankruptcy Court entered a Stipulation and Order terminating the TRO and dismissing the Standstill Adversary Proceeding as related to the China Lenders.

Under the terms of the China Standstill Agreement, and among other things, the outstanding amounts under the Revolving Loan Facility – $12 million for OC Guangzhou and $5.6 for OC Shanghai – plus certain other amounts, were to become due and payable on December 31, 2005. In anticipation of this deadline, OC, OC Guangzhou and OC Shanghai entered into discussions which resulted in the China Lenders’ agreement to accept, with respect to OC Guangzhou, 60% of the principal amount due under the Revolving Loan Facility, plus certain other amounts, in full satisfaction of OC Guangzhou’s payment obligations under the Revolving Loan Facility. Under the terms of this agreement, OC Shanghai is to pay the China Lenders the full amount of its obligations under the Revolving Loan Facility. On November 9, 2005, OC filed a motion seeking authority for certain inter-company loans to OC Guangzhou, as required to fund this settlement. Such motion was approved by the Bankruptcy Court by Order dated December 20, 2005.

(c)	Setoff of Bank Accounts

In connection with the consummation of the Standstill Agreement, the Debtors and the Bank Holders agreed to conduct discussions in an attempt to reach a consensual resolution with respect to the Bank Holders’ setoff rights against both the Debtors and the Non-Debtor Subsidiaries. The dispute concerning the Bank Holders’ potential setoff rights centered around the accounts upon which the Bank Holders had placed an administrative freeze after the commencement of the Chapter 11 Cases (as described above). In their efforts to reach a resolution, the parties to the Standstill Agreement exchanged information and documents which enabled them to stipulate to material facts regarding most of the frozen accounts. These facts were set forth in a Stipulation Concerning Debtors’ Frozen Bank Accounts, which was filed in the Bankruptcy Court on February 15, 2002.

Contemporaneous with the filing of the factual stipulation, the Bank Holders filed a motion in the Bankruptcy Court, entitled Motion of Credit Suisse First Boston, as Agent, for an Order Modifying the Automatic Stay to Permit Setoff of Frozen Funds (the “Setoff Motion”). In the Setoff Motion, the Bank Holders requested relief from the automatic stay to exercise setoff rights against 22 frozen bank accounts of certain Debtors and Non-Debtor Subsidiaries, totaling approximately $35 million. The Debtors, as well as certain other creditor groups, objected to the Setoff Motion. In their objection, the Debtors disputed the amount of the Bank Holders’ setoff rights and asserted, among other things, that the Bank Holders were wrongfully withholding the entire balance of many of the frozen accounts, and that the Bank Holders did not have valid setoff rights with respect to a substantial number of the frozen accounts.

After extensive settlement negotiations, the Debtors and the Bank Holders agreed to settle the Setoff Motion and the parties’ competing claims to the bank accounts at issue, together with certain other bank accounts not covered by the Setoff Motion, which accounts totaled $36,779,719.99, plus interest earned after the Petition Date. The parties executed an agreement for the settlement of the Setoff Motion, the terms of which authorized the release of specified funds totaling $18,953,325.31 plus 51.532% of the interest accrued on the frozen funds to the Debtors and permitted the Bank Holders to exercise their setoff rights with respect to the balance of the frozen funds, $17,826,394.68 plus 48.468% of the accrued interest. The settlement agreement was approved by order of the Bankruptcy Court, dated June 20, 2002.

(d)	Cash Management System

On October 6, 2000, the Debtors filed a motion for interim and final orders (i) authorizing (a) the maintenance of certain existing bank accounts, (b) the continued use of existing business forms, (c) the use of a modified cash management system and (d) the transfer of funds to Non-Debtor Subsidiaries and (ii) waiving certain investment and deposit requirements of Section 345(b) of the Bankruptcy Code (the “Cash Management Motion”). The Court granted the relief requested in the Cash Management Motion, as modified by an “Exhibit D-1” (which was introduced into evidence at the hearing on the Cash Management Motion), by “so ordering” the record, to be followed by the submission of an agreed-upon form of written order.

On June 19, 2001, the Court approved the Agreed-Upon Interim Order Under 11 U.S.C. §§ 105, 345(b) and 363 (I) Authorizing (A) Maintenance of Certain Existing Bank Accounts, (B) Continued Use of Existing Business Forms, (C) Use of Modified Cash Management System, and (D) Transfer of Funds to Non-Debtor Subsidiaries; and (II) Waiving, on an Interim Basis, Investment and Deposit Requirements of 11 U.S.C. § 345(b) (the “Interim CMO”).

The Interim CMO originally had an expiration date of December 18, 2001. On December 17, 2001, the Court entered a Stipulation and Order that extended the expiration date of the Interim CMO until February 26, 2002. The Debtors and Creditors submitted and the Court approved the final cash management order (the “Final CMO”), which became effective on February 25, 2002 and is to continue in effect until confirmation of the Plan.

Pursuant to the Final CMO, in accordance with Sections 105 and 363 of the Bankruptcy Code, the Debtors may (i) designate, maintain and continue to use all of their respective collection, collateral, operating, depository, payroll and other accounts existing at the Petition Date in accordance with existing account agreements, (ii) close any such accounts, and (iii) treat such accounts as accounts of the Debtors in their capacity as debtors-in-possession. The Final CMO provides that the Debtors and Non-Debtor Subsidiaries are permitted to utilize their cash management system existing prior to the Petition Date.

With certain allowed exceptions, the Final CMO prohibits the Debtors and Non-Debtor Subsidiaries from transferring funds to pay pre-petition intercompany indebtedness. However, the Final CMO permits transfers of funds among Debtors and Non-Debtor Subsidiaries in payment for goods and services provided to the payor after the Petition Date. The Final CMO also permits transfers of funds among Debtors and Non-Debtor Subsidiaries for capital expenditures, working capital and short term liquidity as long as the transfers are evidenced as loans, within the appropriate monetary limits and properly recorded on applicable accounts, with additional limits on transfers of funds to negative net worth Debtors and Non-Debtor Subsidiaries. The Final CMO permits the Debtors and Non-Debtor Subsidiaries to invest and deposit funds in accordance with their established deposit and investment practices as of the Petition Date. The Final CMO also approved eight specific transactions as exceptions to the limitations set forth in the Final CMO.

5.	B-Reader Litigation

In January of 2005, CSFB demanded that the Debtors commence litigation against physicians that it alleged had falsely and fraudulently diagnosed asbestos-related disease in the x-rays of thousands of individuals who subsequently asserted personal injury claims against the Debtors. The Debtors responded that they were not opposed to pursing the litigation in principle, however, there were serious concerns that the potential costs of the litigation would outweigh any benefits to the Debtors’ estate. OCD had commenced similar fraud and RICO litigation against certain medical screening facilities in 1996 and 1997. At that time, it considered bringing lawsuits against individual physicians, but because of strategic considerations, it decided not to do so. The Debtors believed that the considerations applicable to the litigation in the late 1990s were also applicable to CSFB’s 2005 proposal. These considerations included the fact that evidence of fraud was difficult to prove; the statute of limitations would pose a serious obstacle; and filing a lawsuit would subject the Debtors to the risk and expense of litigating against sizeable counterclaims. Also, the Debtors’ experience in the earlier fraud and RICO litigation demonstrated that the attorneys’ fees and costs incurred in pursuing such litigation were likely to substantially exceed any potential for recovery. CSFB agreed to advance attorneys’ fees and costs in connection with the proposed litigation subject to potential reimbursement ordered by the Bankruptcy Court if such litigation was found to be beneficial to the estate, but refused to indemnify the Debtors against counterclaims. For that reason, the Debtors exercised their business judgment and declined to commence the litigation.

On January 12, 2005, CSFB filed a motion seeking an order authorizing CSFB to commence an adversary proceeding on behalf of the Debtors’ estate against the B-readers. The Debtors opposed the motion for the reasons set forth above, but agreed to withdraw the opposition if CSFB agreed to indemnify the Debtors for liability and expenses related to potential counterclaims by the defendants in the proposed litigation. The matter was heard before the Bankruptcy Court on February 28, 2005. The Bankruptcy Court specifically credited the evidence behind the Debtors’ business and legal decision not to pursue the litigation unless CSFB indemnified the estate for liability and expenses from potential counterclaims. At the hearing, CSFB agreed to provide the requested indemnity. A few days later, CSFB disavowed the agreement and insisted that it be permitted to proceed in the litigation without indemnifying the estate against counterclaims. On March 21, 2005, the Bankruptcy Court denied CSFB’s motion. On appeal, the District Court affirmed the Bankruptcy Court’s ruling. CSFB did not appeal the District Court’s ruling and the time for appeal has expired.

6.	Unexpired Leases and Executory Contracts

As of the Petition Date, the Debtors were party to thousands of unexpired leases and executory contracts, including, among others, real property leases, information technology agreements, equipment leases, plant-related service agreements, and supply agreements. During the pendency of the Chapter 11 Cases, the Debtors have evaluated the costs and potential benefits of these agreements, including the availability of alternate services and more profitable end-users for its products, all without disrupting core business operations.

Section 365 of the Bankruptcy Code authorizes a debtor, subject to approval of the Bankruptcy Court, to assume or reject unexpired leases and executory contracts. Under the

Bankruptcy Code, a debtor has until confirmation of a plan of reorganization to assume or reject executory contracts and unexpired leases of residential real property or of personal property of the debtor. A debtor in a Chapter 11 case ordinarily must assume or reject unexpired leases of nonresidential real property within sixty (60) days after commencement of the case. If a debtor fails to assume this type of lease within the applicable time period, the lease is deemed rejected. The bankruptcy court may extend the relevant time periods for cause.

(a)	Real Property Leases

As of the Petition Date, the Debtors were lessees under approximately 347 unexpired nonresidential real property leases. Most of the unexpired leases were for space used by the Debtors for conducting the production, warehousing, distribution, sales, sourcing, accounting and general administrative functions that comprise the Debtors’ businesses. Given the size and complexity of the Chapter 11 Cases, the Debtors determined that they would be unable to complete their analyses of all nonresidential real property leases during the time limitation prescribed in Section 365(d)(4) of the Bankruptcy Code. Accordingly, the Debtors sought, and the Bankruptcy Court approved, extensions of the time by which the Debtors must assume or reject their unexpired leases of nonresidential real property. The latest extension was granted by the Bankruptcy Court on November 11, 2005 and expires on June 5, 2006.

Throughout the Chapter 11 Cases, the Debtors have been engaged in an ongoing review of the unexpired nonresidential real property leases to determine whether the rejection or assumption and assignment of the leases was in the best interest of their respective estates. Through the end of November, 2005, the Debtors had rejected approximately seventy-five (75) nonresidential real property leases; assumed twelve (12) nonresidential real property leases; and assumed and assigned nine (9) nonresidential real property leases. The Debtors continue their review and analysis of their unexpired nonresidential real property leases.

Generally, all unexpired nonresidential real property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on Schedule IV of the Plan, which must be filed at least ten (10) days prior to the Objection Deadline. See Section VII.F of this Disclosure Statement entitled “Treatment of Executory Contracts and Unexpired Leases.”

(b)	Executory Contracts and Unexpired Leases

Since the Petition Date, the Debtors have instituted an internal process to review all executory contracts and unexpired leases to evaluate the economic costs and benefits to each of them. Throughout the Chapter 11 Cases, the Debtors have successfully renegotiated or rejected numerous leases and executory contracts, resulting in a reduction in fixed costs. The Debtors also have assumed, assumed as modified, or assumed and assigned a number of executory contracts and unexpired personal property leases since the Petition Date. By their review process, the Debtors have realized significant savings without business interruption.

Generally, all unexpired nonresidential real property leases that have not previously been assumed or rejected by the Debtors will be assumed under the Plan, except for those leases specified on Schedule IV of the Plan, which must be filed at least ten (10) days prior to the Objection Deadline. See Section VII.E of this Disclosure Statement entitled “Treatment of Executory Contracts and Unexpired Leases.”

The following is a description of the disposition of certain of the Debtors’ executory contracts and unexpired leases throughout the Chapter 11 Cases:

(i) Enron. In January 2001, the Debtors, with Bankruptcy Court authority, assumed their various executory contracts with Enron Energy Services, Inc. and other Enron-related entities. Among other things, these contracts required Enron to provide to the Debtors certain commodities and commodity-related services, as well as certain energy, energy efficiency, and consultation services. Among the services provided by Enron were billing consolidation services, by which Enron would assemble and consolidate third-party energy bills for presentation to OCD. OCD would make payment on such bills to Enron, which was contractually obligated to convey the appropriate portion of such payments to the underlying third-party providers. In connection with the assumption of these contracts, the Debtors made a cure payment of approximately $20 million to Enron, on account of funds owed to Enron and/or to third-party energy providers. By order dated August 28, 2001, the Debtors obtained Bankruptcy Court approval to amend the previously-assumed Enron agreements so as to, among other things, expand the services provided thereunder to additional facilities of the Debtors. On December 2, 2001, Enron Corp. and certain of its affiliates filed Chapter 11 bankruptcy petitions in the United States Bankruptcy Court for the Southern District of New York. Prior to Enron Corp.’s bankruptcy filing, the Debtors sent one or more notices to Enron by which the Debtors terminated their various contractual agreements with Enron. Enron asserted significant post-petition claims against OCD as a result of the foregoing contract terminations. By motion filed on May 9, 2003, OCD sought Court approval of a settlement with Enron Corp. and certain of its affiliates that would resolve all disputes among the parties. Among other things, such settlement resolved the following issues: (i) the amount owed by OCD to Enron on account of OCD’s purchase of commodities from Enron subsequent to the Petition Date; (ii) the amount owed by OCD in connection with certain projects under construction for OC by Enron or parties controlled by Enron, including incomplete projects; (iii) the amount owed by OCD on account of OCD’s alleged cost savings from such projects; and (iv) invoices allegedly issued by Enron or affiliated parties in connection with uncompleted projects under construction for OCD; (v) the appropriate disposition of Owens Corning Energy LLC, a limited liability company owned by OCD and an Enron affiliate; (vi) whether OCD or any of its affiliates were entitled to an allowed claim against any of the Enron bankruptcy cases; (vii) whether any of the Enron debtors were entitled to an allowed administrative or other claim against OCD or any of the Debtors; (viii) the status and disposition of certain of the property leased to OCD pursuant to certain lease agreements among the parties; and (ix) which of the parties was entitled to certain natural gas stored at OCD’s natural gas storage facilities.

Under the terms of such settlement, which was approved by Court Order dated June 13, 2003: (a) certain agreements among the parties were deemed to have been terminated as of December 1, 2001; (b) the master leases among the parties were terminated and the property leased to OCD thereunder was transferred to OCD “as is, where is and with all faults” with no representations or warranties and free and clear of the liens or encumbrances, other than certain excluded liens; (c) OCD paid to Enron Energy Services Operations, Enron

Energy Services International Leasing, Inc. and Owens Corning Energy LLC $43.0 million in cash as follows: $13,805,312 to Owens Corning Energy LLC, $427,505 to Enron Energy Services International Leasing, Inc. and the remainder to Enron Energy Services Operations; (d) releases were exchanged among the parties; (e) certain other assets were transferred to OCD free and clear of all liens, claims and encumbrances, other than specified excluded liens; (f) OCD withdrew with prejudice any claims filed by it or any controlled affiliate in the Enron bankruptcy cases arising out of certain specified agreements and the transactions contemplated thereby; (g) Enron and certain affiliates are to withdraw with prejudice any proof of claim filed by them or any controlled affiliate against any of the Debtors arising out of specified agreements and the transactions contemplated thereby; (h) OCD assigned its interests in Owens Corning Energy LLC to Enron Energy Services Organization; and (i) Enron and specified affiliates transferred to OCD any natural gas currently stored at OCD’s natural gas storage facilities.

(ii) Xerox Corp. OCD and Xerox Corp. were parties to a pre-petition services agreement pursuant to which Xerox Corp. was obligated to operate OCD’s global documents management systems, the term of which expired on December 31, 2001. Prior to the expiration of the agreement, and after extensive negotiations, OCD and Xerox Corp. entered into a post-petition document services agreement, which was approved by order of the Bankruptcy Court dated July 16, 2001. OCD’s execution of the post-petition document services agreement, which replaced the original agreement as of May 21, 2001, was necessary to the Debtors’ ongoing business operations. In accordance with the entry of the post-petition agreement, Xerox Corp. became entitled to an allowed General Unsecured Claim against OCD in the approximate amount of $3 million, and became entitled to assert an additional General Unsecured Claim against OCD in the approximate amount of $892,000.

(iii) SAP America, Inc. With Bankruptcy Court approval in June 2001, OCD assumed, with certain modifications, its software license agreement with SAP America, Inc. Under the agreement, SAP America, Inc. licenses certain software to OCD, which software is fundamental to the Debtors’ business operations. Upon the assumption of the agreement, OCD and SAP America, Inc. agreed to make modifications to the agreement in order to provide the Debtors with greater operational flexibility and to facilitate the Debtors’ potential divestiture of certain assets and/or business units. In connection with the assumption of the agreement, OCD made a cure payment to SAP America, Inc. in the approximate amount of $6.3 million. In addition, SAP America, Inc. became entitled to an Allowed General Unsecured Claim against OCD in the approximate amount of $287,000.

(iv) Owens-Corning (India) Limited. In connection with the restructuring of OCD’s Indian joint venture, Owens-Corning (India) Limited (“OCIL”) (discussed in Section III.A.3(b) of this Disclosure Statement), OCD assumed, as amended and restated, several executory contracts between OCD and OCIL pursuant to which OCD provides OCIL with certain services and OCIL provides certain products to OCD. Assumption of the agreements, as modified (which included technology license agreements, a trademark and trade name license agreement, an alloy services agreement, an offtake contract, a shareholder agreement and an investment agreement), was part of the overall restructuring of OCIL, which provided significant benefit to OCD’s estate. No cure payments were owed with respect to the assumption of the agreements. The Bankruptcy Court authorized OCD’s assumption of the agreements by Order dated June 18, 2002.

(v) Owens Corning World Headquarters Restructuring. The Debtors maintain their World Headquarters in a 400,000 square foot facility located on a 42-acre tract of land in Toledo, Ohio. Approximately 1,100 of the Debtors’ employees are located in the World Headquarters, including key management, business unit employees, customer service, sales support and business process personnel. As of the Petition Date, OCD leased the World Headquarters facility from the Toledo Lucas County Port Authority (the “Port Authority”) pursuant to two leases. The payments due under the first lease primarily were used to pay principal, interest and other amounts owing under the Port Authority’s $85.4 million Taxable World Headquarters Revenue Bonds, Series 1995 (the “Revenue Bonds”), as well as amounts due under the Port Authority’s $10 million Taxable State Loan Revenue Note, payable to the State of Ohio. The Port Authority leases the ground underlying the World Headquarters facility pursuant to third-party ground leases that were scheduled to expire on May 31, 2030.

After negotiations with the necessary parties, the Debtors reached a comprehensive agreement to restructure the leases on the World Headquarters and resolve the underlying bond debt. By Order dated May 19, 2003, the Court approved this proposed restructuring. The principal terms of the agreement consisted of the following: (a) OCD’s purchase of the Revenue Bonds for $691.961 per $1,000 of the outstanding principal of such bonds (for a total purchase price of $32 million); (b) the allowance of General Unsecured Claims to the holders of the Revenue Bonds in the amount of $399.039 per $1,000 of outstanding principal amount of such bonds (for total allowed General Unsecured Claims of approximately $21.4 million); (c) the modification of OCD’s second lease for the World Headquarters, to provide for (x) extensions through 2075, at Owens Corning’s option, and (y) a more favorable purchase option; and (d) modifications of the underlying ground leases with respect to the World Headquarters, through 2075, at OCD’s option.

(vi) Jackson, TN Lease Assumption. By Order entered February 25, 2004, the Bankruptcy Court authorized Owens Corning to assume its Master Industrial Development Lease Agreement dated as of December 14, 1993 (the “Master Lease”) with the Industrial Development Board of the City of Jackson, Tennessee (the “IDB”) and its equipment Sublease Agreement dated as of December 15, 1993 with US Bank, as lessor, and Owens Corning, as lessee (as amended and supplemented by that certain Qualifying Addition Supplement to Sublease Agreement dated as of December 23, 1996, the “Sublease”) and to exercise its purchase options thereunder. The relief granted by this Order permitted Owens Corning to take title to a 199-acre facility in Jackson, Tennessee, at which the Debtors manufacture a fiberglass underlayment product that is a critical component in the production of roofing shingles, together with equipment and machinery located at such facility including a solid waste disposal and recycling facility. In connection with its exercise of purchase options with respect to these assets, Owens Corning made purchase and “cure” payments of approximately $29.6 million, inclusive of a final semi-annual rent payment under the Sublease of approximately $5.28 million.

(vii) Miscellaneous Equipment Lease Buy-Outs and Settlements. The Court has authorized the Debtors to exercise purchase options or otherwise buy out various equipment leases upon such leases’ termination, including the following:

Lessor(s)	Date of Agreement	Equipment Leased	Purchase Terms

Pitney Bowes Credit Corporation	December 20, 1994	Office furniture and equipment and leasehold improvements at the facility in Granville, OH.	Pursuant to a Bankruptcy Court order dated November 15, 2002, OCD purchased the equipment subject to the lease for $330,335.83. Pursuant to such Order, Pitney Bowes Credit Corporation was allowed a General Unsecured Claim of $325,508.57.

Pitney Bowes Credit Corporation/John Hancock Life Insurance Company	December 31, 1996	Equipment used in the facilities in Huntington, PA, Anderson, SC, Aiken, SC, Summit, IL, Memphis, TN, Fairburn, GA and Newark, OH. Equipment in Aiken, SC was subleased to Advanced Glassfiber Yarns LLC.	Pursuant to a Bankruptcy Court Order dated December 17, 2001, OCD was authorized to purchase the equipment subject to the lease for $10,024,896 and to sell a portion of the equipment to Advanced Glassfiber Yarns LLC for $4,229,671.

Pitney Bowes Credit Corporation	December 31, 1997

•      Equipment and machinery comprising an electrical substation at the Newark, OH facility.

•      Poly packaging equipment utilized at the Denver, CO and Atlanta, GA manufacturing facilities.

•      Automated packaging system used at the Amarillo, TX facility.

•      Vacuum treatment oven at the Aiken, SC facility.

Pursuant to a Bankruptcy Court Order dated December 12, 2003, OCD was authorized to purchase the equipment subject to the lease for $1,714,161.07. Pursuant to such Order, Pitney Bowes Credit Corporation was allowed a General Unsecured Claim of $206,634.72.

Medina 1997 Leasing Trust	September 30, 1997	Manufacturing machinery and equipment used at the roofing plant in Medina, OH	Pursuant to a Bankruptcy Court Order dated December 4, 2002, OCD was authorized to purchase the equipment subject to the lease for $8,942,504.33.

Carly 1995 Leasing Trust	December 15, 1995	Manufacturing, production and equipment used at the facilities in Denver, CO, Delmar, NY, Fairburn, GA, Newark, OH, Kansas City, KS, Aiken, SC, Amarillo, TX and Anderson, SC	Pursuant to the Bankruptcy Court’s April 23, 2001 Order approving a stipulation between OCD and the Carly 1995 Leasing Trust by which the Debtors paid Carly $8,796,241.18, plus rent and other charges.

Dresdner Kleinwort Benson	Equipment used in the facilities in Medina, OH, Kearny, NJ, Jacksonville, FL, Amarillo, TX, Kansas City, KS and Fairburn, GA.	Pursuant to a Bankruptcy Court Order dated January 23, 2004, OCD was authorized to purchase the equipment subject to this lease for $13,353,792.

(viii) Aircraft. The Debtors have utilized corporate aircraft in their business operations for fifty years. As of the Petition Date, Owens Corning was the lessee under three separate aircraft lease agreements for the lease of two Raytheon Hawker 800 aircraft (the “Hawkers”) and a Dassault Falcon 900 EX aircraft (the “Falcon”). The initial lessor under each of these lease agreements was Pitney Bowes Credit Corporation (“PBCC”). PBCC subsequently assigned all of its rights, interests, duties and obligations as lessor with respect to one of the Hawkers to Hitachi Capital America Corp., f/k/a Hitachi Credit America Corp. (“Hitachi”). The expiration dates for each of the aircraft agreements were as follows: for the Hawkers – November 30, 2005 and December 1, 2005, and for the Falcon – August 31, 2005.

In November 2001, Owens Corning and PBCC, and separately Owens Corning and Hitachi, entered into Stipulations by which, among other things, Owens Corning agreed to make monthly (as opposed to semi-annual) payments of the amounts due under the parties’ lease agreements, and PBCC and Hitachi agreed, subject to certain conditions, not to take any action against the Debtors with respect to the aircraft. The Stipulations also provided that any determination with respect to the characterization of the respective aircraft agreements, or the allocation of any payments made pursuant to such agreements, was to be deferred.

In advance of the expiration of the aircraft agreements, Owens Corning undertook an evaluation of whether it should attempt to retain its existing aircraft or whether it should consider leasing or purchasing more efficient aircraft. Ultimately, Owens Corning determined to market, for the benefit of the lessors, its existing aircraft for sale to a third party and to lease new corporate aircraft. Pursuant to a Bankruptcy Court Order entered June 30, 2005, CDC Corporation was authorized to lease three Cessna Citation Sovereign aircraft from Canal Air LLC and to enter into a rental agreement with Owens Corning with respect to these aircraft. On August 23, 2005, the Bankruptcy Court entered an Order authorizing a procedure for the disposition of Owens Corning’s existing aircraft and the distribution of the proceeds from such sales. Ultimately, the Hawkers and the Falcon were sold, via arms-length transactions, to separate third-party purchasers. The resulting aggregate excess net proceeds of sale realized by Owens Corning from the disposition of the aircraft was approximately $2 million.

(ix) Miscellaneous executory contracts and unexpired leases. Since the Petition Date and through the end of November, 2005, the Debtors have filed twelve (12) motions rejecting miscellaneous contracts and unexpired leases that no longer were required for the Debtors’ business operations, and have filed numerous additional motions to reject specific contracts and leases, which have resulted in the rejection of such contracts and unexpired leases.

7.	Insurance

(a)	General

During the 20-year period prior to the initiation of the Chapter 11 Cases, billions of dollars of insurance proceeds were paid out by various insurers to directly fund or reimburse OCD for funding the settlement and defense of asbestos claims. During the pendency of the Chapter 11 Cases, the Debtors have been involved in litigation, arbitration and negotiation in which the Debtors have sought to establish asbestos-related coverage rights under policies that were not previously released in full with respect to asbestos claims. To date, OCD has reached settlements of such matters with solvent insurers involving payments either immediately or over time of more than $100 million in the aggregate into escrow accounts and/or as ultimately provided for by the Plan. Some such settlements have been finalized and approved by the Bankruptcy Court; one other awaits Court approval. During the pendency of the Chapter 11 Cases, OCD has also received substantial payments in respect of previously allowed claims from liquidators of insolvent insurers, and expects to receive significant additional amounts over the next several years in respect of distribution on asbestos claims previously allowed. OCD has also concluded two settlements during the pendency of the Chapter 11 Cases, both approved by the Bankruptcy Court, concerning the obligation of insolvent insurers with respect to asbestos and other claims, which settlements have involved and are expected to involve payments of significant amounts.

OCD also has other unconfirmed potential coverage rights for asbestos-related bodily injury claims against solvent excess level carriers who now bear responsibility for insolvent carriers. Under the ADR procedures of the Wellington Agreement, OCD is seeking recovery for asbestos non-products claims against two excess carriers and if necessary will initiate ADRs against additional Wellington insurers with which it has not previously settled all asbestos products and non-products issues. OCD is also pursuing litigation against a state guaranty association on account of its responsibility for asbestos claims that would otherwise have been paid by a now-insolvent excess insurer. In addition, on June 27, 2001, the Court entered an Order approving the stipulation between Fibreboard and Continental, one of Fibreboard’s insurers, resolving disputes relating to Continental’s obligations under a certain settlement agreement and directing funds be transferred to the Fibreboard Insurance Settlement Trust. Prior to the Petition Date, Fibreboard and Continental had entered into an agreement (the “Buckets Agreement”) that reapportioned their respective liabilities to certain asbestos personal injury claimants. The Buckets Agreement provided for, among other things, the payment of Committed Disputed Presently Settled Claims and Committed Unsettled Present Claims (collectively, the “Committed Claims”) through a $44 million Committed Claims Account funded by Continental. Continental and Fibreboard further agreed that any money remaining in the Committed Claims Account after all Committed Claims have been paid pursuant to the Buckets Agreement would be transferred to the Fibreboard Insurance Settlement Trust. The Stipulation approved by the Court provides, among others, that no funds would be released from the Committed Claims Account while the Chapter 11 Cases were pending, and that Continental would have a first priority perfected security interest in the Committed Claims Account securing its rights under the Buckets Agreement to reimbursement or other payment in respect of Continental’s payments under the Buckets Agreement. Approximately $33 million remains in the Committed Claims Account. The Plan provides that, pursuant to the Stipulation, the remaining funds in the Committed Claims Account will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust to compensate holders of Allowed FB Asbestos Personal Injury Claims.

In connection with the asbestos claims estimation hearing held before the District Court in January of 2005, all insurers except Century Indemnity Company and its affiliate Central National Insurance Company (collectively “Century Indemnity”) entered into a stipulation agreeing that they would neither participate nor be bound by the District Court’s findings in subsequent coverage actions. Century Indemnity declined to so stipulate and consequently is bound by the ultimate judicial resolution of the asbestos liability estimation.

(b)	Insurance Coverage Issues

OCD has unconfirmed potential coverage rights for asbestos-related bodily injury claims against solvent excess level carriers and liquidators and others who now bear responsibility for insolvent carriers. OCD is actively pursuing insurance recoveries under these remaining excess policies in litigation, arbitration and otherwise.

(i)	Litigation Against Non-Wellington Carriers

On October 26, 2001, OCD filed a lawsuit in Lucas County, Ohio, styled Owens Corning v. Birmingham Fire Insurance Co. et al., No. CI0200104929, against ten excess level insurance carriers for declaratory relief and damages for failure to make payments for asbestos non-products claims under excess policies issued in the period between June 18, 1974 and September 1, 1984. After extensive litigation but before trial, OCD settled its claims with all of these insurers, and they have been dismissed from the case. Of the five settlements with the ten insurer defendants, two have been approved by the Court. Motions for approval of the other three settlements are pending.

(ii)	Wellington ADR Proceedings

The Wellington Agreement is an agreement that was entered into in 1985 between certain asbestos producers (as defined therein), including OCD, and various insurers that, inter alia, (1) resolved certain insurance coverage disputes; and (2) established certain alternative dispute resolution (“ADR”) procedures. The OC Asbestos Personal Injury Liability Insurance Assets include rights to coverage under certain insurance policies issued by insurers that are signatories to the Wellington Agreement. OCD has agreed that it will not reject the Wellington Agreement as an executory contract. The Reorganized Debtors intend to transfer the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust. Certain insurer signatories to the Wellington Agreement assert that issues concerning the transfer of the OC Asbestos Personal Injury Insurance Assets to the Asbestos Personal Injury Trust cannot be resolved by the Bankruptcy Court (or the District Court); the Plan Proponents disagree with this assertion. Under the ADR procedures of the Wellington Agreement, OCD is seeking recovery for asbestos non-products claims under policies issued by Insurance Company of North America (“INA”) and by Royal Indemnity Company. Owens Corning is also pursuing coverage for asbestos non-products claims from the following insurer groups that are signatories to the Wellington Agreement: affiliates of ACE USA (in addition to INA), Continental, and Zurich. Those companies have reserved their rights with respect to coverage. These claims are not yet in an ADR proceeding. During the earlier stages of the Chapter 11 Cases, OCD obtained Court approval of a settlement with a group of carriers as to which OCD was engaged in an ADR proceeding concerning asbestos non-products claims.

(iii)	Proceedings Involving Policies Issued By Insolvent Carriers

OCD is pursuing litigation against a state guaranty association, in which OCD has asserted that the state guaranty association is responsible for asbestos claims that would otherwise have been paid by a now-insolvent excess insurer. Following an adverse trial court ruling, that claim is now pending on appeal.

8.	Baron & Budd Administrative Deposits

Prior to the Petition Date, B&B was the law firm of record for various plaintiffs in a number of asbestos-related personal injury lawsuits against OCD and Fibreboard who were participants in the NSP. Under a settlement agreement between OCD, Fibreboard and B&B, OCD and Fibreboard were required to pay Administrative Deposits into settlement accounts to be maintained by B&B for the benefit of its clients. The settlement agreement provided for payments to be made in each of 2000, 2001, and 2002. OCD made its first required payment of approximately $66 million on March 13, 2000. The first required Fibreboard payment of approximately $44 million was made on April 6, 2000 from funds obtained from the Fibreboard Insurance Settlement Trust. Prior to the Petition Date, and after receiving written approval from OCD and/or Fibreboard, B&B distributed approximately $23 million from the settlement accounts to its clients pursuant to the terms of the settlement agreement. Because of the Chapter 11 filings, the Debtors did not make the 2001 or 2002 payments to B&B and B&B did not make the 2001 or 2002 distributions to plaintiffs.

Under the settlement agreement, B&B was required to invest the funds held for the plaintiffs and maintain the funds in settlement accounts. Any income from the funds was designated as Investment Proceeds under the agreement (“Investment Proceeds”). It is the Debtors’ position that all such Investment Proceeds are the property of either OCD or Fibreboard. B&B contends that at least a portion of the Investment Proceeds is properly considered property of the plaintiffs for whose benefit the funds were deposited with B&B.

After the Petition Date, B&B proposed to distribute the funds remaining in the settlement accounts to its various beneficiaries and, on September 12, 2001, filed a motion with the Bankruptcy Court for an order determining that the automatic stay does not apply to the undistributed settlement funds made by OCD and Fibreboard or, in the alternative, terminating the automatic stay. B&B argued that the settlement payments were not property of the Debtors’ Estate because an enforceable trust had been created and the Debtors did not retain an equitable interest in the payments.

Numerous objections and/or responses were filed to B&B’s motion, including by the Debtors, the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative and Plant Insulation Company (“Plant”). In their response, the Debtors disagreed with B&B’s characterization that the settlement agreement created an express trust; instead, the Debtors argued that the agreement created an escrow account. On November 15, 2001, B&B filed an amended motion for relief from the stay (if the automatic stay were applicable). The parties currently dispute whether B&B changed its position that the settlement agreement created an express trust in the amended motion. B&B asserted if the funds were held in an escrow account, the Debtors were still not entitled to the funds under Texas escrow law. B&B asserted that whether the agreement created an express trust or an escrow account, the automatic stay did not apply to B&B’s proposed disbursement of the funds.

The Future Claimants’ Representative and the Unsecured Creditors’ Committee disputed the existence of a trust or an escrow arrangement and asserted that the entire balance in each of the settlement accounts was property of OCD’s and Fibreboard’s respective estates.

After numerous hearings on the pleadings during 2001 and 2002, on June 20, 2002, the Bankruptcy Court issued an order granting B&B’s amended motion in part and denying it in part. The Bankruptcy Court ordered, among other things, that: (a) the Investment Proceeds (approximately $8 million) were property of OCD and Fibreboard’s respective estates and must be returned to OCD and Fibreboard; (b) as to those plaintiffs who received written notice of approval for payment pursuant to the agreement from OCD or Fibreboard, and who had received payment of the first installment of their settlement prior to the Petition Date (the “Qualifying OC and Fibreboard Plaintiffs”), B&B, OCD and Fibreboard had met the standards under Texas law to establish that the requirements of an escrow were fulfilled pre-petition as to the principal balance; (c) to the extent that the principal balance in the B&B settlement accounts of the settlement payments by OCD and Fibreboard represented amounts due under the settlement agreement to the Qualifying OC and Fibreboard Plaintiffs, then such balance (the “Qualifying OC and Fibreboard Balance,” approximately $70 million) was not property of the Debtors’ estates; (d) the Qualifying OC and Fibreboard Plaintiffs were entitled to receive the second and third installments of their settlement out of the Qualifying OC and Fibreboard Balance; and (e) the principal balance remaining in the B&B settlement account, after deducting the Qualifying OC and Fibreboard Balance (the “OC and Fibreboard Residual Balance”, approximately $6 million) was property of the Debtors’ estates and must be returned to OCD (amounts due under settlement agreements to Qualifying Fibreboard Plaintiffs would exhaust the remaining principal balance in the Fibreboard settlement account).

On June 27, 2002, B&B filed a motion to amend the judgment, requesting that the Bankruptcy Court amend its June 20, 2002 Order to clarify the method of calculating the Investment Proceeds and the OC and Fibreboard Residual Balance, or, in the alternative, for a new trial. In the motion, B&B asserted that the Qualifying OC and Fibreboard Plaintiffs were entitled to the payment of interest from the dates they were to have received their second and third installments. The Debtors, the Unsecured Creditors’ Committee, the Future Claimants’ Representative and Plant each filed objections to B&B’s motion to amend the judgment.

On September 20, 2002, the Bankruptcy Court amended its Order of June 20, 2002 and ordered that the Investment Proceeds earned subsequent to June 20, 2002 and all interest and other earnings on the post-June 20, 2002 Investment Proceeds, should be allocated as follows: (i) the Investment Proceeds on the Qualifying OC and Fibreboard Balance should be allocated respectively to the Qualifying OC and Fibreboard Plaintiffs; and (ii) the Investment Proceeds on the OC and Fibreboard Residual Balance should be payable respectively to OCD and Fibreboard. The Bankruptcy Court further ordered that the Investment Proceeds, interest and other earnings on the Qualifying OC and Fibreboard Balance and the OC and Fibreboard

Residual Balance earned prior to June 20, 2002, should be payable respectively to OCD and Fibreboard.

On October 2, 2002, B&B filed a notice of appeal of the Bankruptcy Court’s September 20, 2002 Order. The Future Claimants’ Representative and the Unsecured Creditors’ Committee also filed notices of appeal from the June 20 and September 20, 2002 Orders. The appeals have been consolidated and the parties proceeded under a briefing schedule established by the District Court, by Order dated December 23, 2002. The briefing of the issues is complete and the appeal is pending before the District Court. The Plan Proponents express no opinion as to the outcome of the appeal.

9.	Coordination Between the Debtors, the Committees and the Future Claimants’ Representative

Since their formation, the Committees and the Future Claimants’ Representative have consulted with the Debtors concerning the administration of the Chapter 11 Cases. The Debtors have kept the Committees and the Future Claimants’ Representative informed concerning their operations and have sought the concurrence of the Committees and the Future Claimants’ Representative for actions outside the ordinary course of business.

10.	Implementation of Process for Resolution of Inter-Creditor Issues

Shortly after the Petition Date, the Debtors’ counsel began an extensive review of the facts and circumstances relating to certain potential inter-creditor issues (the “Inter-Creditor Issues”), including issues relating to the Guarantees (the “Subsidiary Guarantees”) entered into by the Subsidiary Guarantors under the 1997 Credit Agreement, which include a number of the Debtors and certain Non-Debtor Subsidiaries. (See Section V.G.3(c) of this Disclosure Statement for further discussion of the adversary proceedings filed in the Chapter 11 Cases to avoid and set aside or equitably subordinate the Claims of the Bank Holders under the Subsidiary Guarantees as fraudulent conveyances.) The Inter-Creditor Issues include any and all claims, objections, motions, contested matters, adversary proceedings or any other proceedings involving, related to or affecting issues of the amount, validity, enforceability or priority of Claims by the Bank Holders against any of the Debtors or any Non-Debtor Subsidiary (to the extent the Bankruptcy Court has jurisdiction to affect the Claims against Non-Debtor Subsidiaries) which is a Subsidiary Guarantor of the Debtors’ obligations to the Bank Holders, including without limitation: (a) any claims relating to substantive consolidation of the Debtors; (b) any claims relating to the validity, enforcement or priority of the Pre-petition Bonds; (c) any claims relating to the validity or enforceability of a License Agreement, dated as of October 1, 1991, by and between OCD and OCFT (as amended) and a License Agreement, dated as of April 27, 1999, by and between OCFT and Amerimark; (d) any claims regarding the amount, validity, enforceability or priority of the Subsidiary Guarantees; (e) any claims against any direct or indirect Subsidiary of OCD in respect of OCD’s asbestos liability; and (f) any claims as to the amount, validity, enforceability, priority or avoidability of any intercompany transfers.

The Debtors’ counsel advised the various creditor constituencies that the manner of resolution of Inter-Creditor Issues could materially impact their respective recoveries. To assist the various creditor constituencies in their analysis of the Inter-Creditor Issues, the Debtors proposed a process by which the corporate and financial interrelationships between the

Subsidiary Debtors and the Non-Debtor Subsidiaries could efficiently be reviewed. The Debtors’ goal was to inform the creditor constituencies about these issues in order to initiate negotiations and thus avoid a litigated resolution of the complex legal and factual issues, or in the event that a consensual resolution could not be reached, to provide an efficient manner for conducting factual discovery.

To facilitate a consensual resolution of the Chapter 11 Cases, in the spring of 2001, the Debtors voluntarily agreed to produce a documentary record that would aid in this review. During the period between July 2001 and October 2001, the Debtors produced a large volume of documents designed to be a compilation of relevant documents that would be useful in reviewing and investigating each Debtor or Subsidiary Guarantor’s corporate history, major creditor relationships, and significant cash and value transfers (the “Inter-Creditor Project”).

The Debtors established an information and document depository (the “Information Depository”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in New York City. Over four hundred-fifty thousand pages of information and materials have been deposited in the Information Depository, available to be reviewed by those who entered into a confidentiality agreement with the Company (the “Participating Parties”), which confidentiality agreements were necessary to assure the protection of privileged and confidential material included in the production of documents to the Information Depository.

In addition to the Information Depository, the Debtors also created a secure, web-enabled database by which the Participating Parties were able to access the same documents and materials located in the Information Depository.

After the initial production of the Debtors’ documents and materials described above, the parties formalized the Inter-Creditor Project. On September 24, 2001, the Debtors proposed an “Inter-Creditor Stipulation and Order,” which the Bankruptcy Court adopted on such date after hearing from the various creditor constituencies. The Inter-Creditor Stipulation and Order delineated a schedule for additional discovery regarding the investigation of the Inter-Creditor Issues. The Inter-Creditor Stipulation and Order also directed the Debtors to provide a report to the Court at each omnibus hearing regarding the status of compliance with the Inter-Creditor Stipulation and Order.

Pursuant to the Inter-Creditor Stipulation and Order, on October 20, 2001, the Debtors and the Participating Parties exchanged written discovery requests. The Debtors searched for documents potentially relevant to such requests at the Company’s headquarters, at its off-site storage facility in Toledo, Ohio, at its off-site storage facility in Granville, Ohio, and at the offices of certain of the Debtors’ outside professionals. Debtors’ counsel responded to the request for documents.

In addition to the Debtors’ production, in December, 2001, and January, 2002, the Participating Parties commenced document production in response to the requests received from the other Participating Parties.

In January and February, 2002, the Debtors and the Participating Parties met to discuss the results of their review and to share their views regarding the issues. The Debtors and other Participating Parties identified certain issues and entities for further investigation and resolution.

On February 19, 2002, the Pre-petition Agent under the 1997 Credit Agreement filed a statement (the “Statement”) regarding the resolution of Inter-Creditor Issues. The Statement requested the implementation of a process designed to result in the efficient resolution of questions relating to the value of the Subsidiary Guarantors.

On February 22, 2002, the Debtors filed a Status Report recommending that the Inter-Creditor Project proceed. More specifically, the Debtors proposed that they develop proposed factual stipulations and proffer them to the other Participating Parties pursuant to a specific schedule. Further, the Debtors urged the continuance of the monthly meetings with the Participating Parties and the presentation of status reports to the Court.

By Order dated March 18, 2002 (the “Inter-Creditor Issues Order”), the Bankruptcy Court established a schedule for addressing the resolution of Inter-Creditor Issues. The schedule established the dates on which the Debtors were to submit to the Participating Parties certain proposed factual stipulations, generally concerning corporate history and governance, management and business operations, the financial condition of the entities, and relationships with Affiliates, the dates on which the Participating Parties were to provide the Debtors with responses and comments to the proposed factual stipulations, and the dates of the circulation by the Debtors of a revised version of the proposed factual stipulations. At a hearing on June 20, 2002, the Bankruptcy Court authorized the filing of the stipulations under seal if the parties so desired.

In June 2002, Blue Ridge Investments LLC (“Blue Ridge”) moved, in part, to compel the Debtors to comply with the Inter-Creditor Stipulation and Order and the Inter-Creditor Issues Order and sought to be deemed a Participating Party. Following a hearing on Blue Ridge’s motion, the Debtors and Blue Ridge agreed to a consensual resolution of the motion, which was approved by the Court on August 26, 2002, whereby upon executing a confidentiality agreement, Blue Ridge was granted full access to the Information Depository and was also entitled to receive and comment on the proposed Stipulations of Fact concerning Integrex. Blue Ridge was also entitled to receipt of the final stipulations of fact concerning OCFT, OCD, IPM and Fibreboard.

In response to the Inter-Creditor Issues Order, the Debtors submitted their proposed factual stipulations with respect to OCFT, IPM, OCD, Integrex and Fibreboard to the Participating Parties; the Participating Parties responded and commented on the proposed factual stipulations and the Debtors circulated revised versions of each of the proposed factual stipulations.

Pursuant to the Inter-Creditor Issues Order, with certain modified deadlines, the Debtors filed, under seal, the following Final Stipulations:

(1)	On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OC, and Document Summaries.

(2)	On November 21, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Integrex, and Document Summaries.

(3)	On December 18, 2002, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning IPM, Inc., and Document Summaries.

(4)	On January 7, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning Fibreboard Corporation.

(5)	On January 16, 2003, the Debtors filed, under seal, Stipulations and Objections to Proposed Stipulations of Fact Concerning OCFT, and Document Summaries.

At the omnibus hearing on January 27, 2003, the Debtors’ counsel advised the Court that, as a result of the Inter-Creditor Project, approximately 4,500 proposed stipulations had been filed with the Court.

11.	Consolidation of Five Asbestos Bankruptcy Cases Before Judge Wolin, Subsequent Recusal of Judge Wolin, Deconsolidation of the Five Asbestos Bankruptcy Cases, and the Appointment of Judge Fullam

(a)	Asbestos-Related Chapter 11 Cases in Delaware

On November 27, 2001, five asbestos-related Chapter 11 cases pending in the District of Delaware (the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc. (“Armstrong”), W.R. Grace & Co. (“Grace”), Federal-Mogul Global, Inc. (“Federal-Mogul”), and USG Corporation (“USG”)) were ordered transferred from the Bankruptcy Court to the United States District Court for the District of Delaware and were assigned to the Honorable Alfred M. Wolin of the United States District Court for the District of New Jersey (sitting by designation) to facilitate development and implementation of a coordinated plan for management of the cases.

On December 10, 2001, the District Court entered an order referring these Chapter 11 Cases back to the Bankruptcy Court for resolution, subject to the District Court’s ongoing right to withdraw such referral with respect to any proceedings or issues.

The case issues were allocated between the District Court and the Bankruptcy Court as follows:

District Court: Future and present asbestos claims, valuation and litigation analysis (if the parties were unable to consensually resolve them in an agreed-upon time frame); co-defendant asbestos issues; Section 524(g) trust and trust distribution provisions; asbestos automatic stay matters; and asbestos bar date matters.

Bankruptcy Court: Inter-Creditor Issues; retention, fee application, employee, environmental, cash management, tax, executory contract and lease matters, avoidance actions, utilities, asset acquisitions and dispositions, business operational matters, bank claims and litigation, intellectual property and licenses, non-asbestos automatic stay and claims matters, settlements of bonded asbestos appeals, and NSP settlement escrow issues.

(b)	Withdrawal of the Reference

On December 23, 2002, Judge Wolin signed an order (the “Case Management Order”) withdrawing the reference with respect to the adversary proceeding captioned Owens Corning, et al. v. Credit Suisse First Boston, et al., No. 02-5829 (the “Bank Holders Action”, also referred to by Judge Wolin as the “Bank Guarantee Adversary”) and the Debtors’ Motion for Approval of Substantive Consolidation as Part of Proposed Chapter 11 Plan of Reorganization (the “Substantive Consolidation Motion”), which was filed on January 17, 2003. Under the Case Management Order, the Honorable Judith K. Fitzgerald was appointed settlement judge for the two matters for which the reference was withdrawn. Professor Francis McGovern was appointed mediator for those same matters and the parties were directed to appear for mediation. In addition, the Court appointed William A. Drier, Esquire, as Special Master for limited purposes related to discovery.

(i)	Substantive Consolidation

The Court scheduled a hearing on the Substantive Consolidation Motion, as part of the proceedings concerning confirmation of the pending version of the plan of reorganization. The proceedings began on April 8, 2003, and concluded on May 2, 2003. The hearing on the Substantive Consolidation Motion was for the purpose of taking evidence regarding the positions of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the Unsecured Creditors’ Committee, the Committee Representatives of the Interests of Bondholders and Trade Creditors, and CSFB as Agent for the Bank Holders with respect to the Bank Holders’ opposition to the substantive consolidation provisions of the pending plan. Before issuing a decision, Judge Wolin recused himself from the Chapter 11 Cases. See Section V.F.11(e). On October 15, 2004, following a review of the transcripts and exhibits from the substantive consolidation proceedings before Judge Wolin, a review of post-hearing briefs, and oral argument, Judge Fullam issued the Substantive Consolidation Order granting the Substantive Consolidation Motion. On August 15, 2005, the Third Circuit reversed the Substantive Consolidation Order. Petitions for rehearing were denied by the Third Circuit on September 28, 2005. On or about December 16, 2005, the Bondholders and Trade Creditors of the Debtors filed an Application to Extend Time to file the Petition for Writ of Certiorari, which was granted by the Supreme Court of the United States. On December 23, 2005, the Future Claimants’ Representative filed a Petition for Writ of Certiorari with the Supreme Court. As of the date hereof, such writ is pending.

(ii)	Bank Holders Action

A hearing on the Bank Holders Action was scheduled to commence in April 2003, but was subsequently postponed. The Bank Holders Action was to include the taking of evidence regarding the positions of the parties on the validity, extent and value of the Subsidiary Guarantees for the purpose of determining any benefits and harms resulting from the substantive consolidation provisions of the Plan. No hearing has been scheduled on this matter as of the date of this Disclosure Statement. Under the Plan, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, the Bank Holders Action would be dismissed with prejudice.

(c)	The Appointment of Consultants

By order dated December 28, 2001 (the “Consultants Order”), the District Court ordered that William A. Drier, Esq., David R. Gross, Esq., C. Judson Hamlin, Esq., John E. Keefe, Esq., and Professor Francis E. McGovern be designated as court appointed consultants (the “Court Appointed Consultants”) to advise the District Court and to undertake, in connection with the Chapter 11 Cases of the Debtors and the cases of Armstrong World Industries, Inc., W.R. Grace & Co., Federal-Mogul Global, Inc., and USG Corporation, such responsibilities, including by way of example and not limitation, mediation of disputes, holding case management conferences, and consultation with counsel, as the District Court may delegate to them individually. The Consultants Order also provided that the District Court could, without further notice, appoint any of the Court-Appointed Consultants to act as a special master (“Special Master”) to hear any disputed matter and to make a report and recommendation to the District Court on the disposition of such matter. By the same Order, the District Court ordered that the fees of the Court Appointed Consultants and Special Masters are to be borne by the Debtors in such manner and apportionment as the District Court or the bankruptcy court of each respective case may direct.

During the recusal proceedings, discussed below, the impartiality of certain of the Court Appointed Consultants was challenged based on their involvement in the Chapter 11 case of G-I Holdings, Inc. The Court Appointed Consultants as a group became functionally obsolete after May 2002, although Judge Wolin did not dismiss the Court Appointed Consultants by formal order.

(d)	The Appointment of a Mediator

Consistent with the terms and purpose of the Consultants Order, on June 17, 2002, the Debtors filed a motion seeking an order appointing Professor Francis E. McGovern as mediator (“Mediator”) nunc pro tunc to May 1, 2002, and directing the Mediator to report periodically to the District Court and Bankruptcy Court during the pendency of the Chapter 11 Cases on the status of the mediation process between the Committees. The Bankruptcy Court appointed Professor McGovern as Mediator, effective May 1, 2002, and ordered that the Mediator report periodically to the District Court and/or the Bankruptcy Court (as may be determined by the circumstances or by future orders of either court) on the status of the negotiations between the parties. The Bankruptcy Court further ordered that the Mediator not serve as Special Master to hear disputed matters and report to the Bankruptcy Court or the District Court on any matters on which he previously served as mediator, or on any matter materially related thereto, and not serve as Mediator on any disputed matter on which he previously heard and reported to the Bankruptcy Court or the District Court as a Special Master, or on any matter materially related thereto.

Pursuant to Judge Wolin’s December 23, 2002 Order directing mediation, the Debtors, the Bank Holders, the Committee Representatives of the Interests of Bondholders and Trade Creditors, the Committees and the Future Claimants’ Representative reported for mediation.

On June 16, 2004, the Debtors filed a certification of counsel, together with a stipulation and order (the “Stipulation”) terminating the services of the Mediator, effective June 30, 2004 on the basis that the Mediator’s duties had been fulfilled in the Chapter 11 Cases, with the exception of the mediation of property damage claims. On June 25, 2004, Kensington International Limited and Springfield Associates LLC, and Angelo Gordon & Co., on behalf of certain managed funds and accounts, filed a statement with respect to the Stipulation, but did not object to the termination of Professor McGovern.

(e)	Proceedings Leading to the Recusal of Judge Wolin

On or about October 10, 2003, Kensington International Limited (“Kensington”) and Springfield Associates, LLC (“Springfield”) (collectively, the “Petitioning Bank Holders”), two assignees of lenders under OC’s 1997 Credit Agreement, filed a motion to recuse Judge Wolin from further participation in the Chapter 11 Cases. On October 28, 2003, the Petitioning Bank Holders filed a Petition for Writ of Mandamus with the Third Circuit, seeking an order from the Third Circuit compelling Judge Wolin to recuse himself. Motions for recusal and petitions for mandamus were also filed by various parties in Grace and USG. The Third Circuit stayed all proceedings before Judge Wolin, which stay remained in effect until the conclusion of the recusal proceedings. The Plan Proponents and other parties in the Chapter 11 Cases, as well as various parties in Grace and USG, opposed the petitions. On December 18, 2003, after briefing and argument, the Third Circuit issued an opinion sending the matters back to Judge Wolin for expedited discovery, briefing, argument and decision. On February 2, 2004, Judge Wolin denied the various motions seeking his recusal.

After further briefing and argument, on May 17, 2004, the Third Circuit entered an order requiring Judge Wolin to recuse himself from further participation in the Chapter 11 Cases, Grace and USG, and vacated the stay of proceedings in the District Court.

(f)	Designation and Assignment of Judge Fullam

Following the recusal of Judge Wolin, on May 27, 2004, the Third Circuit designated and assigned Judge John P. Fullam of the United States District Court for the Eastern District of Pennsylvania to the Chapter 11 Cases. The Third Circuit designated and assigned other judges to preside over the other asbestos bankruptcy cases that had previously been consolidated under the terms of the administrative consolidation before Judge Wolin, effectively terminating the consolidation.

12.	Extension of Exclusive Right to File and Confirm a Plan

Section 1121(b) of the Bankruptcy Code provides for an initial 120-day period after the Petition Date within which the Debtors have the exclusive right to file a plan of reorganization in their cases (the “Exclusive Period”). Section 1121(c) of the Bankruptcy Code further provides for an initial 180-day period after the Petition Date within which the Debtors have the exclusive right to solicit and obtain acceptances of a plan filed by the Debtors during the Exclusive Period (the “Solicitation Period,” and together with the Exclusive Period, the “Exclusive Periods”). Pursuant to the provisions of Section 1121 of the Bankruptcy Code, the Debtors’ Exclusive Period expired on February 2, 2001, and the Solicitation Period expired on April 3, 2001.

By motions filed with the Bankruptcy Court, the Debtors have requested multiple extensions of the Exclusive Periods. The Debtors requested such extensions in light of the unique procedural posture of these cases and to afford the Debtors additional time to develop, negotiate and propose a plan of reorganization. In certain instances, certain creditor groups lodged limited objections and/or responses to the Debtors’ request for extensions.

On December 23, 2002 Judge Wolin issued an Order partially withdrawing the reference and directed the Debtors to file their plan of reorganization on or before January 17, 2003. On January 17, 2003, the Debtors, together with the Asbestos Claimants’ Committee and the Future Claimants’ Representative, filed a plan within the Exclusive Period. On March 7, 2003, the Debtors filed a motion seeking extension of the Solicitation Period through September 30, 2003. By Order dated May 12, 2003, the Court extended the Solicitation Period to November 30, 2003. On March 13, 2003, the Debtors filed a motion seeking an extension from March 14, 2003, until March 31, 2003, to file their proposed disclosure statement. By Order dated April 22, 2003, the Court further extended until March 31, 2003 the Debtors’ time to file their disclosure statement. The proposed disclosure statement was filed on March 28, 2003. Several hearings on the disclosure statement were held from June, 2003 through November 2003. On December 2, 2003, the Bankruptcy Court entered an Order approving the disclosure statement, subject in part to “the issuance of an order by the District Court, or such other court with appropriate jurisdiction after notice, that the Disclosure Statement shall be circulated for voting ….” Due to a series of events, including the issuance of a stay by the Third Circuit during the Recusal Proceedings, the litigation in the District Court regarding substantive consolidation and the subsequent appeal of the Substantive Consolidation Order, and asbestos claims estimation litigation, the previous disclosure statement and plan were not circulated for voting.

On September 29, 2005, the Debtors filed a request for an extension of the Exclusive Periods through and including January 31, 2006, without prejudice to the Debtors’ right to seek further extensions. CSFB, as Agent, filed a limited objection to the motion and certain bondholders filed a response. By Order dated November 14, 2005, the Court extended the Exclusive Periods through and including January 31, 2006, without prejudice to (i) the Debtors’ right to seek further extensions of the Exclusive Periods and (ii) the right of parties-in-interest to seek to terminate or modify the Exclusive Periods.

On or about the date hereof, the Debtors filed a request for a further extension of the Exclusive Periods, without prejudice to the Debtors’ right to seek further extensions. The hearing on this request is scheduled for January 30, 2006.

13.	Extension of Time to Remove Actions

The Debtors are parties to numerous judicial and administrative proceedings currently pending in multiple forums throughout the country (collectively, the “Actions”). The Actions involve a wide variety of claims. Pursuant to 28 U.S.C. § 1452 and Bankruptcy Rule 9027(a)(2), the Bankruptcy Court has entered orders extending the time period within which the Debtors may review Actions and determine whether to remove them to the District Court or the Bankruptcy Court. The date by which the Debtors must file notices of removal under Bankruptcy Rule 9027(a)(2)(A) has been extended through and including the later of (a) thirty (30) days after confirmation of a plan of reorganization, or (b) thirty (30) days after the entry of an order terminating the automatic stay with respect to the particular action sought to be removed.

14.	Summary of Claims Process and Bar Dates

(a)	Schedules and Statements of Financial Affairs

As part of their first day motions, the Debtors filed a motion requesting additional time to file their SOFAS. Such motion was granted by Order of the Bankruptcy Court dated October 6, 2000, and the Debtors were granted an extension until November 24, 2000. On November 22, 2000, the Debtors filed separate SOFAS for OCD and each of the 17 Subsidiary Debtors. Among other things, the SOFAS set forth the Claims of known creditors against each of the Debtors as of the Petition Date, based upon the Debtors’ books and records.

On November 20, 2001, the Debtors filed Amended and Restated Schedules of Assets and Liabilities (the “Amended Schedules”) for OCD and each of the 17 Subsidiary Debtors. The Amended Schedules amended and wholly superseded the Schedules filed by the Debtors in November 2000. Revisions to the Amended Schedules were filed on January 30, 2002 for certain of the Debtors.

Exclusive of asbestos-related personal injury and wrongful death claims, the total amount of liabilities listed in the Debtors’ Amended Schedules was approximately $8,470 million, consisting of $1,460 million of pre-petition bank debt; $1,338 million of pre-petition bond debt; $190 million of pre-petition trade debt; $10 million of pre-petition tax debt; and $5,270 million in pre-petition intercompany debt and $212 million in other pre-petition debt.

(b)	General Claims Bar Date and Proofs of Claim

The Bankruptcy Court set April 15, 2002 as the last date by which holders of certain pre-petition Claims against the Debtors were required to file Proofs of Claim (the “General Bar Date”). The General Bar Date did not apply to certain claims, including intercompany claims, Asbestos Personal Injury Claims other than OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. Pursuant to Order of the Bankruptcy Court dated November 27, 2001, any holder of a Claim that was required to but failed to file a Claim on or before the General Bar Date was barred from asserting such Claim against any of the Debtors and will not participate in any distribution in the chapter 11 Cases on account of such Claim.

Pursuant to notice procedures approved by the Bankruptcy Court, the Debtors sent approximately 204,000 Proof of Claim forms and notices of the General Bar Date to known claimants and their attorneys, and published notice of the General Bar Date twice in the national and (if applicable) international editions of The New York Times, The Wall Street Journal and USA Today; once in approximately 250 regional or local newspapers in the areas in which the Debtors had significant business operations at the time of publication; and once in approximately 35 trade publications in the primary lines of business in which the Debtors operate or formerly operated.

In response to the General Bar Date, approximately 25,000 Proofs of Claim, including late-filed claims, were filed with the Claims Agent and/or Bankruptcy Court, asserting approximately $16.6 billion of aggregate liabilities. The Debtors are investigating these claims to determine their validity. As to the obligations under the 1997 Credit Agreement, the claim total reflects only a single claim (in the amount of approximately $1.6 billion) although the holders have asserted this claim against Owens Corning and each of six other Debtors that issued a guarantee with respect to the 1997 Credit Agreement.

As of September 30, 2005, the Debtors had identified approximately 16,000 claims, asserting approximately $8.6 billion of aggregate liabilities, which they believed should be disallowed by the Bankruptcy Court, primarily because such claims appear to be duplicate or amended claims or claims that are not related to any of the Debtors’ cases (the “Currently Disputed Claims”). Owens Corning has filed omnibus objections to certain of these Currently Disputed Claims and likely will file additional objections. As of September 30, 2005 approximately 7,000 of the Currently Disputed Claims totaling approximately $5.7 billion had either been disallowed by the Bankruptcy Court or withdrawn by the claimants. In addition, other Currently Disputed Claims had been voluntarily reduced by the claimants by approximately $1.8 billion. While the Bankruptcy Court will ultimately determine liability amounts, if any, that will be allowed as part of these Chapter 11 Cases, the Debtors believe that all or substantially all of these claims will be disallowed.

As of the date of the filing of this Disclosure Statement, the Debtors have filed thirty-eight omnibus claim objections, as well as individual objections to various other specific proofs of claim.

In addition to the Currently Disputed Claims described above, the remaining Proofs of Claim included approximately 9,000 claims, totaling approximately $8.0 billion. As of September 30, 2005 approximately 1,000 of the remaining claims totaling approximately $0.4 billion had either been withdrawn by the claimants, disallowed by the Bankruptcy Court, or otherwise resolved, and other such claims had been reduced by the claimants by approximately $0.3 billion. The remaining claims consist of:

•	Approximately 2,900 OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims, totaling approximately $1.4 billion of asserted liabilities.

•	Approximately 100 OC Asbestos Property Damage Claims, OC Indirect Asbestos Property Damage Claims, FB Asbestos Property Damage Claims and FB Indirect Asbestos Property Damage Claims. Based upon their historic experience with respect to asbestos-related property damage claims, the Debtors do not anticipate significant liability from such claims. See discussion, below.

•

Approximately 5,000 claims, totaling approximately $5.3 billion, alleging rights to payment for financial, environmental, trade and other matters (the “General Claims”). The Company has previously recorded approximately $3.5 billion in liabilities for these claims. The General Claims with the largest variance from the recorded amounts are: claims by the United States

Department of Treasury, totaling approximately $538 million, in connection with taxes; a contingent claim for approximately $458 million by the Pension Benefit Guaranty Corporation (the “PBGC”); claims for contract rejections, totaling approximately $95 million, of which approximately $28 million are protective claims covering contracts which have not yet been rejected by the Debtors; a $275 million class action claim involving alleged problems with a specialty roofing product, which claim the Debtors do not believe is meritorious based upon their historic experience with servicing their warranty program for such product; and environmental claims, totaling approximately $109 million.

As indicated, the above-cited date reflects claim status as of September 30, 2005. See Appendix E-1, for claims data as of November 30, 2005.

(c)	Asbestos Property Damage Claims

Holders of OC Asbestos Property Damage Claims were required to file Proofs of Claim by the April 15, 2002 General Bar Date. OCD received over 300 property damage Proofs of Claim. Of these, approximately 65 claims asserted aggregate damages of approximately $730 million, including the claim of the State of Louisiana in the amount of $582 million. The remaining claims did not provide a claimed amount and provided almost no documentation to support their claim or to allow the Debtors to estimate the value of their claim. On January 7, 2003, the Debtors filed a motion for an order establishing case management procedures for asbestos-related property damage claims requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Bankruptcy Court entered an Order Establishing Case Management Procedures for Asbestos-Related Property Damage Claims (the “Asbestos-Related Property Damage Case Management Order”) which required, in part, that each holder of an OC Asbestos Property Damage Claim provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims. Many OC Asbestos Property Damage claimants failed to respond to the Asbestos-Related Property Damage Case Management Order. Following the dismissals of those claims by the Bankruptcy Court, as well as voluntary withdrawals of numerous other OC Asbestos Property Damage Claims, approximately 35 claims remained against OCD.

On July 8, 2005, the Bankruptcy Court dismissed the OC Asbestos Property Damage Claim of the State of North Dakota on the grounds that it was barred by a North Dakota statute that required all State of North Dakota asbestos property damage claims to be brought by August 1, 1997. Since North Dakota’s claims against Owens Corning were not brought until 2002, the Bankruptcy Court ruled that the claim was untimely. Claimant North Dakota appealed that order, which was affirmed by the District Court (Fullam, J.) on October 11, 2005. North Dakota filed a Notice of Appeal to the Third Circuit. OC believes the appeal is without merit and will oppose the appeal.

On September 29, 2005, the Bankruptcy Court entered the Revised Order Establishing Case Management Procedures For Asbestos-Related Property Damage Claims (the “Revised Order Establishing Case Management Procedures For Asbestos-Related Property

Damage Claims”) which, in part, set deadlines for the production of supporting information by the remaining Property Damage Claimants.

As a result of dismissals, voluntary withdrawals and 20 settlements in principle for an aggregate value of $100,000, there are as of the date of this Disclosure Statement approximately six remaining Property Damage Claims against OCD with a claimed value of $74.3 million. Prior to the Petition Date, OCD had six pending property damage claims, four of which had been dormant for several years, and had resolved 93% of all property damage claims against it for $0 per claim. The Debtors also note that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Given the lack of information, the remaining OC Asbestos Property Damage Claims at this time, the Debtors cannot estimate the likely amount of Allowed OC Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $1 million and $5 million. This estimated amount may be revised based on Debtors’ analysis of the information provided pursuant to the Revised Order Establishing Case Management Procedures for Asbestos-Related Property Damage Claims.

Holders of FB Asbestos Property Damage Claims were required to file Proofs of Claim by the General Bar Date. Fibreboard received over 275 property damage Proofs of Claim, 26 of which collectively asserted damages in excess of $592 million. One of these claims was filed by the State of Louisiana in the amount of $582 million. The State of Louisiana also filed a claim in the same amount against OCD, but the Debtors understand that the State of Louisiana believes it has a single claim against the Debtors in the aggregate amount of $582 million. The Bankruptcy Court dismissed 11 of these claims after the Debtors filed objections. The remaining claims did not state a claimed amount and provided almost no documentation to support their claim or to enable Fibreboard to estimate the value of their claims. The Debtors filed a motion for a case management order requesting that property damage claimants be required to provide the Debtors with basic supporting evidence to enable the Debtors to value their claims. On March 31, 2003, the Court entered Asbestos-Related Property Damage Case Management Order which required, in part, that each holder of an FB Asbestos Property Damage Claim provide the Debtors with certain supporting evidence within 120 days of the date of the Order to enable the Debtors to value their claims. Many FB Asbestos Property Damage claimants failed to respond to the Asbestos-Related Property Damage Case Management Order. Following the dismissals of those claims by the Bankruptcy Court, as well as voluntary withdrawals of numerous other OC Property Damage Claims, approximately 30 claims remained against Fibreboard.

On July 8, 2005, the Bankruptcy Court dismissed the FB Asbestos Property Damage Claim of the State of North Dakota on the grounds that it was barred by a North Dakota statute that required all State of North Dakota asbestos property damage claims to be brought by August 1, 1997. Since North Dakota’s claims against Fibreboard was not brought until 2002, the Bankruptcy Court ruled that the claim was untimely. Claimant North Dakota appealed that order, which was affirmed by the United States District Court for the Eastern District of Pennsylvania (Fullam, J.) on October 11, 2005. North Dakota filed a Notice of Appeal to the

United States Court of Appeal for the Third Circuit. Fibreboard believes the appeal is without merit and will oppose the appeal.

On September 29, 2005, the Bankruptcy Court entered the Revised Order Establishing Case Management Procedures For Asbestos-Related Property Damage Claims (the “Revised Order Establishing Case Management Procedures For Asbestos-Related Property Damage Claims”) which, in part, set deadlines for the production of supporting information by the remaining Property Damage Claimants.

As a result of dismissals, voluntary withdrawals and 21 settlements in principle for an aggregate value of $105,000, there are as of the date of this Disclosure Statement approximately four remaining Property Damage Claims against FB with a claimed value of approximately $3.4 million. As of the Petition Date, only six property damage claims were pending against Fibreboard, four of which had been dormant for more than five years. Prior to the Petition Date, Fibreboard had resolved 92% of all property damage claims against it for $0 per claim. Fibreboard also notes that in other asbestos bankruptcies in which hundreds of property damage claims were filed, such claims were resolved for substantially less than the claimed amounts. For example, Eagle-Picher Industries received 1,000 property damage proofs of claim asserting $11.5 billion and its plan of reorganization provided only $3 million to resolve such claims. More recently, Armstrong World Industries settled 360 property damage claims (four of which alone asserted claims in excess of $200 million), for $2 million. Of these settled claims, 144 were also asserted against Fibreboard. Given the lack of information on the remaining FB Asbestos Property Damage Claims at this time, the Debtors cannot estimate the likely amount of Allowed FB Asbestos Property Damage Claims with certainty, but believe that such claims will likely be allowed in the aggregate range between $1 million and $3 million. This estimated amount may be revised based on Debtors’ analysis of the information provided pursuant to the Revised Order Establishing Case Management Procedures for Asbestos-Related Property Damage Claims.

(d)	Asbestos Personal Injury Claims Bar Date and Proofs of Claim

As indicated above, the General Bar Date did not apply to asbestos-related personal injury and asbestos-related wrongful death claims, although it did apply to asbestos property damage claims, OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims. A bar date for filing Proofs of Claim against the Debtors with respect to these types of Claims has not been set. Despite this, approximately 3,300 Proofs of Claim in addition to the Claims described above, totaling approximately $2.6 billion, were filed in response to the General Bar Date on account of asserted asbestos-related personal injury and asbestos-related wrongful death claims.

On April 11, 2003, the Unsecured Creditors’ Committee filed a Motion for Order Establishing a Bar Date for Filing Proofs of Claim for Asbestos Claims (“Asbestos Bar Date Motion”), requesting an order establishing a bar date for Asbestos Personal Injury Claims. By Order dated April 25, 2003, Judge Wolin withdrew the reference with regard to the Asbestos Bar Date Motion. The proceedings with regard to the Motion were also stayed pending further Order of the District Court before responses were due. This matter was stayed when the Third Circuit issued an Order staying actions by the District Court during the pendency of the recusal proceedings. Following the designation and assignment of Judge Fullam, on July 27, 2004, CSFB filed a Joinder and Supplement to the Bar Date Motion and the Plan Proponents filed an Opposition.

In the Bar Date Motion and Joinder and Supplement, the supporters of the Bar Date Motion asserted that the Debtors should implement procedures requiring holders of Asbestos Personal Injury Claims to provide evidence with respect to the claims in the manner in which holders of OC Asbestos Property Damage Claims are required to file claims and provide evidence. The Plan Proponents asserted that there were valid reasons for the different approaches to these claims including the fact that prior to the Petition Date, OC had only six property damage claims, four of which had been dormant for over five years, while it faced hundreds of thousands of pending and future Asbestos Personal Injury Claims. In addition, the Plan Proponents noted that the OC Asbestos Property Damage Claims will not be channeled to a trust and will receive distributions as Class A6-A Claims. In order to resolve these claims and reduce reserves needed to be maintained for Disputed Claims, the Debtors commenced the process of analyzing the OC Asbestos Property Damage Claims as part of the claims review and objection process. Because the determination of Asbestos Personal Injury Claims will be governed by the Asbestos Personal Injury Trust Distribution Procedures after confirmation, as required by Section 524(g), the Plan Proponents contend that there is no valid reason for the Debtors to supplant the function of the Asbestos Personal Injury Trust Distribution Procedures.

On August 2, 2004, CSFB filed a motion seeking to withdraw the reference of the Chapter 11 Cases and to refer to the Bankruptcy Court only specified matters. The Debtors, the Future Claimants’ Representative and the Asbestos Claimants’ Committee filed oppositions to this motion. On August 19, 2004, the District Court (Fullam, J.) heard argument on CSFB’s motion to withdraw the reference. On August 19, 2004, the District Court entered an order withdrawing the reference only with respect to the asbestos valuation process, including discovery and scheduling issues. That same day, the District Court entered a scheduling order for the claims estimation hearing which stated that data previously available including Debtors’ claim history, its experience in other cases, viewed in light of the expert testimony at the scheduled hearing “should probably suffice” for claims estimation purposes. The Order by the District Court added that if it determined that additional information was needed, it would reconsider its Order. No such reconsideration occurred. A hearing on estimation commenced on January 13, 2005. The District Court issued an Order in the claims estimation hearing on March 31, 2005 without revisiting whether additional information was required. Thus, the issuance of a decision without reconsideration of its earlier ruling in effect denied the Asbestos Bar Date Motion.

(e)	Claim Summaries

The Debtors have recorded liability amounts for those claims that can be reasonably estimated and which they believe are probable of being allowed by the Bankruptcy Court. At this time, it is impossible to reasonably estimate the value of all the claims that will ultimately be allowed by the Bankruptcy Court, due to the uncertainties of the Chapter 11 process, the in-progress state of the Debtors’ investigation of submitted claims, and the lack of documentation submitted in support of many claims. The Debtors continue to evaluate claims filed in the Chapter 11 Cases and will make such adjustments as may be appropriate.

Although the Debtors’ review of all Claims filed is anticipated to be completed after the Confirmation Date, based on their analysis of the Claims thus far, the Debtors have estimated the Claims that are likely to become Allowed Claims. Such estimates have been prepared on a Debtor-by-Debtor and Class-by-Class basis and are attached hereto as Appendix E-1. As further described in Appendix E-1, the Debtors’ assignment of Claims as the obligations of specific Debtors has been undertaken in light of the Third Circuit’s reversal of the District Court’s Substantive Consolidation Order, described in Section V.F.11(b)(1). The assignment has been made based upon the Debtors’ books and records and the Debtors’ review of the Claims. Nothing contained in Appendix E-1 is intended to restrict or otherwise affect any creditor’s right to contest any objection by the Debtors to any Claim, including without limitation any objection seeking to have one or more Claims determined to be Allowed against a Debtor which is additional or different than the Debtor to which the Debtors have assigned the Claim.

In addition to Claim amounts discussed above, the Amended Schedules reflected approximately $5,270 million of pre-petition intercompany indebtedness owed by Debtors as of the Petition Date. This intercompany indebtedness is set forth on Appendix E-2 hereto. No bar date has been set for intercompany indebtedness and the Debtor, reserve the right to revise these amounts and/or amend their SOFAs. Moreover, the amounts set forth on Appendix E-2 may be revised on account of pre-petition intercompany indebtedness owed by Debtors for allocations of overhead or expenses, including without limitation, management cost and taxes, among the Debtors.

NOTWITHSTANDING THE DEBTORS’ ESTIMATES, THE ACTUAL AMOUNT OF CLAIMS AGAINST THE DEBTORS THAT ULTIMATELY BECOME ALLOWED CLAIMS WITH RESPECT TO ANY DEBTOR OR ANY CLASS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON APPENDIX E-1 AND/OR E-2, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN AS ESTIMATED IN THIS DISCLOSURE STATEMENT.

15.	Plant Insulation Company Motion to Appoint Examiner

On September 28, 2001, Plant filed a motion (the “Plant Motion”) under Section 1104(c)(2) of the Bankruptcy Code for an order appointing a disinterested examiner to conduct an examination of Fibreboard, including an investigation as to whether Fibreboard assets were diverted to pay OCD debts. Plant alleged that funds which were purportedly set aside for payment of Fibreboard’s asbestos liability had been diverted to pay for certain liability of OCD, or, that when OCD and Fibreboard entered into various joint settlements for liability, disproportionate liability was assessed to Fibreboard. Plant argued that the appointment of an examiner was mandatory pursuant to Section 1104(c)(2) of the Bankruptcy Code, which provides, in part, that “on request of a party in interest…the court shall order the appointment of an examiner to conduct…an investigation of the debtor as is appropriate…if…the debtor’s fixed, liquidated, unsecured debts, other than debts for goods, services, or taxes, or owing to an insider, exceed $5,000,000.” Plant argued that an examiner should be appointed because Fibreboard’s fixed, liquidated, unsecured asbestos debts exceeded $5 million and because there was allegedly reason to believe that assets of the Fibreboard Insurance Settlement Trust had been diverted to help pay OCD’s asbestos debts.

The Plant Motion was opposed by the Debtors, the Future Claimants’ Representative, the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee, all of which filed an objection and/or response to the Plant Motion. A fundamental dispute between Plant and the responding parties was whether Section 1104(c)(2) of the Bankruptcy Code is a mandatory provision which allegedly requires the Bankruptcy Court to appoint an examiner if the $5 million debt threshold is satisfied, or whether the Court retains discretion to deny a request for the appointment of an examiner under these circumstances. The United States Trustee also filed a response to the Plant Motion, stating its position that if the $5 million debt threshold of Section 1104(c)(2) of the Bankruptcy Code is satisfied, the appointment of an examiner is mandatory.

Following a hearing, the Bankruptcy Court denied the Plant Motion for the appointment of an examiner without prejudice, by Order entered March 22, 2002.

On March 27, 2002, Plant filed a notice of appeal of the Bankruptcy Court’s Order. By Order dated December 4, 2002, Judge Wolin granted Plant’s appeal and further ordered that “the Order of the Bankruptcy Court denying Plant’s application for the appointment of an examiner on the ground that no motion for a trustee had been denied by the Bankruptcy Court is hereby vacated solely on the ground upon which it was based….” The District Court remanded the matter to the Bankruptcy Court for further proceedings on Plant’s motion for the appointment of an examiner.

On remand, the Bankruptcy Court directed the parties to file supplemental briefs and, following a hearing on April 8, 2003, the Court entered an Order for the Appointment of an Examiner. The Order directed the United States Trustee to appoint, subject to the Court’s approval, one disinterested person to serve as an examiner and further ordered that “the examiner is not to perform any task or take up any duty or in any way perform any work or incur cost to the estate without further order of the Court.”

On May 2, 2003, Plant filed an appeal of the Order appointing an examiner. On May 5, 2003, Shirley Gore, an individual asbestos claimant, also filed an appeal, although this appeal is not docketed in the District Court. The Debtors and the Futures Claimants’ Representative are opposing the appeal. The Plant appeal was docketed in the District Court on October 20, 2003, shortly before the Third Circuit issued its stay of all proceedings before Judge Wolin in the recusal proceedings. Even though the Third Circuit’s stay is no longer in effect, no further action has occurred with respect to these appeals.

16.	Environmental Claims Arising Under Environmental Laws

The Debtors have been deemed by the United States Environmental Protection Agency (“EPA”) to be a Potentially Responsible Party (“PRP”) with respect to certain third-party sites under the Comprehensive Environmental Response, Compensation and Liability Act (“Superfund”). The Debtors have also been deemed a PRP under similar state or local laws. In other instances, other PRPs have made Claims against the Debtors as a PRP for contribution under such federal, state or local laws or under contractual agreements.

The Debtors have established reserves for their Superfund (and similar state, local and private action) contingent liabilities. In connection with the Filing, the Debtors have initiated a program to identify and discharge contingent environmental liabilities as part of their Plan. Under the program, the Debtors sought settlements, subject to approval of the Bankruptcy Court, with various federal, state and local authorities, as well as private claimants. The Debtors will continue to review environmental reserves in light of such program and make such adjustments as may be appropriate.

The Debtors are involved with environmental investigation or remediation at a number of other sites at which they have not been designated a PRP, particularly sites that they formerly owned or operated. Environmental conditions at currently owned and/or operated sites are being addressed in the ordinary course of the Debtors’ business.

As of the General Bar Date, approximately 100 Proofs of Claim asserting liabilities arising under environmental laws had been filed with the Bankruptcy Court. Many of such Proofs of Claim did not state a dollar amount. Many of the Proofs of Claim that did state an amount assert liabilities beyond which the Debtors believe they could reasonably be held liable, if any liability exists, in that (a) they seek recovery of the total costs of cleanup at sites where numerous parties other than the Debtors were also jointly and severally liable, or (b) they originated from multiple parties potentially liable at the same site. Claims arising under environmental laws relating to conduct of the Debtors before the Petition Date consisted of (a) Claims by the EPA against the Debtors for the costs of environmental investigation and clean up of sites that may have been contaminated as a result of releases of hazardous substances by the Debtors, including releases at third-party disposal sites used by the Debtors; (b) similar Claims by State and local environmental agencies; (c) Claims by private parties against the Debtors asserting contribution or indemnification claims with respect to cleanup costs under statutory law or contractual agreements; and (d) enforcement actions by federal, state and local environmental authorities with respect to alleged violations of environmental laws. The Debtors have been involved in negotiations to resolve as many of these Claims as possible. As of the present date, nearly half of the Claims have been resolved. In addition, in some cases where a Proof of Claim has not been filed, but where regulatory authorities are likely to exercise their police and regulatory authority against the Debtors with respect to environmental conditions, such as sites currently or formerly owned by the Debtors, the Debtors have been negotiating with regulatory authorities regarding environmental investigation and remediation.

(a)	Resolved as Allowed Class A6-A Claims

(i) EPA Claims

The Debtors and the EPA signed a proposed agreement to resolve EPA’s Claims at most of the sites where waste materials of the Debtors were disposed before the Petition Date and, consequently, for which the Debtors may be liable for cleanup and related costs. The proposed Environmental Settlement Agreement between the Debtors and the EPA quantifies liability at existing known sites as pre-petition Claims, with respect to some of which the EPA would have an Allowed Class A6-A Claim (the “Liquidated Sites”). The proposed Environmental Settlement Agreement with the EPA also contains a provision that waste disposal sites, used by the Debtors before the Petition Date, that are not discovered until after confirmation of the Plan or where the Debtors’ use of the site has been confirmed but an allocable share of liability cannot yet be determined (known as “Additional Sites”), will be paid by the Reorganized Debtors at the rate of distribution for Allowed Class A6-A Claims. The proposed Environmental Settlement Agreement also contains work plans for limited removal actions by the Debtors at two Rhode Island sites. The United States has lodged the proposed Environmental Settlement Agreement with the Court and published a notice of the lodging in the Federal Register on June 5, 2003. On June 17, 2003, the Debtors filed a Motion for Approval of Settlement of Environmental Claims of the United States (the “EPA Settlement Motion”). On July 17, 2003, the United States filed a joinder in support of the EPA Settlement Motion. The Court approved the EPA Settlement Motion on July 23, 2003. The Debtors completed the limited removal action required by the Environmental Settlement Agreement in September 2005.

(ii)	State Claims

The Debtors have negotiated an Environmental Settlement Agreement similar to the Environmental Settlement Agreement with the EPA, discussed above, with the State of New York, where the Debtors conducted operations, which agreement covers only that State’s costs at sites that are presently unknown. The Debtors also negotiated settlement agreements with the Texas Commission on Environmental Quality and the City of Tacoma. The Debtors are currently negotiating a similar settlement agreement with the Ohio Environmental Protection Agency.

(iii) Private Party Claims

The Debtors have settled various Claims covering various formerly owned properties (Ashton, Rhode Island, Snyder Lumber Sites and Gardena, California) or prior waste disposal sites (GBF Site).

(iv) Enforcement Action Claims

The Debtors have resolved most prepetition environmental actions, including an Ohio air settlement ($201,633), a Colorado air settlement ($9,000) and a federal Clean Water settlement ($40,000).

(b)	Claims Arising Under Environmental Laws Involving Formerly owned Properties Resolved as Administrative Claims

The Debtors resolved the following claims: Oregon Department of Environmental Quality for the former St. Helens Plant ($900,000) and Industry factory rental for the former Ashton Plant ($75,000).

(c)	Unresolved Claims Arising Under Environmental Laws

(i)	State Claims

The Debtors have been engaged in extensive negotiations with the Rhode Island Department of Environmental Management (“RIDEM”) regarding its Proof of Claim in the amount of $80 million with respect to five sites in Rhode Island where alleged releases of hazardous substances by the Debtors may have contributed to contamination. In an effort to focus settlement negotiations, the Debtors have recently completed a limited investigation of environmental conditions at the Dupraw and Mackland Farms sites and an investigation to identify other parties that used that site for waste disposal. Discussions with Rhode Island regarding its Proof of Claim are ongoing.

The Debtors have also been engaged in extensive negotiations with the New Jersey Department of Environmental Protection (“NJDEP”) regarding its Proof of Claim in the amount of approximately $74 million, concerning the BEMS landfill in Burlington, a multi-party waste disposal site used by the Debtors. Ongoing litigation may continue beyond the Debtors’ emergence from bankruptcy. The Debtors are participating in an Alternative Dispute Resolution process to determine their share of BEMS liability.

The Kansas Department of Health and Environment (“KDHE”) has filed a Proof of Claim in the amount of approximately $1.9 million with respect to remedial costs at a landfill previously operated by the City of Kansas City and used for disposal by the Debtors and a number of other parties. The Debtors have been engaged in discussions with KDHE regarding this Claim and at this point, the Debtors expect that this Claim, and a related Claim by the Kansas National Guard, may require an estimation proceeding.

The State of California has filed a Proof of Claim in the amount of $40 million with respect to costs at two disposal sites: Operating Industries, Inc. and the GBF landfill. The Debtors believe that the State’s claim is without merit because, in each case, the Debtors have resolved their liability for cleanup costs through settlements with the EPA or private parties.

Liabilities arising from environmental conditions at properties currently owned and operated by the Debtors are not generally subject to discharge and may need to be satisfied as Administrative Claims or by the Debtors after emergence from bankruptcy. On that basis, the Oklahoma Department of Environmental Quality has withdrawn a protective Proof of Claim regarding site conditions at the Debtors’ facility in Oklahoma City, which the Debtors expect to resolve.

(ii)	Private Party Claims

At the request of a Berlin Borough official, the Debtors and Owens-Illinois agreed to investigate the New Freedom Rd. Landfill, a former waste site believed to have been used by both companies in the 1950’s. A Proof of Claim in an undetermined amount was filed by Owens-Illinois regarding cleanup costs which may be incurred.

Several other private parties have filed Proofs of Claim for alleged contribution obligations with respect to a few different sites, but none of these claims is for any material amount, even without taking into account the Debtors’ grounds for objecting to them.

The Debtors believe that the following Claims by private parties arising under environmental laws are without merit, and the Debtors intend to object to them: a Proof of Claim based on contribution for cleanup costs with respect to the Dexter Quarry site in the amount of $5,000,000 by the estate of the former owner/operator; a Proof of Claim in the amount of $3,000,000 by Akzo Nobel Coatings, Inc. seeking indemnification for cleanup costs that it incurred with respect to the Mercer Drum site in Ohio; a Proof of Claim by GE Glegg alleging damages for soil and groundwater contamination in the vicinity of the Debtors’ former Guelph, Ontario plant; a Proof of Claim by Bigge Investors in the amount of $350,000 regarding environmental conditions on property sold to it by the Debtors based on allegations of fraud in the sale; Proofs of Claim in the amount of approximately $4,000,000 by Wallace Development/Bezley based on allegations of fraud in the sale by Debtors of industrial real estate in California; and a Proof of Claim by Dr. and Mrs. Gregory Pharo alleging diminished value of their residence due to the nearby presence of Debtors’ Aerohaven landfill.

17.	IRS Claims

The Company’s federal income tax returns typically are audited by the IRS in multi–year audit cycles. The audit for the years 1992–1995 was completed in late 2000. Due to the Filing, the IRS also accelerated and completed the audit for the years ended 1996–1999 by March of 2001. As the result of these audits and unresolved issues from prior audit cycles, the IRS is asserting claims for $305,210,712 in income taxes plus interest of $174,997,818.

Pending audit of the Company’s federal income tax return for the year 2000, the IRS has also filed a protective administrative claim in the amount of $57,830,624, covering a tax refund received by the Company for such year, plus interest.

The United States Department of Treasury has filed Proofs of Claim totaling approximately $538 million, in connection with these tax claims. The United States Tax Court lifted its Stay of Proceedings regarding taxable years 1986 - 1988 on October 6, 2005, and entered its Decision on October 11, 2005. As a result, the IRS should be in a position to amend its claim for the taxable years 1982 - 1999 to reflect the actual, agreed to tax deficiencies. The interest on the deficiencies for this period has not yet been finalized by the IRS.

In accordance with generally accepted accounting principles, the Company maintains tax reserves to cover audit issues. While the Company believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize the benefit of certain challenged deductions in subsequent tax returns if the IRS is successful, there can be no assurance that such reserves will be sufficient. The Company will continue to review its tax reserves on a periodic basis and to make such adjustments as may be appropriate. Any such revision could be material to the Company’s consolidated financial position and results of operations in any given period.

In this regard, the Company has negotiated a settlement of the United States federal income tax audits of the Company’s taxable years 1982 - 1999 at the Appeals level of the IRS. The settlement was approved by the Bankruptcy Court by Order dated November 15, 2004, and by the Congressional Joint Committee on Taxation on May 17, 2005. The IRS is currently in the process of implementing the settlement, including performing its calculation of the interest component, which could vary from the amount of interest as calculated by the Company. As part of the implementation of the settlement described above, the filed Proofs of Claim will be amended appropriately.

18.	Asset Dispositions

Section 363(f) of the Bankruptcy Code authorizes a debtor, under certain circumstances and subject to approval of the Bankruptcy Court, to sell property of the estate free and clear of liens, claims and encumbrances, with such liens, claims and encumbrances to attach to the proceeds of sale. Since the Petition Date, the Debtors have, pursuant to section 363(f) of the Bankruptcy Code, sold certain property, including, but not limited to, the following assets.

(a)	Sale of Bradenton, Florida Plant Assets

Exterior Systems, Inc. designed and manufactured aluminum windows and patio doors products at a plant located at 4504 30th Street, W., Bradenton, Florida. Unfortunately, due to a number of factors, including the older technology employed at the plant, Exterior Systems, Inc. was unable to operate the plant profitably. As a result, the Debtors contemplated selling the plant assets or, if a sale could not be consummated, closing the plant to limit their losses.

Throughout the year 2002, the Debtors contacted and solicited levels of interest for the purchase of the plant from potential purchasers that would have an interest in such assets. Simonton Building Products, Inc. was determined to be the only viable purchaser, and the parties entered into an Asset Sale and Purchase Agreement, dated December 17, 2002, with a sale price of $4,351,500, subject to certain adjustments and other calculations. The parties also agreed to enter into a lease agreement pursuant to which the plant will be leased to the buyer and to enter into a supply agreement.

On December 19, 2002, the Debtors filed a motion seeking authorization to sell the assets to Simonton Building Products, Inc. The motion was granted and the sale was approved by Order of the Bankruptcy Court, dated January 27, 2003.

(b)	Sale of Real Property in South Gate, California

OCD owned an approximately 6.9 acre parcel of real property located at 4452 Ardine Street in South Gate, California, on which there was situated an outdated manufacturing facility. The Debtors’ only use of the property was the storage of product manufactured at a nearby plant, for which they were in the process of securing other storage facilities. Accordingly, OCD engaged a broker and ultimately entered into Purchase and Sale Agreement, dated December 10, 2002, with Chan Hwa Trading Corporation, as buyer, for a sale price of $4,250,000.

On December 19, 2002, the Debtors filed a motion seeking authorization to sell the property to Chan Hwa Trading Corporation. The motion was granted and the sale was approved by Order of the Bankruptcy Court, dated January 27, 2003.

(c)	Sale of Atlanta, Georgia Plant Assets

Exterior Systems, Inc. designed and manufactured vinyl siding and related products at leased facilities located at 5625, 5655 and 5675 Fulton Industrial Boulevard in Atlanta, Georgia. As part of an ongoing review of its business operations, Exterior Systems, Inc.

decided to reduce the excess capacity in its vinyl siding operations and to reduce the number of competing brands offered. To that end, the Debtors made a formal announcement in the fall of 2002 to discontinue the manufacture and sale of the OC brand of vinyl siding products, which were manufactured only at the Atlanta plant. Several potential purchasers in the vinyl siding manufacturing business expressed an interest in acquiring the assets of the plant. Alcoa Home Exteriors, Inc. was the only party that submitted an offer to acquire the ongoing operations of the plant, including hiring essentially all of the plant’s employees. The proposal also contemplated an assignment of the real estate leases of the subject premises. The parties ultimately entered into an Asset Purchase Agreement, dated January 15, 2003, for a sale price of $5.5 million.

On January 15, 2003, the Debtors filed a motion seeking authorization to sell the assets to Alcoa Home Exteriors, Inc. The motion was granted and the sale was approved by Order of the Bankruptcy Court, dated February 27, 2003.

(d)	Sale of Real Property in Mishawaka, IN

As of the Petition Date, OCD owned approximately 14.43 acres of vacant land located at 1623 E. Jefferson Road, Mishawaka, Indiana. OCD determined that it did not need the property for its operations and accordingly engaged in efforts to sell the property. OCD entered into a Purchase and Sale Agreement with S & D Realty, LLC, as buyer, for a sale price of $200,000. Such Purchase and Sale Agreement was approved by the Bankruptcy Court by Order dated February 27, 2003.

(e)	Sale of Real Property in Nappannee, Indiana

Exterior Systems owned real property located at 851 Tomahawk Drive, Nappannee, Indiana, at which the Debtors had ceased their equipment reconditioning activity. Before a brokerage firm could be engaged, an adjoining property owner expressed an interest in purchasing the property. Based on the opportunity for an immediate sale without the associated cost of a broker’s commission and marketing time, Exterior Systems, Inc. negotiated and entered into a Purchase and Sale Agreement, dated March 17, 2003, with Dutch Real Estate Corp., as buyer, for a sale price of $476,000.

On March 19, 2003, the Debtors filed a motion seeking authorization to sell the property to Dutch Real Estate Corp. The Debtors also sought in the motion authorization to pay from the sale proceeds certain real estate taxes totaling approximately $14,196.73 in principal. The motion was granted and the sale was approved by Order of the Bankruptcy Court, dated April 24, 2003.

(f)	Sale of Phenix City, Alabama Plant Assets

Owens Corning HT, Inc. (“OCHT”) owned a plant located at 908 Owens Corning Drive, Phenix City, Alabama, at which it manufactured rock wool pipe, board and batts for use in insulation applications. As part of the Debtors’ ongoing review of its business operations, the Debtors determined that the business at the facility was non-strategic and non-core. The business consistently under-performed financially and lost money at the gross margin level for the year 2002. Consequently, the Debtors decided to sell the assets of the Phenix City plant.

The Debtors undertook marketing efforts targeted to sell the assets of the Phenix City plant to commercial and industrial insulation competitors, as well as to manufacturers of other insulation materials. After negotiating with the two interested parties who had made acceptable preliminary offers, OCHT and OCD entered into an Agreement of Sale, dated March 18, 2003, with IIG Minwool, LLC (“IIG”). IIG agreed to purchase certain assets of the Phenix City plant for a purchase price of $6.7 million, $3.7 million of which was due at closing by wire transfer and $3 million of which was payable pursuant to a promissory note attached to the Agreement of Sale, which obligation was to be secured by security interests in all of the assets being acquired under the Agreement of Sale. On March 19, 2003, the Debtors filed a motion seeking authorization to sell the Phenix City plant assets. The Debtors also sought authorization to pay from the sale proceeds certain personal property taxes totaling approximately $121,069.18.

Subsequent to the filing of the motion, the other interested party, Fibrex Insulation, LLC (“Fibrex”), contacted the Debtors to propose a counteroffer to the offer by IIG as set forth in the Agreement of Sale. The Debtors conducted an auction on April 28, 2003. After spirited bidding by IIG and Fibrex, IIG emerged as the highest bidder with its final bid of $8 million in cash. A hearing was held before the Bankruptcy Court on April 28, 2003. The sale to IIG was approved, subject to the submission of a revised proposed sale order. On May 12, 2003, the Bankruptcy Court entered an Order approving the sale to IIG, nunc pro tunc to April 28, 2003.

(g)	Sale of Owens Corning Metal Systems Assets

Owens Corning Metal Systems (“OCMS”), a division of Exterior Systems, Inc., was in the aluminum building products industry. As part of the Debtors’ ongoing review of its business operations, the Debtors determined that the business of OCMS was non-strategic and non-core. Consequently, the Debtors decided to sell the assets utilized in the business of OCMS at auction.

The Debtors, through their investment banker, Goldsmith Agio Helms Securities, Inc., undertook solicitation and marketing efforts directed at potential strategic buyers and financial sponsors. After consideration of the proposals submitted by interested bidders in January 2003 and following on-going discussions with those interested bidders who had made acceptable proposals, the Debtors determined that the offer proposed by ALSCO Acquisition Corp., now known as ALSCO Metals Corporation (“ALSCO”), was the highest and best offer. Accordingly, Exterior Systems, Inc., Owens-Corning Fiberglas Technology, Inc. and, for limited purposes, Owens Corning, entered into an Asset Purchase Agreement, dated March 19, 2003, with ALSCO for the sale of certain assets, the assumption by ALSCO of certain liabilities, the execution and entry of a supply agreement and a transition services agreement and the Debtors’ assumption and assignment to ALSCO of certain executory contracts and unexpired leases. The purchase price set forth in the Asset Purchase Agreement was $50 million in cash plus certain assumed liabilities. The Asset Purchase Agreement was subject to higher and better offers.

On March 19, 2003, the Debtors filed a motion to approve sale procedures and bidding protections. This Motion was granted by Order of the Bankruptcy Court, dated

April 22, 2003. On March 19, 2003, the Debtors also filed a motion seeking authorization to sell the assets to ALSCO or to the successful bidder.

The Debtors conducted an auction on May 16, 2003. After spirited bidding by ALSCO and another bidder, MIC Acquisition Corp., ALSCO emerged as the highest bidder with its final bid of $53 million in cash and a $3 million note. A hearing was held before the Bankruptcy Court on May 19, 2003. The sale to ALSCO was approved by order by the Bankruptcy Court, dated May 19, 2003.

(h)	Sale of Real Property in Hebron, Ohio

OCD owned property located at 341 O’Neill Drive in Hebron, Ohio, consisting of approximately 7.38 acres of land and a closed 81,106 sq. foot facility at which OCD previously manufactured insulation for appliances and other applications. The property was no longer needed for the Debtors’ operations; accordingly, OCD entered into a Purchase and Sale Agreement, dated June 18, 2003, with Golden Property Management LLC, as buyer, for a sale price of $1,015,000. Such Purchase and Sale Agreement was approved by Order of the Bankruptcy Court dated July 23, 2003, but was not consummated because Golden Property Management LLC terminated the agreement when it was discovered that the roof at the facility needed to be replaced, at an estimated cost of $288,000.

Upon termination of the sale agreement with Golden Property Management LLC, the Debtors recommenced their efforts to sell the property. As a result of such efforts, OCD entered into a Purchase and Sale Agreement with River Valley Stone Co., with a purchase price of $825,000. On March 8, 2005, the Bankruptcy Court entered an Order approving the sale.

(i)	Sale of Real Property in Lynchburg, Virginia

Exterior Systems owned an approximately 4.875 acre parcel of land located at 6222 Logan Lane in Lynchburg, Virginia, on which there was a vacant vinyl siding production plant no longer needed for the Company’s operations. Exterior Systems initially entered into a Purchase and Sale Agreement with Home Depot USA, Inc. (“Home Depot”) to sell the property for a sale price of $950,000. Such Purchase and Sale Agreement was approved by the Bankruptcy Court by Order dated October 23, 2003. The sale between Exterior Systems and Home Depot was not consummated because Home Depot exercised its contractual right to terminate the Purchase and Sale Agreement during an agreed-upon investigation period.

Upon termination of the sale agreement with Home Depot, the Debtors recommenced their efforts to sell the property. Ultimately, Exterior Systems entered into a Purchase and Sale Agreement with Hendricks Commercial Properties, LLC for a sale price of $900,000, which was approved by Order of the Bankruptcy Court dated June 23, 2004.

(j)	Sale of Real Property in Valparaiso, Indiana

OCD owned approximately 40.49 acres of undeveloped land located at 2552 Industrial Drive in Valparaiso, Indiana. OCD determined that it did not need the property for its operations and accordingly engaged in efforts to sell the property. After considering several lesser offers, OCD entered into a Purchase and Sale Agreement with Shipshehanna, LLC, as buyer, for a sale price of $325,000. Such Purchase and Sale Agreement was approved by the Bankruptcy Court by Order dated December 20, 2004.

(k)	Sale of Real Properties in Newark, Ohio

As of the Petition Date, OCD owned property located at 365 Cedar Run Road in Newark, Ohio, comprised of approximately 3.645 acres of land containing a single family dwelling. The property is adjacent to an OC landfill and served as a buffer between the landfill and properties owned by third parties. Because this property was not needed for OC’s operations, it entered into an agreement to sell the property to a third party, Robert Arenz for $144,000, subject to certain adjustments. This agreement was approved by Bankruptcy Court Order dated September 30, 2005.

As of the Petition Date, OCD owned a second parcel in Newark, Ohio located at 422 Cedar Run Road. Such property, which was adjacent to an Owens Corning landfill, consisted of a residence and approximately 5.2 acres of land. On December 21, 2005, the Debtors filed a motion with the Bankruptcy Court seeking authority to sell this property to Rick Cody for $131,000. Such motion is scheduled to be heard by the Bankruptcy Court on January 30, 2006.

(l)	Sale of Asphalt Facility and Real Property in Channelview, Texas

As of the Petition Date, OCD owned an asphalt manufacturing facility located in Harris County, Texas, which was situated on approximately 4.836 acres of land (the “Channelview Facility”). The Channelview Facility was closed in 2004 as part of the Debtors’ re-assessment of their asphalt business, and the Debtors solicited potential purchasers for the property. OCD entered into an Asset Purchase Agreement with Pelican Refining Company, LLC (“Pelican”), as buyer, for a purchase price of $3,150,000 and requested the Bankruptcy Court to approve such agreement. Upon objection by a potential purchaser who offered a higher price for the Channelview Facility, the Debtors conducted an auction sale of the property on June 24, 2005. At such auction, Pelican increased its offer to $4.75 million and was selected by the Debtors as the party making the highest and best offer for the Channelview Facility. The parties modified the Asset Purchase Agreement to reflect a purchase price of $4.75 million, which was approved by Bankruptcy Court Order dated June 27, 2005.

(m)	Sale of Real Property in Elkhart, Indiana

As of the Petition Date, OCD owned real property located at 1838 Middlebury Street in Elkhart, Indiana, comprised of approximately 4 acres of land and a 42,500 square ft. laminating plant. After marketing the property, the Debtors entered into a Purchase and Sale Agreement with Silver Valley Properties, LLC to sell the property and certain related property for $825,000. Such Purchase and Sale Agreement was approved by Bankruptcy Court Order dated June 23, 2004.

(n)	Sale of Manufacturing Solutions’ Assets

In December 2005, the Debtors received Bankruptcy Court approval to sell certain assets to American Dietze & Schell Corp. (“Dietze & Schell”) pursuant to an Asset Purchase Agreement with Dietze & Schell. The Asset Purchase Agreement provided for OCD to sell to Dietze & Schell the assets OCD used in its winding and chopping equipment production business, for a purchase price of $6.8 million to be paid in four installments between December 31, 2006 and December 31, 2009. In connection with the asset sale, the parties also entered into a Supply Agreement which requires Dietze & Schell to supply OCD with certain equipment and a License Agreement which requires OCD to license to Dietze & Schell certain know-how related to equipment to be provided under the Supply Agreement. This motion was approved by the Bankruptcy Court by Order entered December 20, 2005.

(o)	Sale of North Bend, Ohio Asphalt Manufacturing Facility and Real Property

As of the Petition Date, OCD owned an asphalt manufacturing facility located at 10100 Brower Road in North Bend, Ohio, which was situated on an approximately 53 acre parcel of land. The facility was closed in 2004 as a part of the Debtors’ re-assessment of their asphalt business, and the Debtors solicited potential purchasers for the sale of the property. OCD entered into a Purchase and Sale Agreement with Valley Asphalt Corporation to sell the facility for $2,050,000, subject to a downward adjustment to $1,850,000 if certain permits were not assigned by OCD. Such Purchase and Sale Agreement was approved by Bankruptcy Court Order dated August 30, 2005.

(p)	Sale of Real Property in Athens, Alabama

As of the Petition Date, OCD owned property located at 8468 Highway 72 in Athens, Alabama, consisting of approximately 2.039 acres of land and a vacant 26,091 square foot plant. Such plant had previously been used for the manufacture of molded fiberglass products used in the production of partition panels for commercial office furniture. The Debtors engaged in efforts to market the property and, in September 2005, entered into a Purchase and Sale Agreement with Tecvox OEM Solutions LLC, as buyer, for a sale price of $197,000. The Purchase and Sale Agreement was approved by Bankruptcy Court Order dated October 20, 2005.

(q)	Sale of Real Property in Berlin, New Jersey

As of the Petition Date, OCD owned property located at 160 Jackson Avenue, Berlin, New Jersey, which consisted of approximately 45 acres of land and 303,200 square feet of buildings and other structures. Such facility had previously been used for the production of asbestos-containing insulation product known as Kaylo. Certain of the buildings on the property, as well as a landfill and a settling pond, contained asbestos. Separately, the soil and groundwater at the property contained significant amounts of oils used in the Kaylo manufacturing process. With the exception of environmental remediation activity on the property, all activity at the property ceased and the Debtors no longer needed the property for their operations. Accordingly, OCD entered into a Purchase and Sale Agreement with Berlin Jackson LLC, which (subject to certain terms and conditions) agreed to take title to the property for $1 in exchange for assuming responsibility for the remediation of the property’s environmental condition. The Bankruptcy Court approved the Purchase and Sale Agreement by Order dated September 26, 2005.

(r)	Sale of Real Property in Douglas, Georgia

As of the Petition Date, Exterior Systems owned an approximately five acre parcel of property and an approximately half-acre parcel of property, located at 2141 Broxton Highway in Douglas, Georgia. The five acre parcel contained a 92,000 square foot manufacturing facility at which Exterior Systems previously manufactured specialty roofing products. The property was no longer needed for the Debtors’ operations; accordingly, Exterior Systems entered into a Purchase and Sale Agreement with Douglas Metal Roofing, Inc. to sell the property for a sale price of $550,000, of which $543,600 was attributable to the five acre parcel and $6,400 was attributable to the one-half acre parcel. By Order dated June 30, 2005, the Bankruptcy Court approved the Purchase and Sale Agreement and authorized Exterior Systems to sell the five acre parcel and (upon resolution of certain title issues with respect to the half-acre parcel) to sell the half-acre parcel to Douglas Metal Roofing, Inc.

(s)	Sale of Real Property in Tucker, Texas

As of the Petition Date, OCD owned real property located at 10658 State Highway 294 in Tucker, Texas, comprised of three parcels. The first parcel consisted of approximately 20 acres of land on which there was a vacant 64,423 square foot insulation plant; the second and third parcels consisted of a total of approximately 17.56 acres of land and contained several buildings. The Debtors no longer needed the property for their operations. Accordingly, Owens Corning entered into a Purchase and Sale Agreement with Weissker Properties, L.P. with a purchase price of $625,000, subject to certain adjustments. The Purchase and Sale Agreement was approved by Order of the Bankruptcy Court dated October 18, 2005.

19.	Certain Proposed Asbestos Legislation

On April 19, 2005, Senators Arlen Specter and Patrick Leahy introduced and co-sponsored an asbestos litigation reform bill (S-852) entitled the Fairness in Asbestos Resolution Act of 2005 (the “FAIR Act”), which proposes to establish an asbestos administrative claims resolution structure through which all asbestos claims would be channeled and reviewed. The FAIR Act would establish a national trust fund, supported through mandated contributions from defendant companies, insurance companies and existing trusts, that would be the source of compensation of all approved claims. Under the FAIR Act, companies like the Debtors that have filed for bankruptcy but have not yet emerged through a confirmed plan of reorganization, would be included as participants in the resolution structure. The FAIR Act was voted out of the Senate Judiciary Committee on May 26, 2005, but it has not yet been considered by the full Senate. Depending on when (and if) enacted, the legistation could impact recoveries by non-asbestos, unsecured creditors and possibly, holders of Interests. However, at this point, it is impossible to determine if the proposed legislation will be enacted, and what the final terms of the legislation will be, if enacted.

20.	Pension Claims

The Company has several defined benefit pension plans covering most employees. Under the plans, pension benefits are generally based on an employee’s pay and number of years of service. Company contributions to these pension plans are determined by an independent actuary to meet or exceed minimum funding requirements. Plan assets consist primarily of equity securities with the balance in fixed income investments.

The pension plans are managed by an investment review committee that meets periodically to provide oversight, review long term investment strategies, assess plan and individual manager investment performance and evaluate the funding status of the plans. Over the last several years, various factors, such as the decline in asset value due to market conditions, the decrease in the discount rate, as well as the review of assumptions related to the valuation of pension plan liabilities have impacted the Company’s long-term pension plan liability and funding.

Certain of the Company’s pension plans have an accumulated benefit obligation in excess of the fair market value of plan assets. The accumulated benefit obligation and fair market value of plan assets for such plans are $1.357 billion and $1.051 billion, respectively, at October 31, 2004. Certain of the Company’s pension plans are not funded. The portion of the total projected benefit obligation attributable to unfunded plans is approximately $10 million at October 31, 2004.

The Company also sponsors defined contribution plans available to substantially all United States employees. Company contributions reflect a matching of a percentage of employee savings up to a maximum savings level and certain profit sharing awards. The Company recognized expense of $22 million in 2004.

The “PBGC”, an agency of the United States, filed a Claim on the General Bar Date in the amount of approximately $458 million, in connection with statutory liability for unfunded benefit liabilities of the Owens Corning Merged Retirement Plan (the “Merged Plan”). The Claim states that it is contingent upon termination of the Merged Plan. The Merged Plan is a tax-qualified defined benefit pension plan covered by and subject to Title IV of the Employee Retirement Income Security Act of 1974, as amended, 29 U.S.C. §§ 1301-1462 (“ERISA”). Pursuant to Title IV, each of the Debtors is a contributing sponsor of the Merged Plan or a member of a contributing sponsor’s controlled group. 29 U.S.C. § 1301(a)(13)(14). The Plan specifically provides that OCD and any other of the Reorganized Debtors whose employees are covered by the Merged Plan shall assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Further, nothing in the Plan of Reorganization shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or PBGC.

OCD is required to comply with ERISA’s minimum funding requirements. Funding is generally in cash but may also be in stock or debt (in general, not exceeding 10% of the plan’s assets). During these Chapter 11 Cases, with the Bankruptcy Court’s approval, the Company has funded its pension obligations with approximately $600 million.

The 2005 pension payments will be made from cash on hand and operating cash flow. As a consequence, for purposes of this Disclosure Statement it is assumed for purposes of projections of future performance and projected distributions under the Plan that (1) the Merged Plan will not be terminated, (2) OCD will make all minimum funding payments and (3) the Pension Plan will be less than 100% funded at December 31, 2005, and (4) OCD will not be required to reserve assets in the Plan to fully fund the Pension Plan, but will be required to demonstrate its ability to adequately fund the Merged Plan in future periods.

21.	Notice Procedures and Transfer Restrictions on Trading of Equity Securities

On February 23, 2005, the Debtors filed a motion in the Bankruptcy Court for the entry of interim and final orders pursuant to Sections 105(a), 362(a)(3) and 541 of the Bankruptcy Code to enable the Debtors to avoid limitations on the use of their tax net operating loss carry-forwards and certain other tax attributes by imposing certain notice procedures and transfer restrictions on the trading of equity securities of OCD. The Bankruptcy Court granted the requested interim order (the “Interim Equity Order”) on March 1, 2005, and granted the requested final order (the “Final Equity Order”) on April 15, 2005.

In general, the Final Equity Order applies to any person or entity that, directly or indirectly, beneficially owns (or would beneficially own as a result of a proposed transfer) at least 4.75% of the outstanding equity securities of OCD. Under the Final Equity Order, all persons or entities who at the time of the Final Equity Order or in the future beneficially own at least 4.75% of the outstanding equity securities of Owens Corning (each a “Substantial Equityholder”) is required to file with the Bankruptcy Court and serve upon the Debtors and the Debtors’ counsel a notice of such status. In addition, the Final Equity Order provides that a person or entity that would become a Substantial Equityholder by reason of a proposed acquisition of equity securities of OCD is also required to comply with the notice and service provisions before effecting that transaction. The Final Equity Order gives the Debtors the right to object in the Bankruptcy Court to certain acquisitions or sales of OCD common stock if the acquisition or sale would pose a material risk of adversely affecting the Debtors’ ability to utilize such tax attributes.

Under the Final Equity Order, prior to any proposed acquisition of equity securities that would result in an increase in the amount of OCD equity securities owned by a Substantial Equityholder, or that would result in a person or entity becoming a Substantial Equityholder, such person, entity or Substantial Equityholder is required to file with the Bankruptcy Court, and serve on the Debtors and the Debtors’ counsel, a Notice of Intent to Purchase, Acquire or Otherwise Accumulate an Equity Security. In addition, prior to effecting any disposition of OCD’s equity securities that would result in a decrease in the amount of OCD equity securities beneficially owned by a Substantial Equityholder, such Substantial Equityholder is required to file with the Bankruptcy Court, and serve on the Debtors and the Debtors’ counsel, a Notice of Intent to Sell, Trade or Otherwise Transfer Equity Securities.

Any purchase, sale or other transfer of OCD equity securities in violation of the restrictions of the Final Equity Order would be null and void ab initio as an act in violation of the Final Equity Order and would therefore confer no rights on a proposed transferee.

22.	Glenview Stipulation and Private Letter Ruling

By Order entered May 12, 2005, the Bankruptcy Court approved a Stipulation (the “Glenview Stipulation”) between and among OCD, Glenview Capital Partners, LP, (“GCP”), Glenview Institutional Partners, LP (“GIP”), and Glenview Capital Master Fund, Ltd. (“GCM” and with GCP and GIP, the “Glenview Funds”), which addressed certain issues arising under the Interim Equity Order and Final Equity Order. Specifically, the Stipulation addressed the acquisition of certain shares of OCD common stock by one or more of the Glenview Funds after the entry of the Interim Equity Order. Under the terms of the Glenview Stipulation, OCD agreed to seek a Private Letter Ruling from the IRS that would confirm that the Glenview Funds’ acquisition of OCD common stock did not cause any one or more of the Glenview Funds to become a “5% shareholder” of OCD for purposes of section 382 of the IRC, so that the Glenview Funds’ acquisition of Owens Corning stock would be disregarded in determining whether Owens Corning experienced an “ownership change” for purposes of Section 382. The Glenview Stipulation further provided, among other things, that in the event that such a Private Letter Ruling was not obtained, the Glenview Funds would unwind their relevant acquisitions and disposition of Owens Corning common stock in a manner reasonably acceptable to OCD. On October 28, 2005, the IRS issued the requested Private Letter Ruling, which confirmed that the Glenview Funds were separate entities for purposes of the Interim and Final Orders.

23.	Rule 2019 Orders

By Orders dated August 27, 2004, October 22, 2004, and July 8, 2005, the Bankruptcy Court established certain procedures regarding the filing of Statements pursuant to Federal Rule of Bankruptcy Procedure 2019. Each party filing a Rule 2019 Statement is required to provide with such Statement certain specified information in a designated format, as further specified in such Orders.

24.	The Trustee Motion

On October 17, 2003, the Unsecured Creditors’ Committee filed a motion in the Bankruptcy Court requesting the appointment of a Chapter 11 trustee under Section 1104(a) of the Bankruptcy Code based upon an alleged breach of the Debtors’ fiduciary duty of undivided loyalty to act in the best interest of all creditors. On October 29, 2003, such motion was dismissed by the Bankruptcy Court for failure to comply with local court rules. On October 30, 2003, the Unsecured Creditors’ Committee re-filed such motion (the “Trustee Motion”), which was subsequently “supplemented” on May 28, 2004 (the “Supplemented Trustee Motion”). On July 13, 2004, Credit Suisse First Boston, as Agent, joined in the Trustee Motion and Supplemented Trustee Motion. In addition, Mt. McKinley Insurance Company and Century Indemnity Insurance Company filed responses in support of the Trustee Motion. Various filings in opposition to the Trustee Motion and Supplemented Trustee Motion were filed by the Debtors, the Futures Claimants’ Representative, and the Asbestos Claimants’ Committee. Further proceedings on this matter have been voluntarily continued by the movants on a monthly basis.

When the Supplemented Trustee Motion was filed, the Unsecured Creditors’ Committee served on the Debtors its first set of amended interrogatories and the first amended request for production of documents generally seeking discovery of information related to either (1) the process, including all discussions and negotiations, by which the draft and filed plans of reorganization were created; (2) discovery related to the contacts between the parties and Judge Wolin or his former advisors, including Frances McGovern, the court-appointed mediator, during the period prior to Judge Wolin’s recusal; (3) asbestos valuation and the process and means by which asbestos valuation should be determined, including the decision to oppose an asbestos bar date and claims objection process; and (4) the acts underlying the alleged claims against certain law firms concerning payments made under the National Settlement Program that the Court either stayed or which are the subject of tolling agreements authorized by the Court. The Debtors filed a motion for a protective order asserting that the requested discovery was inappropriate, threatens to waste the assets of the Debtors’ bankruptcy estates, and seeks to circumvent the process by which the Court has determined issues in this case should be resolved. Credit Suisse First Boston, as Agent, filed an opposition to the motion for a protective order and an ad hoc committee of bondholders filed a joinder in the opposition. Further proceedings on this matter have been voluntarily continued by the movant on a monthly basis.

The Debtors believe that the Trustee Motion and the Supplemental Trustee Motion are without merit and intend to continue to vigorously oppose the Trustee Motion. In particular, the Debtors believe that the Trustee Motion and the Supplemented Trustee Motion are stale and are rendered moot by the filing of the Plan, and should therefore be dismissed with prejudice.

25.	The Bank Holders’ Examiner Motion

On May 24, 2004, Credit Suisse First Boston, Kensington International Limited, Springfield Associates LLC and Angelo Gordon filed a motion in the Bankruptcy Court requesting the appointment of a Chapter 11 examiner under Section 1104(c) of the bankruptcy Code to examine (i) alleged improper conduct by management of the Debtors, (ii) alleged breaches of fiduciary duty by management of the Debtors resulting from the influence of the Futures Claimants’ Representative and the Asbestos Claimants’ Committee on the process of developing a Plan and the tort estimation process, (iii) alleged connections between the asbestos plaintiffs’ interests, a Court appointed mediator, and the Debtors’ asbestos liability estimation firm, and (iv) other alleged improper conduct (the “Bank Holders’ Examiner Motion”). Owens Corning, the Futures Claimants’ Representative, and the Asbestos Claimants’ Committee have each filed responsive pleadings objecting to the Bank Holders’ Examiner Motion. The Bankruptcy Court heard argument on the Bank Holders’ Examiner Motion on June 21, 2004 and, on July 7, 2004, signed an Order continuing the Bank Holders’ Examiner Motion until a final order is entered by the Bankruptcy Court with respect to the Trustee Motion.

The Debtors believe that the Bank Holders’ Examiner Motion is without merit and intend to continue to vigorously oppose the Bank Holders’ Examiner Motion. In particular, the Debtors believe that the Bank Holders’ Examiner Motion are stale and are rendered moot by the filing of the Plan, and should therefore be dismissed with prejudice.

26.	Section 965 Motion

By Order entered October 20, 2005, the Bankruptcy Court authorized the Company to implement a “foreign fund repatriation program” by which certain of Owens Corning’s subsidiaries could repatriate to the United States and, specifically, to IPM approximately $220 million of excess cash. This program was implemented in order to take advantage of section 965 of the IRC, 26 U.S.C. § 965, which was enacted to provide a temporary reduction in the U.S. tax on repatriated dividends. Under section 965, certain dividends received by a U.S. corporation from controlled foreign corporations, to the extent in excess of certain threshold amounts, are eligible for an 85% dividends-received deduction. If applicable, this deduction results in a greatly reduced effective federal tax rate of 5.25% on the amount of the qualifying dividend. The excess cash was actually repatriated under the program to IPM on December 15, 2005. The sources of such excess cash were as follows: Owens Corning Canada Inc. ($165 million); Vytec Corporation ($25 million); and Owens Corning Veil Netherlands B.V. ($30 million).

27.	Shareholder Motion for Appointment of an Equity Holders Committee

Shareholders made requests to the United States Trustee in 2003 and 2004 for the appointment of an official committee of equity security holders and in 2005 for the appointment of an official committee of preferred and equity security holders. Because the Debtors did not believe there was any reasonable prospect for recovery by shareholders or preferred security holders in the absence of enactment of asbestos litigation reform legislation, the Debtors opposed each such request. The United States Trustee agreed with the Debtors’ position and in each instance declined such requests. On December 20, 2005, an ad hoc committee of shareholders filed a motion seeking an order from the Bankruptcy Court directing the United States Trustee to appoint an official committee of preferred and equity security holders. As of the date hereof, the Debtors have not yet filed their response to this motion. A hearing on this motion is scheduled for January 30, 2006.

28.	Shareholder Motion Regarding Shareholders’ Meeting

In addition to filing its motion for the appointment of an official committee of preferred and equity security holders, on December 20, 2005, the same ad hoc committee filed a motion with the Bankruptcy Court seeking confirmation of its right to bring an action in Delaware Chancery Court to compel OCD to hold an annual shareholders’ meeting. In the alternative, the ad hoc committee requested an order granting the shareholders relief from the automatic stay of section 362(a) of the Bankruptcy Code to prosecute such action. The motion alleges that OCD is required to hold annual shareholders’ meetings and that the shareholders should be permitted to elect directors of OCD. As of the date hereof, the Debtors have not yet filed their response with respect to this motion. A hearing on this motion is scheduled for January 30, 2006.

29.	Summary of Certain Litigation

(a)	John Hancock Litigation

Certain of OCD’s current and former directors and officers, as well as certain underwriters, are named defendants in a class action lawsuit captioned John Hancock Life Insurance Company, et al. v. Goldman, Sachs & Co., et al., CA No. 01-10729-RWZ, pending in the United States District Court for the District of Massachusetts (the “Hancock Litigation”). The suit, commenced on or about April 30, 2001, is a securities-related class action on behalf of purchasers of securities pursuant to, or traceable to, two public offerings by OCD on or about April 30, 1998 and July 22, 1998. No Debtors are named as defendants in the lawsuit.

On or about April 27, 2001, a complaint was filed on behalf of purchasers of the $300 million aggregate principal amount of $550 Million Term Notes (First Series) issued by OCD due May 1, 2005 (consisting of 7.5% Term Notes) and the $250 million aggregate principal amount of $550 Million Term Notes (Second Series) issued by OCD due May 1, 2008 (consisting of 7.7% Term Notes) in offerings occurring on or about April 30, 1998. On or about July 5, 2001, an amended complaint was filed that added reference to the $400 million aggregate principal amount of $400 Million Debentures issued by OCD due August 1, 2018 (consisting of 7.5% Debentures), in an offering occurring on or about July 23, 1998.

By the amended complaint, the plaintiffs allege, among other things, that the defendants violated the Securities Act of 1933 in that the SEC Form S-3 registration statements, including the prospectus and prospectus supplements, pursuant to which the debt offerings were made, contained untrue and misleading statements of material fact and omitted to provide certain required material facts. In particular, the amended complaint alleges that the registration statements for the debt securities contained the following untrue and misleading statements of fact and omissions of material facts: (a) the representation that the debt securities would “rank equally with all other unsecured and unsubordinated indebtedness of the Company,” (b) misleading representations concerning OCD’s other unsecured indebtedness, (c) the failure to disclose that certain of OCD’s other unsecured and unsubordinated indebtedness was guaranteed by one or more of OCD’s Subsidiaries, (d) the failure to disclose that OCD had a substantial debt to one of its Subsidiaries, (e) the failure to disclose the existence of and the terms of certain promissory notes issued by OCD to one of its Subsidiaries, and (f) the failure to disclose the existence of and terms of an intellectual property licensing arrangement between OCD and one of its Subsidiaries. The amended complaint sought, among other things, an unspecified amount of damages or, where appropriate, rescission of the plaintiffs’ purchases of the securities.

On November 14, 2001, and November 20, 2001, respectively, the underwriter defendants and the individual defendants filed motions to dismiss the amended complaint for failure to state a claim upon which relief can be granted. The individual defendants argued that the plaintiffs’ action should be dismissed because the information that plaintiffs claim was omitted either was disclosed in OCD’s filings with the SEC and incorporated by reference into the registration statements, or was not required to be disclosed under applicable SEC regulations. The individual defendants further argued that the plaintiffs’ action was barred by the applicable statute of limitations because it was brought more than one year after the allegedly concealed facts were disclosed in public filings.

On January 28, 2002, the plaintiffs filed a combined opposition to the underwriter and individual defendants’ motions to dismiss. On March 29, 2002, both the individual defendants and the underwriter defendants filed reply memoranda in further support of their respective motions. A hearing was held on the motions to dismiss on April 11, 2002.

On August 26, 2002, the United States District Court for the District of Massachusetts issued a memorandum of decision, wherein it determined that dismissal of the amended complaint is inappropriate because “several questions of fact remain,” including: (i) “whether defendants’ statement that the securities would ‘rank equally with other unsecured and unsubordinated obligations of the Company,’ was false or misleading when read in context with the rest of the information provided in the registration statement;” (ii) “whether the defendants’ disclosures about intercompany licensing agreements and guarantees on other debt by OCD’s subsidiaries were false or misleading with respect to the subordination rights of securities purchasers;” and (iii) “whether the registration statements provided plaintiffs with sufficient information to fully understand their rights relevant to other unsecured creditors.” The Court further concluded that, contrary to the defendants’ argument, the plaintiffs’ claims were not time-barred. The Court, therefore, denied the defendants’ motions to dismiss the amended complaint.

On March 9, 2004, the Court granted class certification as to those claims relating to written representations, but denied certification as to claims relating to alleged oral representations. Mediation was conducted on November 2, 2005, at which mediation the plaintiffs and the underwriter defendants agreed to settlement terms. A status conference on this matter was held on November 8, 2005. A trial was scheduled to commence on June 12, 2006, as to the director and officer defendants. Owens Corning believes that the claim is without merit.

The named defendants in this proceeding have each filed contingent indemnification claims with respect to this litigation against OC pursuant to the General Bar Date process.

Executive Risk Indemnity Inc. (“Executive Risk”) issued to OCD Directors and Officers Liability Insurance Policy No. 8165-4021 for the policy period March 29, 2001 to March 29, 2002 (the “Policy”). Executive Risk received notice under the Policy relating to the Hancock Litigation and has indicated a willingness to pay on a current basis certain defense expenses, as that term is used in the Policy, incurred on or after March 29, 2002 under the Policy, subject to mutual reservations of rights, in connection with the Hancock Litigation to or on behalf of the insureds. A proposed Stipulation and Order Among Debtors, Executive Risk Indemnity Inc., Norman P. Blake, Jr., Gaston Caperton, Domenic Cecere, Leonard S. Coleman, Jr., William W. Colville, John H. Dasburg, Landon Hilliard, Glen H. Hiner, Sir Trevor Holdsworth, Jon M. Huntsman, Jr., Ann Iverson, W. Walker Lewis, Michael I. Miller, Furman C. Moseley, Jr., W. Ann Reynolds, and Steven J. Strobel was filed with the Bankruptcy Court providing inter alia that, notwithstanding the automatic stay of 11 U.S.C. § 362, Executive Risk shall be and hereby is authorized to make payments under the Policy to or for the benefit of the Insureds for Defense Expenses incurred in connection with the Hancock Litigation. The Bankruptcy Court approved the stipulation on March 25, 2003.

(b)	Deloitte Litigation

On August 10, 2001, Deloitte Consulting, L.P. (“Deloitte”) filed an Administrative Claim (the “Deloitte Administrative Claim”) in the Chapter 11 Cases seeking not less than $2 million, on the theory that after the Petition Date, the Debtors had converted Deloitte’s contributions to Debtors’ HOMExperts home repair and inspection business. On February 5, 2002, Deloitte filed its adversary complaint against the Debtors, asserting copyright infringement, conversion, and post-petition use and benefit, seeking not less than $2 million in damages and/or administrative expenses (the “Deloitte Adversary Action”). The Debtors vigorously contested the Deloitte Administrative Claim and the Deloitte Adversary Action and moved to dismiss the Deloitte Administrative Claim.

The Debtors and Deloitte exchanged discovery requests, documents and written responses, and commenced depositions. After considerable negotiations, the Debtors and Deloitte reached a settlement resolving, without further litigation, all of Deloitte’s claims related to HOMExperts, the Deloitte Administrative Claim, and the Deloitte Adversary Action. Pursuant to the terms of the settlement, Deloitte was allowed an administrative expense claim of $350,000 to be paid within 30 days after entry of the order approving the settlement; Deloitte was allowed an unsecured pre-petition claim against OCD in the net amount of $400,000 by reason of the matters asserted in the Deloitte Administrative Claim and the Deloitte Adversary Action against OCD, Integrex and HOMExperts LLC, which shall be treated in the Chapter 11 Cases and pursuant to applicable provisions of the Bankruptcy Code as an Allowed General Unsecured Claim; the Deloitte Adversary Action was automatically dismissed upon entry of the order approving the settlement; and Deloitte released the Debtors for all claims resolved under the settlement.

(c)	Tobacco Litigation

OC has spent significant monies to resolve claims of asbestos claimants whose injuries were caused or exacerbated by cigarette smoking. OCD and Fibreboard are pursuing litigation against tobacco companies (discussed below) for restitution/unjust enrichment, fraud, and violations of state antitrust law to obtain payment of monetary damages (including punitive damages) for payments made by OCD and Fibreboard to asbestos claimants who developed smoking-related diseases. There can be no assurance that any such litigation will go to trial or be successful.

In October 1998, the Circuit Court for Jefferson County, Mississippi granted leave to file an amended complaint in an existing action to add claims by OCD against seven tobacco companies and several other tobacco industry defendants. The action brought by OCD in the Circuit Court of Jefferson County, Mississippi is styled Ezell Thomas, et al. v. R.J. Reynolds Tobacco Company, et al. and Owens Corning v. R.J. Reynolds Tobacco Company, Docket No. 96-0065. On June 17, 2001, the Jefferson County court entered an Order dismissing OCD’s case in response to the defendants’ motion for summary judgment on the basis that OCD’s injuries were indirect and thus too remote under Mississippi law to allow recovery. OCD appealed the dismissal to the Supreme Court of Mississippi. The Supreme Court of Mississippi issued an opinion upholding the dismissal on March 18, 2004.

In addition to the Mississippi lawsuit, in December 1997, OCD and Fibreboard brought a lawsuit in the Superior Court of California, County of Alameda, against the same tobacco companies. That lawsuit, which is currently pending, is styled Fibreboard Corp., et al. v. R.J. Reynolds Tobacco Company, et al., Case No. 791919-8. In August 2001, the defendants filed motions to dismiss OCD’s and Fibreboard’s claims on the basis of the decision in the Mississippi lawsuit as well as California law. After a hearing on these motions on November 20, 2001, the California court denied the motion to dismiss Fibreboard’s claims on the basis of the decision in the Mississippi lawsuit and otherwise stayed the proceeding pending the outcome of the Mississippi suit. If OCD and Fibreboard prevail, OCD’s and Fibreboard’s recoveries from such lawsuits against the tobacco companies will be transferred to the Litigation Trust.

(d)	Greenburg Class Action Securities Litigation

On or about January 27, 2003, certain of the Company’s current and former directors and officers were named as defendants in a lawsuit captioned Robert Greenburg, et al. v. Glen Hiner, et al. in the United States District Court for the Northern District of Ohio, Western Division. Subsequent to January 27, 2003, three substantially similar actions, with named plaintiffs Nicholas Radosevich, Howard E. Leppla, and William Benanchietti, respectively, were filed against the same defendants in the same court. On July 30, 2003, the Court consolidated the four cases under the caption Robert Greenburg, et al. v. Glen Hiner, et al., and appointed as lead plaintiffs JKF Investment Co., Icarus Trading, Inc. and HGK Asset Management. An amended complaint was filed by the plaintiffs on or about September 8, 2003. Owens Corning was not named in the lawsuit. The suit purported to be a class action for securities fraud under sections 10(b) and 20(a) of the Securities Exchange Act of 1934, on behalf of a class comprised of persons who purchased stock of Owens Corning during the period from September 20, 1999, through October 4, 2000. The complaint sought an unspecified amount of damages and/or, where appropriate, rescission. On March 3, 2005, the Court granted the defendants’ motion to dismiss the action, on the grounds that the plaintiffs’ claims are time-barred under the applicable statute of limitations. The plaintiffs filed a notice of appeal of the dismissal. Briefing on appeal has been completed and oral argument is scheduled for January 26, 2006. Owens Corning believes that the claim is without merit.

(e)	New York Packaging Corp.’s Administrative Claim

New York Packaging Corporation (“NYPC”), a supplier of plastic sheets to certain of the Debtors’ manufacturing facilities, filed a motion for allowance of administrative expense on January 22, 2002. NYPC claimed that the Debtors owed it approximately $1.4 million in connection with an unpaid invoice for the purchase order of plastic sheets placed by the Debtors in or around April 2001. The Debtors filed an objection to the motion on March 25, 2002, wherein they contended that the invoice was incorrect and that the Debtors owe NYPC only $7,154 on account of the order. The parties engaged in discovery and a trial was held before the Bankruptcy Court on January 21, 2003. The primary issues before the Court were (i) whether the purchase order contained an obvious mistake such that the contract should be rescinded or reformed under New York law; (ii) whether the purchase order should be interpreted consistently with the parties’ prior course of dealing in accordance with the Uniform

Commercial Code; and (iii) whether Section 503 of the Bankruptcy Code limits NYPC’s claim to the actual value to the Debtors’ Estates.

On April 9, 2003, the Court issued a Memorandum Opinion finding that the purchase order contained an error in the price based upon a mistake of material fact. The Court reformed the contract and modified the price to avoid an unconscionable result. Having found that the Debtors previously paid the sum due, the Court determined that nothing further was owed to NYPC.

(f)	Foreland Refining Corporation

Prior to the Petition Date, on or about April 5, 1999, OC and Foreland Refining Corporation (“Foreland”) entered into a Joint Asphalt Production and Marketing Agreement (the “Foreland Agreement”). The Foreland Agreement provided that Foreland would produce certain quantities of asphalt that would be purchased by OC and that Foreland would act as OC’s non-exclusive sales agent for the sale of the asphalt in certain geographic areas, and that OC would market, promote and sell the asphalt in other areas. On the Petition Date, Foreland was in possession of certain asphalt produced by Foreland for OC pursuant to the Foreland Agreement, to which both OC and Foreland claimed title. On or about July 18, 2001, the Debtors and Foreland entered into a Stipulation and Consent Order whereby the parties agreed to the consensual rejection of the Foreland Agreement.

After the Foreland Agreement was rejected, Foreland continued to sell asphalt product to Debtors. On or about March 6, 2002, Foreland filed an amended application alleging an administrative expense claim for the post-petition delivery of asphalt product to $104,853.93. The Debtors objected to the application. Thereafter, the Debtors and Foreland resolved the dispute and entered into a stipulation whereby Foreland withdrew its applications with prejudice subject to the Debtors payment of $75,000 in full and complete satisfaction of any and all claims asserted by Foreland with respect to the post-petition delivery of asphalt product, but without prejudice to other claims.

OC scheduled a general unsecured (non-priority) claim in favor of Foreland in the amount of $394,107. On August 16, 2001, Foreland filed proof of claim No. 3064 in the amount of $20,365,882.65. Foreland also alleged that the exclusive marketing provisions were an enforceable claim notwithstanding the rejection and gave rise to an administrative claim in excess of $11 million. The Debtors maintained that pursuant to Sections 101(5) and 365(g) of the Bankruptcy Code, the rejection rendered all damages for breach of the Foreland Agreement as general unsecured claims. On September 10, 2003, the Debtors filed an objection to the filed claim together with a counterclaim. On September 3, 2004, the Court granted summary judgment in favor of the Debtors and against Foreland as to the “Production Short Fall” and “Violation of Exclusive Territories Provisions” claims asserted by Foreland. Foreland represented that it intended to pursue an appeal.

On December 31, 2004, the Debtors and Foreland entered a settlement and release as to all remaining issues related to Foreland’s pre-petition claim, its filed proof of claim, its alleged administrative claims and Debtors’ counterclaim. The settlement provided, inter alia, that the filed claim be reduced and allowed as an unsecured, non-priority claim in the amount of $300,000 against OC, which would supersede the scheduled claim, and the counterclaim be deemed withdrawn with prejudice. Additionally the Debtors issued a wire transfer to Foreland in the amount of $100,000. On January 19, 2005, the Debtors filed a motion under Bankruptcy Rule 9019 seeking approval of the settlement and, by Order dated February 24, 2005, the Bankruptcy Court granted the motion.

(g)	The ServiceLane Litigation

Owens Corning owns 54% of the stock in SL.com, the parent company of ServiceLane.com, Inc. (“ServiceLane”), an internet-based home repair and remodeling business. SL.com commenced a Chapter 7 bankruptcy case in the United States Bankruptcy Court for the Northern District of Texas, Case No. 01-36045. The Chapter 7 case was closed in July, 2002.

In July, 2001, ServiceLane also commenced a chapter 7 bankruptcy case in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Case No. 01-36044-HCA-7 (B.J.). The ServiceLane case remains open. In early 2003, the ServiceLane Trustee engaged the counsel representing two former employees of ServiceLane, Michael Burchfield (“Burchfield”) and R.Q. Whitmire (“Whitmire”) to pursue claims on behalf of the ServiceLane estate. On July 24, 2003, Burchfield and Whitmire, along with the ServiceLane Trustee, brought suit against Michael H. Thaman (“Thaman”) and Charles W. Stein (“Stein”), OCD officers, who also were directors of ServiceLane, in the United States District Court for the Northern District of Ohio, Western Division. In the complaint, entitled ServiceLane.com, Inc., et al. v. Stein, et al., Case No. 3:03CV7448 (Carr, J.), ServiceLane alleged a breach of fiduciary duty against both Thaman and Stein and Burchfield and Whitmire alleged fraud solely against Stein. Thaman and Stein were represented by their own counsel in this action. This lawsuit has been dismissed.

Prior to this lawsuit, Burchfield and Whitmire each filed a proof of claim against OCD in the Chapter 11 Cases, alleging fraud and misrepresentation, similar to the claim alleged against Thaman and Stein. On September 10, 2003, the Debtors filed the Debtors’ Fourteenth Omnibus (Substantive) Objection to Proofs of Claim filed by Michael Burchfield and R.Q. Whitmire and Counterclaim, objecting to the Burchfield and Whitmire proofs of claim and asserting a counterclaim seeking declaratory relief that neither OCD, nor Thaman and Stein, harmed Burchfield and Whitmire. The objection and counterclaim was assigned Adv. No. 03-55737. On October 10, 2003, Burchfield and Whitmire moved to dismiss Owens Corning’s counterclaim, and the Company filed an opposition to that motion. That motion is pending.

On October 1, 2003, Thaman and Stein filed an adversary action against Burchfield and Whitmire in the Bankruptcy Court, Adv. No. 03-56302, seeking a declaratory judgment that neither Thaman nor Stein engaged in any wrongdoing with respect to Burchfield and Whitmire. Burchfield and Whitmire, individually and on behalf of the ServiceLane estate, counterclaimed, alleging fraud and misrepresentation. Thaman and Stein moved to dismiss this counterclaim. On December 21, 2005, the Bankruptcy Court issued a Memorandum Opinion and entered an Order dismissing all claims derivative of or on behalf of the ServiceLane estate with prejudice. With respect to the allegations of liability to Burchfield and Whitmire individually for the alleged fraud by Stein, the Bankruptcy Court found that the complaint “barely” met the pleading requirements of Rule 9(b) of Fed R. Civ. P. and denied the motion to dismiss on the claim without prejudice as to dispositive motions after discovery.

In October, 2005 the ServiceLane Trustee moved to abandon ServiceLane’s claims against Owens Corning, Thaman and Stein. Owens Corning objected and offered to acquire those claims in order to extinguish them. Burchfield and Whitmire asked the Texas Bankruptcy Court to assign the estate’s claims to them. After a hearing in December, 2005, the Texas Bankruptcy Court authorized the requested abandonment.

Owens Corning believes the claims asserted by Burchfield, Whitmire and the ServiceLane estate are without merit.

(h)	The Kensington Action

On or about September 2, 2003, certain of the Company’s current and former directors and officers were named as defendants in a lawsuit captioned Kensington International Limited, et al. v. Glen Hiner, et al. in the Supreme Court of the State of New York, County of New York, Index No. 602748/03. OCD is not named in the lawsuit. The suit, which was brought by Kensington International Limited (“Kensington”) and Springfield Associates, LLC (“Springfield”), two assignees of lenders under the 1997 Credit Agreement, alleges causes of action (1) against all defendants for breach of fiduciary duty, and (2) against certain defendants for fraud in connection with certain loans made under the 1997 Credit Agreement. The complaint seeks an unspecified amount of damages. On October 6, 2003, the Debtors filed in the United States Bankruptcy Court for the District of Delaware, Adv. No. A-03-56359 (JKF), a Complaint for Temporary Restraining Order, Preliminary Injunction and Enforcement of the Automatic Stay, requesting a preliminary injunction against further prosecution of the suit until after confirmation of a plan of reorganization for the Debtors. By Order of the Bankruptcy Court entered May 3, 2004, the New York action was preliminarily enjoined, with limited exceptions, until the earlier of the entry of an order confirming a plan of reorganization for the Debtors or further order of the Court.

On January 11, 2005, the Bankruptcy Court entered a further Consent Order enjoining the New York action until the entry of an Order confirming a plan of reorganization, subject to the following exceptions: (1) Kensington and Springfield were permitted to amend their Complaint to add and serve certain additional defendants; (2) any defendant could respond to the Complaint, including by way of motion to dismiss, to which Kensington and Springfield could respond; and (3) the Supreme Court of the State of New York could rule upon any outstanding motion to dismiss. Following such a ruling the parties are to report the outcome to the Bankruptcy Court.

No new defendants were added to the New York action. On February 7, 2005, all defendants filed a joint motion to dismiss, to which Kensington and Springfield responded. A hearing on the motion to dismiss was held on May 2, 2005. No decision has been issued.

OCD believes that the claim is without merit.

(i)	Proposed Class Action Relating to MiraVista® Roofing Products

From 1996-2002, OCD manufactured and distributed specialty roofing products under the name MiraVista®. In response to the April 15, 2002 bar date, 12 proofs of claim were filed alleging product defects and resulting damages. Three of those 12 proofs of claim were brought by individuals acting for themselves and as representatives of a purported class of all purchasers of MiraVista® roofing products. The aggregate amount of their claims was $275 million although the claimants have stated in pleadings filed with the Bankruptcy Court that their claims total only $80 million. Claimants thereafter filed a motion for certification of a class of all pre-petition purchasers on April 2, 2004. In July of 2004, plaintiffs, in an already pending class action in California state court, amended their complaint to include claims against OCD arising from the purchase of MiraVista® products after the Petition Date. The complaint against OCD was removed from California state court to federal bankruptcy court in California. The matter was then transferred to the Bankruptcy Court. Both actions allege that MiraVista® products had an undue tendency to lift, warp and curl, break off and slide out of place, crack, leak, and/or discolor, resulting in inter alia weather damage to roofing paper, fasteners, flashing, underlayment, and wood substrate.

OCD believes that it has substantial defenses as to both the merits of the plaintiffs’ claims and the propriety of class certification. Nonetheless, because class action litigation is costly and the results are difficult to predict, OCD has agreed, in principle, to enter into a settlement. The parties are in the process of drafting the settlement agreement including the proposed plan of distribution and eligibility criteria for compensable claims. When the settlement documents are finalized, they will be presented to the Bankruptcy Court with a request to approve the formation of a temporary settlement class, direct the provision of notice to class members, and schedule a fairness hearing. As part of the notice process, class members will be permitted to opt out of the class settlement and pursue their claims individually. If the Bankruptcy Court enters the requested order, a fairness hearing will likely be conducted in the Spring of 2006. In its current form, the settlement will require OCD to pay $11 million in exchange for a release of all claims and potential claims by class members. The settlement is presently designed to occur independently of the Plan, but is nevertheless subject to approval of the Bankruptcy Court.

THE CHAPTER 11 CASES ARE ONGOING AND PARTIES WHO DESIRE CURRENT INFORMATION ON EVENTS WHICH MAY AFFECT THESE CASES SHOULD REGULARLY REVIEW THE DOCKETS AND PLEADINGS, WHICH ARE AVAILABLE FROM THE BANKRUPTCY COURT AND THE DISTRICT COURT, CONSULT WITH THEIR COUNSEL AND/OR ATTEND OR PARTICIPATE IN HEARINGS SCHEDULED IN THE CHAPTER 11 CASES, EITHER IN PERSON OR TELEPHONICALLY.

G.	Avoidance Actions In the Chapter 11 Cases

1.	General Background

The Bankruptcy Code creates certain “avoidance actions” which a debtor-in-possession or a trustee may pursue on behalf of the bankruptcy estate to recover funds transferred prior to and, in certain circumstances, after the filing of a debtor’s bankruptcy petition. Included among such avoidance actions are “preferences” and “fraudulent conveyances.”

Preferences. Pursuant to the Bankruptcy Code, a debtor may recover (or “avoid”) as “preferential” payments of funds and other transfers of property that were (a) made to or for the benefit of a creditor, (b) made while the debtor was insolvent, (c) made on account of pre-existing debts and (d) made during the ninety (90) days immediately prior to the debtor’s bankruptcy filing, but only to the extent such payment or transfer permitted the recipient to receive more than it would have received if (i) the transfer had not been made, (ii) the debtor had been liquidated under Chapter 7 of the Bankruptcy Code and (iii) the transferee was paid in accordance with applicable bankruptcy law. The ninety (90) day recovery period is extended to one year if the recipient of the preferential transfer is an “insider” of the debtor.

There are various defenses to preference actions. For example, transfers made in the ordinary course of the debtor’s and the transferee’s businesses, and made in accordance with ordinary business terms, may not be avoidable. Similarly, a transferee that extended credit subsequent to its receipt of an otherwise preferential transfer (and prior to the commencement of the debtor’s bankruptcy case) for which the transferee was not repaid, is entitled to an offset/credit against an otherwise avoidable preference for the amount of such new value provided.

Fraudulent Conveyances. Under Sections 548 and 544 of the Bankruptcy Code and under various state laws, a debtor may recover, on a “fraudulent conveyance” theory, transfers of property made while the debtor was insolvent or which rendered the debtor insolvent if and to the extent the debtor received less than reasonably equivalent value for such transfer. A debtor also may be able to recover, as a fraudulent conveyance, transfers made with the actual intent to hinder, delay or defraud creditors.

2.	Description of Avoidance Actions During Chapter 11 Cases

In accordance with their duties as debtors-in-possession, the Debtors undertook a review to determine the extent to which avoidance actions existed on behalf of their estates. The Debtors shared the results of their review with the Committees and the Future Claimants’ Representative and discussed with them what avoidance actions should be commenced. The Debtors, the Committees and the Future Claimants’ Representative generally agreed that the Debtors would (a) pursue actions against non-key vendors that received potential preferential transfers in the aggregate amount of $200,000 or more, to the extent tolling agreements could not be obtained, (b) obtain tolling agreements with each of their outside professionals that received potentially preferential payments exceeding $200,000, and (c) obtain tolling agreements from each of their present and former officers who received more than $200,000 of so-called “CIP” and/or “OSIP” incentive payments in September 2000. With the exception of three non-key vendors, the Debtors obtained each of the referenced tolling agreements. The Debtors commenced preference actions against the three vendors that did not execute tolling agreements, as described below.

An intercompany tolling agreement was also executed between and among each of the Debtors and their Non-Debtor Subsidiaries. Such tolling agreement expires thirty (30) days after the effective date of a plan of reorganization.

Because not all parties agreed as to which actions should be brought or which party should bring certain avoidance actions, the Unsecured Creditors’ Committee, the Future

Claimants’ Representative and the Designated Members filed motions to prosecute certain avoidance actions on behalf of the Debtors’ estates.

(a)	The Future Claimants’ Representative’s Motion

On September 6, 2002, the Future Claimants’ Representative filed a motion (the “Future Claimants’ Motion”) for an order authorizing the Future Claimants’ Representative (either alone or in combination with the other creditor constituencies) to commence certain avoidance actions on behalf of the Debtors’ Estates under Sections 544, 545, 547, 548 and/or 553 of the Bankruptcy Code. The Future Claimants’ Representative sought to bring avoidance actions against, among other parties, certain (i) trade vendors and outside professionals retained by the Debtors, and (ii) law firms holding NSP-related funds pursuant to the NSP Agreements. The Asbestos Claimants Committee joined in the Future Claimants’ Motion.

(b)	The Unsecured Creditors’ Committee Motion

On September 10, 2002, the Unsecured Creditors’ Committee filed a motion (the “Unsecured Committee Motion”) for an order authorizing it to commence the following avoidance actions on behalf of the Debtors’ Estates:

(i) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of approximately $115 million in preferential transfers made to NSP claimants and their law firms during the 90 days prior to the Petition Date;

(ii) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of approximately $290 million in preferential transfers made to NSP executive committee members and the NSP claimants represented by those members between approximately March 2000 and the Petition Date;

(iii) an action under Sections 547 and 550 of the Bankruptcy Code seeking the return of payments made to the Debtors’ officers and directors within one year prior to the Petition Date (which included mid-year bonuses based on performance during the first six months of 2000);

(iv) an action under Sections 548, 544 and 550 of the Bankruptcy Code seeking the return of approximately $700 million in cash transferred by OCD and/or Fibreboard into the accounts of certain law firms participating in the NSP; and

(v) an action under Sections 548, 544 and 550 of the Bankruptcy Code seeking to avoid obligations incurred, and the return of funds transferred, by OCD pursuant to some or all NSP Agreements which OCD entered into after January 1, 2000 and agreements entered into earlier but allegedly converted or accelerated as a result of OCD’s financial difficulties.

On September 17, 2002, the Unsecured Creditors’ Committee filed a joinder and response to the Future Claimants’ Motion, seeking authority to prosecute the claims identified in the Future Claimants’ Motion, either with the Future Claimants’ Representative, or independently, if the Future Claimants’ Representative did not prosecute the claims.

The Debtors filed a response to the Unsecured Committee Motion, in which the Debtors asked the Bankruptcy Court to deny the motion on several grounds. Among other things, the Debtors stated that they were actively pursuing tolling agreements with the NSP firms specified in the Unsecured Committee Motion and, if the Debtors were able to obtain tolling agreements, the Unsecured Committee Motion would be largely mooted. Further, the Debtors requested that the Unsecured Committee Motion be denied on substantive grounds because the Unsecured Creditors’ Committee had not met its burden of establishing that the claims it sought to assert were colorable.

Waters & Kraus LLP (“W&K”) also filed a response in opposition to the Unsecured Committee Motion.

W&K has contested the claims on the grounds that the administrative deposit held by W&K came exclusively from the Fibreboard Insurance Settlement Trust under the NSP and that the Fibreboard Insurance Settlement Trust is an independent legal entity, separate from the Debtors. Therefore, W&K asserts that the property of the Fibreboard Insurance Settlement Trust was not property of Fibreboard on the Petition Date. Accordingly, W&K believes that the Debtors lack standing to pursue recovery of the administrative deposit held by W&K. As noted above, W&K made post-petition distributions from Administrative Deposits that it held in the amount of approximately $11.6 million without obtaining authorization from the Bankruptcy Court. W&K executed a tolling agreement and no action has been filed against W&K as of the date of this Disclosure Statement.

(c)	The Designated Members’ Motion

On September 11, 2002, the Designated Members filed a motion for an order authorizing them to commence the following avoidance actions on behalf of the Debtors’ Estates in addition to the actions sought to be asserted by the Unsecured Committee’s Motion:

(i) a fraudulent conveyance action pursuant to Section 544 of the Bankruptcy Code to avoid and set aside OCD’s acquisition of Fibreboard’s capital stock and related transactions. The Designated Members sought recovery of the property transferred or the value of such property for the benefit of the Debtors’ estates and for creditors, as well as other relief, including realignment of the allocation of the purported asbestos liabilities of the Debtors as between Fibreboard and its pre-acquisition affiliates, on the one hand, and the rest of the Debtors, on the other;

(ii) a fraudulent conveyance action pursuant to Section 544 of the Bankruptcy Code to avoid and set aside the claims of the Bank Holders against the Debtors and their Non-Debtor Subsidiaries under Subsidiary Guarantees supporting the Pre-petition loans made by the Bank Holders to certain of the Debtors or, alternatively, to equitably subordinate such claims; and

(iii) a fraudulent conveyance action pursuant to Sections 544 and 548 of the Bankruptcy Code to avoid dividends paid to the Debtors’ shareholders between 1996 and 2000, and to recover such dividends for the Debtors’ Estates.

(d)	Subsequent Developments Relating to Motions Concerning Avoidance Actions

On September 20, 2002, several days before the hearing on the above-described motions and the expiration of the statute of limitations, the Third Circuit (in Official Comm. v. Chinery (In re Cybergenics Corp.), 304 F.3d 316 (3d Cir. 2002) reh’g en banc granted, op. vacated, 310 F.3d 785 (3d Cir. 2002), rev’d en banc, 330 F.3d 548 (3d Cir. 2003) determined that official creditors’ committees in Chapter 11 cases cannot properly bring avoidance actions on behalf of a debtor and that such actions can only be prosecuted by a debtor-in-possession or trustee (the initial opinion, which was vacated and ultimately reversed, the “Cybergenics I Decision”).

At a hearing held on September 24, 2002, the Bankruptcy Court, in accordance with the Cybergenics I Decision, denied the motions of the Future Claimants’ Representative, the Unsecured Creditors’ Committee and the Designated Members to assert avoidance actions on behalf of the Debtors’ Estates. By Order dated September 25, 2002, the Bankruptcy Court ordered that the Debtors file by September 27, 2002 a statement as to which Avoidance Actions they would not commence. It was further ordered that the Unsecured Creditors’ Committee and any other interested party inform the Bankruptcy Court on October 1, 2002, based on the Debtors’ September 27th statement: (i) whether it believed that the Debtors were unreasonably refusing to pursue any cause of action; and (ii) whether, as a result, such party sought the appointment of a trustee with special powers to bring any such avoidance action on behalf of the Estates.

The Court’s September 25, 2002 Order also provided that, in the event any party believed the Debtors were unreasonably refusing to commence any Avoidance Action, a hearing would be held on October 3, 2002, to consider whether a “special trustee” should be appointed to commence such action on behalf of the Estates. The Bankruptcy Court noted that it would not permit actions to be filed to recover settlement payments made to individual asbestos claimants on any legal theory. The Bankruptcy Court also required the Debtors to obtain any tolling agreements by noon on October 3, 2002.

In accordance with the Bankruptcy Court’s September 25, 2002 Order, the Debtors sent a letter to the Bankruptcy Court on September 27, 2002, which set forth their view that the alleged Avoidance Actions identified by the Unsecured Creditors’ Committee should not be brought. Such letter concluded that, if the Bankruptcy Court were to find that the Unsecured Creditors’ Committee’s proposed Avoidance Actions stated a colorable claim as to particular NSP payments, the Debtors would file actions against named NSP firms that did not sign a tolling agreement.

By Order dated October 2, 2002, the Bankruptcy Court (i) directed the Debtors to obtain valid and enforceable tolling agreements from certain specified law firms, (ii) directed the Debtors to commence an avoidance action against any NSP law firm that had not executed a tolling agreement, (iii) directed the Debtors to commence appropriate actions against any asbestos plaintiff as to whom an NSP law firm failed to produce, prior to the payments, sufficient evidence that the plaintiff had satisfied the conditions precedent to the payment, unless a tolling agreement had been obtained, and (iv) canceled the hearing scheduled for October 3, 2002.

On November 18, 2002, the Third Circuit vacated the September 20, 2002 opinion and judgment in Cybergenics and granted rehearing en banc. On May 29, 2003, the Third Circuit, en banc, held that “bankruptcy courts can authorize creditors’ committees to sue derivatively to avoid fraudulent transfers for the benefit of the estate.”

3.	Commencement of Avoidance Actions

(a)	Dividend Action

On October 2, 2002, the Debtors filed a class action complaint with the Bankruptcy Court pursuant to Sections 105, 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Bankruptcy Rules 7001 and 7023, against certain shareholders of OCD common stock who had each received at least $100,000 in total dividends from June 1996 through the Petition Date, seeking the return of up to approximately $62 million. The Debtors’ complaint sought (i) a determination that the dividend payments constituted fraudulent transfers pursuant to bankruptcy and state law and were therefore voidable and (ii) the recovery of such transfers, or the value thereof, together with interest.

(b)	Bank of America Action

On October 2, 2002, the Debtors filed a complaint against Bank of America Corp. with the Bankruptcy Court pursuant to Sections 105, 544 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001 seeking (i) a determination that the repayment of approximately $133 million of debt of Fibreboard to Bank of America Corp. in connection with the acquisition of Fibreboard was a fraudulent transfer and was therefore voidable and (ii) recovery of such transfer or the value thereof, with interest.

(c)	Guarantee/Bank Holders Action

On October 3, 2002, the Debtors and certain Non-Debtors filed a complaint against the Bank Holders with the Bankruptcy Court entitled Owens Corning, et al. v. Credit Suisse First Boston, et al., A-02-5829, (i) to avoid the fraudulent incurrence of the obligations under the Subsidiary Guarantees; (ii) in the alternative, for declaratory relief to limit and determine respective amounts of such obligations; (iii) to avoid and recover preferential transfers; and (iv) to determine the allowed amount of claims of the Pre-petition Agent and certain lenders party to the 1997 Credit Agreement. The plaintiffs argued that, given the opinion in Official Committee of Asbestos Personal Injury Claimants v. Sealed Air Corporation (In re: W.R. Grace & Co.), 281 B.R. 852 (D. Del. 2002) (“Grace” or “Sealed Air”) and the latency periods inherent in the continuing development of asbestos-related personal injuries, the entities subject to such asbestos-related claims may have been insolvent far earlier than previously understood and earlier than the entities themselves reasonably believed. The plaintiffs accordingly asserted, among other things, that (i) the Subsidiary Guarantors were insolvent or became insolvent and/or had unreasonably small capital in relation to their business or the transaction at the time or as a result of the guaranteed obligations incurred within a year of the Petition Date; (ii) within a year before the Petition Date, each Subsidiary Guarantor incurred guaranteed obligations for which they received less than reasonably equivalent value; and (iii) the obligations at issue could be avoided under applicable state law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act. In addition, the Debtors sought avoidance and recovery of transfers of certain payments made by OC during the 90-day period prior to the Petition Date to the Pre-petition Agent as “preferences” under Sections 547 and 550 of the Bankruptcy Code.

(d)	Fibreboard Shareholders Action

On October 3, 2002, OCD and Fibreboard filed a class action complaint with the Bankruptcy Court seeking a determination that the tender offer and payment by OCD of up to approximately $515 million to Fibreboard’s shareholders, through its wholly-owned subsidiary Sierra Corporation, for the acquisition of Fibreboard were fraudulent transfers pursuant to Section 544 of the Bankruptcy Code and applicable state law and seeking recovery of payments to those shareholders who received $198,000 or more. OCD and Fibreboard sought to recover these transfers or their value pursuant to Section 550 of the Bankruptcy Code. In applying the rationale set out in the Sealed Air decision discussed above, OCD and Fibreboard asserted that OCD and Sierra Corporation were insolvent at the time of, or were rendered insolvent by, and/or had unreasonably small assets or capital in relation to their business or the transaction at the time or as a result of the tender offer or payment for the acquisition of Fibreboard, and Fibreboard was also insolvent at that time. OCD and Fibreboard accordingly asserted that the tender offer and payments at issue were voidable as fraudulent transfers by OCD and should be avoided pursuant to Section 544 of the Bankruptcy Code and applicable law, including the Uniform Fraudulent Conveyance Act and the Uniform Fraudulent Transfer Act.

(e)	NSP Actions, Tolling Agreements, and the Resolution Incorporated in the Plan

The Debtors executed tolling agreements with approximately 104 of the approximately 115 law firms that entered into NSP or non-NSP Agreements with the Debtors on behalf of claimants asserting asbestos-related personal injury or wrongful death claims.

With respect to those law firms that did not sign tolling agreements, on October 4, 2002, OCD, Fibreboard and Integrex filed 11 complaints with the Bankruptcy Court, pursuant to Sections 544, 548 and 550 of the Bankruptcy Code, Sections 2201(a) and 2202 of Title 28 of the United States Code and Federal Rule of Bankruptcy Procedure 7001. These complaints sought declaratory relief determining, among other things, whether (i) the NSP Agreement with each respective defendant was a valid agreement enforceable in accordance with its terms, subject to applicable bankruptcy law; or (ii) the NSP payments made to each respective defendant were avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law.

These complaints were filed as declaratory judgment actions to preserve certain allegations asserted by the Unsecured Creditors’ Committee, but that do not reflect the views of the Debtors. In light of the Cybergenics I Decision, the Unsecured Creditors’ Committee was named as a defendant in each of these actions to make it a party to permit it to present its own position on the allegations. In the event that the Bankruptcy Court determines that the NSP payments made to each respective defendant are avoidable or recoverable as fraudulent transfers under applicable state and federal fraudulent conveyance law, one or more claims will exist against each defendant to avoid and recover some or all of the NSP-related payments at issue.

On or before September 29, 2003, similar lawsuits were brought against 5 additional law firms whose tolling agreements were about to expire. The Unsecured Creditors’ Committee was named as a defendant in all such lawsuits, solely with respect to the declaratory relief sought. During the first quarter of 2004, the lawsuit against one of the law firms was dismissed with consent of the Unsecured Creditors Committee and Bankruptcy Court approval. The Debtors requested a stay of the litigation pending the determination of the disposition of such litigation under the plan of reorganization. Pursuant to Court Order, the litigation has been stayed until February 28, 2006. On October 3, 2005, the Debtors brought additional adversary actions against Gertler, Gertler, Vincent & Ploktin, LLP, et al. and Murray Law Firm, et al. These two defendants, which had signed previous tolling agreements, were located in Louisiana and could not be contacted to extend the tolling agreements because of Hurricane Katrina. On November 14, 2005, the Debtors moved to stay the Gertler and Murray adversary actions, so that the stay of the adversary actions would be consistent with the stay currently in place as to the other adversary actions, i.e., until February 28, 2006.

Recoveries, if any, of funds held by attorneys under the NSP paid from the Fibreboard Insurance Settlement Trust are included in the definition of FB Reversions under the Plan. As such, any such recoveries would be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust under the Plan.

Recoveries net of expenses of recovery, if any, of funds held by attorneys under the NSP paid by OCD constitute OCD Reversions under the Plan. OCD Reversions that are Cash as of the Effective Date are included as Available Cash to be distributed to creditors of OCD on the Initial Distribution Date under the Plan. Similarly, any such funds which are determined to constitute OCD Reversions after the Effective Date shall be included as Excess Available Cash to be distributed to creditors of OCD on the Final Distribution Date under the Plan.

(f)	Third-Party Preference Actions

The Debtors identified (i) approximately 44 non-affiliated parties that received potential preferences under Section 547 of the Bankruptcy Code, exceeding a threshold amount of $200,000; (ii) 12 present and former officers that received certain incentive payments exceeding a threshold of $200,000 in the aggregate per officer, in September 2000; (iii) one director that received a pre-petition pension payment in September 2000; and (iv) a joint venture affiliate of OC that received approximately $3.8 million in the one-year period prior to the commencement of the Chapter 11 proceedings. The Debtors executed tolling agreements with approximately 54 of the parties mentioned above, including some present and former officers, the director and the affiliate of OC. The officers and directors who executed tolling agreements each received amounts in excess of $200,000 in supplemental compensation within 90 days of the Petition Date; the Unsecured Creditors’ Committee has alleged that such payments are either preferences or fraudulent conveyances.

Between September 30, 2002 and October 2, 2002, the Debtors commenced actions against three vendors who had not executed tolling agreements, seeking the return of potential preferential funds received by those parties in an amount totaling approximately $1.2 million.

(g)	Turnover Action

On October 2, 2002, the Debtors commenced an action against The Northern Trust Company, styled Owens Corning v. The Northern Trust Company, Adv. No. 02-5818, seeking the turnover of approximately $65,400 that the Debtors believed had been improperly retained by the bank in October 2000, or improperly charged against Owens Corning’s account, due to certain banking errors. Further investigation revealed that the bank’s actions were largely appropriate, and the parties entered into a stipulation, approved by Bankruptcy Court Order entered August 23, 2005, that (a) required The Northern Trust Company to pay OCD $2,993.04 plus certain interest and (b) permitted The Northern Trust Company to retain the balance of the funds at issue.

4.	Events Subsequent to Filing of Avoidance Actions

On October 16, 2002, the Debtors filed in each of the Avoidance Actions discussed above a Motion for Order Staying Adversary Actions Pending Introduction and Confirmation of Plan of Reorganization (the “Stay Motion”). In the Stay Motion, the Debtors asserted that staying the Avoidance Actions would (a) permit the Debtors and creditor constituencies to focus attention and resources on creating a consensual plan of reorganization, (b) allow the creditor constituencies to participate in the decision regarding whether and to what extent these claims are litigated and (c) maximize the efficient use of judicial and Debtor resources. Certain parties filed objections to the Stay Motion, including, among others, the Designated Members, and CSFB, as Agent for the Bank Holders.

On January 13, 2003, the Bankruptcy Court entered an Order that stayed the Avoidance Actions until January 27, 2003 (with the exception of service of process). By further Orders of the Bankruptcy Court, the stay was further extended. Currently, the Avoidance Actions are stayed until February 26, 2006.

(a)	The Guarantee/Bank Holders Action

On November 7, 2002, the Designated Members filed a cross-motion to intervene in the Bank Holders Action, to which CSFB, as Agent, filed an objection.

Pursuant to Judge Wolin’s Case Management Order, dated December 23, 2002, the reference to the Bankruptcy Court was withdrawn with respect to the Bank Holders Action. In accordance with the terms of the order, on December 31, 2002, the Designated Members filed an amended motion to intervene and a proposed complaint, which was amended on January 10, 2003. The Debtors and certain non-Debtors filed a partial opposition to the amended motion to intervene. Also on December 31, 2002, the Future Claimants’ Representative and the Asbestos Claimants’ Committee filed motions to intervene. On January 10, 2003, CSFB, as Agent, filed a motion to dismiss the Bank Holders Action, an objection to the Designated Members’ amended motion to intervene and a memorandum of law. The Debtors filed a memorandum of law in opposition to CSFB’s motion to dismiss on January 16, 2003.

At the request of the Debtors and in an effort to limit the number of issues to be presented at trial, on January 20, 2003, the Future Claimants’ Representative filed a notice of withdrawal of certain counts of its complaint in intervention, but reserved the right to pursue such claims in the future.

Although a hearing was scheduled to commence April 2003, it was postponed. Under the Plan, the Bank Holders Action would be dismissed.

(b)	The Unsecured Creditors’ Committee Motion to Intervene

On August 5, 2003, the Unsecured Creditors’ Committee filed a motion to intervene as of right as a party plaintiff and to file complaints in the Avoidance Actions involving payments to law firms under NSP Agreements. This Motion also sought to lift the stay applicable to those actions, as well as an order authorizing the Committee to commence actions against all of the law firms with which the Debtors have entered into tolling agreements. The Unsecured Creditors’ Committee also requested a hearing on its motion on shortened notice. The Debtors objected to the Unsecured Creditors’ Committee’s motion to shorten notice on August 18, 2003 and responded to the Unsecured Creditors’ Committee’s motion to intervene on September 9, 2003.

On August 19, 2003, the Bankruptcy Court entered an Order denying the Unsecured Creditors’ Committee’s motion to shorten notice. A hearing was held on the motion to intervene on September 22, 2003, and on September 24, 2003, the Bankruptcy Court entered two Orders addressing the motion. The first Order directed all law firms that had entered into NSP Agreements or non-NSP agreements with the Debtors, and their professionals, to preserve all records related to such NSP Agreements or non-NSP agreements. The second Order authorized the Unsecured Creditors’ Committee, upon filing appropriate motions in the Avoidance Actions involving payments to law firms under NSP Agreements, to intervene in such actions. However, the Order did not authorize the Unsecured Creditors’ Committee to file amended or other complaints in such actions and did not modify the stay in effect with respect to such actions. The second Order also directed the Debtors, on or before September 29, 2003, to either (a) obtain and file new tolling agreements, to the extent necessary, from the appropriate law firms, or (b) commence suits against such law firms. To the extent the Debtors did not obtain tolling agreements or file suits, the Unsecured Creditors’ Committee was authorized by such Order to commence suits against such firms.

By September 29, 2003, the Debtors entered into approximately 79 new tolling agreements. With respect to those law firms that did not sign new tolling agreements, OCD, Fibreboard and Integrex filed five complaints with the Bankruptcy Court in substantially the same form as the complaints filed on October 4, 2002. See Section V.G.3.e of this Disclosure Statement entitled “NSP Actions and Tolling Agreements.” The Unsecured Creditors’ Committee was named as defendant in all such lawsuits, solely with respect to declaratory relief sought. During the first quarter of 2004, the lawsuit against one of the law firms was dismissed with the consent of the Official Committee of Unsecured Creditors and Bankruptcy court approval. Debtors later requested a stay of the litigation pending its disposition in a plan of reorganization. Pursuant to court order, the litigation has been stayed until February 28, 2006.

(c)	Settlement of Preference Action against A.C. Leadbetter & Son, Inc.

Between September 30, 2002 and October 2, 2002, the Debtors commenced actions against three vendors who had not executed tolling agreements, seeking the return of potentially preferential funds received by those parties in an amount totaling approximately $1.2 million. One of these actions has been settled. By Order entered October 30, 2003, the Bankruptcy Court approved a stipulation between OCD and A.C. Leadbetter & Son, Inc. in Owens Corning v. A.C. Leadbetter & Son, Inc., Adv. No. 02-5810, in which, among other things, (a) OCD agreed to release its preference action against A.C. Leadbetter & Son, Inc., in the amount of $466,749 net of certain “subsequent new value,” and (b) A.C. Leadbetter & Son, Inc. agreed to amend to $0.00 two secured proof of claims against OCD, each in the amount of $657,575.22 plus interest, costs and other charges.

THE CHAPTER 11 CASES ARE ONGOING AND PARTIES WHO DESIRE CURRENT INFORMATION ON EVENTS THAT MAY AFFECT THESE CASES SHOULD REGULARLY REVIEW THE DOCKETS AND PLEADINGS, WHICH ARE AVAILABLE FROM THE BANKRUPTCY COURT AND THE DISTRICT COURT, AND/OR ATTEND OR PARTICIPATE IN HEARINGS SCHEDULED IN THE CHAPTER 11 CASES, EITHER IN PERSON OR TELEPHONICALLY.

VI. FUTURE BUSINESS OF THE REORGANIZED DEBTORS

A.	Structure and Business of the Reorganized Debtors

Following the Effective Date, the Reorganized Debtors intend to continue to operate their businesses as they have been operated to date, with the exception of such reorganization, divestitures and other restructurings as may be contemplated by the Plan. In addition, the Reorganized Debtors reserve the right, subject to such approvals of their respective boards of directors or shareholders as shall be required by law, to entertain and implement such opportunities for acquisitions, divestitures, restructuring or other internal reorganizations as shall be deemed appropriate under the circumstances. In that regard, OC intends to implement a restructuring plan that would reorganize OCD and its Subsidiaries along OC’s major business lines. The planning for this restructuring is in a preliminary stage. A more detailed description of the Restructuring Transactions will be set forth on Appendix H to this Disclosure Statement to be filed no later than ten (10) Business Days prior to the Objection Deadline. A detailed description of the actions and steps required to implement the Restructuring Transactions will be filed at least ten (10) Business Days prior to the Objection Deadline. On or prior to, or as soon as practicable after, the Effective Date, the Debtors or the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth in Section 5.6 of the Plan.

B.	Board of Directors and Management of Reorganized Debtors

As of September 30, 2005, OCD’s Board of Directors was composed of ten directors, divided into three classes. Each class of directors serves for a term expiring at the third succeeding annual meeting of stockholders after the year of election of such class, and until their successors are elected and qualified.

1.	Composition of the Board of Directors as of Date of Disclosure Statement

The following is a list, as of the date of the filing of this Disclosure Statement, of the names of each of the Directors of OCD:

Name	Title
Norman P. Blake, Jr.	Director
David T. Brown	Director, President and Chief Executive Officer
Gaston Caperton	Director
William W. Colville	Director
Landon Hilliard	Director
Ann Iverson	Director
W. Walker Lewis	Director
W. Ann Reynolds	Director
Robert B. Smith, Jr.	Director
Michael H. Thaman	Director, Chairman of the Board and Chief Financial Officer

Norman P. Blake, Jr. has been a Director since 1992. He is former Chairman, President and Chief Executive Officer of Comdisco, Inc., global technology services, Rosemont, IL. A graduate of Purdue University, Mr. Blake previously has served as Chief Executive Officer of the United States Olympic Committee; Chairman, Chief Executive Officer and President of Promus Hotel Corporation; Chairman, Chief Executive Officer and President of USF&G Corporation; and Chairman and Chief Executive Officer of Heller International Corporation of Chicago. Mr. Blake is a member of the Purdue Research Foundation and Purdue University’s President’s Council and Dean’s Advisory Council, Krannert Graduate School of Management. He is the recipient of the degree of Doctor of Economics honoris causa from Purdue University, granted jointly by the Krannert Graduate School of Management and School of Liberal Arts. He has also been awarded The Ellis Island Medal of Honor.

David T. Brown has been a Director since January, 2002, and, since April 18, 2002, has been President and Chief Executive Officer of OCD. A graduate of Purdue University, Mr. Brown became Executive Vice President and Chief Operating Officer in January 2001. Previously, he held numerous leadership positions in sales and marketing at OC, including serving as President of the Insulating Systems Business beginning in 1998, President of Building Materials Sales and Distribution beginning in 1996, and President of the Roofing and Asphalt Business beginning in 1994. Mr. Brown joined OC in 1978 after working for Procter & Gamble, Shearson Hammill and Eli Lilly. Mr. Brown serves on the Board of Directors of Borg Warner, Inc. He also is on the Board of the Toledo Museum of Art and the Dean’s Advisory Council for the Purdue’s Krannert School of Management. Mr. Brown is a past board member of Asphalt Roofing Manufacturers Association Executive Committee, National Roofing Contractors

Association Advisory Board, Thermal Insulation Manufacturers Association and Executive Committee of the North American Insulation Manufacturers Association.

Gaston Caperton has been a Director since 1997. He is President and Chief Executive Officer of The College Board, a not-for-profit educational association, New York, NY, Chairman of The Caperton Group, a business investment and development company, Shepherdstown, WV and former Governor of the State of West Virginia. A graduate of the University of North Carolina, Mr. Caperton began his career in a small insurance agency, became its principal owner and chief operating officer, and led the firm to become the tenth largest privately-owned insurance brokerage firm in the U.S. He also has owned a bank and mortgage banking company. Mr. Caperton was elected Governor of West Virginia in 1988 and 1992. In 1997, Mr. Caperton taught at Harvard University as a fellow at the John F. Kennedy Institute of Politics. Prior to beginning his current position in mid-1999, Mr. Caperton also taught at Columbia University, where he served as Director of the Institute on Education and Government at Teachers College. Mr. Caperton is a director of United Bankshares, Inc., Energy Corporation of America, West Virginia Media Holdings, and Prudential Financial. He was the 1996 Chair of the Democratic Governors’ Association, and served on the National Governors’ Association executive committee and as a member of the Intergovernmental Policy Advisory Committee on U.S. Trade. He also was Chairman of the Appalachian Regional Commission, Southern Regional Education Board, and the Southern Growth Policy Board.

William W. Colville has been a Director since 1995. He is now retired and was a former Senior Vice President, General Counsel and Secretary of OC. A graduate of Yale University and the Columbia University Law School, Mr. Colville began his career at OC in 1984 as Senior Vice President and General Counsel. Prior to joining OC, he was President of the Sohio Processed Minerals Group from 1982 to 1984, and General Counsel of Kennecott Corporation from 1980 to 1982. Mr. Colville is also a director of Nordson Corporation.

Landon Hilliard has been a Director since 1989. He is a partner with Brown Brothers Harriman & Co., private bankers, New York, NY. A graduate of the University of Virginia, Mr. Hilliard began his career at Morgan Guaranty Trust Company of New York. He joined Brown Brothers Harriman in 1974 and became a partner in 1979. Mr. Hilliard is a director of Norfolk Southern Corporation, Western World Insurance Company and Russell Reynolds Associates, Inc. He is also Chairman of the Board of Trustees of the Provident Loan Society of New York and Secretary of The Economic Club of New York.

Ann Iverson has been a Director since 1996. She is President and Chief Executive Officer of International Link, an international consulting firm, Scottsdale, AZ. Ms. Iverson began her career in retailing and held various buying and executive positions at retail stores in the U.S. through 1989, including Bloomingdales, Dayton Hudson, and US Shoe. She then joined British Home Stores as Director of Merchandising and Operations in 1990; Mothercare as Chief Executive Officer in 1992; Kay-Bee Toy Stores as President and Chief Executive Officer in 1994; and Laura Ashley Holdings plc. as Group Chief Executive in 1995. In 1998, she founded and became President and Chief Executive Officer of International Link. Ms. Iverson is a director of several privately-held companies. She is also a member of the Board of Trustees of the Thunderbird School of International Management, and a member of Financo Global Consulting.

W. Walker Lewis has been a Director since 1993. He is Chairman of Devon Value Advisers, a financial consulting and investment banking firm in Greenwich, CT and New York, NY. Previously, Mr. Lewis served as Senior Advisor to SBC Warburg Dillon Read; Senior Advisor to Marakon Associates; and Managing Director, Kidder, Peabody & Co., Inc. Prior to April 1994, he was President of Avon U.S. and Executive Vice President, Avon Products, Inc. Prior to March 1992, Mr. Lewis was Chairman of Mercer Management Consulting, Inc., a wholly-owned subsidiary of Marsh & McLennan, which is the successor to Strategic Planning Associates, a management consulting firm he founded in 1972. He is a graduate of Harvard College, where he was President and Publisher of the Harvard Lampoon. Mr. Lewis is Chairman of London Fog Industries, Inc. and a director of Mrs. Fields’ Original Cookies, Inc. He is also a member of the Council on Foreign Relations and the Washington Institute of Foreign Affairs.

W. Ann Reynolds has been a Director since 1993. She is a former President and Professor of Biology at The University of Alabama at Birmingham, Birmingham, AL. A graduate of Kansas State Teachers College and the University of Iowa, Dr. Reynolds previously served as Chancellor of City University of New York for seven years and for eight years as Chancellor of the twenty-campus California State University system. Dr. Reynolds is a director of Humana, Inc., Abbott Laboratories, Maytag Corporation, and the Post-Gazette, Champaign-Urbana, IL. She is also a member of the Society for Gynecological Investigation, and the Perinatal Research Society.

Robert B. Smith, Jr. has been a Director since 2004. He is Director of the Virginia Environmental Endowment, a nonprofit, funded, grant making corporation dedicated to improving the environment. A graduate of the University of North Carolina and the University of North Carolina Law School, Mr. Smith’s previous experience included serving as Trustee of the Dalkon Shield Claimants Trust, a public interest trust created by the Federal Bankruptcy Court to compensate those damaged by the Dalkon Shield, and as Vice President for Government Relations of the Pharmaceutical Manufacturers Association. His prior experience also included various positions related to the U.S. Senate, including: Chief Counsel and Staff Director, U.S. Senate Government Operations Committee; Chief Counsel, U.S. Senate Subcommittee on Revision and Codification of the Laws; Chief Legislative Assistant, Senator Sam J. Ervin, Jr.; Special Counsel, U.S. Senate Antitrust and Monopoly Subcommittee; and Counsel, U.S. Senate Subcommittee on Constitutional Rights.

Michael H. Thaman has been a Director since January 2002 and is Chairman of the Board and Chief Financial Officer of OCD. A graduate of Princeton University, Mr. Thaman joined OC in 1992. He was elected Chairman of the Board in April 2002 and became Chief Financial Officer in 2000. Before assuming his current position, Mr. Thaman held a variety of leadership positions at OC, including serving as President of the Exterior Systems Business beginning in 1999 and President of the Engineered Pipe Systems Business beginning in 1997. Prior to joining OC, Mr. Thaman spent six years as a strategy consultant at Mercer Management Consulting, including as a Vice President in their New York office. Mr. Thaman is a director of Florida Power and Light Group, Inc.

2.	Identity of Executive Officers as of Date of Disclosure Statement

The following is a list, as of the date of the filing of this Disclosure Statement, of the names of the executive officers of OC and the positions held by each such executive officer at OC:

Name	Title
Sheree L. Bargabos	Vice President and President, Roofing and Asphalt Business
David T. Brown	President and Chief Executive Officer
Brian D. Chambers	Vice President and President, Sidings Solution Business
Charles E. Dana	Vice President and President, Composite Solutions Business
Roy D. Dean	Vice President and Corporate Controller
Joseph C. High	Senior Vice President, Human Resources
David L. Johns	Senior Vice President and Chief Supply Chain and Information Technology Officer
George E. Kiemle	Vice President and President, Insulating Systems Business
Stephen K. Krull	Senior Vice President, General Counsel and Secretary
Frank C. O’Brien-Bernini	Vice President, Science and Technology
Charles W. Stein, Jr.	Vice President and President, Cultured Stone Business
Michael H. Thaman	Chairman of the Board and Chief Financial Officer

Sheree L. Bargabos has been Vice President and President, Roofing and Asphalt Business since October 2005. She was formerly Vice President and President of Exterior Systems, Vice President of Training and Development, Vice President and General Manager of the Foam Business, General Manager of the Foam Business and Sales Leader of the Building Materials Sales and Distribution, Canada.

David T. Brown has been President and Chief Executive Officer of OCD since April 2002. He was formerly Executive Vice President and Chief Operating Officer and has also formerly served as Vice President and President of the Insulating Systems Business, President of Building Materials Sales and Distribution. He has also been a Director since January 2002.

Brian D. Chambers was elected President, Sidings Solution Business in October, 2005. Previously, Mr. Chambers was Vice President and General Manager of the Residential Roofing Business.

Charles E. Dana has been President of the Composite Solutions Business since February 2004. He was formerly Vice President of the Global Sourcing and eBusiness, Vice President of Owens Corning Supply Chain Solutions, Vice President of Global Sourcing Management and Vice President of Planning and Analysis - Composite Systems.

Roy D. Dean has been Vice President & Corporate Controller since March 2004. He was formerly Vice President and Controller of the Insulating Systems Business.

Joseph C. High has been Senior Vice President, Human Resources since January 1, 2004.

David L. Johns has been Senior Vice President and Chief Supply Chain and Information Technology Officer since April 2001. He was formerly Vice President and Chief Technology Officer.

George E. Kiemle has been Vice President and President of the Insulating Systems Business since February 2001. He was formerly Vice President, Manufacturing, of the Insulating Systems Business.

Stephen K. Krull became Senior Vice President, General Counsel and Secretary of OCD on February 6, 2003. He was formerly Vice President of Corporate Communications, Vice President and General Counsel of Operations, Director, Law, and Senior Counsel, Law.

Frank C. O’Brien-Bernini was appointed Vice President, Science and Technology in March 2001. Previously he was Director, Research and Development and Vice President, Technology of the Insulating Systems Business; Director of Platform Development of Insulation North America; Director, Miraflex Product and Process Technology Laboratory; Director, Composite Product and Process Technology Laboratory and Manager of Composites Continuous Fiber Forming Laboratory.

Charles W. Stein, Jr. was elected Vice President and President, Cultured Stone Business in October of 2005. Previously he was Vice President and General Manager, OC Construction Services, Communications Specialist and Vice President, Services; Vice President, Service Development; General Manager of Building Materials; and Commercial Director of European Building Materials.

Michael H. Thaman has been Chairman of the Board and Chief Financial Officer of OCD since April 2002. He was formerly Senior Vice President and Chief Financial Officer, Vice President and President of the Exterior Systems Business and Vice President and President of Engineered Pipe Systems. He has also been a Director since January 2002.

Of the executive officers referenced above, only Messrs. Brown, Johns, and Thaman served as executive officers of OC at or within two years before the Petition Date. In addition, Messrs. Brown, Dean, Krull, and Thaman also served as executive officers of one or more of the Subsidiary Debtors at or within two years before the Petition Date.

3.	Directors and Officers of Reorganized Debtors as of the Effective Date

As disclosed in the Plan, the identities of the individuals who shall serve on the Board of Directors for Reorganized OCD (the “Reorganized OCD Board”) shall be disclosed on Schedule XIX to the Plan, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, subject to such further modiciations, revisions and supplementation as may be satisfactory in form and substance to the Debtors, the Asbestos Claimants’ Committee and the Future Claimants’ Representative up to ten (10) Business Days prior to the Objection Deadline. In addition, as long as the Asbestos Personal Injury Trust owns 20% of the outstanding common equity of Reorganized OCD, the TAC and the Future Claimants’ Representative shall each be entitled to designate a non-voting board observer, each of whom shall be reasonably acceptable to Reorganized OCD, which board observer will be entitled to participate in all of Reorganized OCD’s board of directors meetings. The directors shall be such that Reorganized OCD shall satisfy the standards for listing the New OCD Common Stock on the NYSE or for quotation in the NASDAQ stock market, so that the New OCD Common Stock could be listed or quoted on such market (as well as satisfying the requirements necessary for the board to be able to establish committees, including an audit committee, that qualify under the applicable market rules and applicable laws and SEC Rule 16b-3 and Internal Revenue Code (“IRC”) § 162(m)). In addition, one of the directors shall qualify as an “audit committee financial expert” within the meaning of the SEC Regulation S-K, Item 401(h).

4.	Treatment of Director and Officer Indemnification Under the Plan

The Plan provides that the Debtors will treat indemnity obligations to directors and officers under their charters, by-laws, statutes or contracts as executory contracts that will be assumed by the Debtors. As a result, the Debtors will be obligated in accordance with the terms of their charters, by-laws, statutes or contracts to indemnify directors and officers for their services, except that such indemnification will not cover willful misconduct by any director or officer. However, the Debtors are not obligated to indemnify any director or officer from liability arising out of any actions excluded from the definition of Indemnified Obligations

The Plan also provides that after the Effective Date, the Reorganized Debtors will obtain and maintain tail insurance coverage and will indemnify and hold harmless all Persons who were directors and officers of the Debtors on the Petition Date or thereafter.

5.	Compensation of Executive Officers

The following table sets forth information concerning compensation and stock-based awards received by each individual that served as Chief Executive Officer during 2004 and each of the next four highest paid executive officers who were serving as executive officers of the Company at the end of 2004 (these five individuals collectively are referred to as the “Named Executive Officers”).

						Long Term Compensation
Annual Compensation						Awards		Payouts
Name and Principal Position[4]	Year	Salary ($)	Bonus ($)[5]		Other Annual Compensation ($)[6]	Restricted Stock Award(s) ($)[7]	Securities Underlying Options/ SARs(#)[8]	LTIP Payouts ($)		All Other Compensation ($)

David T. Brown	2004	750,000	3,062,640	[9]				3,008,250	[9]	6,250	[10]
President and Chief	2003	750,000	1,470,000	[9]				2,625,000	[9]	10,000
Executive Officer	2002	647,916	1,713,199							15,300

Michael H. Thaman	2004	650,000	1,902,680	[9]				2,483,000	[9]	5,417	[10]
Chairman of the Board and	2003	650,000	828,000	[9]				2,145,000	[9]	10,000
Chief Financial Officer	2002	362,500	1,380,000							15,300

George E. Kiemle	2004	284,625	788,819	[9]				652,361	[9]	10,250	[10]
Vice President and	2003	275,000	270,000	[9]				577,500	[9]	10,000
President, Insulating	2002	266,667	528,800							15,300
Systems Business

[4]	Prior to April 2002, Mr. Brown served as Executive Vice President and Chief Operating Officer. Prior to April 2002, Mr. Thaman served as Senior Vice President and Chief Financial Officer. Prior to February 2004, Mr. Dana served as Vice President – Corporate Controller and Global Sourcing. Mr. High joined Owens Corning in January 2004.

[5]	In addition to payments under Owens Corning’s annual Corporate Incentive Plan, the amounts shown for 2004 include (1) payments under Owens Corning’s Key Employee Retention Incentive Plan as follows: Mr. Brown, $750,000; Mr. Thaman, $650,000; Mr. Kiemle, $286,000; Mr. Dana, $275,000; and Mr. High, $244,000 and (2) in the case of Mr. High, a one-time sign-on bonus of $100,000.

[6]	“Other Annual Compensation” includes perquisites and personal benefits, where such perquisites and personal benefits exceed the lesser of $50,000 or 10% of the Named Executive Officer’s annual salary and bonus for the year, as well as certain other items of compensation. For the years shown, none of the Named Executive Officers received perquisites and/or personal benefits in excess of the applicable threshold. Mr. High received $54,258 as payment of certain taxes on his sign-on bonus.

[7]	There were no restricted stock awards to any of the Named Executive Officers in 2002, 2003, or 2004.

At the end of 2004, Messrs. Brown and Thaman each held a total of 6,666 shares of restricted stock, valued at $31,330; Messrs. Kiemle and Dana each held a total of 2,666 shares of restricted stock, valued at $12,530; and Mr. High held no shares of restricted stock. The value of these aggregate restricted stock holdings was calculated by multiplying the number of shares held by the closing price of Owens Corning common stock on December 31, 2004 (as reported on the Over The Counter Bulletin Board). Dividends are paid by Owens Corning on restricted stock held by the Named Executive Officers if paid on stock generally.

[8]	No stock options or stock appreciation rights (SARs) were awarded to any of the Named Executive Officers in 2000, 2001, or 2002.

[9]	The amounts reflected in the LTIP Payouts column represent amounts payable pursuant to Owens Corning’s Long Term Incentive Plan with respect to one-year transition performance period cycles adopted in connection with phase-in of the new plan, which became effective January 1, 2003.

[10]	The amounts shown for each Named Executive Officer represents contributions made by Owens Corning to such officer’s account in the Owens Corning Savings Plan during the year.

						Long Term Compensation
Annual Compensation						Awards		Payouts
Name and Principal Position[4]	Year	Salary ($)	Bonus ($)[5]		Other Annual Compensation ($)[6]	Restricted Stock Award(s) ($)[7]	Securities Underlying Options/ SARs(#)[8]	LTIP Payouts ($)		All Other Compensation ($)

Charles E. Dana	2004	271,875	755,294	[9]				623,137	[9]	10,250	[10]
Vice President and	2003	250,000	275,000	[9]				525,000	[9]	10,000
President, Composite	2002	250,000	495,000							15,300
Solutions Business

Joseph C. High
Senior Vice President,
Human Resources	2004	325,000	803,316	[9]	54,258			744,900	[9]	10,250	[10]

6.	Compensation/Retirement Plans/Retirement Benefits

OC maintains a tax-qualified Cash Balance Plan covering certain of its salaried and hourly employees in the United States, including each of the Named Executive Officers, in lieu of the qualified Salaried Employees’ Retirement Plan maintained prior to 1996 (“Prior Plan”), which provided retirement benefits primarily on the basis of age at retirement, years of service and average earnings from the highest three consecutive years of service. In addition, OC has a non-qualified Executive Supplemental Benefit Plan (“ESBP”) to pay eligible employees leaving OC the difference between the benefits payable under OC’s tax-qualified retirement plan and those benefits which would have been payable except for limitations imposed by the IRC. Named Executive Officers are eligible to participate in both the Cash Balance Plan and the ESBP.

Cash Balance Plan - Under the Cash Balance Plan, each covered employee’s earned retirement benefit under the Prior Plan (including the ESBP) was converted to an opening cash balance. Each year, eligible employees earn a benefit based on a percentage of such employee’s covered pay. Prior to July 1, 2003, the percentage was 2% for covered pay up to 50% of the Social Security Taxable Wage Base and 4% for covered pay in excess of such wage base; effective July 1, 2003, the percentage became 4% for all subsequent covered pay. For this purpose, covered pay includes base pay, and certain annual incentive bonuses payable during the year. Accrued benefits earn monthly interest based on the average interest rate for five-year U.S. treasury securities. Employees vest in the Cash Balance Plan on completion of five years of service. Vested employees may receive their benefit under the Cash Balance Plan as a lump sum or as a monthly payment when they leave OC.

For employees who were at least age 40 with 10 years of service as of December 31, 1995 (“Grandfathered Employees”), including Messrs. Brown and Kiemle, the credit percentages applied to covered pay are increased pursuant to a formula based on age and years of service on such date. In addition, Grandfathered Employees are entitled to receive the greater of their benefit under the Prior Plan frozen as of December 31, 2000, or under the Cash Balance Plan (in each case including the ESBP).

Supplemental Executive Retirement Plan - OC maintains a Supplemental Executive Retirement Plan (“SERP”) covering certain employees, including Mr. High, who joined OC mid-career. The SERP provides for a lump sum payment following termination of employment equal to a multiple of the covered employee’s Cash Balance Plan balance minus an offset equal to the present value of retirement benefits attributable to prior employment. The applicable multiplier for each covered employee ranges from 0.5 to 4.0 (determined by the covered employee’s age when first employed by OC) and is 2.4 in the case of Mr. High.

Other Arrangements - Owens Corning has agreed to provide Mr. Dana a supplemental pension benefit, under Owens Corning’s pension plan formula in existence on his employment date, determined as if he had earned 1 1/2 years of service for each year worked, provided that he remains an Owens Corning employee for no less than ten years following his November 15, 1995 employment date.

In 1992, OC established a Pension Preservation Trust for amounts payable under the ESBP as well as under the individual pension arrangements described above. The Compensation Committee determines the participants in and any amounts to be paid with respect to the Pension Preservation Trust, which may include a portion of benefits earned under the ESBP and the pension agreements described above. Amounts paid into the Trust and income from the Trust reduce the pension otherwise payable at retirement. During 2004, no payments were made to the Trust.

The Debtors have analyzed the Pension Preservation Trust and provided the Unsecured Creditors’ Committee the documents relating to the Pension Preservation Trust and the SERP. According to the Debtors’ analysis, the Pension Preservation Trust is a true or “secular” trust, which is not property of the estate.

The Compensation Committee continually reviews the nature of compensation and incentive plans available to officers and key employees and suggests revisions from time to time as it deems appropriate to reflect current trends in compensation programs and the needs of OC. To the extent that any changes in compensation programs are approved and proposed to be implemented, they will be described in an amendment to this Disclosure Statement.

7.	Management Employment, Severance and Certain Other Agreements

On January 18, 2001, the Bankruptcy Court approved the Order Under 11 U.S.C. §§ 105, 363 and 365 Authorizing Continuation or Implementation of Employee, Emergence and Severance Programs. The Bankruptcy Court found that the reaffirmation of the Debtors’ existing Employee Severance Program as defined in the Debtors’ underlying motion was necessary to the Debtors reorganization efforts and specifically authorized the Debtors to provide severance benefits to their employees in accordance with the Employee Severance Program and in accordance with certain employment contracts identified in Exhibit D thereto. The Bankruptcy Court also authorized the filing of the exhibits to the motion under seal.

OC maintains a Corporate Incentive Plan under which participating employees, including each of the Named Executive Officers, are eligible to receive annual cash incentive awards based on their individual performance and on corporate performance against annual performance goals set by the Compensation Committee. For the 2004 and 2005 annual performance periods, the funding measures set by the Compensation Committee are based on “income from operations” (weighted at 75%) and “cash flow from operations” (weighted at 25%). Cash awards paid to the Named Executive Officers under the Corporate Incentive Plan for the 2004 performance period are reflected in the compensation table above.

Effective beginning with calendar year 2004, OC maintains a Key Employee Retention Incentive Plan (“KERP”) to provide an incentive to designated key employees, including each of the Named Executive Officers, to remain in the employ of OC through the date of OC’s emergence from Chapter 11. Under the KERP, each eligible employee is entitled to a cash payment equal to (1) a specified percentage of his or her annual base salary if such employee remains employed by OC through the end of the applicable calendar year or (2) a prorated portion of such specified percentage in the event of OC’s emergence from Chapter 11 proceedings (or such employee’s termination of employment due to death, disability, or termination other than for cause) prior to the end of the applicable calendar year. As of the current time, the Bankruptcy Court has approved the KERP for calendar years 2004 and 2005. Cash awards paid to the Named Executive Officers under the KERP for calendar year 2004 are reflected in the Summary Compensation Table above.

OC has entered into a Key Management Severance Agreement with each of the Named Executive Officers (the “Severance Agreement”). Under the terms of the Severance Agreement, if the Named Executive Officer’s employment is terminated without “cause” or if the Named Executive Officer terminates his or her employment due to “Constructive Termination” (which among other things, following the occurrence of a “change of control,” includes a reduction in base pay or incentive opportunity) the Named Executive Officer is entitled to a payment in an amount equal to two times the sum of base salary and annual incentive bonuses (based on an average of the three previous years’ annual incentive payments or the average of the three previous years’ annual incentive targets, whichever is greater), plus continuation of insurance benefits for a period of up to two years and, in the case of Messrs. Brown, Thaman and Kiemle, a payment equal to the additional lump sum pension benefit that would have accrued had such individuals been three years older, with three additional years of service, at the time of employment termination. Under the terms of the Severance Agreement, the consummation of the Plan on the Effective Date will constitute a “change of control” for purposes of the Severance Agreement.

On September 14, 2005, the Debtors filed a motion for entry of an order authorizing Owens Corning to amend its Key Management Severance Agreements with its President and Chief Executive Officer, David T. Brown, and its Chairman of the Board of Directors and Chief Financial Officer, Michael H. Thaman (the “Severance Motion”). The Debtors seek approval of the amendments to the Key Management Severance Agreements as a valid exercise of the Debtors’ business judgment, consistent with good corporate governance and succession planning.

The Severance Motion is scheduled for hearing on February 7, 2006. The deadline to file objections to the Severance Motion was October 7, 2005, and no objections were filed. By agreement, the Objection Deadline was extended to January 6, 2006 at 4:00 p.m. for Credit Suisse, as Agent, only.

8.	Directors’ Compensation

Retainer and Meeting Fees - OC compensates each director who is not an OC employee pursuant to a standard annual retainer/meeting fee arrangement. Effective July 1, 2004, such arrangement provides each non-employee director an annual retainer of $100,000, a fee of $1,500 for attendance at each meeting of a Board Committee of which such director is a member, no fees for attendance at meetings of the Board of Directors, and a fee of $1,500 for each day’s attendance at other functions in which directors are requested to participate. In addition, Chairmen of Board Committee receive an additional annual retainer of $7,500. Prior to July 1, 2004, OC paid each director who was not an OC employee an annual retainer of $35,000 and a fee of $1,200 for (a) attendance at one or more meetings of the Board of Directors on the same day, (b) attendance at one or more meetings of each Committee of the Board of Directors on the same day, and (c) each day’s attendance at other functions in which directors were requested to participate. In addition, Committee Chairmen received an additional retainer of $4,000 each year.

Prior to December 2000, a director could elect to defer all or a portion of his or her annual retainer and meeting fees under the Directors’ Deferred Compensation Plan, in which case his or her account was credited with the number of shares of common stock that such deferred compensation could have purchased on the date of payment. The account was also credited with the number of shares that dividends on previously credited shares could have purchased on dividend payment dates. The Deferred Compensation Plan provides that account balances are payable in cash based on the value of the account, which is determined by the then fair market value of OC common stock, at the time the participant ceases to be a director. Under the terms of the Deferred Compensation Plan, the claims of directors to the cash value of such deferred shares is effectively equivalent to a claim as a general unsecured creditor of OC. Although no assurance can be given as to the value, if any, that would be attributed to such a claim under any plan or plans of reorganization ultimately confirmed in the Chapter 11 proceedings, any value ascribed to such a claim may be greater than the value of the number of shares of Owens Corning common stock the receipt of which was deferred if, as anticipated, the outstanding Owens Corning common stock is cancelled as part of the implementation of such plan or plans of reorganization.

Stock Plan for Directors – OC has a pre-petition stockholder approved Stock Plan for Directors, applicable to each director who is not an OC employee. The plan provides for two types of grants to each eligible director: (1) a one-time non-recurring grant of options to each new outside director to acquire 10,000 shares of common stock at a per share exercise price of 100 percent of the value of a share of common stock on the date of grant, and (2) an annual grant of 500 shares of common stock on the fourth Friday in April.

Initial option grants become exercisable in equal installments over five years from date of grant, subject to acceleration in certain events, and generally expire ten years from date of grant. No grant may be made under the plan after August 20, 2007, and a director may not receive an annual grant of common stock in the same calendar year he or she receives an initial option grant. A director entitled to receive an annual grant may elect to defer receipt of the common stock until he or she leaves the Board of Directors.

Pursuant to action of the Board of Directors, additional option grants and annual grants under the Plan were suspended effective April 1, 2002, pending further action by the Board. No initial option grants or annual grants were made under the Plan during 2004.

Indemnity Agreements - OC has entered into an indemnity agreement with each member of the Board of Directors which provides that, if the director becomes involved in a claim (as defined in the agreement) by reason of an indemnifiable event (as defined in the agreement), OC will indemnify the director to the fullest extent authorized by OC’s by-laws, notwithstanding any subsequent amendment, repeal or modification of the by-laws, against any and all expenses, judgments, fines, penalties and amounts paid in settlement of the claim.

The indemnity agreement also provides that, in the event of a potential change of control (as defined in the agreement), the director is entitled to require the creation of a trust for his or her benefit, the assets of which would be subject to the claims of OC’s general creditors, and the funding of such trust from time to time in amounts sufficient to satisfy OC’s indemnification obligations reasonably anticipated at the time of the funding request. For a discussion of the treatment of Indemnity Agreements under the Plan, see Section VI.B.4 entitled “Treatment of Director and Officer Indemnification Under the Plan,” above and Section VII.E.5 entitled “Indemnification Obligations.”

9.	Incentive Plans to be Implemented in Connection with Emergence from Chapter 11 Reorganization

The Plan Proponents have negotiated the principal terms and conditions of certain incentive plans to be made available to employees generally and to certain management employees in connection with the emergence of the Reorganized Debtors from reorganization under Chapter 11. These plans include a broad-based Employee Incentive Program and a Management Incentive Program. A summary of the terms of these programs is set forth below. The summaries set forth below are qualified in their entirety by reference to the terms of the plan documents, which will be filed up to ten (10) Business Days prior to the Objection Deadline, and to the terms of any individual agreements that may be entered into pursuant to those plan documents.

Employee Incentive Program. It is currently contemplated that all full-time employees and regular part-time employees of OCD and its Affiliates as of the Effective Date (excluding any employee who participates in the management incentive program described below, as of the Effective Date) shall be eligible to receive a grant of 100 shares of New OCD Common Stock, or appropriate equivalent interest, upon the Effective Date, as described in the Employee Arrangements set forth on Exhibit F to the Plan to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. Accordingly, OCD shall reserve 1,800,000 shares of New OCD Common Stock for issuance to such employees (assuming 18,000 eligible employees worldwide), which shares represent approximately 1.4% of the primary number of shares of New OCD Common Stock to be outstanding immediately after the Effective Date (assuming issuance of approximately 130.8 million shares on the Effective Date). Each award of 100 shares of New OCD Common Stock, or equivalent interest, will vest in its entirety on the third anniversary of the Effective Date, subject to accelerated vesting for OCD-approved retirements or in the event that OCD terminates the employee’s employment without cause.

Management Incentive Program. It is currently contemplated that on the Effective Date, Reorganized OCD will adopt Management Arrangements, the terms and conditions of which shall be summarized in greater detail in Exhibit F to the Plan, to be filed at least five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. On the Effective Date, management and designated employees of Reorganized OCD and the other Reorganized Debtors shall receive the benefits provided under such Management Arrangements on the terms and conditions provided for therein.

C.	Terms of Certificate of Incorporation of Reorganized OCD

The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will include provisions (i) creating the New OCD Common Stock, and (ii) to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of Exhibit A and Exhibit B to the Plan, to be filed at least ten (10) Business Days prior to the Objection Deadline.

D.	Projected Financial Information

1.	Responsibility For and Purpose of the Financial Projections

Appendix B to this Disclosure Statement sets forth certain financial information with respect to the projected future operations of OC (“Financial Projections”). As a condition to confirmation of a plan, the Bankruptcy Code requires, among other things, that the Bankruptcy Court determine that the plan is “feasible” (i.e., that confirmation is not likely to be followed by a liquidation or the need for further financial reorganization of the debtor) as set forth in Section 1129(a)(11) of the Bankruptcy Code. In connection with the development of the Plan, and for purposes of determining whether the Plan satisfies feasibility standards, OC’s management has, through the development of financial projections, analyzed the ability of OC to meet its obligations under the Plan to maintain sufficient liquidity and capital resources to conduct its business. The Financial Projections were also prepared to assist each holder of a claim entitled to vote under the Plan in determining whether to accept or reject the Plan.

The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to (a) make the payments required under the Plan, (b) repay service debt obligations, and (c) maintain operations on a going-forward basis. Accordingly, the Debtors believe that the Plan complies with Section 1129(a)(11) of the Bankruptcy Code. The Financial Projections should be read in conjunction with the assumptions, qualifications and footnotes to tables containing the projections set forth herein, the historical consolidated financial information (including the notes and schedules thereto) and the other information set forth in OC’s Annual Report on Form 10-K for the year ended December 31, 2004, as well as OC’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005, OC’s Annual Report on Form 10-K for the year ended December 31, 2003, OC’s Annual Report on Form 10-K for the year ended

December 31, 2002, OC’s Annual Report on Form 10-K for the year ended December 31, 2001, and OC’s Annual Report on Form 10-K for the year ended December 31, 2000, copies of which may be obtained, free of charge, through OC’s website at www.owenscorning.com. OC’s Annual Report on Form 10-K for the year ended December 31, 2002, may also be obtained by sending a written request. See directions for obtaining this document in Appendix D. The Financial Projections were prepared in good faith based upon assumptions believed to be reasonable and applied in a manner consistent with past practice. The Financial Projections are based on assumptions as of December 31, 2005.

The Financial Projections were not prepared with a view towards complying with the guidelines for prospective financial statements published by the American Institute of Certified Public Accountants, but to comply with the disclosure requirement of Section 1125(a) of the Bankruptcy Code. Neither the Debtors’ independent auditors, nor any other independent accountants, have compiled or examined the accompanying prospective financial information to determine the reasonableness thereof and, accordingly, have not expressed an opinion or any other form of assurance with respect thereto.

The accompanying prospective financial information, in the view of the Debtors’ management, was prepared on a reasonable basis, reflects the best available estimates and judgments at the time made, and presents, to the best of management’s knowledge and belief, the expected course of action and the respective expected future financial performance of OC. However, this information is not fact and should not be relied upon as being necessarily indicative of future results, and readers of this Disclosure Statement are cautioned not to place undue reliance on the Financial Projections. Accordingly, the Debtors do not intend, and disclaim any obligation, to (a) furnish updated projections to holders of Claims or Interests prior to the Effective Date or to any party after the Effective Date, (b) include such updated information in any documents that may be required to be filed with the SEC, or (c) otherwise make such updated information publicly available. See the Disclaimer set forth below.

2.	Summary of Significant Assumptions

The Debtors’ management has developed the Financial Projections to assist holders of Claims and Interests in their evaluation of the Plan and to analyze its feasibility. The Financial Projections are based upon a number of significant assumptions, which along with the Financial Projections are set forth in Appendix B.

DISCLAIMER

THE FINANCIAL PROJECTIONS PROVIDED IN THIS DISCLOSURE STATEMENT HAVE BEEN PREPARED EXCLUSIVELY BY THE DEBTORS’ MANAGEMENT. THESE FINANCIAL PROJECTIONS, WHILE PRESENTED WITH NUMERICAL SPECIFICITY, ARE NECESSARILY BASED ON A VARIETY OF ESTIMATES AND ASSUMPTIONS WHICH, THOUGH CONSIDERED REASONABLE BY MANAGEMENT, MAY NOT BE REALIZED, AND ARE INHERENTLY SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE DEBTORS’ CONTROL. NO REPRESENTATIONS CAN BE MADE AS TO THE ACCURACY OF

THESE FINANCIAL PROJECTIONS OR TO OC’S ABILITY TO ACHIEVE THE PROJECTED RESULTS. SOME ASSUMPTIONS INEVITABLY WILL NOT MATERIALIZE. FURTHER, EVENTS AND CIRCUMSTANCES OCCURRING SUBSEQUENT TO THE DATE ON WHICH THESE FINANCIAL PROJECTIONS WERE PREPARED MAY BE DIFFERENT FROM THOSE ASSUMED OR, ALTERNATIVELY, MAY HAVE BEEN UNANTICIPATED, AND THUS THE OCCURRENCE OF THESE EVENTS MAY AFFECT FINANCIAL RESULTS IN A MATERIAL AND POSSIBLY ADVERSE MANNER. THE FINANCIAL PROJECTIONS, THEREFORE, MAY NOT BE RELIED UPON AS A GUARANTEE OR OTHER ASSURANCE OF THE ACTUAL RESULTS THAT WILL OCCUR. THESE FINANCIAL PROJECTIONS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE RISK FACTORS SET FORTH IN SECTION XV OF THIS DISCLOSURE STATEMENT ENTITLED “CERTAIN RISK FACTORS TO BE CONSIDERED.”

VII. SUMMARY OF THE PLAN OF REORGANIZATION

A.	Introduction

THIS SECTION PROVIDES A SUMMARY OF THE STRUCTURE AND MEANS FOR IMPLEMENTATION OF THE PLAN, AND OF THE CLASSIFICATION AND TREATMENT OF CLAIMS AND INTERESTS UNDER THE PLAN, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE PLAN (AS WELL AS THE EXHIBITS THERETO AND DEFINITIONS THEREIN), WHICH IS ATTACHED TO THIS DISCLOSURE STATEMENT AS APPENDIX A.

THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT INCLUDE SUMMARIES OF THE PROVISIONS CONTAINED IN THE PLAN AND IN DOCUMENTS REFERRED TO THEREIN. THE STATEMENTS CONTAINED IN THIS DISCLOSURE STATEMENT DO NOT PURPORT TO BE PRECISE OR COMPLETE STATEMENTS OF ALL THE TERMS AND PROVISIONS OF THE PLAN OR DOCUMENTS REFERRED TO THEREIN, AND REFERENCE IS MADE TO THE PLAN AND TO SUCH DOCUMENTS FOR THE FULL AND COMPLETE STATEMENTS OF SUCH TERMS AND PROVISIONS.

THE PLAN ITSELF AND THE DOCUMENTS REFERRED TO THEREIN WILL CONTROL THE ACTUAL TREATMENT OF CLAIMS AGAINST, AND INTERESTS IN, THE DEBTORS UNDER THE PLAN AND WILL, UPON THE EFFECTIVE DATE, BE BINDING UPON HOLDERS OF CLAIMS AGAINST, OR INTERESTS IN, THE DEBTORS, THE REORGANIZED DEBTORS AND OTHER PARTIES IN INTEREST. IN THE EVENT OF ANY CONFLICT BETWEEN THIS DISCLOSURE STATEMENT AND THE PLAN OR ANY OTHER OPERATIVE DOCUMENT, THE TERMS OF THE PLAN AND/OR SUCH OTHER OPERATIVE DOCUMENTS WILL CONTROL.

The Debtors, the Asbestos Claimants’ Committee, and the Future Claimants’ Representative are the proponents of the Plan within the meaning of Section 1129 of the Bankruptcy Code. The Steering Committee supports the Plan.

Although IPM, Inc., Vytec Corporation and Owens-Corning Fibreglas Sweden Inc. have not filed under Chapter 11 at the present time, OCD reserves the right to initiate Chapter 11 proceedings on behalf of some or all of such entities prior to the Confirmation Date, in the event OCD deems it necessary to do so in order to effectuate the terms of the Plan, in which case such entities would be included in the Plan. Certain other of OCD’s Subsidiaries (including certain foreign entities and joint ventures) also have not commenced cases under Chapter 11 of the Bankruptcy Code, and accordingly continue to operate their businesses in the ordinary course. A list of the Non-Debtor Subsidiaries is attached to the Plan as Schedule II. Although the Non-Debtor Subsidiaries have not filed under Chapter 11 at the present time, one or more of the Non-Debtor Subsidiaries may file for reorganization under Chapter 11 in the future. The timing of any such filing would be determined at a later date, but any such filing would be made to permit the inclusion of such entities as part of the Plan. In the event of such filings, the Debtors reserve the right to file first day motions seeking authority to pay all trade creditors as critical vendors in order to avoid any potential disruption of OC’s foreign operations. Moreover, the Plan will provide for full payment of all such trade creditors. In the event that any such additional filings are not required to effectuate the terms of the Plan, the Debtors reserve the right not to cause such entities to file for bankruptcy protection.

Subject to certain restrictions and requirements set forth in Section 1127 of the Bankruptcy Code and Bankruptcy Rule 3019 and Section 14.4 of the Plan, the Plan Proponents reserve the right to alter, amend, modify, revoke or withdraw the Plan prior to its substantial consummation.

B.	TREATMENT OF CLAIMS AND INTERESTS

1.	Unclassified Claims

(a)	DIP Facility Claims

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which a DIP Facility Claim becomes an Allowed DIP Facility Claim or (iii) the date on which a DIP Facility Claim becomes payable pursuant to any agreement between a Debtor and the holder of such DIP Facility Claim, each holder of an Allowed DIP Facility Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed DIP Facility Claim (x) Cash equal to the unpaid portion of such Allowed DIP Facility Claim or (y) such other treatment as the applicable Debtor and such holder shall have agreed in writing. In addition, on or as soon as reasonably practicable after the Effective Date, letters of credit under the DIP Facility shall be refinanced under the Exit Facility.

(b)	Administrative Claims

Except as otherwise provided herein and subject to the requirements hereof, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which an Administrative Claim becomes an Allowed Administrative Claim or (iii) the date on which an Administrative Claim becomes payable pursuant to any agreement between a Debtor and the holder of such Administrative Claim, each holder of an Allowed Administrative Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Administrative Claim (a) Cash equal to the unpaid portion of such Allowed Administrative Claim or (b) such other treatment as the applicable Debtor and such holder shall have agreed in writing; provided, however, that Allowed Administrative Claims with respect to liabilities incurred by a Debtor in the ordinary course of business during the Chapter 11 Cases shall be paid in the ordinary course of business in accordance with the terms and conditions of any agreements relating thereto.

Holders of Administrative Claims based on liabilities incurred by the Debtors in the ordinary course of their businesses shall not be required to file or serve any request for payment of such Claims, as such liabilities shall be paid, performed or settled when due in accordance with the terms and conditions of the particular agreements governing such obligations.

(c)	Priority Tax Claims

Except to the extent that a holder of an Allowed Priority Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Priority Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Priority Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Priority Tax Claim on the later of the Initial Distribution Date and the date such Priority Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Priority Tax Claim (based upon interest at a rate of 4% per annum), over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the applicable Debtor and such holder shall have agreed in writing, or (iii) such other treatment as the applicable Debtor and such holder shall have agreed in writing.

2.	Unimpaired Claims: Other Priority Claims (Classes A1 through U1), Other Secured Tax Claims (Classes A2-A through U2-A) and Other Secured Claims (A2-B through U2-B)

(a)	Classes A1 through U1: Other Priority Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Other Priority Claim becomes an Allowed Other Priority Claim, or (iii) the date on which such Other Priority Claim becomes due and payable pursuant to any agreement between the Debtors and a holder of an Other Priority Claim, each holder of an Allowed Other Priority Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Priority Claim (a) Cash equal to the unpaid portion of such Allowed Other Priority Claim or (b) such other treatment as the Debtors and such holder shall have agreed in writing. All Allowed Other Priority Claims which are not by their terms due and payable on or before the Effective Date shall be paid in the ordinary course of business in accordance with the terms thereof.

(ii)	Status

Other Priority Claims are Unimpaired. Holders of Other Priority Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

(b)	Class A2-A through U2-A: Other Secured Tax Claims

(i)	Treatment

Except to the extent that a holder of an Allowed Other Secured Tax Claim has been paid by the Debtors prior to the Initial Distribution Date or has agreed in writing to a different treatment, each holder of an Allowed Other Secured Tax Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Tax Claim, at the sole discretion of the Debtors, (i) Cash equal to the amount of such Allowed Other Secured Tax Claim, including any interest on such Allowed Other Secured Tax Claim required to be paid pursuant to Section 506(b) of the Bankruptcy Code, on the later of the Initial Distribution Date and the date such Other Secured Tax Claim becomes an Allowed Claim, or as soon thereafter as is practicable, (ii) deferred Cash payments, having a value as of the Effective Date equal to such Allowed Other Secured Tax Claim (based upon interest at a rate of 4% per annum), over a period not exceeding six (6) years after the assessment of the tax on which such Claim is based as the Debtors and such holder shall have agreed in writing, or (iii) such other treatment as the Debtors and such holder shall have agreed in writing. The Debtors’ failure to object to any Other Secured Tax Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or Reorganized Debtor or the value of any collateral.

Each holder of an Allowed Other Secured Tax Claim shall retain the Encumbrances (or replacement Encumbrances as may be contemplated under nonbankruptcy law) securing its Allowed Other Secured Tax Claim as of the Effective Date until full and final payment of such Allowed Other Secured Tax Claim is made as provided in the Plan, and upon such full and final payment, such Encumbrances shall be deemed null and void and shall be unenforceable for all purposes.

(ii)	Status

Other Secured Tax Claims are Unimpaired. Holders of Other Secured Tax Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

(c)	Class A2-B through U2-B: Other Secured Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Other Secured Claim becomes an Allowed Other Secured Claim or (iii) the date on which such Other Secured Claim becomes due and payable pursuant to any agreement between a Debtor and the holder of an Allowed Other Secured Claim, each holder of an Allowed Other Secured Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Other Secured Claim, at the sole discretion of the Debtors, (a) Cash equal to the unpaid portion of such Allowed Other Secured Claim, (b) Reinstatement of the legal equitable and contractual rights of the holder of such Allowed Other Secured Claim, subject to the provisions of Article VII of the Plan, or (c) such other treatment as the Debtors and such holder shall have agreed in writing. The Debtors’ failure to object to any Other Secured Claim in the Chapter 11 Cases shall be without prejudice to the rights of the Debtors or the Reorganized Debtors to contest or otherwise defend against such Claim in the appropriate forum when and if such Claim is sought to be enforced by the holder of such Claim. Nothing in the Plan or elsewhere shall preclude the Debtors or Reorganized Debtors from challenging the validity of any alleged Encumbrance on any asset of a Debtor or the value of any collateral.

(ii)	Status

Other Secured Claims are Unimpaired. Holders of Other Secured Claims shall be deemed to have accepted the Plan, and accordingly are not entitled to vote to accept or reject the Plan.

3.	OCD (Classes A3 through A12)

(a)	Class A3: OCD Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A3 Claim becomes an Allowed Class A3 Claim, or (iii) the date on which such Class A3 Claim becomes due and payable pursuant to any agreement between OCD and a holder of a Class A3 Claim, each holder of an Allowed Class A3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class A3 Claim (a) Cash equal to the amount of such Allowed Class A3 Claim or (b) such other treatment as OCD and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class A6-A or A6-B that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the

Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class A3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A3 shall be entitled to vote to accept or reject the Plan.

(b)	Class A4: OCD Bank Holders Claims

(i)	Allowance

The Class A4 Claims shall be Allowed in the amount of approximately $1.467 billion (excluding (i) approximately $69 million of undrawn pre-petition letters of credit and (ii) certain pre-petition interest, subject to further reconciliation)11.

(ii)	Treatment

(A) If Class A4 is deemed Unimpaired, or if Class A4 is deemed Impaired and accepts the Plan, then, in full satisfaction, release and discharge of, and in exchange for their Allowed Claims against the various Debtors (including, without limitation, their Allowed Class A4 Claims), on or after the Initial Distribution Date, each holder of an Allowed Class A4 Claim shall receive such holder’s Pro Rata share of Cash in an aggregate amount as of the Effective Date equal to the sum of the amount of the Allowed Class A4 Claims plus the Bank Default Interest and Fee Amount;12

(B) If Class A4 is deemed Impaired and rejects the Plan, then, in full satisfaction, release and discharge of, and in exchange for their Allowed Claims against the various Debtors (including, without limitation, their Allowed Class A4 Claims), on or after the Initial Distribution Date, each holder of an Allowed Class A4 Claim shall receive such holder’s Pro Rata share of Cash and cash pay Senior Notes (in form and substance satisfactory to the Debtors) in an aggregate amount as of the Effective Date as may be determined by the Court at or prior to the Confirmation Hearing pursuant to Section 12.1(j) of the Plan (on account of the Bank Holders’ Claims under the 1997 Credit Agreement as of the Petition Date and unpaid post-petition interest, fees and expenses, if any);

[11]	This estimate of Class A4 Claims represents the amount outstanding under the 1997 Credit Agreement as of the Petition Date, including certain amounts related to letters of credit drawn or expected to be drawn prior to the Effective Date, less the application of certain frozen funds. It does not include any amounts for post-petition interest or fees.

[12]	For purposes of distribution, the Bank Holders Claims shall be deemed to have been satisfied (a) first, against OCD to the fullest extent permissible under applicable law (except as otherwise provided in the Plan) and (b) second, against the various Debtor guarantors and, if applicable, non-Debtor guarantors up to an amount against each such guarantor that would still allow the holders of allowed third-party claims (x) against each such Debtor guarantor to be paid in full, as set forth herein, and (y) to retain their respective rights against each such non-Debtor guarantor under applicable non-bankruptcy law.

(C) As of the Effective Date, the undrawn pre-petition letters of credit shall be cancelled or replaced by new letters of credit under the Exit Facility; and

(D) As of the Effective Date but subject to the Debtors having made the Initial Bank Holders’ Distribution, if Class A4 is deemed Unimpaired, or if Class A4 is deemed Impaired and accepts the Plan, then the rights of any and all Bank Holders to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan to the fullest extent permissible under applicable law.

(iii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A4 shall be entitled to vote to accept or reject the Plan.

(c)	Class A5: OCD Bondholders Claims

(i)	Allowance

The Class A5 Claims shall be Allowed in the amount of approximately $1.389 billion, plus accrued but unpaid interest as of the Petition Date.13

(ii)	Treatment

(A)	Initial Distribution.

(1)	If Class A5 and Class A6-B accept the Plan, then:

(a) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A5 Claim, each holder of an Allowed Class A5 Claim who has complied with Section 8.8 of the Plan shall receive on, or as soon as reasonably practicable after, the later of the Initial Distribution Date or the date on which such Class A5 Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of an Allowed Class A5 Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A5 Initial Distribution Percentage, and (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A5 and A6-B; and

(b) the claim arising under the Contribution Agreement shall be deemed to be an Allowed Intercompany Claim by OCD against Integrex in

[1][3]	This amount of Class A5 Claims represents the principal amount outstanding under the Pre-petition Bond Indentures as of the Petition Date based upon OCD’s books and records, and excludes any amounts for post-petition interest or fees.

the amount of $833.3 million, and the distribution on account of such claim shall be made to OCD.

(2)	If Class A5 or Class A6-B rejects the Plan, then:

(a) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A5 Claim, each holder of an Allowed Class A5 Claim who has complied with Section 8.8 of the Plan shall receive on, or as soon as reasonably practicable after, the later of the Initial Distribution Date or the date on which such Class A5 Claim becomes due and payable pursuant to any agreement between OCD and a holder of an Allowed Class A5 Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A5 Initial Distribution Percentage, and, subject to Section 3.3(c)(ii)(B)(3) of the Plan, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B;

(b) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be reserved; and

(c) the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized.

(B)	Final Distribution.

(1) On or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A5 Claim shall receive its Pro Rata share of:

(a) Cash in an amount equal to the Class A5 Final Distribution Percentage of the Excess Available Cash, (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A5 Final Distribution Percentage of the Excess New OCD Common Stock, and (iii) Cash in an amount equal to the Class A5 Final Distribution Percentage of the Excess Litigation Trust Recoveries; and

(b) if Class A5 and Class A6-B accept the Plan, Cash, New OCD Common Stock and Litigation Trust Recoveries in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash, the Supplemental Excess New OCD Common Stock, and the Supplemental Excess Litigation Trust Recoveries, respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A5 and A6-B; or

(c) if Class A5 or Class A6-B rejects the Plan, Cash, New OCD Common Stock and Litigation Trust Recoveries in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash, the Supplemental Excess New OCD Common Stock, and the Supplemental Excess Litigation Trust Recoveries, respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A5, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B.

(2) As of the Effective Date, if Class A5 accepts the Plan, the rights of any and all members of Class A5 to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan to the fullest extent permissible under applicable law.

(3) Holders of Class A5 Bondholder Claims may have their distributions under the Plan reduced to the extent that any of the Pre-petition Indenture Trustees exercises any applicable rights under the Pre-petition Bond Indentures to recover its costs and/or expenses from the distributions to be paid to Holders of Class A5 Bondholder Claims under the Plan. Any payment of such costs or expenses shall commensurately reduce the recovery realized under the Plan by holders of Class A5 Bondholder Claims.

(iii)	Status

Class A5 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A5 shall be entitled to vote to accept or reject the Plan.

(d)	Class A6-A: OCD General Unsecured Claims

(i)	Allowance

The Class A6-A Claims shall be allowed or disallowed pursuant to the procedures for resolving disputed, contingent and unliquidated Claims set forth in Article IX of the Plan.

(ii)	Treatment

(A)	Initial Distribution.

(1) In full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-A Claim, each holder of an Allowed Class A6-A Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-A Claim becomes an Allowed Class A6-A Claim, or (iii) the date on which such Class A6-A Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-A Claim, such holder’s Pro Rata share of the product of (x) the Class A6-A Initial Distribution Percentage and (y) the Combined OCD Distribution Package; provided, however, for the avoidance of doubt, that each holder of a Class A6-A Claim that becomes an Allowed Claim after the Effective Date shall receive (from the

Disputed Distribution Reserve, as set forth in Section 9.4(c) of the Plan) the same distribution as such holder would have received had such Claim been an Allowed Claim as of the Effective Date.

(B)	Final Distribution.

(1) On or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-A Claim shall receive its Pro Rata share of (i) Cash in an amount equal to the Class A6-A Final Distribution Percentage of Excess Available Cash, (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A6-A Final Distribution Percentage of the Excess New OCD Common Stock, and (iii) Cash in an amount equal to the Class A6-A Final Distribution Percentage of the Excess Litigation Trust Recoveries.

(2) As of the Effective Date, if Class A6-A accepts the Plan, the rights of any and all members of Class A6-A to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan to the fullest extent permissible under applicable law.

(iii)	Status

Class A6-A Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A6-A shall be entitled to vote to accept or reject the Plan.

(e)	Class A6-B: OCD General Unsecured/Senior Indebtedness Claims

(i)	Allowance

The Class A6-B Claims shall be allowed or disallowed pursuant to the procedures for resolving disputed, contingent and unliquidated Claims set forth in Article IX of the Plan.

(ii)	Treatment

(A)	Initial Distribution.

(1)	If Class A5 and Class A6-B accept the Plan, then:

(a) In full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of an Allowed Class A6-B Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A6-B Initial Distribution Percentage, and (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A5 and A6-B; provided, however, for the avoidance of doubt, that each holder of a Class A6-B Claim that becomes an Allowed Claim after the Effective Date shall receive (from the Disputed Distribution Reserve, as set forth in Section 9.4(c) of the Plan) the same distribution as such holder would have received had such Claim been an Allowed Claim as of the Effective Date; and

(b) the claim arising under the Contribution Agreement shall be deemed to be an Allowed Intercompany Claim by OCD against Integrex in the amount of $833.3 million, and the distribution on account of such claim shall be made to OCD.

(2)	If Class A5 or Class A6-B rejects the Plan, then:

(a) in full satisfaction, release and discharge of, and in exchange for, its Allowed Class A6-B Claim, each holder of an Allowed Class A6-B Claim shall receive on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class A6-B Claim becomes an Allowed Class A6-B Claim, or (iii) the date on which such Class A6-B Claim becomes due and payable pursuant to any agreement between a Debtor and a holder of a Class A6-B Claim, (i) such holder’s Pro Rata share of the product of (w) the Combined OCD Distribution Package and (x) the Class A6-B Initial Distribution Percentage, and, subject to Section 3.3(e)(ii)(B)(3) of the Plan, (ii) such holder’s Pro Rata share of the product of (y) the Combined OCD Supplemental Distribution Package and (z) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B;

(b) the rights of holders of Asbestos Personal Injury Claims, the Asbestos Claimants’ Committee and the Future Claimants’ Representative to assert Integrex Asbestos Personal Injury Claims against Integrex shall be reserved; and

(c) the Asbestos Claimants’ Committee and the Future Claimants’ Representative shall have the right to seek a determination at the Confirmation Hearing that certain or all of the Class A11 Claims should be equitably subordinated or recharacterized.

(B)	Final Distribution.

(1) On or as soon as reasonably practicable after the Final Distribution Date, each holder of an Allowed Class A6-B Claim shall receive its Pro Rata share of:

(a) Cash in an amount equal to the Class A6-B Final Distribution Percentage of the Excess Available Cash, (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A6-B Final Distribution Percentage of the Excess New OCD Common Stock, and (iii) Cash in an amount equal to the Class A6-B Final Distribution Percentage of the Excess Litigation Trust Recoveries; and

(b) if Class A5 and Class A6-B accept the Plan, Cash, New OCD Common Stock and Litigation Trust Recoveries in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash, the Supplemental Excess New OCD Common Stock, and the Supplemental Excess Litigation Trust Recoveries, respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A5 and A6-B; or

(c) if Class A5 or Class A6-B rejects the Plan, Cash, New OCD Common Stock and Litigation Trust Recoveries in an aggregate amount or number, in each case, equal to the product of (w) the Supplemental Excess Available Cash, the Supplemental Excess New OCD Common Stock, and the Supplemental Excess Litigation Trust Recoveries, respectively, and (x) a fraction, the numerator of which is the total amount of Allowed Claims in Class A6-B, and the denominator of which is the aggregate amount of all Allowed Claims in Classes A4, A5 and A6-B.

(d) As of the Effective Date, if Class A6-B accepts the Plan, the rights of any and all members of Class A6-B to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan to the fullest extent permissible under applicable law.

(iii)	Status

Class A6-B Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A6-B shall be entitled to vote to accept or reject the Plan.

(f)	Class A7: OC Asbestos Personal Injury Claims

(i)	Estimated Amount

Solely for purposes of the Plan (but not for Allowance or distribution purposes), the Class A7 Claims shall be estimated at the Class A7 Aggregate Amount.

(ii)	Treatment

ALL OC ASBESTOS PERSONAL INJURY CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN OC ASBESTOS PERSONAL INJURY CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT

ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY OC ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

Nothing contained in Section 3.3(f) of the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class A7 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

(A)	Funding of the OC Sub-Account

On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account: (i) the OC Asbestos Personal Injury Liability Insurance Assets; (ii) the OCD Insurance Escrow; and (iii) the right to receive settlement payments due under the AIG Settlement Agreement and the Affiliated FM Settlement Agreement as provided for therein. Additionally, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the portion of the Combined OCD Distribution Package equal to the product of (x) the Class A7 Initial Distribution Percentage and (y) the Combined OCD Distribution Package; provided, however, that the Reorganized Debtors shall transfer the Cash portion of such amount to the OC Sub-Account on the Effective Date and the New OCD Common Stock portion of such amount to the OC Sub-Account on the Initial Distribution Date, or as soon as practicable thereafter, provided that, notwithstanding the date on which any distribution of New OCD Common Stock is actually made to the Asbestos Personal Injury Trust, the Asbestos Personal Injury Trust shall be deemed to have the rights and benefits of a holder of such New OCD Common Stock as if it were distributed as of the Effective Date; provided further, however, that on and immediately after the Effective Date, the Asbestos Personal Injury Trust shall own, or by the exercise of rights shall be entitled to own if specified contingencies occur, no less than 50.1% of the New OCD Common Stock.

On or as soon as reasonably practicable after the Final Distribution Date, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the following: (i) Cash in an amount equal to the Class A7 Final Distribution Percentage of Excess Available Cash, (ii) shares of New OCD Common Stock in an aggregate number equal to the Class A7 Final Distribution Percentage of the Excess New OCD Common Stock, and (iii) Cash in an amount equal to the Class A7 Final Distribution Percentage of the Excess Litigation Trust Recoveries.

(iii)	Status

Class A7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A7 shall be entitled to vote to accept or reject the Plan.

(g)	Class A10: OCD Intercompany Claims

(i)	Allowance

All material issues regarding Class A10 Claims that are not resolved among the Plan Proponents or otherwise prior to the Confirmation Hearing, shall be determined by the Court at the Confirmation Hearing.

(ii)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class A10 Claim, on, or as soon as reasonably practicable after, the Initial Distribution Date, each holder of an Allowed Class A10 Claim shall be credited with value equal to such holder’s Pro Rata share of the Class A10 Distribution Amount.

(iii)	Status

Class A10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A10 shall be entitled to vote to accept or reject the Plan.

(h)	Class A11: OCD Subordinated Claims

(i)	Allowance

Subject to Sections 3.3(c)(ii)(B)(3) and 3.3(e)(ii)(B)(3) of the Plan, the Class A11 Claims related to the MIPS Claims and Interests and the OCFBV Class A11 Claim shall be Allowed in the amounts of approximately $253.2 million and $23.3 million, respectively. All material issues regarding any other asserted Class A11 Claims that are not resolved among the Plan Proponents or otherwise prior to the Confirmation Hearing (including any issues regarding the distributions on account of such asserted Class A11 Claims) shall be determined by the Court at the Confirmation Hearing.

(ii)	Treatment

(A) Subject to Sections 3.3(c)(ii)(B)(3) and 3.3(e)(ii)(B)(3) of the Plan, the distributions which otherwise would have been made to holders of Allowed Claims in Class A11 had such Claims not been subordinated in accordance with the applicable agreements or instruments subordinating such Claims shall be paid or issued to the holders of

Allowed Claims in Classes A4, A5 and/or A6-B in accordance with the distribution procedures for such Classes in Sections 3.3(b)(ii), 3.3(c)(ii) and 3.3(e)(ii) of the Plan, respectively.

(B) As of the Effective Date, if Class A11 accepts the Plan, the rights of any and all members of Class A11 to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan to the fullest extent permissible under applicable law.

(iii)	Status

Class A11 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class A11 shall be entitled to vote to accept or reject the Plan.

(i)	Class A12: OCD Interests

(i)	Treatment

On the Effective Date, all of the Class A12 Interests outstanding as of the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain, any property or interest in property on account of such Class A12 Interests.

(ii)	Status

Class A12 Interests are Impaired. The holders of the Interests in Class A12 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

4.	Fibreboard (Classes B1 through B12)

(a)	Class B3: Fibreboard Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class B3 Claim becomes an Allowed Class B3 Claim, or (iii) the date on which such Class B3 Claim becomes due and payable pursuant to any agreement between Fibreboard and a holder of a Class B3 Claim, each holder of an Allowed Class B3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class B3 Claim (a) Cash equal to the amount of such Allowed Class B3 Claim or (b) such other treatment as Fibreboard and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class B6 or Class B9 that desires treatment of such Claim as a Fibreboard Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan

(as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class B3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B3 shall be entitled to vote to accept or reject the Plan.

(b)	Class B4: Fibreboard Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class B4 Claim, each holder of an Allowed Class B4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Fibreboard, an amount equal to the Class B4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class B4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B4 shall be entitled to vote to accept or reject the Plan.

(c)	Class B6: Fibreboard General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class B6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class B6 Claim becomes an Allowed Class B6 Claim, and (iii) the date on which such Class B6 Claim becomes due and payable pursuant to any agreement between Fibreboard and a holder of a Class B6 Claim, each holder of an Allowed Class B6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class B6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class B6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class B6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B6 shall be entitled to vote to accept or reject the Plan.

(d)	Class B8: FB Asbestos Personal Injury Claims

(i)	Estimated Amount

Solely for purposes of the Plan (but not for Allowance or distribution purposes), the Class B8 Claims shall be estimated at the Class B8 Aggregate Amount.

(ii)	Treatment

ALL FB ASBESTOS PERSONAL INJURY CLAIMS SHALL BE CHANNELED TO THE ASBESTOS PERSONAL INJURY TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES AND THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT. THE ASBESTOS PERSONAL INJURY TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN FB ASBESTOS PERSONAL INJURY CLAIM SHALL BE THE ASBESTOS PERSONAL INJURY TRUST AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLAIM OR DEMAND AGAINST ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PERSONAL INJURY CLAIM (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE ASBESTOS PERSONAL INJURY TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

Nothing contained in Section 3.4(d) of the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of a Class B8 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the Asbestos Personal Injury Trust, or the Litigation Trust.

(iii)	Funding of the FB Sub-Account

On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the following: (i) the FB Reversions; (ii) the Committed Claims Account; and (iii) the FB Sub-Account Settlement Payment.

The Reorganized Debtors will, or will use all commercially reasonable efforts to, cause the trustee of the Fibreboard Insurance Settlement Trust to irrevocably transfer and assign (i) the Existing Fibreboard Insurance Settlement Trust Assets, and (ii) any and all of the Fibreboard Insurance Settlement Trust’s rights in the FB Reversions, to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, on the Effective Date or as soon as practicable thereafter.

The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

(iv)	Status

Class B8 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B8 shall be entitled to vote to accept or reject the Plan.

(e)	Class B9: FB Asbestos Property Damage Claims

(i)	Treatment

ALL CLASS B9 CLAIMS SHALL BE CHANNELED TO FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS B9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS B9 CLAIM AGAINST ANY REORGANIZED DEBTOR, FB PERSON, OR ANY OF THEIR RESPECTIVE RELATED PERSONS. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS OF THE PLAN).

Nothing contained in Section 3.4(e) of the Plan shall constitute or be deemed a waiver of any claim, right, or cause of action that the Debtors, the Reorganized Debtors or the FB Asbestos Property Damage Trust may have against any Person in connection with or arising out of a Class B9 Claim, and the injunction shall not apply to the assertion of any such claim, right, or cause of action by the Debtors, the Reorganized Debtors, the FB Asbestos Property Damage Trust, or the Litigation Trust.

(ii)	Funding of the FB Asbestos Property Damage Trust

On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, or as soon as practicable thereafter, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust.

(iii)	Status

Class B9 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B9 shall be entitled to vote to accept or reject the Plan.

(f)	Class B10: Fibreboard Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class B10 Claim, each holder of an Allowed Class B10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class B10 Claim (excluding post-petition interest).

(ii)	Status

Class B10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class B10 shall be entitled to vote to accept or reject the Plan.

(g)	Class B12: Fibreboard Interests

(i)	Treatment

Each holder of an Allowed Interest in Class B12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class B12 is Unimpaired and holders of Class B12 Interests are thus not entitled to vote to accept or reject the Plan.

5.	ESI (Classes C1 through C12)

(a)	Class C3: ESI Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class C3 Claim becomes an Allowed Class C3 Claim, or (iii) the date on which such Class C3 Claim becomes due and payable pursuant to any agreement between ESI and a holder of a Class C3 Claim, each holder of an Allowed Class C3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class C3 Claim (a) Cash equal to the amount of such Allowed Class C3 Claim or (b) such other treatment as ESI and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class C6 that desires treatment of such Claim as an ESI Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class C3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C3 shall be entitled to vote to accept or reject the Plan.

(b)	Class C4: ESI Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class C4 Claim, each holder of an Allowed Class C4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in ESI, an amount equal to the Class C4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class C4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C4 shall be entitled to vote to accept or reject the Plan.

(c)	Class C6: ESI General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class C6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class C6 Claim becomes an Allowed Class C6 Claim, and (iii) the date on which such Class C6 Claim becomes due and payable pursuant to any agreement between ESI and a holder of a Class C6 Claim, each holder of an Allowed Class C6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class C6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class C6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class C6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C6 shall be entitled to vote to accept or reject the Plan.

(d)	Class C10: ESI Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class C10 Claim, each holder of an Allowed Class C10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class C10 Claim (excluding post-petition interest).

(ii)	Status

Class C10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class C10 shall be entitled to vote to accept or reject the Plan.

(e)	Class C12: ESI Interests

(i)	Treatment

Each holder of an Allowed Interest in Class C12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class C12 is Unimpaired and holders of Class C12 Interests are thus not entitled to vote to accept or reject the Plan.

6.	Vytec (Classes D1 through D12)

(a)	Class D3: Vytec Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class D3 Claim becomes an Allowed Class D3 Claim, or (iii) the date on which such Class D3 Claim becomes due and payable pursuant to any agreement between Vytec and a holder of a Class D3 Claim, each holder of an Allowed Class D3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class D3 Claim (a) Cash equal to the amount of such Allowed Class D3 Claim or (b) such other treatment as Vytec and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class D6 that desires treatment of such Claim as an Vytec Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class D3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D3 shall be entitled to vote to accept or reject the Plan.

(b)	Class D4: Vytec Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class D4 Claim, each holder of an Allowed Class D4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Vytec, an amount equal to the Class D4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class D4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D4 shall be entitled to vote to accept or reject the Plan.

(c)	Class D6: Vytec General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class D6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class D6 Claim becomes an Allowed Class D6 Claim, and (iii) the date on which such Class D6 Claim becomes due and payable pursuant to any agreement between Vytec and a holder of a Class D6 Claim, each holder of an Allowed Class D6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class D6 Claim (excluding post-petition interest) in the Standard Combination14; provided, however, that distributions with respect to Class D6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class D6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D6 shall be entitled to vote to accept or reject the Plan.

(d)	Class D10: Vytec Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class D10 Claim, each holder of an Allowed Class D10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class D10 Claim (excluding post-petition interest).

(ii)	Status

Class D10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class D10 shall be entitled to vote to accept or reject the Plan.

(e)	Class D12: Vytec Interests

(i)	Treatment

Each holder of an Allowed Interest in Class D12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

[14]	In the event that Vytec files a Chapter 11 case prior to the Confirmation Hearing, the Debtors and Vytec reserve the right, to the extent the Debtors and Vytec then deem appropriate, to file a motion as promptly after Vytec’s petition date as practicable seeking the payment of any outstanding pre-petition amounts owing to Vytec’s critical trade vendors.

(ii)	Status

Class D12 is Unimpaired and holders of Class D12 Interests are thus not entitled to vote to accept or reject the Plan.

7.	Soltech (Classes E1 through E12)

(a)	Class E3: Soltech Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class E3 Claim becomes an Allowed Class E3 Claim, or (iii) the date on which such Class E3 Claim becomes due and payable pursuant to any agreement between Soltech and a holder of a Class E3 Claim, each holder of an Allowed Class E3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class E3 Claim (a) Cash equal to the amount of such Allowed Class E3 Claim or (b) such other treatment as Soltech and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class E6 that desires treatment of such Claim as a Soltech Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class E3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E3 shall be entitled to vote to accept or reject the Plan.

(b)	Class E4: Soltech Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class E4 Claim, each holder of an Allowed Class E4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Soltech, an amount equal to the Class E4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class E4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E4 shall be entitled to vote to accept or reject the Plan.

(c)	Class E6: Soltech General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class E6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class E6 Claim becomes an Allowed Class E6 Claim, and (iii) the date on which such Class E6 Claim becomes due and payable pursuant to any agreement between Soltech and a holder of a Class E6 Claim, each holder of an Allowed Class E6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class E6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class E6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class E6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E6 shall be entitled to vote to accept or reject the Plan.

(d)	Class E10: Soltech Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class E10 Claim, each holder of an Allowed Class E10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class E10 Claim (excluding post-petition interest)

(ii)	Status

Class E10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class E10 shall be entitled to vote to accept or reject the Plan.

(e)	Class E12: Soltech Interests

(i)	Treatment

Each holder of an Allowed Interest in Class E12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class E12 is Unimpaired and holders of Class E12 Interests are thus not entitled to vote to accept or reject the Plan.

8.	OCFT (Classes F1 through F12)

(a)	Class F3: OCFT Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class F3 Claim becomes an Allowed Class F3 Claim, or (iii) the date on which such Class F3 Claim becomes due and payable pursuant to any agreement between OCFT and a holder of a Class F3 Claim, each holder of an Allowed Class F3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class F3 Claim (a) Cash equal to the amount of such Allowed Class F3 Claim or (b) such other treatment as OCFT and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class F6 that desires treatment of such Claim as an OCFT Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class F3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F3 shall be entitled to vote to accept or reject the Plan.

(b)	Class F4: OCFT Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class F4 Claim, each holder of an Allowed Class F4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in OCFT, an amount equal to the Class F4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class F4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F4 shall be entitled to vote to accept or reject the Plan.

(c)	Class F6: OCFT General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class F6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class F6 Claim becomes an Allowed Class F6 Claim, and (iii) the date on which such Class F6 Claim becomes due and payable pursuant to any agreement between OCFT and a holder of a Class F6 Claim, each holder of an Allowed Class F6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class F6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class F6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class F6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F6 shall be entitled to vote to accept or reject the Plan.

(d)	Class F10: OCFT Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class F10 Claim, each holder of an Allowed Class F10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class F10 Claim (excluding post-petition interest).

(ii)	Status

Class F10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class F10 shall be entitled to vote to accept or reject the Plan.

(e)	Class F12: OCFT Interests

(i)	Treatment

Each holder of an Allowed Interest in Class F12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class F12 is Unimpaired and holders of Class F12 Interests are thus not entitled to vote to accept or reject the Plan.

9.	OC Sweden (Classes G1 through G12)

(a)	Class G3: OC Sweden Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class G3 Claim becomes an Allowed Class G3 Claim, or (iii) the date on which such Class G3 Claim becomes due and payable pursuant to any agreement between OC Sweden and a holder of a Class G3 Claim, each holder of an Allowed Class G3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class G3 Claim (a) Cash equal to the amount of such Allowed Class G3 Claim or (b) such other treatment as OC Sweden and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class G6 that desires treatment of such Claim as an OC Sweden Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class G3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G3 shall be entitled to vote to accept or reject the Plan.

(b)	Class G4: OC Sweden Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class G4 Claim, each holder of an Allowed Class G4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in OC Sweden, an amount equal to the Class G4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class G4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G4 shall be entitled to vote to accept or reject the Plan.

(c)	Class G6: OC Sweden General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class G6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class G6 Claim becomes an Allowed Class G6 Claim, and (iii) the date on which such Class G6 Claim becomes due and payable pursuant to any agreement between OC Sweden and a holder of a Class G6 Claim, each holder of an Allowed Class G6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class G6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class G6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class G6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G6 shall be entitled to vote to accept or reject the Plan.

(d)	Class G10: OC Sweden Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class G10 Claim, each holder of an Allowed Class G10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class G10 Claim (excluding post-petition interest).

(ii)	Status

Class G10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class G10 shall be entitled to vote to accept or reject the Plan.

(e)	Class G12: OC Sweden Interests

(i)	Treatment

Each holder of an Allowed Interest in Class G12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class G12 is Unimpaired and holders of Class G12 Interests are thus not entitled to vote to accept or reject the Plan.

10.	IPM (Classes H1 through H12)

(a)	Class H3: IPM Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class H3 Claim becomes an Allowed Class H3 Claim, or (iii) the date on which such Class H3 Claim becomes due and payable pursuant to any agreement between IPM and a holder of a Class H3 Claim, each holder of an Allowed Class H3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class H3 Claim (a) Cash equal to the amount of such Allowed Class H3 Claim or (b) such other treatment as IPM and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class H6 that desires treatment of such Claim as an IPM Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class H3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H3 shall be entitled to vote to accept or reject the Plan.

(b)	Class H4: IPM Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class H4 Claim, each holder of an Allowed Class H4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in IPM, an amount equal to the Class H4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class H4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H4 shall be entitled to vote to accept or reject the Plan.

(c)	Class H6: IPM General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class H6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class H6 Claim becomes an Allowed Class H6 Claim, and (iii) the date on which such Class H6 Claim becomes due and payable pursuant to any agreement between IPM and a holder of a Class H6 Claim, each holder of an Allowed Class H6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class H6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class H6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class H6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H6 shall be entitled to vote to accept or reject the Plan.

(iii)	Status

Class H6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H6 shall be entitled to vote to accept or reject the Plan.

(d)	Class H10: IPM Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class H10 Claim, each holder of an Allowed Class H10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class H10 Claim (excluding post-petition interest).

(ii)	Status

Class H10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class H10 shall be entitled to vote to accept or reject the Plan.

(e)	Class H12: IPM Interests

(i)	Treatment

Each holder of an Allowed Interest in Class H12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class H12 is Unimpaired and holders of Class H12 Interests are thus not entitled to vote to accept or reject the Plan.

11.	Integrex (Classes I1 through I12)

(a)	Class I3: Integrex Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class I3 Claim becomes an Allowed Class I3 Claim, or (iii) the date on which such Class I3 Claim becomes due and payable pursuant to any agreement between Integrex and a holder of a Class I3 Claim, each holder of an Allowed Class I3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class I3 Claim (a) Cash equal to the amount of such Allowed Class I3 Claim or (b) such other treatment as Integrex and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class I6 that desires treatment of such Claim as an Integrex Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class I3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I3 shall be entitled to vote to accept or reject the Plan.

(b)	Class I4: Integrex Bank Holders Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class I4 Claim, each holder of an Allowed Class I4 Claim shall receive the treatment set forth in Section 3.3(b)(ii) of the Plan; provided, however, that, solely for purposes of calculating distributions to other holders of Claims against and Interests in Integrex, an amount equal to the Class I4 Distribution Amount shall be, and shall be deemed to be, distributable to the Bank Holders on the Initial Distribution Date on account of their Allowed Class I4 Claims.

(ii)	Status

To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I4 shall be entitled to vote to accept or reject the Plan.

(c)	Class I6: Integrex General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class I6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class I6 Claim becomes an Allowed Class I6 Claim, and (iii) the date on which such Class I6 Claim becomes due and payable pursuant to any agreement between Integrex and a holder of a Class I6 Claim, each holder of an Allowed Class I6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class I6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class I6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class I6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I6 shall be entitled to vote to accept or reject the Plan.

(d)	Class I7: Integrex Asbestos Personal Injury Claims

(i)	Treatment

In the event that Class A5 or Class A6-B rejects the Plan and the Bankrutpcy Court determines that holders of Class I7 Claims have Allowed Claims against Integrex under the Contribution Agreement or on account of any related successor liability, veil-piercing or related claims, then on the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account Cash and New OCD Common Stock (if any) with an aggregate value as of the Effective Date equal to the amount of such Allowed Class I7 Claim (if any) in the Standard Combination.

(ii)	Status

Class I7 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I7 shall be entitled to vote to accept or reject the Plan.

(e)	Class I10: Integrex Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class I10 Claim, each holder of an Allowed Class I10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class I10 Claim (excluding post-petition interest).

(ii)	Status

Class I10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class I10 shall be entitled to vote to accept or reject the Plan.

(f)	Class I12: Integrex Interests

(i)	Treatment

On the Effective Date, all of the Class I12 Interests outstanding as of the Effective Date shall be deemed cancelled and extinguished. No holder thereof shall be entitled to, or shall receive or retain, any property or interest in property on account of such Class I12 Interests.

(ii)	Status

Class I12 Interests are Impaired. The holders of the Interests in Class I12 are deemed to have rejected the Plan and, accordingly, are not entitled to vote to accept or reject the Plan.

12.	CDC (Classes J1 through J12)

(a)	Class J3: CDC Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class J3 Claim becomes an Allowed Class J3 Claim, or (iii) the date on which such Class J3 Claim becomes due and payable pursuant to any agreement between CDC and a holder of a Class J3 Claim, each holder of an Allowed Class J3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class J3 Claim (a) Cash equal to the amount of such Allowed Class J3 Claim or (b) such other treatment as CDC and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class J6 that desires treatment of such Claim as a CDC Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class J3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J3 shall be entitled to vote to accept or reject the Plan.

(b)	Class J6: CDC General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class J6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class J6 Claim becomes an Allowed Class J6 Claim, and (iii) the date on which such Class J6 Claim becomes due and payable pursuant to any agreement between CDC and a holder of a Class J6 Claim, each holder of an Allowed Class J6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class J6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class J6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class J6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J6 shall be entitled to vote to accept or reject the Plan.

(c)	Class J10: CDC Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class J10 Claim, each holder of an Allowed Class J10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class J10 Claim (excluding post-petition interest).

(ii)	Status

Class J10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class J10 shall be entitled to vote to accept or reject the Plan.

(d)	Class J12: CDC Interests

(i)	Treatment

Each holder of an Allowed Interest in Class J12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class J12 is Unimpaired and holders of Class J12 Interests are thus not entitled to vote to accept or reject the Plan.

13.	OCHT (Classes K1 through K12)

(a)	Class K3: OCHT Convenience Claims

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class K3 Claim becomes an Allowed Class K3 Claim, or (iii) the date on which such Class K3 Claim becomes due and payable pursuant to any agreement between OCHT and a holder of a Class K3 Claim, each holder of an Allowed Class K3 Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class K3 Claim (a) Cash equal to the amount of such Allowed Class K3 Claim or (b) such other treatment as OCHT and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Class K6 that desires treatment of such Claim as a OCHT Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class K3 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K3 shall be entitled to vote to accept or reject the Plan.

(b)	Class K6: OCHT General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class K6 Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class K6 Claim becomes an Allowed Class K6 Claim, and (iii) the date on which such Class K6 Claim becomes due and payable pursuant to any agreement between OCHT and a holder of a Class K6 Claim, each holder of an Allowed Class K6 Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class K6 Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class K6 Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class K6 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K6 shall be entitled to vote to accept or reject the Plan.

(c)	Class K10: OCHT Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class K10 Claim, each holder of an Allowed Class K10 Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class K10 Claim (excluding post-petition interest).

(ii)	Status

Class K10 Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Class K10 shall be entitled to vote to accept or reject the Plan.

(d)	Class K12: OCHT Interests

(i)	Treatment

Each holder of an Allowed Interest in Class K12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Class K12 is Unimpaired and holders of Class K12 Interests are thus not entitled to vote to accept or reject the Plan.

14.	Convenience Claims with respect to Classes L3 through U3 (treatment of Claims in Classes L3 through U3 are set forth in detail on an individual basis in the Plan)

(a)	Classes L3 through U3

(i)	Treatment

On, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such Class L3-U3 Convenience Claims becomes an Allowed Class L3-U3 Convenience Claim, or (iii) the date on which such Class L3-U3 Convenience Claim becomes due and payable pursuant to any agreement between the Debtors and a holder of a Class L3-U3 Convenience Claim, each holder of an Allowed Class L3-U3 Convenience Claim shall receive in full satisfaction, settlement, release and discharge of and in exchange for such Allowed Class L3-U3 Claim (a) Cash equal to the amount of such Allowed Class L3-U3 Convenience Claim or (b) such other treatment as the Debtors and such holder shall have agreed in writing.

(ii)	Election

Any holder of a Claim in Classes L6-U6 that desires treatment of such Claim as a Convenience Claim shall make such election on the Ballot to be provided to holders of Impaired Claims entitled to vote to accept or reject the Plan (as specified in Section 4.1 of the Plan) and return such Ballot to the address specified therein on or before the Voting Deadline. Any election made after the Voting Deadline shall not be binding on the Debtors unless the Voting Deadline is expressly waived in writing by the Debtors with respect to any such Claim.

(iii)	Status

Class L3-U3 Convenience Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Classes L3-U3 shall be entitled to vote to accept or reject the Plan.

15.	General Unsecured Claims with respect to Classes L6 through U6 (treatment of Claims in Classes L6 through U6 are set forth in detail on an individual basis in the Plan)

(a)	Class L6 through U6: General Unsecured Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class L6-U6 General Unsecured Claim, on, or as soon as reasonably practicable after, the latest of (i) the Initial Distribution Date, (ii) the date on which such General Unsecured Claim becomes an Allowed Class L6-U6 General Unsecured Claim, and (iii) the date on which such Class L6-U6 General Unsecured Claim becomes due and payable pursuant to any agreement between the Debtors and a holder of a Class L6-U6 General Unsecured Claim, each holder of an Allowed Class L6-U6 General Unsecured Claim shall receive Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the amount of such Allowed Class L6-U6 General Unsecured Claim (excluding post-petition interest) in the Standard Combination; provided, however, that distributions with respect to Class L6-U6 General Unsecured Claims that become Allowed Claims after the Effective Date shall be made from the Disputed Distribution Reserve, as set forth in Section 9.4(d) of the Plan.

(ii)	Status

Class L6-U6 General Unsecured Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Classes L6-U6 shall be entitled to vote to accept or reject the Plan.

16.	Intercompany Claims with respect to Classes L10 through U10 (treatment of Claims in Classes L10 through U10 are set forth in detail on an individual basis in the Plan)

(a)	Classes L10 through U10: Intercompany Claims

(i)	Treatment

In full satisfaction, release and discharge of, and in exchange for, its Allowed Class L10-U10 Intercompany Claim, each holder of an Allowed Class L10-U10 Intercompany Claim shall be credited with value on, or as soon as reasonably practicable after, the Initial Distribution Date, equal to the amount of such Allowed Class L10-U10 Intercompany Claim (excluding post-petition interest).

(ii)	Status

Class L10-U10 Intercompany Claims are Impaired. To the extent and in the manner provided in the Voting Procedures Order, holders of the Claims in Classes L10-U10 shall be entitled to vote to accept or reject the Plan.

17.	Interests with respect to Classes L12 through U12 (treatment of Interests in Classes L12 through U12 are set forth in detail on an individual basis in the Plan)

(a)	Classes L12 through U12: Interests

(i)	Treatment

Each holder of an Allowed Interest in Classes L12-U12 shall retain unaltered, the legal, equitable and contractual rights to which such Allowed Interest entitles the holder.

(ii)	Status

Classes L12-U12 are Unimpaired and holders of Class L12-U12 Interests are thus not entitled to vote to accept or reject the Plan.

18.	FAIR Act

(a)	FAIR Act Enacted Prior to the Effective Date

If the FAIR Act has been enacted into law prior to the Effective Date (and, in the event the FAIR Act has been challenged in a court of competent jurisdiction within two (2) months after the date of enactment of the FAIR Act, such challenge has been denied pursuant to a Final Order), then there shall be no distribution by the Debtors pursuant to the Plan on account of Asbestos Personal Injury Claims, except (i) the Debtors shall make any distributions as may be required by the FAIR Act, and (ii) the Fibreboard Insurance Settlement Trust shall be administered in accordance with the FAIR Act. In such event, any distributions to holders of Claims and Interests (if any) shall be determined based upon the then distributable value of OCD (net of the required FAIR Act payment described in clause (i) of the preceding sentence). The treatment of Claims and Interests, described in Sections 3.1 through 3.23 of the Plan, are premised upon the assumption that the FAIR Act shall not have been enacted into law prior to the Effective Date.

(b)	No Impact on Asbestos Personal Injury Permanent Channeling Injunction

The Asbestos Personal Injury Permanent Channeling Injunction and the other injunctive and related provisions of the Plan, including, without limitation, Sections 3.3, 3.4, 5.14 and 5.15 of the Plan, shall remain in full force and effect to the fullest extent possible under applicable law whether or not the FAIR Act is ever enacted

19.	Reservation of Rights Regarding Claims

Except as otherwise expressly provided in the Plan, nothing in the Plan shall, or shall be deemed to, affect or impair any of the Debtors’ or Reorganized Debtors’ rights and defenses, both legal and equitable, with respect to any Claims, including, without limitation, all rights with respect to legal and equitable defenses to alleged rights of setoff or recoupment. The Claims against any particular Debtor that are Unimpaired shall remain the obligations solely of such Debtor and shall not become obligations of any other Debtor or Reorganized Debtor.

C.	ACCEPTANCE OR REJECTION OF THE PLAN

1.	Impaired Classes of Claims and Interests Entitled to Vote

Subject to Sections 4.3 and 4.4 of the Plan, holders of Claims or Interests in each Impaired Class of Claims or Interests that receive or retain property pursuant to the Plan shall be entitled to vote separately to accept or reject the Plan; provided, however, that if the Bank Holders are deemed Impaired and any of Classes A4 through I4 rejects the Plan, then the Bank Holders shall receive the treatment set forth in Section 3.3(b)(ii)(B) of the Plan.

2.	Acceptance by an Impaired Class

Pursuant to Section 1126(c) of the Bankruptcy Code, but subject to Section 4.3 of the Plan, an impaired Class of Claims shall have accepted the Plan if, after excluding any Claims held by any holder designated pursuant to Section 1126(e) of the Bankruptcy Code, (a) the holders of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept the Plan, and (b) more than one-half in number of such Allowed Claims actually voting in such Class have voted to accept the Plan.

3.	Acceptance Pursuant To Section 524 Of The Bankruptcy Code

Pursuant to Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, the respective Classes of Class A7 OC Asbestos Personal Injury Claims, Class I7 Integrex Asbestos Personal Injury Claims and Class B8 FB Asbestos Personal Injury Claims shall be deemed to have accepted the Plan only if the holders of at least 75 percent of those Claims voting in each such Class have voted to accept the Plan.

4.	Presumed Acceptances by Unimpaired Classes

Classes of Claims or Interests designated as unimpaired are conclusively presumed to have voted to accept the Plan pursuant to Section 1126(f) of the Bankruptcy Code, and the votes of such Claim holders will not be solicited.

5.	Classes Deemed to Have Rejected the Plan

Impaired Classes of Claims or Interests that do not receive or retain property under the Plan are conclusively presumed to have voted to reject the Plan pursuant to Section 1126(g) of the Bankruptcy Code, and the votes of such Claim or Interest holders will not be solicited.

6.	Confirmability and Severability of the Plan

(a)	Consensual Confirmation

The Confirmation requirements of Section 1129(a) of the Bankruptcy Code must be satisfied separately with respect to each Debtor. Therefore, notwithstanding the combination of the separate plans of reorganization of all Debtors in the Plan for purposes of, among other things, economy and efficiency, the Plan shall be deemed a separate Chapter 11 plan for each such Debtor.

(b)	Cramdown

With respect to any impaired Class of Claims or Interests that fails to accept the Plan in accordance with Section 1129(a) of the Bankruptcy Code, excluding Classes A7, I7 and B8 and including any classes that may be created pursuant to amendments to the Plan, the Plan Proponents request that the Court confirm the Plan in accordance with Section 1129(b) of the Bankruptcy Code with respect to such non-accepting classes, in which case or cases, the Plan shall constitute a motion for such relief.

(c)	Reservation of Rights

The Plan Proponents reserve the right to modify or withdraw the Plan, any other plan, or the Plan in its entirety, for any reason, including, without limitation, in the event that any separate plan for a particular Debtor is not confirmed. In addition, should the Plan, or any individual Debtor’s plan, fail to be accepted by the requisite number and amount of Claims and Interests voting, as required to satisfy Sections 524(g) (in the case of any Debtor subject to Asbestos Personal Injury Claims) and 1129 of the Bankruptcy Code, and notwithstanding any other provision of the Plan to the contrary, the Plan Proponents reserve the right to amend, modify or withdraw the Plan in its entirety.

D.	MEANS FOR IMPLEMENTATION OF THE PLAN

1.	Continued Corporate Existence

Following confirmation and consummation of the Plan, the Reorganized Debtors will continue to exist as separate corporate entities in accordance with the laws of their respective states of incorporation and pursuant to their respective certificates or articles of incorporation and bylaws in effect prior to the Effective Date, except to the extent such certificates or articles of incorporation and bylaws are amended pursuant to the Plan or as otherwise provided under the Restructuring Transactions. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC’s major business lines. The planning for this restructuring is in a preliminary stage. The Restructuring Transactions shall be summarized in Appendix H to this Disclosure Statement, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. The Debtors will file a summary of the corporate actions necessary to accomplish the Restructuring Transactions at least ten (10) Business Days prior to the Objection Deadline.

2.	Cancellation of Debt and Debt Agreements

(a) On the Effective Date, (i) the Debt shall be cancelled and extinguished and (ii) the obligations of the Debtors, CSFB as agent for the Bank Holders and the Pre-petition Indenture Trustees under the Debt Agreements shall be discharged. Notwithstanding the foregoing, each of the Pre-petition Bond Indentures shall continue in effect solely for the purposes of (x) allowing the Pre-petition Indenture Trustee to make distributions to holders of Allowed Class A5 Claims pursuant to the Plan and (y) permitting the Pre-petition Indenture Trustee to maintain any rights or liens it may have for fees, costs, expenses and indemnification under its indenture or other agreement or applicable law, but the foregoing shall not result in any expense or liability to any Reorganized Debtor other than as expressly provided for in the Plan. The Charging Liens of the Pre-petition Indenture Trustees will be discharged solely upon payment in full of the Indenture Trustee Fees, and nothing in the Plan shall be deemed to impair, waive or discharge any Charging Lien for any fees and expenses not paid by the Reorganized Debtors.

(b) No Reorganized Debtor shall have any obligations to any Pre-petition Indenture Trustee, agent or service (or to any disbursing agent replacing a Pre-petition Indenture Trustee, agent or service) for any fees, costs or expenses, except as expressly provided in the Plan. Except as provided in any contract, instrument or other agreement or document entered into or delivered in connection with the Plan, on the Effective Date and immediately following the completion of distributions to holders of Claims in Class A5, the Pre-petition Indenture

Trustees shall be released from all duties, without any further action on the part of the Debtors or Reorganized Debtors.

3.	Cancellation of OCD Interests and Integrex Interests

Except as otherwise expressly provided in the Plan, as of the Effective Date, by virtue of the Plan, and without any action necessary on the part of the holders thereof or any corporate action, except as specified in the Plan, all of the OCD Interests and Integrex Interests outstanding at the Effective Date shall be cancelled, extinguished and retired, and no consideration will be paid or delivered with respect thereto.

4.	Certificates of Incorporation and Bylaws

The certificate or articles of incorporation and bylaws of each Debtor will be amended as necessary to satisfy the provisions of the Plan and the Bankruptcy Code and will include, among other things, pursuant to Section 1123(a)(6) of the Bankruptcy Code, a provision prohibiting the issuance of non-voting equity securities, but only to the extent required by Section 1123(a)(6) of the Bankruptcy Code. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD will also include provisions (i) creating the New OCD Common Stock, and (ii), to the extent necessary or appropriate, effectuating the provisions of the Plan. The Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated Bylaws of Reorganized OCD shall be in substantially the forms of Exhibit A and Exhibit B, to be filed at least ten (10) Business Days prior to the Objection Deadline.

5.	Exculpation and Limitation of Liability

(a) No Claimant Released Party or Released Party shall have or incur any liability to any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, or any other party in interest, or any Person claiming by or through them, or any of their respective Related Persons, for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, the solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the confirmation of the Plan, the consummation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence, and, in all respects shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan.

(b) Notwithstanding any other provision of the Plan, no Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or other right of an equity security holder, no person claiming by or through them, nor any of their respective Related Persons, shall have any Claim or right of action against any Claimant Released Party or any Released Party for any act or omission in connection with, relating to, or arising out of, the Chapter 11 Cases, formulating, negotiating or implementing the Plan, solicitation of acceptances of the Plan, the pursuit of confirmation of the Plan, the consummation of the Plan, the confirmation of the Plan or the administration of the Plan or the property to be distributed under the Plan, except for willful misconduct or gross negligence.

(c) The foregoing exculpation and limitation on liability shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to Section 5.11 of the Plan.

(d) The foregoing exculpation and limitation on liability are an integral part of the Plan and are essential to its implementation. Each Person being exculpated, or whose liability is being limited, pursuant to Section 5.5 of the Plan shall have the right to independently seek the enforcement of the terms of Section 5.5 of the Plan.

6.	Restructuring Transactions

On or after the Effective Date, any Reorganized Debtor may enter into Restructuring Transactions and may take such actions as may be necessary or appropriate to effect such Restructuring Transactions, as may be determined by such Reorganized Debtor to be necessary or appropriate. The actions to effect the Restructuring Transactions may include: (i) the execution and delivery of appropriate agreements or other documents of merger, consolidation, restructuring, disposition, liquidation or dissolution containing terms that are consistent with the terms of the Plan and that satisfy the applicable requirements of applicable law and such other terms to which the applicable entities may agree; (ii) the execution and delivery of appropriate instruments of transfer, assignment, assumption or delegation of any asset, property, right, liability, duty or obligation on terms consistent with the terms of the Plan and having such other terms to which the applicable entities may agree; (iii) the filing of appropriate certificates or articles of merger, consolidation or dissolution pursuant to applicable law; and (iv) all other actions which the applicable entities may determine to be necessary or appropriate, including making filings or recordings that may be required by applicable law in connection with such transactions. The Restructuring Transactions may include one or more mergers, consolidations, restructures, dispositions, liquidations or dissolutions, as may be determined by the Reorganized Debtors to be necessary or appropriate to result in substantially all of the respective assets, properties, rights, liabilities, duties and obligations of all or certain of the Reorganized Debtors vesting in one or more surviving, resulting or acquiring corporations. In each case in which the surviving, resulting or acquiring corporation in any such transaction is a successor to a Reorganized Debtor, such surviving, resulting or acquiring corporation will perform the obligations of the applicable Reorganized Debtor pursuant to the Plan to pay or otherwise satisfy the Allowed Claims against such Reorganized Debtor, except as provided in any contract, instrument or other agreement or document effecting a disposition to such surviving, resulting or acquiring corporation, which may provide that another Reorganized Debtor will perform such obligations. OC intends to implement a restructuring plan which would reorganize OCD and its Subsidiaries along OC’s major business lines as described in this Disclosure Statement, with a detailed description of the actions and steps required to implement the Restructuring Transactions to be filed at least ten (10) Business Days prior to the Objection Deadline. On or prior to, or as soon as practicable after, the Effective Date, the Debtors or the Reorganized Debtors may take such steps as may be necessary or appropriate to effectuate Restructuring Transactions that satisfy the requirements set forth in Section 5.6 of the Plan.

7.	Issuance of New OCD Securities

(a) On or after the Effective Date, Reorganized OCD shall issue for distribution in accordance with the terms of the Plan (i) the New OCD Common Stock, and (ii) the Senior Notes (if applicable), and may refinance the obligations owed to the Bank Holders under the 1997 Credit Agreement.

(b) All of the shares of New OCD Common Stock issued pursuant to the Plan on or after the Effective Date, as the case may be, will be fully paid and non-assessable.

(c) The issuance of all of the New OCD Securities, and the distribution thereof, shall be exempt from registration under applicable securities laws to the extent provided under Section 1145 of the Bankruptcy Code.

(d) On or after the Effective Date, Reorganized Integrex shall issue 100% of its common stock to Reorganized OCD or one of its Affiliates, pursuant to the Restructuring Transactions and/or a settlement agreement among OCD, Integrex, and holders of Class I7 Claims, the terms and conditions of which shall be set forth in Exhibit I, to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.

8.	Secondary Offerings of New OCD Common Stock

(a) Promptly following the Effective Date, Reorganized OCD shall, at the request of the Asbestos Personal Injury Trust, assist the Asbestos Personal Injury Trust with secondary offerings of the New OCD Common Stock held by the Asbestos Personal Injury Trust, consistent with the registration rights described in Exhibit H to the Plan.

(b) Reorganized OCD reserves the right to conduct offerings of New OCD Common Stock (and, with respect to the New OCD Common Stock to be distributed to the Asbestos Personal Injury Trust pursuant to Sections 3.3(f), 3.4(d) and 3.11(d) (if any) of the Plan, solely at the request of the Asbestos Personal Injury Trustees) and/or Senior Notes prior to or after the Initial Distribution Date, as it may deem appropriate (subject to the reasonable consent of the other Plan Proponents).

9.	Litigation Trust

On the Effective Date, the Reorganized Debtors shall transfer and assign, or shall cause to be transferred and assigned to the Litigation Trust all their right, title and interest in and to the Litigation Trust Assets.

(a)	Appointment of Litigation Trustee

The Litigation Trustee for the Litigation Trust shall be designated by the Plan Proponents and approved by the Bankruptcy Court. On or prior to ten (10) Business Days prior to the Objection Deadline, the Plan Proponents shall file with the Bankruptcy Court a notice designating the Person they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Once approved by the Bankruptcy Court, the

Litigation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

(b)	Transfer of Litigation Trust Assets to the Litigation Trust

On the Effective Date, the Debtors shall irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of the beneficiaries of the Litigation Trust. Upon such transfer, the Debtors, the Disbursing Agent and the Reorganized Debtors shall have no further interests therein or rights or obligations with respect thereto other than the right of the Reorganized Debtors to recover the Litigation Trust Reimbursement Obligation as set forth in Section 5.9(e) of the Plan and the obligation of the Litigation Trustee to distribute the net amount of the Litigation Trust Recoveries (after the repayment of the Litigation Trust Expenses and the Litigation Trust Reimbursement Obligation) to the Disputed Distribution Reserve as set forth in Section 5.9(e) of the Plan.

(c)	The Litigation Trust

(i) Without any further action of the directors or shareholders of the Debtors, on the Effective Date, the Litigation Trust Agreement in the form of Exhibit C, as it may be amended up to ten (10) Business Days prior to the Objection Deadline, shall become effective. The Litigation Trustee shall accept the Litigation Trust and sign the Litigation Trust Agreement as of the Effective Date and the Litigation Trust will then be deemed created and effective.

(ii) The Litigation Trustee shall have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate the Litigation Trust Assets, to make distributions to the Disputed Distribution Reserve for the benefit of holders of Allowed Claims in Classes A5, A6-A, A6-B, A7 and A11 (for payment to holders of Allowed Claims in Classes A5 and A6-B in accordance with the applicable contractual subordination provisions) to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets.

(iii) All costs and expenses associated with the administration of the Litigation Trust, including those rights, obligations and duties described in Section 5.9 of the Plan, shall be the responsibility of and paid by the Litigation Trust. Notwithstanding the foregoing, the Reorganized Debtors shall make available to the Litigation Trustee and to representatives of the Litigation Trust reasonable access during normal business hours, upon reasonable notice, personnel and books and records of the Reorganized Debtors to enable the Litigation Trustee to perform the Litigation Trustee’s tasks under the Litigation Trust Agreement and the Plan; provided, however, that the Reorganized Debtors shall not be required to make expenditures in response to such requests determined by them in good faith to be unreasonable.

(iv) The Litigation Trustee may retain such law firms, accounting firms, experts, advisors, consultants, investigators, appraisers, auctioneers or other professionals as it may deem necessary, in its sole discretion, to aid in the performance of its responsibilities pursuant to the terms of the Plan including, without limitation, the liquidation and distribution of Litigation Trust Assets.

(v) For federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust be owned by its beneficiaries. Accordingly, for federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust.

(vi) The Litigation Trustee shall be responsible for filing all federal, state and local tax returns for the Litigation Trust.

(vii) The Litigation Trustee may invest the corpus of the Litigation Trust in prudent investments in addition to those described in Section 345 of the Bankruptcy Code.

(viii) The Litigation Trustee may be removed by the Bankruptcy Court for cause shown. In the event of the resignation or removal of the Litigation Trustee, the Bankruptcy Court shall designate a person to serve as successor Litigation Trustee.

(d)	Funding of the Litigation Trust

The Debtors shall deliver the Litigation Trust Initial Deposit to the Litigation Trustee on the Effective Date. The Litigation Trustee shall use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

(e)	Distributions of Litigation Trust Assets

The Litigation Trustee shall make distributions of Litigation Trust Recoveries in accordance with the Litigation Trust Agreement. The Litigation Trust Agreement shall provide for distributions to be made as soon as practicable after receipt of Litigation Trust Recoveries as follows: (i) first, to pay the Litigation Trust Expenses; (ii) second, to repay the Litigation Trust Reimbursement Obligation until such time as the Litigation Trust Reimbursement Obligation is paid in full; and (iii) third, to the Disputed Distribution Reserve for distribution on the Final Distribution Date to holders of Allowed Claims in each of Classes A5, A6-A and A6-B, and the OC Sub-Account, in accordance with Sections 3.3 and 9.5(a) of the Plan.

10.	Revesting of Assets

Pursuant to Section 1141(b) of the Bankruptcy Code, all property of the respective Estate of each Debtor, together with any property of each Debtor that is not property of its Estate and that is not specifically disposed of pursuant to the Plan, shall revest in the applicable Reorganized Debtor on the Effective Date. Thereafter, the Reorganized Debtors may operate their businesses and may use, acquire and dispose of property free of any restrictions of the Bankruptcy Code, the Bankruptcy Rules and the Bankruptcy Court. As of the Effective Date,

all property of each Reorganized Debtor shall be free and clear of all Encumbrances, Claims and Interests, except as specifically provided in the Plan or the Confirmation Order. Without limiting the generality of the foregoing, each Reorganized Debtor may, without application to or approval by the Bankruptcy Court, pay fees that it incurs after the Effective Date for professional services and expenses.

11.	Rights of Action

Except as otherwise provided in the Plan or the Confirmation Order, or in any contract, instrument, release, indenture or other agreement entered into in connection with the Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Reorganized Debtors shall retain and may enforce, sue on, settle or compromise (or decline to do any of the foregoing) all rights, claims, causes of action, suits or proceedings accruing to, or for the benefit of, the Debtors or the Estates pursuant to the Bankruptcy Code, or pursuant to any other statute or legal theory, which are not released pursuant to the Plan, including, without limitation, any Avoidance Actions and other actions set forth on Schedule XIV, any other causes of action against Persons set forth in Schedule III of the Plan and any suits or proceedings for recovery under any policies of insurance issued to or on behalf of the Debtors. Except to the extent such rights, title and interest in the Litigation Trust Assets are transferred and assigned to the Litigation Trust, the Reorganized Debtors shall be deemed the appointed representative to, and may pursue, litigate, compromise and settle any such rights, remedies, claims, causes of action, suits or proceedings as appropriate, in accordance with the best interests of the Reorganized Debtors or their respective successors who hold such rights. The Reorganized Debtors will transfer and assign, or cause to be transferred and assigned, all their right, title and interest in and to the Litigation Trust Assets to the Litigation Trust in accordance with Section 5.9 of the Plan , or, if deemed necessary, any right, title and interest in and to Litigation Trust Assets shall be pursued in the name of the Debtors or the Reorganized Debtors for the benefit of the Litigation Trust. Notwithstanding anything in the Plan to the contrary, the Debtors, upon such transfer and assignment, shall forgo any interest they may have in the Litigation Trust Assets, except with respect to the Litigation Trust Reimbursement Obligation.

12.	Effectuating Documents; Further Transactions

The chairman of the OCD Board of Directors, the chief executive officer, chief restructuring officer, president, chief financial officer or any other appropriate officer of OCD or any applicable Debtor, as the case may be, shall be authorized to execute, deliver, file or record such contracts, instruments, releases, indentures and other agreements or documents, and take such actions as may be necessary or appropriate to effectuate and further evidence the terms and conditions of the Plan. The secretary or assistant secretary of OCD or any applicable Debtor, as the case may be, shall be authorized to certify or attest to any of the foregoing actions.

13.	Exemption from Certain Transfer Taxes

Pursuant to Section 1146 of the Bankruptcy Code, any transfers in the United States from a Debtor to a Reorganized Debtor or any other Person or entity pursuant to the Plan shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax or other similar tax or governmental assessment, and the Confirmation Order shall direct the appropriate state or local governmental officials or agents to forego the collection of any such tax or governmental assessment and to accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment.

14.	Releases and Injunctions Related to Releases

(a)	Releases by Debtors

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall be deemed to completely and forever release, waive, void, extinguish and discharge (1) any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons against any of (i) the Released Parties, (ii) [the Pre-petition Indenture Trustees], (iii) the DIP Agent and the holders of DIP Facility Claims and (iv) the Persons who are Related Persons of Persons listed in clauses (ii) – (iii) above, and (2) any and all Avoidance Actions not otherwise released in the foregoing clause (1), with the sole exception of those Avoidance Actions set forth on Schedule XIV. Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the Debtors having made the Initial Bank Holders’ Distribution, for good and valuable consideration, to the fullest extent permissible under applicable law, the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons shall also be deemed to completely and forever release, waive, void, extinguish and discharge any and all Released Actions (other than the rights to enforce the Plan and any right or obligation under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that may be asserted by or on behalf of any of the Debtors or Reorganized Debtors or their respective Estates or each of their respective Related Persons (including, without limitation, any and all Avoidance Actions), which have been brought, or may be brought, against any of the Bank Holders.

(b)	Releases by Holders of Claims and Interests

Effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability that is discharged or an Interest or other right of an equity security holder that is terminated, and each of their respective Related Persons, shall be deemed to completely and forever release, waive, void, extinguish and discharge all Released Actions (other than the rights to enforce the Debtors’ or the Reorganized Debtors’ obligations under the Plan, and any right or obligation of such holder under the Plan, and the securities, contracts, instruments, releases, indentures and other agreements or documents delivered thereunder or contemplated thereby) that otherwise may be asserted against the Claimant Released Parties.

(c)	Injunction Related to Releases

Except as otherwise provided in the Plan or in the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, each Person that has held, currently holds or may hold a Claim that is released pursuant to Section 5.14 of the Plan or other obligation, suit, judgment, damages, debt, right, remedy, cause of action, liability, Interest or other right of an equity security holder released pursuant to Section 5.14 of the Plan, and each other party in interest and each of their respective Related Persons, are, and shall be, permanently, forever and completely stayed, restrained, prohibited, barred and enjoined from taking any of the following actions, whether directly or indirectly, derivatively or otherwise on account of or based on the subject matter of any such released Claims or other released obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding (including, without limitation, to any judicial, arbitral, administrative or other proceeding) in any forum; (ii) enforcing, attaching (including, without limitation, any prejudgment attachment), collecting, or in any way seeking to recover any judgment, award, decree, or other order; (iii) creating, perfecting or in any way enforcing in any matter, directly or indirectly, any Encumbrance; (iv) setting off, seeking reimbursement or contributions from, or subrogation against, or otherwise recouping in any manner, directly or indirectly, any amount against any liability or obligation owed to any Person released under Section 5.14(a) or Section 5.14(b) of the Plan, as applicable; and (v) commencing or continuing in any manner, in any place of any action, which in any such case does not comply with or is inconsistent with the provisions of the Plan or the Confirmation Order.

(d)	Injunction Relating to Certain Insurers

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Hartford Entities pursuant to Section VI of the Hartford Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Hartford Entities that seeks to enforce any rights under, through or related to the Hartford Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Mt. McKinley Entities pursuant to the Mt. McKinley Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Mt. McKinley Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Mt. McKinley Entities that seeks to enforce any rights under, through or related to the Mt. McKinley Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the AIG Company Entities pursuant to the AIG Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the AIG Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the AIG Company Entities that seeks to enforce any rights under, through or related to the AIG Policies.

Except as to any rights with respect to which the Debtors explicitly declined to give a release to the Affiliated FM Entities pursuant to the Affiliated FM Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Affiliated FM Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Affiliated FM Entities that seeks to enforce any rights under, through or related to the Affiliated FM Policy.

If the Allianz Settlement Agreement is approved at or prior to the Confirmation Date, except as to any rights with respect to which the Debtors explicitly declined to give a release to the Allianz Entities pursuant to the Allianz Settlement Agreement, effective as of the Confirmation Date, but subject to the occurrence of the Effective Date and the conditions of the Allianz Settlement Agreement, for good and valuable consideration, pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each Person that has held, currently holds or may hold a Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any action or seeking any recovery against or from any of the Allianz Entities that seeks to enforce any rights under, through or related to the Allianz Policies.

(e)	Supplementary Section 105(a) Injunction

Pursuant to Section 105(a) of the Bankruptcy Code, to the fullest extent permissible under applicable law, each holder of a Bank Holders Claim shall be permanently, forever and completely stayed, restrained, prohibited, barred and enjoined pursuant to 11 U.S.C. §105(a) from taking any Enjoined Action against any of the Non-Debtor Subsidiaries after the Effective Date with respect to any obligations, liabilities or responsibilities whatsoever arising under or related to the 1997 Credit Agreement, any of the guaranties, instruments or other documents executed or delivered in connection therewith, or otherwise.

(f)	Deemed Consent

By submitting a Ballot and not electing to withhold consent to the releases of the Released Parties by marking the appropriate box on the Ballot, each holder of a Claim shall be deemed, to the fullest extent permitted by applicable law, to have specifically consented to the releases and injunctions set forth in Sections 5.14(b) and (c) of the Plan.

(g)	No Waiver

The release set forth in Subsection (a) of Section 5.14 of the Plan shall not, however, limit, abridge or otherwise affect the rights of the Reorganized Debtors to enforce, sue on, settle or compromise the rights, claims and other matters retained by Reorganized Debtors pursuant to the Plan.

(h)	Integral to Plan

Each of the releases and injunctions provided in Section 5.14 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Persons being released under, or protected by the injunctions set forth in, Section 5.14 of the Plan shall have the right to independently seek the enforcement of such release and injunction.

15.	Permanent Injunctions and Asbestos Personal Injury Permanent Channeling Injunction

(a)	General Injunction

In order to supplement, where necessary, the injunctive effect of the discharge as provided in Section 1141 of the Bankruptcy Code, and pursuant to the exercise of the equitable jurisdiction and power of the Bankruptcy Court under Section 105(a) of the Bankruptcy Code, except as otherwise provided in the Plan or the Confirmation Order, as of the Confirmation Date, but subject to the occurrence of the Effective Date, all Persons and any Person claiming by or through them, that have held, currently hold or may hold a Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (other than a Demand) that is discharged or an Interest or other right of an equity security holder that is terminated pursuant to the terms of the Plan shall be permanently, forever and completely stayed, restrained, prohibited and enjoined from taking any Enjoined Action against any of the Released Parties or Claimant Released Parties whether directly or indirectly, derivatively or otherwise for the purpose of, directly or indirectly, collecting, recovering or receiving payment of, on or with respect to any such discharged Claim or other obligation, suit, judgment, damages, debt, right, remedy, cause of action or liability (including, without limitation, any OC Asbestos Property Damage Claim or any FB Asbestos Property Damage Claim), or terminated Interest or right of an equity security holder on account of, or based on the subject matter of, any such discharged Claims, obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or terminated Interests or rights of an equity security holder.

(b)	Asbestos Personal Injury Permanent Channeling Injunction

PURSUANT TO SECTION 524(g) OF THE BANKRUPTCY CODE AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS SHALL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED, BARRED AND ENJOINED FROM TAKING ANY ENJOINED ACTION, OR PROCEEDING IN ANY MANNER IN

ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATION, WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIM OR ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIM AGAINST ANY OF THE DEBTORS, ANY OF THE REORGANIZED DEBTORS, ANY PROTECTED PARTY OR ANY PROPERTY OR INTERESTS IN PROPERTY OF ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING OR RECEIVING PAYMENT OF, ON OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS OR ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIMS (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

(c)	No Waiver

Nothing contained in the Asbestos Personal Injury Permanent Channeling Injunction shall be deemed a waiver of any claim, right, remedy or cause of action that the Debtors, the Reorganized Debtors or the Asbestos Personal Injury Trust may have against any Person in connection with or arising out of an Asbestos Personal Injury Claim.

(d)	Integral to Plan

Each of the injunctions provided in Section 5.15 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Released Parties, Claimant Released Parties, the Protected Parties and any other Persons being protected by the injunctions set forth in Section 5.15 of the Plan shall have the right to independently seek the enforcement of such injunctions.

16.	Directors and Officers of Reorganized Debtors

(a)	Directors of Reorganized Debtors

(i) Appointment. The identities of the individuals who shall serve on the Reorganized OCD Board on and immediately following the Effective Date shall be disclosed on Schedule XIX, to be filed no later than five (5) Business Days prior to the Disclosure Statement hearing, subject to such further modifications, revisions and supplementation as may be satisfactory in form and substance to the Debtors, the Asbestos Claimants’ Committee and the Future Claimants’ Representative up to ten (10) Business Days prior to the Objection Deadline.

(ii) Terms. Commencing on the Effective Date, the members of the Reorganized OCD Board shall serve for initial terms set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

(iii) Vacancies. The procedures for filling any vacancy in the directorship prior to the expiration of the initial term shall be as set forth in the Amended and Restated Certificate of Incorporation of Reorganized OCD and the Amended and Restated By-Laws of Reorganized OCD, as approved in the Confirmation Order.

(b)	Non-Voting Board Observers

As long as the Asbestos Personal Injury Trust owns 20% of the outstanding shares of New OCD Common Stock, the TAC and the Future Claimants’ Representative shall each be entitled to designate a non-voting board observer, each of whom shall be reasonably acceptable to Reorganized OCD, except that James J. McMonagle is hereby acknowledged to be acceptable without further consideration by Reorganized OCD. The board observers will be entitled to participate in all of the Reorganized OCD’s Board of Directors meetings. The board observers shall receive (i) notice of each meeting of the Board of Directors at the same time that notice is provided to members of the Board of Directors, and (ii) copies of all materials distributed to members of the Board of Directors prior to any such meeting. The board observers shall not be entitled to directors fees, but shall be entitled to reimbursement from Reorganized OCD of all out-of-pocket expenses incurred in connection with attending and participating in Board of Directors meetings. Each of the board observers shall, as a condition of their appointment, agree to receive and maintain in confidence by agreement mutually agreeable to each of the Plan Proponents (a) all information and materials distributed to board members of which they receive copies and (b) all discussions, proposals, and proceedings of all meetings of the Board of Directors, and shall, if requested by Reorganized OCD, execute and deliver a confidentiality agreement in a form approved by the Reorganized OCD, the TAC and the Future Claimants’ Representative pertaining to the foregoing materials.

(c)	Officers of Reorganized Debtors

The existing senior officers of OCD who will serve initially in the same capacities after the Effective Date for Reorganized OCD shall be identified in a disclosure filed by the Debtors with the Bankruptcy Court on a date not less than ten (10) Business Days prior to the Objection Deadline, and shall designate the Chief Executive Officer. The executive officers of the other Reorganized Debtors shall consist of executive officers as determined by Reorganized OCD on the Effective Date or thereafter.

17.	Compensation and Benefit Programs

(a) Except and to the extent previously assumed or rejected by an order of the Bankruptcy Court, on or before the Confirmation Date, but subject to the occurrence of the Effective Date, all employee compensation and benefit programs of the Debtors as amended or modified, including programs subject to Sections 1114 and 1129(a)(13) of the Bankruptcy Code, entered into before or after the Petition Date and not since terminated, shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed except for (i) executory contracts or plans specifically rejected pursuant to the Plan, and (ii) executory contracts or plans as have previously been rejected, are the subject of a motion to reject or have been specifically waived by the beneficiaries of any plans or contracts; provided, however, that the Debtors may pay all “retiree benefits” (as defined in Section 1114(a) of the Bankruptcy Code).

(b) OCD and any other of the Reorganized Debtors whose employees are covered by the Merged Plan shall assume and continue the Merged Plan, satisfy the minimum funding standards pursuant to 26 U.S.C. § 412 and 29 U.S.C. § 1082, and administer the Merged Plan in accordance with its terms and the provisions of ERISA. Further, nothing in the Plan of Reorganization shall be construed in any way as discharging, releasing or relieving the Debtors or the Debtors’ successors, including the Reorganized Debtors, or any party, in any capacity, from liability imposed under any law or regulatory provision with respect to the Merged Plan or Pension Benefit Guaranty Corporation.

(c) On the Effective Date, Reorganized OCD will adopt Management Arrangements, the terms and conditions of which shall be summarized in greater detail in Exhibit F, to be filed at least five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline. On the Effective Date, management and designated employees of Reorganized OCD and the other Reorganized Debtors shall receive the benefits provided under such Management Arrangements on the terms and conditions provided for therein.

(d) All full-time employees and regular part-time employees of OCD and its Affiliates as of the Effective Date (excluding any employee who participates in the management incentive program portion of the Management Arrangements described in Section 5.17(c) of the Plan as of the Effective Date) shall be eligible to receive a grant of 100 shares of New OCD Common Stock, or appropriate equivalent interest, upon the Effective Date. Each award of 100 shares of New OCD Common Stock shall vest in its entirety on the third anniversary of the Effective Date, subject to accelerated vesting for OCD-approved retirements or in the event that OCD (or its applicable Affiliate) terminates the employee’s employment without cause. Accordingly, OCD shall reserve 1,800,000 shares of New OCD Common Stock for issuance to such employees (assuming 18,000 eligible employees worldwide), which shares represent approximately 1.4% of the primary number of shares of New OCD Common Stock to be outstanding immediately after the Effective Date (assuming issuance of approximately 130.8 million shares on the Effective Date). The terms and conditions of this employee incentive program shall be described more fully in the Employee Arrangements set forth on Exhibit F to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, as it may be amended up to ten (10) Business Days prior to the Objection Deadline.15

18.	Continuation of Certain Orders

Notwithstanding anything in the Plan to the contrary, the Debtors will continue to pay any Claims authorized to be paid by an order of the Bankruptcy Court during the Chapter 11 Cases, pursuant to the terms and conditions of any such order.

[15]	The Debtors reserve the right to propose an additional or other form of employee benefit or incentive program as part of the Employee Arrangements, the terms and conditions of which would be disclosed on Exhibit F, to be filed no later than five (5) Business Days prior to the Disclosure Statement hearing, subject to such further modifications, revisions and supplementation as may be satisfactory in form and substance to the Reorganized Debtors (and any other Plan Proponents) up to ten (10) Business Days prior to the Objection Deadline.

19.	Exit Facility

On or prior to the Effective Date, OCD and those Subsidiaries which are parties to the Exit Facility shall enter into all necessary and appropriate documentation to obtain, and in connection with, the Exit Facility.

E.	TREATMENT OF EXECUTORY CONTRACTS AND UNEXPIRED LEASES

1.	Assumed Contracts and Leases

(a) Except as otherwise provided in the Plan, or in any contract, instrument, release, indenture or other agreement or document entered into in connection with the Plan, as of the Effective Date, each Debtor shall be deemed to have assumed each executory contract and unexpired lease to which it is a party, unless such contract or lease (i) was previously assumed or rejected by such Debtor, (ii) previously expired or terminated pursuant to its own terms, (iii) is the subject of a motion pending before the Bankruptcy Court as of the Confirmation Date to assume or reject such contract or lease or (iv) is listed on Schedule IV, to be filed at least ten (10) Business Days prior to the Objection Deadline, as being an executory contract or unexpired lease to be rejected; provided, however, that the Plan Proponents reserve the right, at any time prior to the Confirmation Date, to amend Schedule IV to add or delete any unexpired lease or executory contract. The Confirmation Order shall constitute an order of the Bankruptcy Court under Section 365 of the Bankruptcy Code approving the contract and lease assumptions described above, as of the Effective Date.

(b) Each executory contract and unexpired lease that is assumed and relates to the use, ability to acquire, or occupancy of real property shall include (i) all modifications, amendments, supplements, restatements or other agreements made directly or indirectly by any agreement, instrument or other document that in any manner affect such executory contract or unexpired lease and (ii) all executory contracts or unexpired leases appurtenant to the premises, including all easements, licenses, permits, rights, privileges, immunities, options, rights of first refusal, powers, uses, usufructs, reciprocal easement agreements, vaults, tunnel or bridge agreements or franchises and any other interests in real estate or rights in rem related to such premises, unless any of the foregoing agreements has been rejected pursuant to an order of the Bankruptcy Court.

2.	Payments Related to Assumption of Contracts and Leases

Any monetary amounts by which each executory contract and unexpired lease to be assumed pursuant to the Plan is in default will be satisfied, under Section 365(b)(1) of the Bankruptcy Code, at the option of the Debtors or the assignee of a Debtor assuming such contract or lease, by Cure. If there is a dispute regarding (i) the nature or amount of any Cure, (ii) the ability of a Reorganized Debtor or any assignee to provide “adequate assurance of future performance” (within the meaning of Section 365 of the Bankruptcy Code) under the contract or lease to be assumed or (iii) any other matter pertaining to assumption, Cure will occur following the entry of a Final Order of the Bankruptcy Court resolving the dispute and approving the assumption or assumption and assignment, as the case may be. The Confirmation Order shall contain provisions for notices of proposed assumptions and proposed Cure amounts to be sent to applicable third parties and for procedures for objecting thereto and resolution of disputes by the Bankruptcy Court. If no proposed Cure amount is proposed by the Debtors, it shall be presumed that the Debtors are asserting that no Cure amount is required to be paid under Section 365(b)(1) of the Bankruptcy Code.

3.	Rejected Contracts and Leases

On the Effective Date, each executory contract and unexpired lease that is listed on Schedule IV, shall be rejected pursuant to Section 365 of the Bankruptcy Code. Each contract or lease listed on Schedule IV shall be rejected only to the extent that any such contract or lease constitutes an executory contract or unexpired lease. The Plan Proponents reserve their right, at any time prior to the Confirmation Date, to amend Schedule IV to delete any unexpired lease or executory contract therefrom or add any unexpired lease or executory contract thereto. To the extent that an executory contract or unexpired lease (i) is not listed on Schedule IV, (ii) has not been previously rejected or (iii) is not subject to a motion to reject at the time of the Confirmation Date, such executory contract or unexpired lease shall be deemed assumed. Listing a contract or lease on Schedule IV shall not constitute an admission by a Debtor nor a Reorganized Debtor that such contract or lease is an executory contract or unexpired lease or that such Debtor or Reorganized Debtor has any liability thereunder. Without limiting the foregoing, any agreement entered into prior to the Petition Date by or on behalf of the Debtors with a holder of an Asbestos Personal Injury Claim with respect to the settlement of any OC Asbestos Personal Injury Claim or FB Asbestos Personal Injury Claim shall be deemed rejected as of the Effective Date to the extent such settlement agreement is deemed to be an executory contract within the meaning of Section 365(a) of the Bankruptcy Code. The Confirmation Order shall constitute an order of the Bankruptcy Court approving such rejections as of the Effective Date, pursuant to Section 365 of the Bankruptcy Code.

4.	Rejection Damages Bar Date

If the rejection by a Debtor, pursuant to the Plan, of an executory contract or unexpired lease results in a Claim, then such Claim shall be forever barred and shall not be enforceable against any Debtor or Reorganized Debtor, or the properties of any of them, unless a Proof of Claim is filed and served upon counsel to the Debtors, counsel to the Unsecured Creditors’ Committee and counsel to the Asbestos Claimants’ Committee, within thirty (30) days after service of the notice that the executory contract or unexpired lease has been rejected.

5.	Indemnification Obligations

(a) Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are assumed pursuant to Section 365 of the Bankruptcy Code under the Plan as of the Effective Date, and such obligations shall survive confirmation of the Plan, remain unaffected by the Plan and shall not be discharged or impaired by the Plan, irrespective of whether the indemnification or reimbursement obligation is owed in connection with an event occurring before, on or after the Petition Date, except as may otherwise be provided in Schedule XVII, to be filed no later than ten (10) Business Days prior to the Objection Deadline; provided, however, that, except as otherwise provided in the Plan, indemnification obligations that are not Indemnification Obligations shall be deemed to be, and shall be treated as though they are, executory contracts that are rejected pursuant to Section 365 of the Bankruptcy Code as of the Effective Date.

(b) In addition to the foregoing, as of the Effective Date, the Reorganized Debtors shall obtain and maintain in full force tail insurance covering such risks as are presently covered for the benefit of all Persons who are or were officers or directors of the Debtors on the Petition Date or thereafter, except as may otherwise be provided in Schedule XVII, to be filed no later than ten (10) Business Days prior to the Objection Deadline, in a minimum amount and for a minimum period as shall be set forth in Schedule XVIII, to be filed no later than ten (10) Business Days prior to the Objection Deadline.

(c) Each of the provisions set forth in Section 7.5 of the Plan is an integral part of the Plan and is essential to its implementation. Each Person entitled to indemnification and insurance pursuant to Section 7.5 of the Plan shall have the right to independently seek the enforcement of each of the terms of Section 7.5 of the Plan.

6.	Insurance Policies and Agreements

(a) Assumed Insurance Policies and Agreements. The Debtors do not believe that the insurance policies issued to, or insurance agreements entered into by, the Debtors prior to the Petition Date constitute executory contracts. To the extent that such insurance policies or agreements are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to assume such insurance policies and agreements (except for those set forth on Schedule XI in accordance with Section 7.6(b) of the Plan), and, subject to the occurrence of the Effective Date, the entry of the Confirmation Order shall constitute approval of such assumption pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such assumption is in the best interest of each Debtor, its Estate, and all parties in interest in the Chapter 11 Cases. Unless otherwise determined by the Bankruptcy Court pursuant to a Final Order or agreed to by the parties thereto prior to the Effective Date, no payments are required to cure any defaults of the Debtors existing as of the Confirmation Date with respect to each such insurance policy or agreement. To the extent that the Bankruptcy Court determines otherwise as to any such insurance policy or agreement, the Debtors reserve the right to seek rejection of such insurance policy or agreement or other available relief. In accordance with the Plan, the rights of the Debtors under the insurance policies and agreements constituting (i) the OC Asbestos Personal Injury Liability Insurance Assets shall, to the extent necessary, be deemed assigned to the OC Sub-Account of the Asbestos Personal Injury Trust as of the Effective Date and (ii) the FB Asbestos Property Damage Insurance Assets shall, to the extent necessary, be deemed assigned to the FB Asbestos Property Damage Trust as of the Effective Date, and, pursuant to Section 365 of the Bankruptcy Code, the Debtors shall have no further liability thereunder from and after June 18, 2001.

(b) Rejected Insurance Policies and Agreements. If the Wellington Agreement is determined to be an executory contract, OCD has agreed that it will not reject the Wellington Agreement as an executory contract. To the extent that any or all of the insurance policies and agreements set forth on Schedule XI, to be filed no later than ten (10) Business Days prior to the Objection Deadline, are considered to be executory contracts, then, notwithstanding anything contained in Section 7.1 or 7.3 of the Plan to the contrary, the Plan shall constitute a motion to reject the insurance policies and agreements set forth on Schedule XI, and the entry of the Confirmation Order shall constitute approval of such rejection pursuant to Section 365(a) of the Bankruptcy Code and a finding by the Bankruptcy Court that each such rejected insurance policy or agreement set forth on Schedule XI is burdensome and that the rejection thereof is in the best interest of each Debtor, its estate, and all parties in interest in the Chapter 11 Cases.

(c) Insurer Objections. Certain insurers who have contested their obligations to OC with respect to coverage for Asbestos Personal Injury Claims have objected to various aspects of the Plan as violative of their rights under policies of insurance and otherwise, including rights they claim to be subject to resolution outside the bankruptcy proceedings. In particular, certain insurers have criticized aspects of the Plan that: (i) assign OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust, (ii) provide for estimation, resolution, and payment of Asbestos Personal Injury Claims, (iii) allegedly eliminate their ability to pursue counterclaims or set-off defenses in coverage actions initiated by OC, and (d) condition confirmation on the Bankruptcy Court or District Court making certain findings contained in the Plan that may relate to insurance. Certain insurers assert that the issues of (i) whether or not insurance policies or settlement agreements relating to insurance policies are executory contracts, (ii) the assignment pursuant to the Plan of rights under insurance policies, and (iii) the reasonableness of the Asbestos Personal Injury Trust Distribution Procedures as to the insurers are coverage questions that must be decided in a separate coverage action in a court of competent jurisdiction or a Wellington ADR proceeding, and cannot be resolved by the Bankruptcy Court (or the District Court) because they do not constitute core proceedings. The insurers further contend that nothing in the Plan, including, without limitation, exhibits, schedules and documents created pursuant to the Plan (including any other provision that purports to be preemptory or supervening), shall in any way operate to, or have the effect of, impairing in any respect the legal, equitable, or contractual rights of the insurers, whose coverage (pursuant to their policies and the Wellington Agreement) is intended by Debtors to be included in the OC Asbestos Personal Injury Liability Assets. The Plan Proponents disagree with such assertions of these insurers. Certain insurers assert that the Plan must be made so-called insurance neutral. Certain insurers also assert that there will be complete defenses to coverage and that there will be no additional OC Asbestos Personal Injury Insurance Liability Assets available to the Asbestos Personal Injury Trust. Certain insurers further assert that the OCD insurance policies that the Debtors will attempt to assign to the Asbestos Personal Injury Trust have been exhausted and/or there is no coverage available under the policies for various current or future Asbestos Personal Injury Claims. While the Debtors strongly dispute these assertions and intend to vigorously pursue their rights to such assets, the availability, the feasibility of the Plan does not depend on the availability of OC Asbestos Personal Injury Insurance Liability Assets and the projections of potential recoveries under the Plan do not assume any value for the OC Asbestos Personal Injury Insurance Liability Assets. Nonetheless, if the position of the Debtors is sustained, the availability of the OC Asbestos Personal Injury Insurance Liability Assets to the Asbestos Personal Injury Trust might significantly enhance the distributions to holders of OC Asbestos Personal Injury Claims. The Plan Proponents believe that many of the insurers’ criticisms — while ostensibly advanced in support of insurance neutrality — seek to alter provisions that are already insurance neutral in purpose or effect and thereby to place insurance rights at jeopardy rather than to assure true neutrality. The Plan Proponents do not believe that provisions should be eliminated that are either usual and customary in bankruptcy plans or are insurance neutral in the sense that they are designed neither to enhance nor to diminish access to coverage for the payment of Asbestos Personal Injury Claims. To the extent that the Plan Proponents and insurers do not resolve their disputes, such issues may be resolved by the Bankruptcy Court or District Court as part of confirmation and/or in separate proceedings or in various arbitral or judicial proceedings in which coverage issues may be adjudicated.

(d) Reservation of Rights. Nothing contained in the Plan, including Section 7.6 of the Plan shall constitute a waiver of any claim, right, or cause of action that the Debtors, the Asbestos Personal Injury Trust, the FB Asbestos Property Damage Trust, or the Reorganized Debtors, as the case may be, may hold against the insurer under any policy of insurance or insurance agreement. Except as otherwise provided in Section 14.10 of the Plan and with the exception of issues that are expressly resolved by the Bankruptcy Court or the District Court in the Plan or Confirmation Order relating to whether or not insurance policies and related settlement agreements may be assigned pursuant to the Plan, nothing in the Plan or Confirmation Order shall preclude by reason of collateral estoppel:

(i) any insurer from litigating or arbitrating in an appropriate forum (A) any claims for coverage that may be made by OCD, the Asbestos Personal Injury Trust, or anyone else claiming rights under insurance policies issued to OCD; (B) any coverage defenses or counter-claims that such insurer wishes to assert in response to such claims for coverage; (C) the reasonableness of the Asbestos Personal Injury Trust Distribution Procedures; and (D) the amount of asbestos liabilities applicable to such claims for coverage; and

(ii) OCD, the Asbestos Personal Injury Trust, or anyone else claiming rights under insurance policies issued to OCD from litigating or arbitrating in an appropriate forum (A) any claims for coverage under such insurance policies; (B) any coverage defenses or counter-claims that may be asserted by insurers in response to such claims for coverage; (C) the reasonableness of the Asbestos Personal Injury Trust Distribution Procedures; and (D) the amount of asbestos liabilities applicable to such claims for coverage.

F.	PROVISIONS GOVERNING DISTRIBUTIONS

1.	Distributions for Claims Allowed as of the Initial Distribution Date

Except as otherwise provided in the Plan or as ordered by the Bankruptcy Court, distributions to be made on account of Claims that are Allowed Claims as of the Effective Date shall be made on, or as soon as practicable after, the Initial Distribution Date. Notwithstanding anything in the Plan to the contrary, distributions on account of Administrative Claims that are Allowed Claims as of the Effective Date shall be made on, or as soon as practicable after, the Effective Date, with no action to enforce a right to such payment until at least thirty (30) days after the Effective Date. Notwithstanding anything in the Plan to the contrary, distributions on account of (i) Class A7 and B8 Claims shall be made in accordance with the terms and conditions of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, and (ii) Class B9 Claims shall be made in accordance with the terms and conditions of the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. Distributions on account of Claims that first become Allowed Claims after the Effective Date shall be made pursuant to Section 9.4 of the Plan. Notwithstanding the date on which any distribution of New OCD Securities is actually made to a holder of a Claim that is an Allowed Claim on the Effective Date, as of the date of the distribution such holder shall be deemed to have the rights of a holder of such securities distributed as of the Initial Distribution Date.

2.	Interest on Claims

Unless otherwise specifically provided for in the Plan, the Confirmation Order, or the Asbestos Personal Injury Trust Distribution Procedures, or required by applicable bankruptcy law, post-petition interest shall not accrue or be paid on Claims, and no holder of a Claim shall be entitled to interest accruing on or after the Petition Date on any Claim. Interest shall not accrue or be paid upon any Disputed Claim in respect of the period from the Petition Date to the date a final distribution is made thereon if and after such Disputed Claim becomes an Allowed Claim.

3.	Distributions under the Plan

(a) The Disbursing Agent or, in the case of the Bondholders Claims, the appropriate Pre-petition Indenture Trustee, shall make all distributions required under the Plan, except to holders of Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims. Asbestos Personal Injury Claims shall be satisfied in accordance with the distribution procedures described in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. FB Asbestos Property Damage Claims shall be satisfied in accordance with the distribution procedures described in the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

(b) If the Disbursing Agent is an independent third party designated by the Reorganized Debtors to serve in such capacity, such Disbursing Agent shall be entitled to receive, without further Bankruptcy Court approval, reasonable compensation for distribution services rendered pursuant to the Plan as well as reimbursement of reasonable out-of-pocket expenses incurred in connection with rendering such services from the Reorganized Debtors on terms acceptable to the Reorganized Debtors. No Disbursing Agent shall be required to give any bond or surety or other security for the performance of its duties unless otherwise ordered by the Bankruptcy Court.

4.	Record Date for Distributions to Holders of Allowed Claims (Other Than Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims)

At the close of business on the Distribution Record Date, the transfer records for Claims (other than Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims), including the Bank Holders Claims and Bondholders Claims, shall be closed, and there shall be no further changes in the record holders of such Claims. None of the Reorganized Debtors, the Disbursing Agent, if any, CSFB, as agent for the Bank Holders nor the applicable Pre-petition Indenture Trustee under the Pre-petition Bond Indenture for the Bondholders shall have any obligation to recognize any transfer of Allowed Claims, including, without limitation, Allowed Bank Holders Claims or Allowed Bondholders Claims, as applicable, occurring after the Distribution Record Date, and they shall be entitled instead to recognize and deal for all purposes in the Plan with only those record holders as of the close of business on the Distribution Record Date.

Distributions to holders of Bondholder Claims administered by the Pre-petition Indenture Trustees shall be made by means of book-entry exchange through the facilities of the Depository Trust Corporation (“DTC”) in accordance with the customary practices of the DTC, as and to the extent practicable. In connection with such book-entry exchange, each Pre-petition Indenture Trustee shall deliver instructions to the DTC directing the DTC to effect distributions (net of Pre-petition Indenture Trustee fees and expenses) on a pro rata basis as provided under the Plan with respect to the Bondholder Claims upon which such Indenture Trustee acts as trustee.

5.	Means of Cash Payment

Cash payments made pursuant to the Plan shall be in United States funds by means agreed to by the payor and the payee, including by check or wire transfer, or, in the absence of an agreement, such commercially reasonable manner as the Debtors, the Reorganized Debtors, the Disbursing Agent, or, as applicable, such other payor shall determine in their sole discretion.

6.	Fractional New OCD Common Stock; Other Distributions

(a) No fractional shares of New OCD Common Stock shall be issued or distributed under the Plan. If any distribution pursuant to the Plan would otherwise result in the issuance of New OCD Common Stock that is not a whole number, the actual distribution of shares of such stock shall be rounded to the next higher or lower whole number as follows: (i) fractions of greater than one-half ( 1/2) shall be rounded to the next higher whole number, and (ii) fractions of one-half ( 1/2) or less shall be rounded to the next lower whole number. The total number of shares of New OCD Common Stock and the Senior Notes to be distributed pursuant to the Plan shall be adjusted as necessary to account for the rounding provided for in the Plan.

(b) No consideration shall be provided in lieu of fractional shares that are rounded down. Unless otherwise agreed by the Debtors, the Senior Notes shall only be issued with a principal amount in multiples of $1,000 or integral multiples thereof. The principal amount of the Senior Notes that would have been distributed in amounts of other than $1,000 shall be rounded as follows: (i) amounts equal to or less than $500 shall be reduced to $0.00 and (ii) amounts greater than $500 shall be increased to $1,000.

(c) In addition, the payment of fractions of dollars shall not be made. Whenever any payment of a fraction of a dollar under the Plan would otherwise be called for, the actual payment made shall reflect a rounding of the fraction to the nearest whole dollar (up and down), with half dollars rounded down.

(d) The Disbursing Agent, or any agent or servicer, as the case may be, shall not make any payment of less than one hundred dollars ($100.00) with respect to any Claim.

7.	Delivery of Distributions

Distributions to holders of Allowed Claims in all Classes other than Classes A7, B8 and B9 shall be made by the Disbursing Agent or the applicable Pre-petition Indenture Trustee, as the case may be. If any holder’s distribution is returned as undeliverable, no further distributions to such holder shall be made until the Disbursing Agent (or Pre-petition Indenture Trustee as applicable) is notified of such holder’s then current address, at which time all missed distributions shall be made to such holder without interest. Amounts in respect of undeliverable distributions made by the Disbursing Agent (or the Pre-petition Indenture Trustee as applicable) shall be returned to the Reorganized Debtors until such distributions are claimed. All the claims for undeliverable distributions made by the Disbursing Agent or the Pre-petition Indenture Trustee, as the case may be, must be made on or before the first (1st) anniversary of the Effective Date, after which date all unclaimed property shall revert to the Reorganized Debtors free of any restrictions thereon and the claim of any holder or successor to such holder with respect to such property shall be discharged and forever barred, notwithstanding any federal or state escheat laws to the contrary. Nothing contained in the Plan shall require the Debtors, Reorganized Debtors, any Disbursing Agent, the Administrative Agent for the Bank Holders or any Pre-petition Indenture Trustee to attempt to locate any holder of an Allowed Claim after the first (1st) anniversary of the Effective Date.

8.	Surrender of Pre-petition Bonds

(a)	Pre-petition Bonds

Except as provided in Section 8.8(b) of the Plan in connection with lost, stolen, mutilated or destroyed Pre-petition Bonds, each holder of an Allowed Claim evidenced by a Pre-petition Bond shall tender such Pre-petition Bond to the respective Pre-petition Indenture Trustee in accordance with written instructions to be provided in a letter of transmittal to such holders by the Pre-petition Indenture Trustee as promptly as practicable following the Effective Date. Such letter of transmittal shall specify that delivery of such Pre-petition Bonds will be effected, and risk of loss and title thereto will pass, only upon the proper delivery of such Pre-petition Bonds with the letter of transmittal in accordance with such instructions. Such letter of transmittal shall also include, among other provisions, customary provisions with respect to the authority of the holder of the applicable note or Pre-petition Bonds to act and the authenticity of any signatures required on the letter of transmittal. All surrendered Pre-petition Bonds shall be marked as cancelled and delivered by the respective Pre-petition Indenture Trustee to the Reorganized Debtors.

(b)	Lost, Mutilated or Destroyed Pre-petition Bonds

In addition to any requirements under the applicable certificate or articles of incorporation or bylaws of the applicable Debtor, any holder of indebtedness or obligation of a Debtor evidenced by a Pre-petition Bond that has been lost, stolen, mutilated or destroyed shall, in lieu of surrendering the Pre-petition Bond, deliver to the Pre-petition Indenture Trustee (i) evidence satisfactory to the Pre-petition Indenture Trustee of the loss, theft, mutilation or destruction; and (ii) such indemnity as may be required by the Pre-petition Indenture Trustee to hold the Pre-petition Indenture Trustee harmless from any damages, liabilities or costs incurred in treating such individual as a holder of a Pre-petition Bond.

(c)	Failure to Surrender Cancelled Pre-petition Bonds

Any holder of a Pre-petition Bond that fails to surrender or be deemed to have surrendered such Pre-petition Bond before the first (1st) anniversary of the Effective Date shall have its Claim for a distribution on account of such Pre-petition Bond discharged and shall be forever barred from asserting any such Claim against any Reorganized Debtor or their respective property.

(d)	Distributions upon Receipt of Pre-petition Bonds

No distribution of property under the Plan shall be made to or on behalf of any such holders unless and until such Pre-petition Bond is received by the appropriate Pre-petition Indenture Trustee, or the unavailability of such Pre-petition Bond is established to the reasonable satisfaction of the appropriate Pre-petition Indenture Trustee or such requirement is waived by the Reorganized Debtors.

9.	Withholding and Reporting Requirements

In connection with the Plan and all distributions thereunder, the Disbursing Agent shall, to the extent applicable, comply with all tax withholding and backup withholding and reporting requirements imposed by any federal, state, provincial, local or foreign taxing authority, and all distributions thereunder shall be subject to any such withholding and reporting requirements. The Disbursing Agent shall be authorized to take any and all actions that may be necessary or appropriate to comply with such withholding and reporting requirements.

10.	Setoffs

The Debtors and the Reorganized Debtors may, but shall not be required to, pursuant to Section 553 of the Bankruptcy Code or applicable non-bankruptcy law, set off against any Allowed Claim and the payments or other distributions to be made pursuant hereto on account of such Claim (before any distribution is made on account of such Allowed Claim), the claims, equity interests, rights and causes of action of any nature whatsoever that the Debtors or the Reorganized Debtors may hold against the holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim in the Plan shall constitute a waiver or release by the Debtors or the Reorganized Debtors of any such claims, equity interests, rights and causes of action that the Debtors or the Reorganized Debtors may possess against any such holder, except as specifically provided in the Plan.

G.	PROCEDURES FOR RESOLVING DISPUTED, CONTINGENT AND UNLIQUIDATED CLAIMS AND DISPUTED INTERESTS

1.	Prosecution of Objections to Certain Claims

(a) Unless otherwise ordered by the Bankruptcy Court, only the Debtors, the Reorganized Debtors or the Disbursing Agent shall have the authority to file objections to settle, compromise, withdraw or litigate objections to Claims, other than with respect to (i) the applications for the allowance of compensation and reimbursement of expenses of professionals under Section 330 of the Bankruptcy Code, (ii) Asbestos Personal Injury Claims, and (iii) FB Asbestos Property Damage Claims.

(b) From and after the Confirmation Date, the Reorganized Debtors or the Disbursing Agent may settle or compromise any Disputed Claim without approval of the Bankruptcy Court.

(c) All objections to Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, must be filed and served on the holders of such Claims by the Claims Objection Deadline. Nothing contained in the Plan, however, shall limit the Debtors’ or Reorganized Debtors’ right to object to any Claims, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, filed or amended after the Claims Objection Deadline. If an objection has not been filed to a Proof of Claim or a scheduled Claim, other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims, by the Claims Objection Deadline, the Claim to which the Proof of Claim or scheduled Claim relates will be treated as an Allowed Claim if such Claim has not been Allowed earlier.

(d) Notwithstanding anything contained in the Plan to the contrary, the Debtors shall not be required to take any further action with respect to any proofs of claim filed against any of the Debtors on account of asserted Asbestos Personal Injury Claims. As set forth in Sections 5.15(b), 10.4 and 11.4 of the Plan, all Asbestos Personal Injury Claims against any and all of the Debtors shall be exclusively channeled to the Asbestos Personal Injury Trust, and shall be subject to the Asbestos Personal Injury Channeling Injunction.

2.	No Distributions Pending Allowance

Notwithstanding any other provision in the Plan, no payments or distributions shall be made with respect to all or any portion of a Disputed Claim unless and until all objections to such Disputed Claim have been settled or withdrawn or have been determined by Final Order, and the Disputed Claim, or some portion thereof, has become an Allowed Claim.

3.	Disputed Distribution Reserve

(a) On, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve Cash in an amount equal to the sum of (i) the Face Amount of each Administrative Claim, Priority Tax Claim, Other Priority Claim, Other Secured Tax Claim, Other Secured Claim and Convenience Claim that is a Disputed Claim as of the Effective Date, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing. The Disbursing Agent shall reserve for the account of each holder of a Disputed Claim described in the immediately preceding sentence, Cash in the Face Amount thereof (or such lesser amount as such holder and the Reorganized Debtors may agree or as may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing); provided, however, that the Cash transmitted to, and reserved by, the Disbursing Agent pursuant to Section 9.3(a) of the Plan may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent)

to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in Section 9.3(a) of the Plan.

(b) In addition, on, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve the Reserved OCD Distribution Package. The Disbursing Agent shall reserve (from the Reserved OCD Distribution Package) for the account of each holder of a Disputed Class A6-A or Class A6-B Claim Cash, New OCD Common Stock, or such other property which would otherwise be distributable to such holder on the Initial Distribution Date in accordance with the Plan were such Disputed Claim an Allowed Claim (in the Face Amount thereof) as of the Effective Date (or property of a lesser value as such holder and the Reorganized Debtors may agree or as may be approved by the Bankruptcy Court). Moreover, the Reserved OCD Distribution Package shall be set aside and segregated from the property received by the Disbursing Agent pursuant to Sections 9.3(a) and 9.3(c) of the Plan; provided, however, that the Cash portion of the Reserved OCD Distribution Package may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in Section 9.3(b) of the Plan. Without limiting the foregoing, at all times after the Initial Distribution Date, the holders of Disputed Class A6-A and A6-B Claims shall have the sole right to the Reserved OCD Distribution Package in the Disputed Distribution Reserve, and the Disbursing Agent shall not disburse or distribute any portion of such package to any Person prior to the Final Distribution Date (subject to Section 9.5 of the Plan) other than to holders of Disputed Class A6-A or A6-B Claims that become Allowed in accordance with the terms of the Plan subsequent to the Effective Date, without further order of the court.

(c) In addition, on, or as soon as practicable after, the Initial Distribution Date, the Reorganized Debtors shall transmit to the Disputed Distribution Reserve the Standard Combination of Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to the sum of (i) the Face Amount of each Class B6 through Class U6 Claim that is a Disputed Claim as of the Effective Date, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing. The Disbursing Agent shall reserve for the account of each holder of a Disputed Claim in each of the respective Classes B6-U6, the Standard Combination of Cash and New OCD Common Stock with an aggregate value as of the Effective Date equal to (i) the Face Amount of such Disputed Claim, or (ii) such lesser amount for any such Disputed Claim that may be agreed upon by the holder of such Disputed Claim and the Reorganized Debtors, or that may be approved by the Bankruptcy Court at or prior to the Confirmation Hearing; provided, however, that the Cash transmitted to, and reserved by, the Disbursing Agent pursuant to Section 9.3(c) of the Plan may be held by the Disbursing Agent in a single interest bearing account, fund or reserve (provided further, however, that separate book entries for each Claim shall be maintained by the Disbursing Agent) to be established and maintained by the Disbursing Agent pending resolution of the Disputed Claims described in Section 9.3(c) of the Plan.

4.	Distributions on Account of Disputed Claims Once They are Allowed

(a) On each Quarterly Distribution Date, the Disbursing Agent shall make payments and distributions from the Disputed Distribution Reserve to each holder of a Disputed Claim that has become an Allowed Claim during the preceding calendar quarter.

(b) Pursuant to Sections 3.1, 3.2, 3.3(a), 3.4(a), 3.5(a), 3.6(a), 3.7(a), 3.8(a), 3.9(a), 3.10(a), 3.11(a), 3.12(a), 3.13(a), 3.14(a), 3.15(a), 3.16(a), 3.17(a), 3.18(a), 3.19(a), 3.20(a), 3.21(a), 3.22(a), and 3.23(a) of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Claim described in Section 9.3(a) of the Plan, which becomes an Allowed Claim after the Effective Date, Cash from the Distributed Distribution Reserve in an amount equal to the Allowed amount of such Claim. Any Cash transmitted to the Disputed Distribution Reserve pursuant to Section 9.3(a) of the Plan, which is remaining in the Disputed Distribution Reserve after all distributions on account of Claims described in Section 9.3(a) of the Plan have been made, shall constitute, and shall be deemed to constitute, Excess Available Cash.

(c) Pursuant to Sections 3.3(d) and 3.3(e) of the Plan, and subject to Section 8.2 of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Class A6-A or Class A6-B Claim, as the case may be, which becomes an Allowed Claim after the Effective Date, property from the Disputed Distribution Reserve that would have been distributed to the holder of such Claim had such Claim been an Allowed Claim as of the Effective Date, which distribution shall be equal to the product of (x) the Class A6-A Initial Recovery Percentage (in the case of Allowed Class A6-A Claims) or the Class A6-B Initial Recovery Percentage (in the case of Allowed Class A6-B Claims), and (y) such holder’s Allowed Claim, and shall be in the Standard Combination of Cash and New OCD Common Stock.

(d) Pursuant to Sections 3.4(c), 3.5(c), 3.6(c), 3.7(c), 3.8(c), 3.9(c), 3.10(c), 3.11(c), 3.12(b), 3.13(b), 3.14(b), 3.15(b), 3.16(b), 3.17(b), 3.18(b), 3.19(b), 3.20(b), 3.21(b), 3.22(b), and 3.23(b) of the Plan, and subject to Section 8.2 of the Plan, the Disbursing Agent shall distribute to each holder of a Disputed Claim in each of the respective Classes B6-U6, which becomes an Allowed Claim after the Effective Date, the Standard Combination of Cash and New OCD Common Stock from the Disputed Distribution Reserve with an aggregate value as of the Effective Date equal to the Allowed amount of such Claim (excluding post-petition interest). Any Cash and New OCD Common Stock transmitted to the Disputed Distribution Reserve pursuant to Section 9.3(c) of the Plan, which is remaining in the Disputed Distribution Reserve after all distributions on account of Claims described in Section 9.3(c) of the Plan have been made, shall constitute, and shall be deemed to constitute, Excess Available Cash and Excess New OCD Common Stock, respectively.

5.	Final Distributions from the Disputed Distribution Reserve

(a) On the Final Distribution Date, the Disbursing Agent shall distribute the Excess Available Cash, the Excess New OCD Common Stock and the Excess Litigation Trust Recoveries, if any, from the Disputed Distribution Reserve to holders of Allowed Claims in Classes A5, A6-A and A6-B and to the OC Sub-Account, pursuant to Section 3.3 of the Plan.

(b) Notwithstanding anything to the contrary in the Plan, Section 8.6(d) of the Plan shall apply with equal force and effect to the distributions from the Disputed Distribution

Reserve described in this Article IX. Moreover, if the aggregate value of the Cash, New OCD Common Stock and Litigation Trust Recoveries in the Disputed Distribution Reserve as of the Final Distribution Date is less than $1 million (before taking into account any distributions otherwise payable on such date), then, for purposes of administrative convenience, such Cash, New OCD Common Stock and Litigation Trust Recoveries shall revert to the Reorganized Debtors free of any restrictions thereon.

H.	THE ASBESTOS PERSONAL INJURY TRUST

1.	The Asbestos Personal Injury Trust

The Asbestos Personal Injury Trust is intended to be a “qualified settlement fund” within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC. Pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust will have two separate sub-accounts: the OC Sub-Account and the FB Sub-Account. The purpose of the Asbestos Personal Injury Trust shall be to, among other things, (i) exclusively process, liquidate, and pay all Asbestos Personal Injury Claims in accordance with the Plan, the Asbestos Personal Injury Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the Asbestos Personal Injury Trust (including both the OC Sub-Account and the FB Sub-Account) for use in paying and satisfying Asbestos Personal Injury Claims. The Asbestos Personal Injury Trust shall comply in all respects with the requirements set forth in Section 524(g)(2)(B)(i) of the Bankruptcy Code.

2.	Appointment of Asbestos Personal Injury Trustees

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individuals selected jointly by the Asbestos Claimants’ Committee and the Future Claimants’ Representative (as identified in the Asbestos Personal Injury Trust Agreement), with notice to the Debtors, to serve as the Asbestos Personal Injury Trustees for the Asbestos Personal Injury Trust.

3.	Transfers of Property to the Asbestos Personal Injury Trust

(a)	Transfer of the Plan Consideration to the OC Sub-Account of the Asbestos Personal Injury Trust

The Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account the property and consideration set forth in Section 3.3(f)(iii) in the manner and at the times set forth therein.

The Reorganized Debtors will also execute and deliver to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request to issue the New OCD Common Stock to be distributed to the Asbestos Personal Injury Trust in the name of the Asbestos Personal Injury Trust or a nominee and transfer and assign to the Asbestos Personal Injury Trust all other assets which constitute the assets of the Asbestos Personal Injury Trust.

(b)	Transfer of the Plan Consideration to the FB Sub-Account of the Asbestos Personal Injury Trust

The Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust for allocation to the FB Sub-Account the consideration set forth in Section 3.4(d)(iii) of the Plan in the manner and at the times set forth therein.

The Reorganized Debtors will also execute and deliver, or will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to execute and deliver, to the Asbestos Personal Injury Trust such documents as the Asbestos Personal Injury Trustees reasonably request in connection with the transfer and assignment of the Existing Fibreboard Insurance Settlement Trust Assets and the FB Reversions.

(c)	Transfer and Assignment of Certain Rights Relating to the FB Reversions

On the Effective Date, or as soon as practicable thereafter, the Reorganized Debtors shall irrevocably transfer and assign to the Asbestos Personal Injury Trust all rights, remedies, claims, causes of action, suits or proceedings in respect of the FB Reversions, for allocation to the FB Sub-Account.

(d)	Transfer of Books and Records to the Asbestos Personal Injury Trust

On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

4.	Assumption of Certain Liabilities by the Asbestos Personal Injury Trust

(a)	OC Asbestos Personal Injury Claims

In consideration for the property transferred to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for the OC Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against OCD or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor. The Asbestos Personal Injury Trust shall also assume, and shall be deemed to assume, any and all obligations, liability and responsibility for premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, and any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with (i) the OC Asbestos Personal Injury Liability Insurance Assets as a result of OC Asbestos Personal Injury Claims, (ii) asbestos-related personal injury claims against Persons insured under policies included in the OC Asbestos Personal Injury Liability Insurance Assets by reason of vendors’ endorsements, or (iii) the indemnification provisions of settlement agreements that OC made prior to the Confirmation Date with any insurers, to the extent that those indemnity provisions relate to Asbestos Personal Injury Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligation, responsibility or liability for any of the foregoing.

(b)	FB Asbestos Personal Injury Claims

In consideration for the property transferred to the Asbestos Personal Injury Trustees for allocation to the FB Sub-Account, and in furtherance of the purposes of the Asbestos Personal Injury Trust and the Plan, the Asbestos Personal Injury Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for, under or relating to any and all FB Asbestos Personal Injury Claims (regardless of whether such Claims are or may be asserted against Fibreboard or any of the other Debtors), and each of the Debtors, the Reorganized Debtors and each of their respective Related Persons and property shall have no further financial or other obligation, responsibility or liability therefor.

5.	Certain Property Held in Trust by the Reorganized Debtors or the Fibreboard Insurance Settlement Trust

If and to the extent that any assets, claims, rights or other property of the Reorganized Debtors or of the Fibreboard Insurance Settlement Trust to be transferred to the Asbestos Personal Injury Trust, under applicable law or any binding contractual provision, cannot be effectively transferred, or if for any reason after the Effective Date the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall retain or receive any assets, claims, rights or other property that is owned by the Reorganized Debtors, the Debtors or the Fibreboard Insurance Settlement Trust (as the case may be) and is to be transferred pursuant to the Plan to the Asbestos Personal Injury Trust, then the Reorganized Debtors or the trustees of the Fibreboard Insurance Settlement Trust, as the case may be, shall hold such property (and any proceeds thereof) in trust for the benefit of the party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) and will take such actions with respect to such property (and any proceeds thereof) as such party entitled to receive the transfer of such asset under the Plan (or the benefit of such asset) shall direct in writing.

6.	Cooperation with Respect to Insurance Matters

The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors each shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims; and (iv) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust is not able to be fully effectuated. The Asbestos Personal Injury Trust shall be obligated to compensate the Reorganized OCD for all costs and expenses reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to Section 10.6 of the Plan, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys’ fees.

7.	Asbestos Personal Injury Trust Indemnity Obligations

The Asbestos Personal Injury Trust shall have the indemnification obligations set forth in the Asbestos Personal Injury Trust Agreement, the full terms and conditions of which are incorporated in the Plan by reference, including those described below.

(a) OC and the Reorganized Debtors shall be entitled to indemnification from the Asbestos Personal Injury Trust for any expenses, costs, and fees (including reasonable attorneys’ fees and costs, but excluding any such expenses, costs and fees incurred prior to the Effective Date), judgments, settlements, or other liabilities arising from or incurred in connection with any action based upon, arising out of, or attributable to Asbestos Personal Injury Claims, including, but not limited to, indemnification or contribution for such claims prosecuted against the Reorganized Debtors.

(b) Section 10.7 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Reorganized Debtors, their Related Persons and any other Persons protected by the indemnifications and other provisions set forth in Section 10.7 of the Plan shall have the right to independently seek the enforcement of such indemnifications.

8.	Authority of the Debtors

On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan, the Confirmation Order and the Asbestos Personal Injury Trust Agreement.

I.	FB ASBESTOS PROPERTY DAMAGE TRUST

1.	The FB Asbestos Property Damage Trust

Effective as of the later of (i) the date the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement and (ii) the Effective Date, the

FB Asbestos Property Damage Trust shall be created. The FB Asbestos Property Damage Trust is intended to be a “qualified settlement fund” within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC. The purpose of the FB Asbestos Property Damage Trust shall be to, among other things, (i) exclusively process, liquidate, and pay all FB Asbestos Property Damage Claims in accordance with the Plan, the FB Asbestos Property Damage Trust Distribution Procedures, and the Confirmation Order and (ii) preserve, hold, manage, and maximize the assets of the FB Asbestos Property Damage Trust for use in paying and satisfying FB Asbestos Property Damage Claims.

2.	Appointment of FB Asbestos Property Damage Trustee

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall appoint the individual selected by the Debtors (as identified in the FB Asbestos Property Damage Trust Agreement) to serve as the FB Asbestos Property Damage Trustee for the FB Asbestos Property Damage Trust.

3.	Transfer of Certain Property to the FB Asbestos Property Damage Trust

(a)	Transfer of Books and Records

On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

(b)	Transfer of Certain Property to the FB Asbestos Property Damage Trust

The Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, to the FB Asbestos Property Damage Trust the property and consideration set forth in Section 3.4(e)(ii) of the Plan in the manner and at the times set forth therein.

4.	Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust

In consideration for the property transferred to the FB Asbestos Property Damage Trust pursuant to Section 11.3 of the Plan, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for, under or relating to any and all FB Asbestos Property Damage Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligations, responsibility or liability therefor. The FB Asbestos Property Damage Trust shall, and shall be deemed to, also assume any and all obligations, liability and responsibility for any and all premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, and any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos-related property damage claims against Persons insured under policies included in the FB Asbestos Property Damage Insurance Assets by reason of vendors’ endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligations, responsibility or liability for any of the foregoing; provided, however, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such insurance policies, as reasonably determined by the FB Asbestos Property Damage Trustee, so that the FB Asbestos Property Damage Trust may elect to terminate such liability in the event that the FB Asbestos Property Damage Trustee determines that the benefits of maintaining the insurance policies are no longer worth the costs.

5.	Cooperation with Respect to Insurance Matters

The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors each shall be obligated (i) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (ii) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; (iii) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims; and (iv) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust is not able to be fully effectuated. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for all costs and expenses reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust pursuant to Section 11.5 of the Plan, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys’ fees.

6.	FB Asbestos Property Damage Trust Indemnity Obligations

Notwithstanding anything to the contrary in the FB Asbestos Property Damage Trust Agreement, the FB Asbestos Property Damage Trust shall have the indemnification obligations set forth below.

(a) Except as provided in Section 11.6(b) of the Plan with respect to Non-Debtor FB Asbestos Claims (as defined in Section 11.6(b) of the Plan), if, for any reason, on or after the Effective Date, the Reorganized Debtors and/or any of their non-Debtor Affiliates are for any reason held liable for any FB Asbestos Property Damage Claim that is not successfully channeled to the FB Asbestos Property Damage Trust, then the FB Asbestos Property Damage Trust shall fully and completely indemnify the Reorganized Debtors and/or any of their Related Persons, as applicable, in an amount equal to the amount actually paid on such FB Asbestos Property Damage Claim by the Reorganized Debtors and/or their Related Persons, as applicable, plus fees, costs and expenses related to such FB Asbestos Property Damage Claim.

(b) If, on or after the Effective Date, the Reorganized Debtors and/or any of their Related Persons are held liable for any claim attributable to, directly or indirectly, injuries or other damages caused or allegedly caused by the presence of, or exposure to, asbestos and arising or allegedly arising, in whole or in part, directly or indirectly, from acts or omissions of one or more of the Reorganized Debtors or its Related Persons, (a “Non-Debtor FB Asbestos Claim”), then the FB Asbestos Property Damage Trust shall indemnify the Reorganized Debtors and/or any of their Related Persons in an amount equal to the amount actually paid on such Non-Debtor FB Asbestos Claim by the Reorganized Debtors and/or their Related Persons, as applicable, plus fees, costs and expenses related to such Non-Debtor FB Asbestos Claim.

(c) Notwithstanding anything to the contrary in Sections 11.6(a) and 11.6(b) of the Plan, if, on or after the Effective Date, the Reorganized Debtors and/or any of their Related Persons are sued on account of an FB Asbestos Property Damage Claim or a Non-Debtor FB Asbestos Claim that may be tendered to an insurance company for handling and payment, then the applicable Reorganized Debtor and/or Related Person shall tender such FB Asbestos Property Damage Claim or Non-Debtor FB Asbestos Claim, as applicable, to the FB Asbestos Property Damage Trust so the FB Asbestos Property Damage Trust can recover from any available insurance to the fullest extent permissible. The FB Asbestos Property Damage Trust shall use its best efforts to have such FB Asbestos Property Damage Claim and/or Non-Debtor FB Asbestos Claim paid by any applicable insurance and, if the FB Asbestos Property Damage Trust obtains any insurance proceeds on account of such claims, the FB Asbestos Property Damage Trust shall promptly remit such proceeds to the applicable Reorganized Debtor and/or Related Person to the extent necessary to fully reimburse all such entities, in the aggregate, for amounts they paid with respect to all such unchanneled FB Asbestos Property Damage Claims and Non-Debtor FB Asbestos Claims.

(d) Notwithstanding anything to the contrary in the FB Asbestos Property Damage Trust Agreement, the FB Asbestos Property Damage Trust shall be obligated to pay the indemnification as required under the Plan from any and all available assets of the FB Asbestos Property Damage Trust.

(e) Each of the provisions set forth in Section 11.6 of the Plan is an integral part of the Plan and is essential to its implementation. Each of the Reorganized Debtors, their Related Persons and any other Persons protected by the indemnifications and other provisions set forth in Section 11.6 of the Plan shall have the right to independently seek the enforcement of such indemnifications.

7.	Authority of the Debtors

On the Confirmation Date, the Debtors shall be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan, the Confirmation Order and the FB Asbestos Property Damage Trust Agreement.

J.	CONDITIONS PRECEDENT TO CONFIRMATION AND CONSUMMATION OF THE PLAN

1.	Conditions to Confirmation

The Plan shall not be confirmed, and the Confirmation Order shall not be entered, until and unless the Confirmation Conditions set forth below have been satisfied or waived by the Plan Proponents. These Confirmation Conditions, which are designed to, inter alia, ensure that the Asbestos Personal Injury Permanent Channeling Injunction shall be effective, binding and enforceable, are as follows:

(a) the Bankruptcy Court shall have made the following findings of fact and/or conclusions of law, among others, each of which shall be contained in the Confirmation Order in form and substance acceptable to the Plan Proponents:

(i) The Asbestos Personal Injury Permanent Channeling Injunction is to be implemented in connection with the Asbestos Personal Injury Trust and the Plan.

(ii) At the time of the order for relief with respect to OC and Fibreboard, OC and Fibreboard had been named as defendants in personal injury, wrongful death or property damage actions seeking recovery for damages allegedly caused by the presence of, or exposure to, asbestos or asbestos-containing products.

(iii) The Asbestos Personal Injury Trust, as of the Effective Date, shall assume the liabilities of all of the OC Persons with respect to OC Asbestos Personal Injury Claims, and upon such assumption, the Reorganized Debtors, the OC Persons and each of their respective Related Persons (to the extent such Related Persons constitute Protected Parties) shall have no liability for any OC Asbestos Personal Injury Claims.

(iv) The Asbestos Personal Injury Trust, as of the Effective Date, shall assume the liabilities of all of the FB Persons with respect to FB Asbestos Personal Injury Claims, and, upon such assumption, the Reorganized Debtors, the FB Persons and each of their respective Related Persons (to the extent such Related Persons constitute Protected Parties) shall have no liability for any FB Asbestos Personal Injury Claims.

(v) The OC Sub-Account of the Asbestos Personal Injury Trust is to be funded in whole or in part with Cash, New OCD Common Stock, the OCD Insurance Escrow, the OC Asbestos Personal Injury Liability Insurance Assets, certain payments due under the AIG Settlement Agreement and the Affiliated FM Settlement Agreement, and distributable proceeds of the Litigation Trust Assets, and by the obligation of Reorganized OCD to make future payments, including dividends.

(vi) The FB Sub-Account is to be funded in whole or in part with the Existing Fibreboard Insurance Settlement Trust Assets, the FB Reversions, the Committed Claims Account, and the FB-Sub-Account Settlement Payment.

(vii) The Asbestos Personal Injury Trust is to own upon the Initial Distribution Date, a majority of the voting shares of Reorganized OCD.

(viii) In light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust on behalf of each Protected Party, the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to the persons that might subsequently assert Asbestos Personal Injury Claims against any Protected Party.

(ix) The Debtors are likely to be subject to substantial future Demands for payment arising out of the same or similar conduct or events that gave rise to (a) OC Asbestos Personal Injury Claims and (b) FB Asbestos Personal Injury Claims, respectively, that are addressed by the Asbestos Personal Injury Permanent Channeling Injunction.

(x) The actual amounts, numbers, and timing of such Demands cannot be determined.

(xi) Pursuit of such Demands outside the procedures prescribed by the Plan is likely to threaten the Plan’s purpose to deal equitably with Claims and Demands.

(xii) The terms of the Asbestos Personal Injury Permanent Channeling Injunction, including any provisions barring actions against the Protected Parties pursuant to Section 524(g)(4)(A), are set forth in conspicuous language in the Plan and in any disclosure statement supporting the Plan.

(xiii) The Plan establishes, in Classes A7 and B8, separate Classes of claimants whose Claims are to be addressed by the Asbestos Personal Injury Trust.

(xiv) Class A7 and Class B8 claimants have each voted, by at least 75 percent (75%) of those voting, in favor of the Plan.

(xv) Pursuant to court orders or otherwise, the Asbestos Personal Injury Trust shall operate through mechanisms such as structured, periodic or supplemental payments, pro rata distributions, matrices or periodic review of estimates of the numbers and values of present Claims and Demands, or other comparable mechanisms, that provide reasonable assurance that the Asbestos Personal Injury Trust will value, and be in a financial position to pay, present Claims and Demands that involve similar Claims in substantially the same manner.

(xvi) The Future Claimants’ Representative was appointed as part of the proceedings leading to the issuance of the Asbestos Personal Injury Permanent Channeling Injunction for the purpose of protecting the rights of persons that might subsequently assert Demands of the kind that are addressed in the Asbestos Personal Injury Permanent Channeling Injunction and channeled to and assumed by the Asbestos Personal Injury Trust. The Future Claimants’ Representative has in all respects fulfilled his duties, responsibilities, and obligations as the future representative in accordance with Section 524(g) of the Bankruptcy Code.

(xvii) Identifying or describing each Protected Party in the Asbestos Personal Injury Permanent Channeling Injunction is fair and equitable with respect to persons that might subsequently assert Demands against each such Protected Party, in light of the benefits provided, or to be provided, to the Asbestos Personal Injury Trust by or on behalf of any such Protected Party.

(xviii) The Plan complies in all respects with Section 524(g) of the Bankruptcy Code.

(xix) The Asbestos Personal Injury Trust is to use its assets and income to pay Asbestos Personal Injury Claims.

(xx) The Plan and its exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for FB Asbestos Property Damage Claims.

(xxi) The Plan and its exhibits constitute a fair, equitable, and reasonable resolution of the liabilities of the Debtors for Asbestos Personal Injury Claims.

(xxii) The confirmation and consummation of the Plan, including the discharge of the Debtors pursuant to the Plan and the issuance of the injunction channeling all FB Asbestos Property Damage Claims to the FB Asbestos Property Damage Trust pursuant to Section 3.4(e) of the Plan, shall not provide the insurers a defense to liability for insurance coverage based upon the alleged elimination of the liability of the insured(s).

(xxiii) The confirmation and consummation of the Plan, including the discharge of the Debtors pursuant to the Plan and the issuance of Asbestos Personal Injury Permanent Channeling Injunction, shall not provide the insurers a defense to liability for insurance coverage based upon the alleged elimination of the liability of the insured(s).

(xxiv) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the FB Asbestos Property Damage Insurance Assets are not eliminated or diminished by (i) the discharge, release and extinguishment of all the liabilities of the Debtors or Reorganized Debtors pursuant to the Plan in respect to the FB Asbestos Property Damage Claims; (ii) the assumption of liability for the FB Asbestos Property Damage Claims by the FB Asbestos Property Damage Trust; or (iii) the transfer pursuant to the Plan of such rights to the FB Asbestos Property Damage Insurance Assets as Fibreboard may have.

(xxv) The duties and obligations of the insurers that issued policies and their successors and assigns, or, with respect to any insolvent insurers, their liquidators and/or the state insurance guaranty funds that bear responsibility with respect to such rights under such policies which constitute the OC Asbestos Personal Injury Liability Insurance Assets are not eliminated or diminished by (i) the discharge, release and extinguishment of all the liabilities of the Debtors or Reorganized Debtors pursuant to the Plan in respect to the OC Asbestos Personal Injury Claims; (ii) the assumption of liability for the OC Asbestos Personal Injury Claims by the Asbestos Personal Injury Trust; or (iii) the transfer pursuant to the Plan of the such rights to the OC Asbestos Personal Injury Liability Insurance Assets as OC may have.

(xxvi) All insurers of the Debtors affording insurance coverage that is the subject of the OC Asbestos Personal Injury Insurance Assets and all insurers of the Debtors whose policies provide coverage for the FB Asbestos Property Damage Claims have been given notice and an opportunity to be heard on matters relating to the Plan and its Exhibits.

(xxvii) The Asbestos Personal Injury Permanent Channeling Injunction and each of the other injunctions set forth in Sections 5.14 and 5.15 of the Plan are essential to the Plan and the Debtors’ reorganization efforts.

(b) If and to the extent requested by the Debtors, the Court shall have approved the allocation of the Total Enterprise Value among the individual Debtors on a stand alone basis as of the Effective Date, as set forth in Schedule XII of the Plan.

(c) If and to the extent requested by the Debtors, the Court shall have approved the allocation of Available Cash among the various Debtors as of the Effective Date, as set forth in Schedule XII of the Plan.

(d) If and to the extent requested by the Debtors, the Court shall have approved the estimates set forth on Schedule XII of the Plan, including, without limitation, the Bank Default Interest and Fee Amount, the Combined OCD Distribution Package and the Senior Notes Amount.

(e) The Court shall have estimated the amounts in the NSP Administrative Deposit Accounts in respect of OC Asbestos Personal Injury Claims less any OCD Reversions, to the extent necessary in order to determine the Class A7 Aggregate Amount.

(f) In the event that Class A5 or Class A6-B rejects the Plan, the Court shall have estimated, for Plan voting and confirmation purposes, the amount to be distributed to the OC Sub-Account on account of the Integrex Asbestos Personal Injury Claims (if any).

(g) The Court shall have allowed all material Intercompany Claims and Subordinated Claims or otherwise adjudicated any objections to the allowance of such Claims.

(h) The Court shall have resolved all material issues concerning contractual and equitable subordination claims, in the absence of agreements regarding such claims.

(i) The Court shall have determined that all causes of action relating to successor liability, piercing the corporate veil and fraudulent transfer shall be released and waived as of, and subject to, the Effective Date, other than such actions which are specifically preserved under the Plan.

(j) In the event that Class A4 rejects or shall be deemed to have rejected the Plan, the Court shall have determined the aggregate amount of Cash and cash pay Senior Notes that shall be distributed to the Bank Holders on account of their Claims against the various Debtors under the 1997 Credit Agreement as of the Petition Date and the unpaid post-petition interest, fees and expenses, if any, to which the Bank Holders may be entitled under the 1997 Credit Agreement, applicable law, and the facts, circumstances and equities of these cases.

(k) The Plan and the exhibits and schedules thereto shall in all material respects be in form and substance reasonably satisfactory to the Plan Proponents.

2.	Conditions to Effective Date

The following are conditions precedent to the occurrence of the Effective Date, each of which may be satisfied or waived in accordance with Section 12.3 of the Plan:

(a) The Confirmation Order shall have been entered, shall have become a Final Order, and shall be in form and substance reasonably satisfactory to the Plan Proponents.

(b) The Asbestos Personal Injury Permanent Channeling Injunction shall be in full force and effect.

(c) The rights of any and all members of Classes A4, A5, A6-A and A6-B to pursue, and receive any benefits of, from or under, the pending appeal of the OCD Asbestos Personal Injury Estimation Order shall be deemed to have been waived and released under the Plan and Confirmation Order to the fullest extent permissible under applicable law, unless the Plan Proponents shall have determined, in their sole discretion, that the appeal of the OCD Asbestos Personal Injury Estimation Order shall be effectively mooted by the distribution of property under the Plan and all other relevant facts and circumstances.

(d) All agreements or other instruments which are exhibits to the Plan shall be in form and substance reasonably acceptable to the Plan Proponents and shall have been executed and delivered.

(e) All actions, documents and agreements necessary to implement the Plan shall have been effected or executed.

(f) The Asbestos Personal Injury Trustees shall have accepted their appointment as Asbestos Personal Injury Trustees and shall have executed the Asbestos Personal Injury Trust Agreement.

(g) The individuals designated to serve as members of the TAC shall have accepted their appointment as TAC members.

(h) The Future Claimants’ Representative shall have agreed to continue to serve in such capacity following the Confirmation Date.

(i) The Reorganized Debtors shall have received either an opinion of counsel or a private letter ruling issued by the IRS relating to the tax status of the Asbestos Personal Injury

Trust as a “qualified settlement fund,” in either case in a form that is reasonably satisfactory to the Plan Proponents.

(j) The FB Asbestos Property Damage Trustee shall have accepted his appointment as FB Asbestos Property Damage Trustees and shall have executed the FB Asbestos Property Damage Trust Agreement.

(k) The Reorganized Debtors shall have entered into and shall have credit availability under the Exit Facility in an amount sufficient to meet the needs of Reorganized Debtors, as determined by the Plan Proponents.

(l) Each of the Exhibits shall be in form and substance acceptable to the Plan Proponents.

(m) The Existing Fibreboard Insurance Settlement Trust Assets shall have been irrevocably assigned and transferred prior to the Effective Date to the Asbestos Personal Injury Trust, for allocation to the FB Sub-Account, or the Reorganized Debtors or the trustees of the Fibreboard Settlement Trust, as the case may be, shall have agreed to treat the Existing Fibreboard Insurance Settlement Trust Assets in accordance with Section 10.5.

(n) The Reorganized Debtors shall have established tail-coverage insurance for the benefit of the Debtors’ directors, officers and employees, in accordance with Section 7.5(b) hereof.

3.	Waiver of Conditions

Notwithstanding anything contained in Section 12.2 of the Plan, the Plan Proponents hereby reserve, in their sole discretion, the right to waive in writing the occurrence of any of the foregoing conditions precedent to the Effective Date or to modify any of such conditions precedent. Any such written waiver of a condition precedent set forth in this section may be effected at any time by the Plan Proponents, without notice, without leave or order of the Bankruptcy Court, and without any formal action other than proceeding to consummate the Plan. Any actions required to be taken on the Effective Date shall take place and shall be deemed to have occurred simultaneously, and no such action shall be deemed to have occurred prior to the taking of any other such action. If the Plan Proponents decide that one of the foregoing conditions cannot be satisfied, and the occurrence of such condition is not waived in the manner set forth above, then the Plan Proponents shall file a notice of the failure of the Effective Date with the Bankruptcy Court, at which time the Plan and the Confirmation Order shall be deemed null and void.

K.	RETENTION OF JURISDICTION

1.	Exclusive Jurisdiction of the Bankruptcy Court and District Court

Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding entry of the Confirmation Order and occurrence of the Effective Date, the District Court, together with the Bankruptcy Court to the extent of any reference made to it by the District Court and the Reference Order, shall, and shall be deemed to, retain exclusive jurisdiction, to the fullest extent permissible, over any and all matters arising out of, under or related to, the Chapter 11 Cases or the Plan, including, without limitation, jurisdiction to:

(a) interpret, enforce, and administer the terms of the Asbestos Personal Injury Trust Agreement and the FB Asbestos Property Damage Trust Agreement (including all annexes and exhibits thereto);

(b) allow, disallow, determine, liquidate, classify, estimate or establish the priority or secured or unsecured status of any Claim (other than an Asbestos Personal Injury Claim and an FB Asbestos Property Damage Claim) or Interest not otherwise Allowed under the Plan, including the resolution of any request for payment of any Administrative Claim and the resolution of any objections to the allowance or priority of Claims or Interests;

(c) hear and determine all applications for compensation and reimbursement of expenses of professionals under the Plan or under Sections 330, 331, 503(b), 1103 and 1129(a)(4) of the Bankruptcy Code; provided, however, that from and after the Effective Date, the payment of the fees and expenses of the retained professionals of the Reorganized Debtors shall be made in the ordinary course of business and shall not be subject to the approval of the Bankruptcy Court;

(d) hear and determine all matters with respect to the assumption or rejection of any executory contract or unexpired lease to which a Debtor is a party or with respect to which a Debtor may be liable, including, if necessary, the nature or amount of any required Cure or the liquidation or allowance of any Claims arising therefrom;

(e) effectuate performance of and payments under the provisions of the Plan;

(f) hear and determine all matters with respect to the performance by the Disbursing Agent, the Asbestos Personal Injury Trust (to the extent provided in the Asbestos Personal Injury Trust Agreement) and the FB Asbestos Property Damage Trust of their respective obligations to make distributions under the Plan;

(g) hear and determine any and all adversary proceedings, motions, applications, and contested or litigated matters arising out of, under, or related to, the Chapter 11 Cases, other than the Released Actions;

(h) enter such orders as may be necessary or appropriate to execute, implement, or consummate the provisions of the Plan and all contracts, instruments, releases, and other agreements or documents created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(i) hear and determine disputes arising in connection with the interpretation, implementation, consummation, or enforcement of the Plan, including disputes arising under agreements, documents or instruments executed in connection with the Plan;

(j) consider any modifications of the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, cure any defect or omission, or reconcile any inconsistency in any order of the Bankruptcy Court, including, without limitation, the Confirmation Order;

(k) issue injunctions, enter and implement other orders, or take such other actions as may be necessary or appropriate to restrain interference by any entity with implementation, consummation, or enforcement of the Plan or the Confirmation Order;

(l) enter and implement such orders as may be necessary or appropriate if the Confirmation Order is for any reason reversed, stayed, revoked, modified or vacated;

(m) hear and determine any matters arising in connection with or relating to the Plan, the Disclosure Statement, the Confirmation Order or any contract, instrument, release or other agreement or document created in connection with the Plan, the Disclosure Statement or the Confirmation Order;

(n) enforce all orders, judgments, discharges, injunctions, releases, exculpations, indemnifications and rulings entered in connection with the Chapter 11 Cases, including, without limitation, those set forth in Sections 5.5, 5.14, 5.15, 7.5, 10.7, 11.6, and 14.9 of the Plan;

(o) hear and determine any matters related to the Asbestos Personal Injury Trust’s indemnification obligations under Section 10.7 of the Plan (subject to the terms and conditions of the Asbestos Personal Injury Trust Agreement) FB Asbestos Property Damage Trust’s indemnification obligations under Section 11.6 of the Plan;

(p) except as otherwise limited in the Plan, recover all assets of the Debtors and property of the Debtors’ Estates, wherever located;

(q) hear and determine all questions and disputes regarding title to the assets of the Debtors, their Estates, the Asbestos Personal Injury Trust, or the FB Asbestos Property Damage Trust, including, without limitation, the NSP Administrative Deposit Accounts.

(r) hear and determine matters concerning state, local and federal taxes in accordance with Sections 346, 505 and 1146 of the Bankruptcy Code;

(s) hear and determine all disputes involving the existence, nature or scope of the Debtors’ discharge;

(t) hear and determine such other matters as may be provided in or that may arise in connection with the Plan, Confirmation Order, the Claims Trading Injunction, the Asbestos Personal Injury Permanent Channeling Injunction, and each of the other injunctions set forth in Sections 5.14 and 5.15 of the Plan, or as may be authorized under, or not inconsistent with, provisions of the Bankruptcy Code;

(u) enter a final decree closing the Chapter 11 Cases; and

(v) hear and determine all objections to the termination of the Asbestos Personal Injury Trust and/or the FB Asbestos Property Damage Trust.

(w) Continued Reference to the Bankruptcy Court

(x) Notwithstanding entry of the Confirmation Order and/or the occurrence of the Effective Date, the reference to the Bankruptcy Court pursuant to the Reference Order shall continue, but subject to any modifications or withdrawals of the reference specified in the Confirmation Order, Reference Order, Case Management Order or other Order of the District Court; provided, however, that nothing in the Plan, the Reference Order or other Order shall, or shall be deemed to, affect the procedures established pursuant to the Asbestos Personal Injury Trust Agreement, the Asbestos Personal Injury Trust Distribution Procedures, the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures.

L.	MISCELLANEOUS PROVISIONS

1.	Professional Fee Claims

All final requests for compensation or reimbursement of the fees of any professional employed in the Chapter 11 Cases pursuant to Section 327 or 1103 of the Bankruptcy Code or otherwise, including the professionals seeking compensation or reimbursement of costs and expenses relating to services performed after the Petition Date and prior to and including the Effective Date in connection with the Chapter 11 Cases, pursuant to Sections 327, 328, 330, 331, 503(b) or 1103 of the Bankruptcy Code for services rendered to the Debtors, the Unsecured Creditors’ Committee, the Asbestos Claimants’ Committee, the Future Claimants’ Representative, the advisors to the Bank Holders’ sub-committee and the advisors to the Bondholders’ and trade creditors’ sub-committee prior to the Effective Date and Claims for making a substantial contribution under Section 503(b)(4) of the Bankruptcy Code must be filed and served on the Reorganized Debtors and their counsel not later than sixty (60) days after the Effective Date, unless otherwise ordered by the Bankruptcy Court. Objections to applications of such professionals or other entities for compensation or reimbursement of expenses must be filed and served on the Reorganized Debtors and their counsel and the requesting professional or other entity not later than twenty (20) days after the date on which the applicable application for compensation or reimbursement was served. Nothing in the Plan shall be construed as limiting the right of the United States Trustee to be heard under Section 307 or 502(a) of the Bankruptcy Code with regard to any Professional Fee Claims or other similar claims or requests for payment of administrative expenses.

2.	Administrative Claims Bar Date

All requests for payment of an Administrative Claim (other than as set forth in Sections 3.1 and 14.1 of the Plan) must be filed with the Bankruptcy Court and served on counsel for the Debtors not later than forty-five (45) days after the Effective Date. Unless the Debtors object to an Administrative Claim within forty-five (45) days after receipt, such Administrative Claim shall be deemed Allowed in the amount requested. In the event that the Debtors object to an Administrative Claim, the Bankruptcy Court shall determine the Allowed amount of such Administrative Claim. Notwithstanding the foregoing, no request for payment of an Administrative Claim need be filed with respect to an Administrative Claim which is paid or payable by a Debtor in the ordinary course of business.

3.	Payment of Statutory Fees

All fees payable pursuant to Section 1930 of title 28 of the United States Code, as determined by the Bankruptcy Court at the Confirmation Hearing, shall be paid on or before the Effective Date. After the Effective Date, the Reorganized Debtors shall pay all required fees pursuant to Section 1930 of title 28 of the United States Code or any other statutory requirement and comply with all statutory reporting requirements.

4.	Modifications and Amendments

The Plan Proponents may alter, amend or modify the Plan or any exhibits or schedules thereto under Section 1127(a) of the Bankruptcy Code at any time prior to the Confirmation Date. After the Confirmation Date and prior to substantial consummation of the Plan, as defined in Section 1101(2) of the Bankruptcy Code, the Plan Proponents may, under Section 1127(b) of the Bankruptcy Code, institute proceedings in the Bankruptcy Court to remedy any defect or omission or reconcile any inconsistencies in the Plan, the Disclosure Statement, or the Confirmation Order, and to seek approval of such matters as may be necessary to carry out the purposes and effects of the Plan so long as such proceedings do not materially adversely affect the treatment of holders of Claims under the Plan; provided, however, that prior notice of such proceedings shall be served in accordance with the Bankruptcy Rules or order of the Bankruptcy Court.

5.	Severability of Plan Provisions

If, prior to the Confirmation Date, any term or provision in the Plan is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court, at the request of the Plan Proponents, shall have the power to alter and interpret such term or provision to make it valid or enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions in the Plan shall remain in full force and effect and shall in no way be affected, impaired or invalidated by such holding, alteration or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision in the Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

6.	Successors and Assigns

The rights, benefits and obligations of any Person named or referred to in the Plan shall be binding on, and shall inure to the benefit of, any heir, executor, administrator, successor, trustee or assign of such Person.

7.	Compromises and Settlements

Pursuant to Federal Rule of Bankruptcy Procedure 9019(a), the Debtors may compromise and settle various Claims (other than Asbestos Personal Injury Claims and FB Asbestos Property Damage Claims) against them and/or claims that they may have against other Persons. The Debtors shall have the right (with Bankruptcy Court approval, following appropriate notice and opportunity for a hearing) to compromise and settle Claims against them and claims that they may have against other Persons up to and including the Effective Date. After the Effective Date, such right shall pass to the Reorganized Debtors pursuant to the provisions of Article V of the Plan.

8.	Corrective Action

The Debtors are authorized to take such actions as necessary and appropriate to carry out the Plan, including the correction of mistakes or other inadvertent action. In making distributions or transfers under the Plan, the Debtors may seek return of transfers to the extent of any errors, notwithstanding that the transfer is otherwise irrevocable under the Plan.

9.	Discharge of the Debtors

(a) Except as otherwise provided in the Plan or in the Confirmation Order, all consideration distributed under the Plan and the treatment of the Claims thereunder shall be, and shall be deemed to be, in exchange for, and in complete satisfaction, settlement, discharge, and release of, all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, relating to any of the Debtors or the Reorganized Debtors or their respective Estates, and regardless of whether any property will have been distributed or retained pursuant to the Plan on account of such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands), or Interests or other rights of an equity security holder, and upon the Effective Date, the Debtors and the Reorganized Debtors shall (i) be deemed discharged under Section 1141(d)(1)(A) of the Bankruptcy Code and released from any and all Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder of any nature whatsoever, including, without limitation, liabilities that arose before the Confirmation Date, and all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (a) a Proof of Claim based upon such debt is filed or deemed filed under Section 501 of the Bankruptcy Code, (b) a Claim based upon such debt is Allowed under Section 502 of the Bankruptcy Code, or (c) the holder of a Claim based upon such debt voted to accept the Plan and (ii) terminate all rights and interests of holders of OCD Interests and the Integrex Interests; provided, however, that the discharge provided in respect of the Bank Holders’ Claims pursuant to clause (i) above shall become effective immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution.

(b) As of the Confirmation Date, except as otherwise provided in the Plan or in the Confirmation Order, all Persons shall be precluded from asserting against each of the Debtors, the Reorganized Debtors and their respective Related Persons any other or further Claims or other obligations, suits, judgments, damages, debts, Demands, rights, remedies, causes of action or liabilities or Interests or other rights of an equity security holder relating to any of the Debtors or the Reorganized Debtors or their respective Estates based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date; provided, however, that the foregoing shall apply to the Bank Holders immediately upon the Debtors’ delivery of the Initial Bank Holders’ Distribution. In accordance with the foregoing, except as otherwise provided in the Plan or in the Confirmation Order, the Confirmation Order shall be a judicial determination of discharge of all such Claims or other obligations, suits, judgments, damages, debts, rights, remedies, causes of action or liabilities (other than Demands) or Interests or other rights of an equity security holder against the Debtors or the Reorganized Debtors or their respective Estates and termination of all OCD Interests and Integrex Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge shall void any judgment obtained against any of the Debtors or the Reorganized Debtors or their respective Estates at any time, to the extent that such judgment relates to a discharged Claim or terminated OCD Interest or Integrex Interest.

(c) Pursuant to 11 U.S.C. § 1141(d)(1), the Debtors and the Internal Revenue Service agree that the confirmation of the Plan does not discharge any liabilities to the Internal Revenue Service that may be due from the any of Debtors after the Petition Date and prior to the Confirmation Date. Should any such tax liabilities be determined by the Internal Revenue Service to be due from any of the Debtors, such liabilities shall be determined administratively or in a judicial forum in the manner in which such liabilities would have been resolved had the Chapter 11 Cases not been commenced. Any resulting liabilities shall be paid as if the Chapter 11 Cases had not been commenced.

(d) The foregoing discharge, release and injunction is an integral part of the Plan and is essential to its implementation. Each of the Debtors and the Reorganized Debtors shall have the right to independently seek the enforcement of the discharge, release and injunction set forth in Section 14.9 of the Plan.

10.	Non-Binding Effect of Estimation of Asbestos Personal Injury Claims in the Chapter 11 Cases on Certain OCD Insurers

(a) The estimation of the OC Asbestos Personal Injury Claims as set forth in the OCD Asbestos Personal Injury Estimation Order shall not be binding on, and shall have no collateral estoppel effect on, the Non-Participating Insurers regarding the insurance coverage obligations of the Non-Participating Insurers (or any of them) in any coverage dispute or coverage litigation. In addition, the estimation set forth in the OCD Asbestos Personal Injury Estimation Order shall not be offered into evidence or cited or argued to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) by any of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust in any coverage litigation, alternative dispute resolution, or other coverage proceeding with the Non-Participating Insurers. Further, none of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust, nor any entities created pursuant to this Plan may argue or assert, in any court proceeding (or alternative dispute resolution pursuant to the Wellington Agreement) involving the Non-Participating Insurers and issues related to insurance coverage, that any findings or conclusions contained in the OCD Asbestos Personal Injury Estimation Order or referenced in any decision, order, finding, conclusion or judgment of the Bankruptcy Court or the District Court (including the Confirmation Order) constitutes a judgment, adjudication, final order, settlement, or finding of liability binding upon any Debtor for any purpose concerning insurance coverage under any policies issued by the Non-Participating Insurers for any Asbestos Personal Injury Claims. The District Court’s findings in the OCD Asbestos Personal Injury Estimation

Order, with respect to the Non-Participating Insurers, shall apply only to Plan confirmation issues and not to issues of insurance coverage.

(b) The provisions set forth in Section 14.10(a) of the Plan shall not apply in favor of any specific Non-Participating Insurer that argues in a coverage proceeding that a negative inference should be drawn from the failure of the Debtors, the Asbestos Claimants’ Committee, the Future Claimants’ Representatives or the Asbestos Personal Injury Trust to offer into evidence or to cite to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) or argue to a jury (or other trier of fact in an alternative dispute resolution pursuant to the Wellington Agreement) an estimation decision from the Chapter 11 Cases.

(c) Century Indemnity, having participated in the estimation of asbestos liabilities in the Chapter 11 Cases, shall be fully bound by the OCD Asbestos Personal Injury Estimation Order in the Chapter 11 Cases and in any coverage proceeding (including, without limitation, the pending alternative dispute resolution pursuant to the Wellington Agreement between OCD and Century Indemnity Company.

11.	Special Provisions for Warranty Claims, Distributorship Indemnification Claims and Product Coupon Claims

(a) The Debtors (or, as the case may be, the Reorganized Debtors) shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date warranty claims based on the Debtors’ (or, as the case may be, the Reorganized Debtors’) business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan; provided, however, that neither the Debtors nor the Reorganized Debtors shall assume (or shall be deemed to have assumed) any warranty or other obligations, responsibilities, or liabilities relating to underground storage tanks.

(b) The Debtors (or as the case may be the Reorganized Debtors) shall have the right after the Confirmation Date to fulfill any pre-Petition Date product coupons issued in settlement of asbestos property damage actions based on the Debtors’ (or, as the case may be, the Reorganized Debtors’) business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

(c) The Debtors shall have the right after the Confirmation Date to fulfill any pre-Petition Date and pre-Confirmation Date distributorship indemnification claims that are not Asbestos Personal Injury Claims or FB Asbestos Property Damage Claims based on the Debtors’ business judgment notwithstanding discharge of the Claims and release of the Debtors pursuant to the Bankruptcy Code and the Plan.

12.	Committees and Future Claimants’ Representative

(a)	Committees

On the Effective Date, each of the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee shall dissolve, and its respective members shall be released and discharged from all duties and obligations arising from or related to the Chapter 11 Cases, except for the purpose of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date. The professionals retained by each of the Unsecured Creditors’ Committee and the Asbestos Claimants’ Committee and the respective members thereof shall not be entitled to compensation or reimbursement of expenses for any services rendered after the Effective Date, except (i) as authorized in the preceding sentence or (ii) to the extent such services are rendered in connection with the hearing on final allowances of compensation pursuant to Section 330 of the Bankruptcy Code.

(b)	Future Claimants’ Representative

On the Effective Date, the existence of the Future Claimants’ Representative and his rights to ongoing reimbursement of expenses and the rights of his professionals to ongoing compensation and reimbursement of expenses shall continue after the Effective Date only for (i) the purposes set forth in the Asbestos Personal Injury Trust Agreement and the annexes thereto and (ii) the purposes of completing any matters, including, without limitation, litigation or negotiations, pending as of the Effective Date, and shall otherwise terminate on the Effective Date.

13.	Binding Effect

The Plan shall be binding upon and inure to the benefit of each of the Debtors and Reorganized Debtors and their respective Estates and each of their respective Related Persons and any Person claiming by or through them, and any Person that has held, currently holds or may hold a Claim or other obligation, suit, judgment, damages, Demand, debt, right, remedy, cause of action or liability or Interest or any right of an equity security holder, against or in the Debtors whether or not such Person will receive or retain any property or interest in property under the Plan and each of their respective successors and assigns; in each case, including, without limitation, all parties-in-interest in the Chapter 11 Cases.

14.	Revocation, Withdrawal, or Non-Consummation

The Plan Proponents reserve the right to revoke or withdraw the Plan at any time prior to the Confirmation Date and to file subsequent or further amended plans of reorganization. If the Plan Proponents revoke or withdraw the Plan, or if confirmation or consummation of the Plan does not occur, then (i) the Plan shall be null and void in all respects, (ii) any settlement or compromise embodied in the Plan (including the fixing or limiting to an amount certain any Claim or Class of Claims), assumption or rejection of executory contracts or leases effected by the Plan, and any document or agreement executed pursuant to the Plan shall be deemed null and void, and (iii) nothing contained in the Plan and no acts taken in preparation for consummation of the Plan, shall (a) constitute or be deemed to constitute a waiver or release of any Claims by or against, or any Interests in, any Debtor or any other Person, (b) prejudice in any manner the rights of the Plan Proponents, any Debtor or any Person in any further proceedings involving a Debtor, or (c) constitute an admission of any sort by the Plan Proponents, any Debtor or any other Person.

15.	Plan Exhibits

Any and all exhibits to the Plan or other lists or schedules not filed with the Plan shall be filed with the Clerk of the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline, unless the Plan provides otherwise. Upon such filing, such documents may be inspected in the office of the Clerk of the Bankruptcy Court during normal court hours. Holders of Claims or Interests may obtain a copy of any such document upon written request to the Debtors in accordance with Section 14.16 of the Plan, or the Company may make such documents available on the Company’s website. The Plan Proponents explicitly reserve the right to modify or make additions to or subtractions from any schedule to the Plan and to modify any exhibit to the Plan prior to the Objection Deadline.

1.2	Term of Injunctions or Stays

Unless otherwise provided in the Plan or in the Confirmation Order, all injunctions or stays provided for in the Chapter 11 Cases under Sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in the Plan or the Confirmation Order), shall remain in full force and effect until the Effective Date. All injunctions or stays contained in the Plan or the Confirmation Order shall remain in full force and effect in accordance with their terms.

VIII. THE ASBESTOS PERSONAL INJURY TRUST

The following summarizes the terms of the governing documents for the Asbestos Personal Injury Trust. These documents consist of the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures. The following is intended only to be a summary and is qualified in its entirety by reference to the full text of such documents. In the event of any inconsistency between the provisions of these documents and the summary contained herein, the terms of such documents will control. Interested parties should therefore review the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, copies of which are attached to the Plan as Exhibits D and D-1, respectively.

THE ATTACHED ASBESTOS PERSONAL INJURY TRUST AGREEMENT AND ASBESTOS PERSONAL INJURY TRUST DISTRIBUTION PROCEDURES ARE IN DRAFT FORM AND ARE NOT COMPLETE. THEY ARE IN THE PROCESS OF BEING REVIEWED BY THE ASBESTOS CLAIMANTS’ COMMITTEE AND THE FUTURE CLAIMANTS’ REPRESENTATIVE, AND HAVE NOT BEEN APPROVED BY EITHER OF THEM OR BY THE DEBTORS. ALL RIGHTS WITH RESPECT TO THESE DOCUMENTS AND EACH OF THE PROVISIONS THEREOF ARE FULLY RESERVED.

A.	General Description of the Asbestos Personal Injury Trust

1.	Purposes of the PI Trust

The Asbestos Personal Injury Trust will be established pursuant to the Asbestos Personal Injury Trust Agreement. The purposes of the Asbestos Personal Injury Trust are: (a) to assume all liabilities of the Debtors, their successors in interest, and certain of their Affiliates with respect to OC and Fibreboard Asbestos Personal Injury Claims; (b) to use its assets and income to pay holders of valid OC and Fibreboard Asbestos Personal Injury Claims in accordance with the Asbestos Personal Injury Trust Distribution Procedures in such a way that such holders are treated fairly, equitably and reasonably in light of the limited assets available to satisfy such claims; and (c) to comply in all respects with the requirements for the Asbestos Personal Injury Trust that are described in section 524(g)(2)(B)(i) of the Bankruptcy Code.

2.	The Trustees

The individuals who will serve as the initial Trustees of the Asbestos Personal Injury Trust will be identified, and a complete biography for each initial Trustee will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The Trustees will serve staggered initial terms of five (5), four (4) and three (3) years from the effective date of the Asbestos Personal Injury Trust Agreement. Thereafter each Trustee will serve a five-year term.

Each Trustee will serve until the end of the Trustee’s term, his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any Trustee may be removed by the unanimous vote of the remaining Trustees and with the approval of the Bankruptcy Court, in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement. In the event of a vacancy in a Trustee position, the remaining Trustees will consult with the Trust Advisory Committee and the Future Claimants’ Representative concerning appointment of a successor Trustee. The vacancy will be filled by the unanimous vote of the remaining Trustees unless a majority of the Trust Advisory Committee or the Future Claimants’ Representative vetoes the appointment. In that event, the Bankruptcy Court will make the appointment.

The Trustees shall receive compensation from the PI Trust for their services as Trustees in the amount of $60,000.00 per annum, except that the Managing Trustee shall receive $75,000.00 per annum for his or her service. All Trustees shall also receive a per diem allowance for meetings or other Asbestos Personal Injury Trust business performed in the amount of $1,500.00 and out-of-pocket costs and expenses. The Trustees’ annual and per diem compensation will be reviewed every three years and appropriately adjusted with the approval of the Bankruptcy Court.

The Trustees may sit on the Board of Directors of the Reorganized Debtors, but they will not receive additional compensation for their service on such board over and above the compensation they receive as Trustees. The Trustees will receive from the Asbestos Personal Injury Trust, however, the same per diem allowance as the Reorganized Debtors pay their directors for attendance at meetings. Subject to a number of limitations set forth in the Asbestos

Personal Injury Trust Agreement, the Trustees have the power to take any and all actions that are necessary to fulfill the purposes of the Asbestos Personal Injury Trust and need not obtain Bankruptcy Court approval to do so.

3.	The Trust Advisory Committee

The Asbestos Personal Injury Trust Agreement provides for the establishment of a Trust Advisory Committee (“TAC”). The initial members of the TAC will be identified, and a complete biography for each such initial member will be provided, to the Bankruptcy Court prior to the Confirmation Hearing. The members of the TAC will serve until his or her death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. Any TAC member may be removed by the remaining TAC members with the approval of the Bankruptcy Court in the event he or she becomes unable to discharge his or her duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

In the event of a vacancy caused by the resignation or death of a TAC member, his or her successor shall be pre-selected by the resigning or deceased TAC member, or by his or her law firm in the event that such member has not pre-selected a successor. If neither the member nor the law firm exercises the right to make such a selection, the successor shall be chosen by a majority vote of the remaining TAC members. If a majority of the remaining members cannot agree, the Bankruptcy Court shall appoint the successor. In the event of a vacancy caused by the removal of a TAC member, the remaining members of the TAC by majority vote shall name the successor. If the majority of the remaining members of the TAC cannot reach agreement, the Bankruptcy Court shall appoint the successor.

The Trustees are required to consult with the TAC on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of a majority of TAC members on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

The members of the TAC will be entitled to receive compensation from the Asbestos Personal Injury Trust for their services as TAC members in the form of a per diem allowance for attendance at meetings or other conduct of Asbestos Personal Injury Trust business in the same amount as the per diem paid the Trustees for carrying out Asbestos Personal Injury Trust business. The members of the TAC will also be reimbursed promptly for all reasonable out-of-pocket costs and expenses incurred in connection with the performance of their duties hereunder.

4.	The Future Claimants’ Representative

The Asbestos Personal Injury Trust Agreement provides for the appointment of a Future Claimants’ Representative, James J. McMonagle, Esq., who will serve in a fiduciary capacity, representing the interests of the holders of Demands against the Asbestos Personal Injury Trust for the purposes of protecting the rights of such persons.

The Future Claimants’ Representative will serve until his death, resignation or removal, or the termination of the Asbestos Personal Injury Trust. The Future Claimants’ Representative may resign at any time by written notice to the Trustees and may be removed by the Bankruptcy Court in the event he becomes unable to discharge his duties due to accident or physical or mental deterioration, or for good cause, including any substantial failure to comply with the general administration provisions of the Asbestos Personal Injury Trust Agreement.

A vacancy caused by death or resignation shall be filled with an individual nominated prior to the death or the effective date of the resignation by the deceased or resigning Future Claimants’ Representative, and a vacancy caused by removal of the Future Claimants’ Representative shall be filled with an individual nominated by the Trustees in consultation with the TAC, subject to the approval of the Bankruptcy Court. In the event a majority of the Trustees cannot agree, or a nominee has not been pre-selected, the successor shall be chosen by the Bankruptcy Court.

The Trustees are required to consult with the Future Claimants’ Representative on the appointment of successor Trustees, the general implementation and administration of the Asbestos Personal Injury Trust and the Asbestos Personal Injury Trust Distribution Procedures, and on various other matters required by the Asbestos Personal Injury Trust Agreement. The Trustees must also obtain the consent of the Future Claimants’ Representative on a variety of matters, including material amendments to the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, merger or participation with other claims resolution facilities, and termination of the Asbestos Personal Injury Trust under certain conditions specified in the Asbestos Personal Injury Trust Agreement.

The Future Claimants’ Representative will be entitled to receive compensation from the Asbestos Personal Injury Trust in the form of payment at the Future Claimants’ Representative’s normal hourly rate for services performed and will be reimbursed by the Asbestos Personal Injury Trust for all reasonable out-of-pocket costs and expenses incurred by the Future Claimants’ Representative in connection with the performance of his duties hereunder.

5.	Transfer of Assets to the PI Trust

On the Effective Date and on the Final Distribution Date, or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will receive the consideration described in Sections 3.3 and 3.4 of the Plan.

On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the Asbestos Personal Injury Trust and in accordance with written instructions provided to the Reorganized Debtors by the Asbestos Personal Injury Trust, the Reorganized Debtors will transfer and assign, and will use all commercially reasonable efforts to cause the trustee of the Fibreboard Insurance Settlement Trust to transfer and assign, to the Asbestos Personal Injury Trust all books and records of the Debtors and the Fibreboard Insurance Settlement Trust that pertain directly to Asbestos Personal Injury Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

The Reorganized Debtors shall cooperate with the Asbestos Personal Injury Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust for allocation to the OC Sub-Account. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (i) to provide the Asbestos Personal Injury Trust with copies of insurance policies and settlement agreements included within or relating to the OC Asbestos Personal Injury Liability Insurance Assets; (ii) to provide the Asbestos Personal Injury Trust with information necessary or helpful to the Asbestos Personal Injury Trust in connection with its efforts to obtain insurance coverage for Asbestos Personal Injury Claims; (iii) to execute further assignments or allow the Asbestos Personal Injury Trust to pursue claims relating to the OC Asbestos Personal Injury Liability Insurance Assets in its name (subject to appropriate disclosure of the fact that the Asbestos Personal Injury Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the Asbestos Personal Injury Trust to obtain insurance coverage under the OC Asbestos Personal Injury Liability Insurance Assets for Asbestos Personal Injury Claims; and (iv) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the OC Asbestos Personal Injury Liability Insurance Assets to the Asbestos Personal Injury Trust is not able to be fully effectuated. The Asbestos Personal Injury Trust shall be obligated to compensate Reorganized OCD for costs reasonably incurred in connection with providing assistance to the Asbestos Personal Injury Trust pursuant to the Plan, including, without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys’ fees.

6.	Establishment of the OC Sub-Account and the Fibreboard Sub-Account

On the Effective Date or as soon thereafter as is practicable, the Asbestos Personal Injury Trust will establish two Sub-Accounts, the OC Sub-Account and the Fibreboard Sub-Account, and will transfer to the OC Sub-Account the consideration described in Section 3.3(f)(iii) of the Plan, and will transfer to the Fibreboard Sub-Account the consideration described in Section 3.4(d)(iii) of the Plan.

All OC Asbestos Personal Injury Claims (which includes OC Indirect Asbestos Personal Injury Claims and Unpaid OC Resolved Asbestos Personal Injury Claims) and all OC Resolved Asbestos Personal Injury Claims shall be payable from the assets of the OC Sub-Account. All Fibreboard Asbestos Personal Injury Claims (which include Fibreboard Indirect Asbestos Personal Injury Claims and Unpaid Fibreboard Resolved Asbestos Personal Injury Claims) and all Fibreboard Resolved Asbestos Personal Injury Claims shall be payable from the assets of the Fibreboard Sub-Account. In all cases, such payments shall be made pursuant to the terms of the Asbestos Personal Injury Trust Distribution Procedures.

7.	Asbestos Personal Injury Trust Termination Provisions

The Asbestos Personal Injury Trust is irrevocable, but will terminate ninety (90) days after the first to occur of any of the following events:

•	the Trustees decide to terminate the Asbestos Personal Injury Trust because (a) they deem it unlikely that new asbestos claims will be filed against the Asbestos Personal Injury Trust, (b) all OC and Fibreboard Asbestos Personal Injury Claims duly filed with the Asbestos Personal Injury Trust have been liquidated and paid to the extent provided in the Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures or disallowed by a final, non-appealable order, to the extent possible based upon the funds available through the Plan, and (c) twelve (12) consecutive months have elapsed during which no new asbestos claim has been filed with the Asbestos Personal Injury Trust; or

•	if the Trustees have procured and have in place irrevocable insurance policies and have established claims handling agreements and other necessary arrangements with suitable third parties adequate to discharge all expected remaining obligations and expenses of the Asbestos Personal Injury Trust in a manner consistent with this Asbestos Personal Injury Trust Agreement and the Asbestos Personal Injury Trust Distribution Procedures, the date on which the Bankruptcy Court enters an order approving such insurance and other arrangements and such order becomes a final order; or

•	to the extent that any rule against perpetuities will be deemed applicable to the Asbestos Personal Injury Trust, twenty-one (21) years less ninety-one (91) days pass after the death of the last survivor of all of the descendents of the late Joseph P. Kennedy, Sr., father of the late President John F. Kennedy, living on the date hereof.

On the termination date, after payment of all the Asbestos Personal Injury Trust’s liabilities have been provided for, all monies remaining in the Asbestos Personal Injury Trust estate will be given to such organization(s) exempt from federal income tax under Section 501(c)(3) of the IRC, which tax-exempt organization(s) will be selected by the Trustees using their reasonable discretion; provided, however, that (i) if practicable, the activities of the selected tax-exempt organization(s) will be related to the treatment of, research on, or the relief of suffering of individuals suffering from asbestos-related lung disorders, and (ii) the tax-exempt organization(s) will not bear any relationship to Reorganized Debtors within the meaning of Section 468(d)(3) of the IRC. The Plan Proponents believe that the likelihood of any monies remaining in the Asbestos Personal Injury Trust after the Asbestos Personal Injury Trust terminates is extremely remote.

8.	Amendment of the Asbestos Personal Injury Trust Documents

The Trustees, subject to the TAC’s and the Future Claimants’ Representative’s consent, may modify or amend certain provisions of the Asbestos Personal Injury Trust

Agreement or any document annexed thereto. However, the Asbestos Personal Injury Trust provisions may not be modified or amended in any way that could jeopardize, impair, or modify the applicability of Section 524(g) of the Bankruptcy Code, the efficacy or enforceability of the injunction entered thereunder, or the Asbestos Personal Injury Trust’s qualified settlement fund status within the meaning of Treasury Regulations Section 1.468B-1, et seq., promulgated under Section 468B of the IRC.

B.	Asbestos Personal Injury Trust Distribution Procedures

1.	Asbestos Personal Injury Trust Goals

The Trustees will implement and administer the Asbestos Personal Injury Trust Distribution Procedures, which are attached to the Plan as Exhibit D-1. These procedures have been adopted after lengthy negotiations between and among the Asbestos Claimant’s Committee, the Future Claimants’ Representative and the Debtors. Nothing approaching full payment of all OC and Fibreboard Asbestos Personal Injury Claims is possible in light of the value of all such claims that could be filed against the Asbestos Personal Injury Trust, both currently and in the future, and the value of the Asbestos Personal Injury Trust assets.

The goal of the Asbestos Personal Injury Trust is to treat all claimants equitably. The Asbestos Personal Injury Trust Distribution Procedures further that goal by setting forth procedures for processing and paying claims generally on an impartial, first-in-first-out (“FIFO”) basis, with the intention of paying all claimants over time as equivalent a share as possible of the value of their claims based on historical values for substantially similar claims in the tort system.16

To this end, the Asbestos Personal Injury Trust Distribution Procedures establish for both OC Asbestos Personal Injury Claims and Fibreboard Asbestos Personal Injury Claims a schedule of eight asbestos-related diseases (“Disease Levels”), all of which have presumptive medical and exposure requirements (“Medical/Exposure Criteria”). The Asbestos Personal Injury Trust Distribution Procedures also establishes two separate schedules with liquidated values (“Scheduled Values”), anticipated average values (“Average Values”), and caps on liquidated values (“Maximum Values”) for the various Disease Levels. These separate schedules or matrices of values are applicable to OC and Fibreboard Asbestos Personal Injury Claims, respectively.

The Disease Levels, Medical/Exposure Criteria, Scheduled Values, Average Values and Maximum Values have all been selected and derived with the intention of achieving a fair allocation of the Asbestos Personal Injury Trust funds among claimants suffering from different disease processes in light of the best available information considering the settlement history of OCD or Fibreboard and the rights claimants would have in the tort system absent the bankruptcy.

[16]	As used in the Asbestos Personal Injury Trust Distribution Procedures, the phrase “in the tort system” shall include only claims asserted by way of litigation and not claims asserted against a trust established pursuant to Section 524(g) and/or Section 105 of the Bankruptcy Code or any other applicable law.

A claimant may assert separate claims against the OC Sub-Account and the Fibreboard Sub-Account based on separate exposures to asbestos or asbestos-containing products manufactured or distributed by OCD and Fibreboard, respectively (“Multiple Exposure Claims”); however, all such Multiple Exposure Claims must be filed by the claimant at the same time. To the extent a Sub-Account has separate liabilities to a claimant based on multiple exposure, the Sub-Account shall pay the claimant its several share of the liquidated value of the separate claim or claims for which it is liable, subject to applicable Payment Percentage, Maximum Annual Payment and Claims Payment Ratio limitations described below. Under no circumstances, however, shall any claimant receive more than the full liquidated value of his or her claim.

The Asbestos Personal Injury Trust Distribution Procedures provide that the Trustees, with the consent of the Future Claimants Representative and the TAC, may adjust the Initial Payment Percentage upward or downward depending on a multitude of factors. Therefore, no assurance can be given that some holders of Asbestos Personal Injury Claims may not be subject to a payment percentage that is higher or lower than the Initial Payment Percentage.

2.	Disease Levels, Scheduled Values and Medical/Exposure Criteria Set Forth in the Asbestos Personal Injury Trust Distribution Procedures

The eight Disease Levels covered by the Asbestos Personal Injury Trust Distribution Procedures, together with the Medical/Exposure Criteria for each and the Scheduled Values for the seven Disease Levels eligible for Expedited Review, are set forth below. These Disease Levels, Scheduled Values, and Medical/Exposure Criteria will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Asbestos Personal Injury Trust’s Claims Filing Date (defined below).

Thereafter, with the consent of the TAC and the Future Claimants’ Representative, the Trustees may add to, change, or eliminate Disease Levels, Scheduled Values, or Medical/Exposure Criteria; develop subcategories of Disease Levels, Scheduled Values or Medical/Exposure Criteria; or determine that a novel or exceptional asbestos personal injury claim is compensable even though it does not meet the Medical/Exposure Criteria for any of the then current Disease Levels.

Disease Level	Scheduled Value	Medical/Exposure Criteria

Mesothelioma (Level VIII)	OCD: $215,000 FB: $135,000	(1) Diagnosis of mesothelioma; and (2) credible evidence of OC or FB Exposure.[1][7]

Lung Cancer 1 (Level (VII)	OCD: $40,000	(1) Diagnosis of a primary lung cancer plus evidence of an underlying Bilateral Asbestos-Related

[1][7]	As defined in the Asbestos Personal Injury Trust Distribution Procedures.

Disease Level	Scheduled Value	Medical/Exposure Criteria

	FB: $27,000	Nonmalignant Disease,[1][8] (2) six months OC or FB Exposure prior to December 31, 1982, (3) Significant Occupational Exposure[19] to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question.

Lung Cancer 2 (Level VI)	None	(1) Diagnosis of a primary lung cancer; (2) OC or FB Exposure prior to December 31, 1982, and (3) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the lung cancer in question. Lung Cancer 2 (Level VI) claims are claims that do not meet the more stringent medical and/or exposure requirements of Lung Cancer (Level VII) claims. All claims in this Disease Level will be individually evaluated. The estimated likely average of the individual evaluation awards for this category is $20,000 for OCD and $12,000 for Fibreboard, with such awards capped at $50,000 for OCD and $30,000 for Fibreboard, unless the claim qualifies for Extraordinary Claim treatment.

Level VI claims that show no evidence of either an underlying Bilateral Asbestos-Related Non-malignant Disease or Significant Occupational Exposure may be individually evaluated, although it is not expected that such claims will be treated as having any significant value, especially if the claimant is also a smoker. In any event, no presumption of validity will be available for any claims in this category.

Other Cancer (Level V)	OCD: $22,000 FB: $12,000	(1) Diagnosis of a primary colo-rectal, laryngeal, esophageal, pharyngeal, or stomach cancer, plus evidence of an underlying Bilateral Asbestos-Related Nonmalignant Disease, (2) six months OC or FB Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the other cancer in question.

Severe Asbestosis (Level IV)	OCD: $42,000	(1) Diagnosis of asbestosis with ILO of 2/1 or greater, or asbestosis determined by pathological

[1][8]	Evidence of “Bilateral Asbestos-Related Nonmalignant Disease” for purposes of meeting the criteria for establishing Disease Levels I, II, III, V, and VII is described in the Asbestos Personal Injury Trust Distribution Procedures.

[19]	As defined in the Asbestos Personal Injury Trust Distribution Procedures.

Disease Level	Scheduled Value	Medical/Exposure Criteria

	FB: $29,000	evidence of asbestos, plus (a) TLC less than 65%, or (b) FVC less than 65% and FEV1/FVC ratio greater than 65%, (2) six months OCD or FB Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestos/Pleural Disease (Level III)	OCD: $19,000 FB: $11,500	Diagnosis of Bilateral Asbestos-Related Nonmalignant Disease, plus (a) TLC less than 80%, or (b) FVC less than 80% and FEV1/FVC ratio greater than or equal to 65%, and (2) six months OC or FB Exposure prior to December 31, 1982, (3) Significant Occupational Exposure to asbestos, and (4) supporting medical documentation establishing asbestos exposure as a contributing factor in causing the pulmonary disease in question.

Asbestosis/Pleural Disease (Level II)	OCD: $8,000 FB: $4,500	(1) Diagnosis of a Bilateral Asbestos-Related Nonmalignant Disease, and (2) six months OC or FB Exposure prior to December 31, 1982, and (3) five years cumulative occupational exposure to asbestos.

Other Asbestos Disease (Level I – Cash Discount Payment)	OCD: $400 FB: $240	(1) Diagnosis of a Bilateral Asbestos- Related Nonmalignant Disease or an asbestos-related malignancy other than mesothelioma, and (2) OC or FB Exposure prior to December 31, 1982.

3.	Claims Liquidation Procedures

OC and Fibreboard Asbestos Personal Injury Claims will be processed based on their place in the FIFO Processing Queue (defined below) to be established pursuant to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust will liquidate all Asbestos Personal Injury Claims that meet the presumptive Medical/Exposure Criteria of Disease Levels I–V, VII and VIII efficiently and expeditiously under the Expedited Review described below.

Claims involving Disease Levels I–V, VII and VIII that do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may undergo the Asbestos Personal Injury Trust’s Individual Review Process described below. In such a case, notwithstanding that the claim does not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level, the Asbestos Personal Injury Trust can offer the claimant an amount up to the Scheduled Value of that Disease Level if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system.

OCD and Fibreboard claimants holding claims involving Disease Levels II-VIII may in addition or alternatively seek to establish a liquidated value for the claim that is greater than its Scheduled Value by electing the Asbestos Personal Injury Trust’s Individual Review Process. However, the liquidated value of a more serious Disease Level II-VIII claim that undergoes the Asbestos Personal Injury Trust’s Individual Review Process for valuation purposes may be determined by the Asbestos Personal Injury Trust to be less than its Scheduled Value, and in any event may not exceed the Maximum Value for the relevant Disease Level, unless the claim qualifies as an Extraordinary Claim (defined below), in which case its liquidated value cannot exceed the Maximum Value specified in that provision for such claims. Level VI (Lung Cancer 2) claims may be liquidated only pursuant to the Asbestos Personal Injury Trust’s Individual Review Process.

All unresolved disputes over a claimant’s medical condition, exposure history and/or the liquidated value of the claim will be subject to binding or non-binding arbitration at the election of the claimant. OC and Fibreboard Asbestos Personal Injury Claims that are the subject of a dispute with the Asbestos Personal Injury Trust that cannot be resolved by non-binding arbitration may enter the tort system. However, if and when a claimant obtains a judgment in the tort system, the judgment will be payable from the Asbestos Personal Injury Trust subject to the Payment Percentage, Maximum Available Payment, and Claims Payment Ratio provisions set forth below.

4.	Payment Percentage

After the liquidated value of an OC or Fibreboard Asbestos Personal Injury Claim other than a claim involving Other Asbestos Disease (Disease Level I – Cash Discount Payment) is determined by the Asbestos Personal Injury Trust, the claimant will receive a pro-rata share of that value based on a payment percentage (the “Payment Percentage”).

With respect to OC Asbestos Personal Injury Trust Voting Claims, the Initial Payment Percentage has been set at             % (the “OCD Initial Payment Percentage”), and will apply to all OC Asbestos Personal Injury Trust Voting Claims accepted as valid by the Asbestos Personal Injury Trust, unless adjusted by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants’ Representative. With respect to Fibreboard Asbestos Personal Injury Trust Voting Claims, the initial Payment Percentage has been set at             % (the “Fibreboard Initial Payment Percentage”, and together with the OC Initial Payment Percentage, the “Initial Payment Percentage”) and will apply to all Fibreboard Asbestos Personal Injury Trust Voting Claims accepted as valid by the Asbestos Personal Injury Trust, unless adjusted by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants’ Representative. The term “Asbestos Personal Injury Trust Voting Claims” includes (i) Unpaid OCD and Fibreboard Resolved Asbestos Personal Injury Claims (as defined in the Plan and described); (ii) claims filed against OCD or Fibreboard in the tort system or actually submitted to OCD or Fibreboard pursuant to an administrative settlement agreement prior to the Petition Date; and (iii) all claims filed against another defendant in the tort system prior to the date the Plan was filed with the Bankruptcy Court (the “Plan Filing Date”); provided, however, that the claim described in subsection (i), (ii) or (iii) above actually voted to accept or reject the Plan pursuant to the voting procedures established by the Bankruptcy Court, and provided further that the claim was subsequently filed with the Asbestos Personal Injury Trust on or before the date six months after the Effective Date (the “Initial Claims Filing Date”). The Initial Payment Percentage has been calculated, inter alia, on the assumption that the Average Values will be achieved with respect to existing present claims and projected future claims involving Disease Levels IV – VIII.

The Payment Percentage may be adjusted upwards or downwards from time to time by the Asbestos Personal Injury Trust with the consent of the TAC and the Future Claimants’ Representative to reflect then-current estimates of the Asbestos Personal Injury Trust’s assets and its liabilities, as well as then-estimated values of then-pending and future claims. If the Payment Percentage is increased over time, claimants whose claims were liquidated and paid in prior periods under the Asbestos Personal Injury Trust Distribution Procedures will not receive additional payments. Because there is uncertainty in the prediction of both the number and severity of future claims, and the amount of the Asbestos Personal Injury Trust’s assets, no guarantee can be made of any Payment Percentage of an Asbestos Personal Injury Claim’s liquidated value other than other than the Initial Payment Percentage of an Asbestos Personal Injury Trust Voting Claim.

5.	Maximum Annual Payment and Maximum Available Payment

The Asbestos Personal Injury Trust will estimate or model the amount of cash flow anticipated to be necessary over its entire life to ensure that funds will be available to treat all present and future claimants as similarly as possible. In each year, the Asbestos Personal Injury Trust will be empowered to pay out all of the interest earned during the year, together with a portion of its principal, calculated so that the application of Asbestos Personal Injury Trust funds over its life will correspond with the needs created by the anticipated flow of claims (the “Maximum Annual Payment”). The Asbestos Personal Injury Trust’s distributions to all claimants for that year may not exceed the Maximum Annual Payment determined for that year.

In distributing the Maximum Annual Payment, the Asbestos Personal Injury Trust will first allocate the amount in question to outstanding Unpaid OCD and Fibreboard Resolved Asbestos Personal Injury Claims and to liquidated OC and Fibreboard Asbestos Personal Injury Claims involving Disease Level I (Cash Discount Payment), in proportion to the aggregate value of each group of claims. The remaining portion of the Maximum Annual Payment (the “Maximum Available Payment”), if any, will then be allocated and used to satisfy all other liquidated OC and Fibreboard Asbestos Personal Injury Claims, subject to the Claims Payment Ratio (discussed below).

6.	Claims Payment Ratio

Based upon OCD’s and Fibreboard’s claims settlement history and analysis of present and future claims, a Claims Payment Ratio has been determined which, as of the Effective Date, will be set at sixty percent (60%) for Category A claims, which consist of OCD and Fibreboard Asbestos Personal Injury Claims involving severe asbestosis and malignancies (Disease Levels IV – VIII) that were unliquidated as of the Petition Date, and at forty percent (40%) for Category B claims, which are OCD and Fibreboard Asbestos Personal Injury Claims involving non-malignant Asbestosis or Pleural Disease (Disease Levels II and III) that were similarly unliquidated as of the Petition Date. The Claims Payment Ratio will not apply to any Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims or to any claims for Other Asbestos Disease (Disease Level I - Cash Discount Payment). In each year, after the determination of the Maximum Available Payment, sixty percent (60%) of that amount will be available to pay Category A claims and forty percent (40%) will be available to pay Category B claims.

The 60%/40% Claims Payment Ratio will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims and will not be amended until the fifth anniversary of the Effective Date. Thereafter, the Claims Payment Ratio will be continued absent circumstances, such as a significant change in law or medicine, necessitating an amendment to avoid a manifest injustice.

In any event, no amendment to the Claims Payment Ratio may be made without the consent of the TAC and the Future Claimants’ Representative. However, the Trustees, with the consent of the TAC and the Future Claimants’ Representative, may offer the option of a reduced Payment Percentage to holders of claims in either Category A or Category B in return for prompter payment (the “Reduced Payment Option”).

7.	Indemnity and Contribution Claims

OC and Fibreboard Indirect Asbestos Personal Injury Claims for indemnity and contribution, if any, will be subject to the same categorization, evaluation, and payment provisions of these Asbestos Personal Injury Trust Distribution Procedures as all other OC and Fibreboard Asbestos Personal Injury Claims, subject to certain conditions and procedures germane to claims for indemnity and contribution.

Plant asserted that various such special provisions of the Asbestos Personal Injury Trust Distribution Procedures were improper. Specifically, Plant alleged that two of the preconditions for processing and payment of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims cannot be met in a substantial percentage of its cases, thus barring the payment of valid claims. Plant alleged that the requirement that the claimant establish that it has paid in full the liability and obligations of the Asbestos Personal Injury Trust to the individual claimant will be impossible to fulfill in a substantial number of cases involving Plant, because Plant’s liability to the holder of the direct claim is allegedly less than Fibreboard’s liability in many such cases. Plant also asserted that the requirement that holders of the OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims prove that the individual claimant has fully released the Asbestos Personal Injury Trust from all liability cannot be met in many cases due to the death of the claimant. Plant alleged that the Asbestos Personal Injury Trust Distribution Procedures should contain procedures for the processing of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims and should not leave the Asbestos Personal Injury Trust with the discretion to formulate procedures, including forms for proofs of claim in addition to those they filed by the Bar Date of April 15, 2002. Plant objected to the Asbestos Personal Injury Trust Distribution Procedures based on other alleged ambiguities in the Asbestos Personal Injury Trust Distribution Procedures language that the Plan Proponents believe assures that holders of OCD Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims are not granted rights superior to the holders of the direct claims.

The Plan Proponents made several changes to the Asbestos Personal Injury Trust Distribution Procedures to address the Plant objections. The Asbestos Personal Injury Trust Distribution Procedures now provide for individual consideration and evaluation of any OC Indirect Asbestos PI Trust Claim and FB Indirect Asbestos PI Trust Claim that fails to meet the requirements for presumptive validity, including those requirements objected to by Plant. The review shall determine whether the indirect claimant can establish under applicable state law that it has paid a liability or obligation that the Asbestos Personal Injury Trust would otherwise have to the direct claimant. Any unresolved disputes are subject to non-binding arbitration procedures set forth in the Asbestos Personal Injury Trust Distribution Procedures and, if not resolved by arbitration, resolution through litigation in the tort system. See Section VIII.B.26 of this Disclosure Statement entitled “Suits in the Tort System.” Plant continues to assert, despite these modifications to the Asbestos Personal Injury Trust Distribution Procedures, that the Asbestos Personal Injury Trust Distribution Procedures are ambiguous as to whether holders of indemnity claims are precluded from the recovering on account of claims for attorneys’ fees and interest, allegedly recoverable under certain conditions pursuant to the laws of most states, including California.

The Plan Proponents contend that the conditions and other limitations in the Asbestos Personal Injury Trust Distribution Procedures concerning payment of OC Indirect Asbestos PI Trust Claims and FB Indirect Asbestos PI Trust Claims are consistent with both state law and bankruptcy law, including Sections 502(e) and 509(c) of the Bankruptcy Code. Plant’s objections to the Asbestos Personal Injury Trust Distribution Procedures will be resolved, if necessary, by the Bankruptcy Court or District Court as part of the Confirmation Hearing.

Plant and the Debtors have had a longstanding dispute with respect to the alleged claims of Plant. The Debtors have consistently maintained that Plant’s claims are not valid and the Debtors may file objections to the majority of Plant’s claims under both applicable state law and the Bankruptcy Code. The Debtors assert that is well established under California law that Plant does not have a right to contractual indemnity against Fibreboard. Plant asserts that it is entitled to indemnification from Fibreboard under California law.

8.	Ordering of Claims

The Asbestos Personal Injury Trust will order claims that are sufficiently complete to be reviewed for processing purposes on a FIFO basis except as otherwise provided herein (the “FIFO Processing Queue”). For all claims filed on or before the date six months after the Effective Date (the “Initial Asbestos Personal Injury Claims Filing Date”), a claimant’s position in the FIFO Processing Queue will be determined as of the earlier of (i) the date prior to the Petition Date (if any) that the specific claim was either filed against OCD or Fibreboard in the tort system or was actually submitted to OCD or Fibreboard pursuant to an administrative settlement agreement; (ii) the date before the Petition Date that a claim was filed against another defendant in the tort system if at the time the claim was subject to a tolling agreement with OCD or Fibreboard; (iii) the date after the Petition Date (if any) but before the Effective Date that the claim was filed against another defendant in the tort system; (iv) the date the claimant filed a ballot in the Bankruptcy Court pursuant to the voting procedures approved by the Court in this Chapter 11 proceeding; or (v) the date after the Effective Date but on or before the Initial Asbestos Personal Injury Claims Filing Date that the claim was filed with the Asbestos Personal Injury Trust.

Following the Initial Asbestos Personal Injury Claims Filing Date, the claimant’s position in the FIFO Processing Queue will be determined by the date the claim was filed with the Asbestos Personal Injury Trust.

9.	Effect of Statutes of Limitations and Repose

To be eligible for a place in the FIFO Processing Queue, a claim must meet either (i) for claims first filed in the tort system against OCD or Fibreboard prior to the Petition Date, the applicable federal, state and foreign statute of limitation and repose that was in effect at the time of the filing of the claim in the tort system, or (ii) for claims not filed against OCD or Fibreboard in the tort system prior to the Petition Date, the applicable statute of limitation that was in effect at the time of the filing with the Asbestos Personal Injury Trust. However, the running of the relevant statute of limitation will be tolled for purposes of the Asbestos Personal Injury Trust as of the earliest of (A) the actual filing of the claim against OCD or Fibreboard prior to the Petition Date, whether in the tort system or by submission of the claim to OCD or Fibreboard pursuant to an administrative settlement agreement; (B) the filing of the claim against another defendant in the tort system prior to the Petition Date if the claim was tolled against OCD or Fibreboard at the time by an agreement or otherwise; (C) the filing of a claim after the Petition Date but prior to the Effective Date against another defendant in the tort system; (D) the filing of the claim for voting purposes in this Chapter 11 proceeding; or (E) the filing of a proof of claim with the requisite supporting documentation with the Asbestos Personal Injury Trust after the Effective Date.

If an OC or Fibreboard Asbestos Personal Injury Claim meets any of the tolling provisions described in the preceding sentence and the claim was not barred by the applicable statute of limitation at the time of the tolling event, it will be treated by the Asbestos Personal Injury Trust as timely filed if it is actually filed with the Asbestos Personal Injury Trust within three (3) years after the Effective Date. In addition, any claims that were first diagnosed after the Petition Date, irrespective of the application of any relevant statute of limitation or repose, may be filed with the Asbestos Personal Injury Trust within three (3) years after the date of diagnosis or within three (3) years after the Effective Date, whichever occurs later. However, the processing of any OC or Fibreboard Asbestos Personal Injury Claim by the Asbestos Personal Injury Trust may be deferred at the election of the claimant.

10.	Payment of Claims

Asbestos Personal Injury Claims that have been liquidated by the Expedited Review (described below), by arbitration or by litigation in the tort system, will be paid in FIFO order based on the date their liquidation became final (the “FIFO Payment Queue”).

11.	Resolution of Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims

As soon as practicable after the Effective Date, the Asbestos Personal Injury Trust will pay, upon submission by the claimant of the applicable Asbestos Personal Injury Trust proof of claim form (included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures) together with all documentation required thereunder, all Unpaid OCD and Fibreboard Resolved Asbestos Personal Injury Claims as defined in the Plan.

The liquidated value of an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims will not include any punitive or exemplary damages. In the absence of a Final Order of the Bankruptcy Court determining whether an OCD or Fibreboard Asbestos Personal

Injury Claim is an Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claim, a dispute between the claimant and the Asbestos Personal Injury Trust over this issue will be resolved pursuant to the same procedures that are provided in the Asbestos Personal Injury Trust Distribution Procedures for resolving the validity and/or liquidated value of an OCD or Fibreboard Asbestos Personal Injury Claim.

Unpaid OC and Fibreboard Resolved Asbestos Personal Injury Claims will be processed and paid by the Asbestos Personal Injury Trust in accordance with their order in a separate FIFO queue to be established by the Asbestos Personal Injury Trust based on the date the Asbestos Personal Injury Trust received a completed proof of claim form with all required documentation for the particular claim; provided, however, the amounts payable with respect to such claims will not be subject to or taken into account in consideration of the Claims Payment Ratio, but will be subject to the Maximum Annual Payment and Payment Percentage provisions set forth above.

12.	Resolution of Unresolved OC and Fibreboard Asbestos Personal Injury Claims

Within six months after the establishment of the Asbestos Personal Injury Trust, the Trustees, with the consent of the TAC and the Future Claimants’ Representative, are required to adopt procedures for reviewing and liquidating all unresolved Asbestos Personal Injury Claims, which will include deadlines for processing such claims. Such procedures will also require that claimants seeking resolution of unresolved Asbestos Personal Injury Claims must first file a proof of claim form, together with the required supporting documentation. It is anticipated that the Asbestos Personal Injury Trust will provide an initial response to the claimant within six months of receiving the proof of claim form.

The proof of claim form will require the claimant to assert his or her claim for the highest Disease Level for which the claim qualifies at the time of filing. Irrespective of the Disease Level alleged on the proof of claim form, all claims will be deemed by the Asbestos Personal Injury Trust Distribution Procedures to be a claim for the highest Disease Level for which the claim qualifies at the time of filing, and all lower Disease Levels for which the claim may also qualify at the time of filing or in the future will be treated as subsumed into the higher Disease Level for both processing and payment purposes.

Upon filing of a valid proof of claim form with the required supporting documentation, the claimant will be placed in the FIFO Processing Queue in accordance with the ordering described above, and will advise the Asbestos Personal Injury Trust whether the claim should be liquidated under the Asbestos Personal Injury Trust’s Expedited Review Process or, in certain circumstances, the Asbestos Personal Injury Trust’s Individual Review Process (both of which are described below).

13.	Expedited Review

The Asbestos Personal Injury Trust’s Expedited Review Process (“Expedited Review”) is designed primarily to provide an expeditious, efficient and inexpensive method for liquidating all claims (except those involving Lung Cancer 2 - Disease Level VI) where the claim can easily be verified by the Asbestos Personal Injury Trust as meeting the presumptive

Medical/Exposure Criteria for the relevant Disease Level. Expedited Review thus provides claimants with a substantially less burdensome process for pursuing Asbestos Personal Injury Claims than does the Individual Review Process. Expedited Review is also intended to provide qualifying claimants a fixed and certain claims payment.

Thus, claims that undergo Expedited Review and meet the presumptive Medical/Exposure Criteria for the relevant Disease Level will be paid the Scheduled Value for such Disease Level. However, except for claims involving Other Asbestos Disease (Disease Level I), all claims liquidated by Expedited Review will be subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio limitations set forth above. Claimants holding claims that cannot be liquidated by Expedited Review because they do not meet the presumptive Medical/Exposure Criteria for the relevant Disease Level may elect the Asbestos Personal Injury Trust’s Individual Review Process.

14.	Claims Processing Under Expedited Review

All claimants seeking liquidation of their claims pursuant to Expedited Review must file the Asbestos Personal Injury Trust’s proof of claim form provided in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. As a proof of claim form is reached in the FIFO Processing Queue, the Asbestos Personal Injury Trust will determine whether the claim described therein meets the Medical/Exposure Criteria for one of the seven Disease Levels eligible for Expedited Review, and will advise the claimant of its determination. If a Disease Level is determined, the Asbestos Personal Injury Trust will tender to the claimant an offer of payment of the Scheduled Value for the relevant Disease Level multiplied by the applicable Payment Percentage, together with a form of release approved by the Asbestos Personal Injury Trust.

15.	Individual Review Process

The Asbestos Personal Injury Trust’s Individual Review Process provides a claimant with an opportunity for individual consideration and evaluation of an OC or Fibreboard Asbestos Personal Injury Claim that fails to meet the presumptive Medical/Exposure Criteria for Disease Levels I – V, VII and VIII. In such a case, the Asbestos Personal Injury Trust will either deny the claim, or, if the Asbestos Personal Injury Trust is satisfied that the claimant has presented a claim that would be cognizable and valid in the tort system, the Asbestos Personal Injury Trust can offer the claimant a liquidated value amount up to the Scheduled Value for that Disease Level, unless the claim qualifies as an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value for such a claim.

Claimants holding claims involving Disease Levels II – VIII will also be eligible to seek Individual Review of the liquidated value of their claims, as well as of their medical/exposure evidence. The Individual Review Process is intended to result in payments equal to the full liquidated value for each claim multiplied by the Payment Percentage; however, the liquidated value of any OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review may be determined to be less than the Scheduled Value the claimant would have received under Expedited Review. Moreover, the liquidated value for a claim involving Disease Levels II – VIII may not exceed the Maximum Value for the relevant Disease Level, unless the claim meets the requirements of an Extraordinary Claim, in which case its liquidated value cannot exceed the Maximum Value set forth in that provision for such claims. Because the detailed examination and valuation process pursuant to Individual Review requires substantial time and effort, claimants electing to undergo the Individual Review Process will necessarily be paid the liquidated value of their OC or Fibreboard Asbestos Personal Injury Claims later than would have been the case had the claimant elected the Expedited Review.

16.	Valuation Factors to be Considered in Individual Review

The Asbestos Personal Injury Trust will liquidate the value of each OC or Fibreboard Asbestos Personal Injury Claim that undergoes Individual Review based on the historic liquidated values of other similarly situated claims in the tort system for the same Disease Level. The Asbestos Personal Injury Trust will thus take into consideration all of the factors that affect the severity of damages and values within the tort system including, but not limited to (i) the degree to which the characteristics of a claim differ from the presumptive Medical/Exposure Criteria for the Disease Level in question; (ii) factors such as the claimant’s age, disability, employment status, disruption of household, family or recreational activities, dependencies, special damages, and pain and suffering; (iii) evidence that the claimant’s damages were (or were not) caused by asbestos exposure, including exposure to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility prior to December 31, 1982, (for example, alternative causes, and the strength of documentation of injuries); (iv) the industry of exposure; and (v) settlements, verdicts and the claimant’s and other law firms’ experience in the claimant’s jurisdiction for similarly situated claims.

17.	Scheduled, Average and Maximum Values

The Scheduled, Average and Maximum Values for claims involving Disease Levels I – VIII are the following:

	OC SUB-ACCOUNT
Scheduled Disease	Scheduled Value	Average Value	Maximum Value
Mesothelioma (Level VIII)	$215,000	$270,000	$650,000
Lung Cancer (Level VII)	$40,000	$50,000	$150,000
Lung Cancer (Level VI)	None	$20,000	$50,000
Other Cancer (Level V)	$22,000	$25,000	$60,000
Severe Asbestosis (Level IV)	$42,000	$50,000	$150,000
Asbestos/Pleural Disease (Level III)	$19,000	$20,000	$35,000
Asbestos/Pleural Disease (Level II)	$8,000	$9,000	$20,000
Other Asbestos Disease (Cash Discount Payment) (Level I)	$400	None	None

	FB SUB-ACCOUNT
Scheduled Disease	Scheduled Value	Average Value	Maximum Value
Mesothelioma (Level VIII)	$135,000	$180,000	$450,000
Lung Cancer (Level VII)	$27,000	$35,000	$90,000
Lung Cancer (Level VI)	None	$12,000	$30,000
Other Cancer (Level V)	$12,000	$15,000	$36,000
Severe Asbestosis (Level IV)	$29,000	$30,000	$90,000
Asbestos/Pleural Disease (Level III)	$11,500	$12,000	$21,000
Asbestos/Pleural Disease (Level II)	$4,500	$5,400	$12,000
Other Asbestos Disease (Cash Discount Payment) (Level I)	$240	None	None

These Scheduled Values, Average Values and Maximum Values will apply to all OC and Fibreboard Asbestos Personal Injury Trust Voting Claims filed with the Asbestos Personal Injury Trust on or before the Initial Claims Filing Date. Thereafter, the Asbestos Personal Injury Trust, with the consent of the TAC and the Future Claimants’ Representative, may change these valuation amounts for good cause and consistent with other restrictions on the amendment power.

18.	Extraordinary and/or Exigent Hardship Claims

“Extraordinary Claim” means an OC or Fibreboard Asbestos Personal Injury Claim that otherwise satisfies the Medical Criteria for Disease Levels IV - VIII, and that is held by a claimant whose exposure to asbestos was at least 75% the result of exposure to an asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility, and there is little likelihood of a substantial recovery elsewhere. All such Extraordinary Claims will be presented for Individual Review and, if valid, will be entitled to an award of up to a Maximum Value of five (5) times the Scheduled Value for claims qualifying for Disease Levels I -V, VII and VIII, and five (5) times the Average Value for claims in Disease Level VI, multiplied by the applicable Payment Percentage. An Extraordinary Claim, following its liquidation, will be placed in the FIFO Queue ahead of all other OC and Fibreboard Asbestos Personal Injury Claims except Exigent Hardship Claims, which will be first in said FIFO Queue, based on its date of liquidation, subject to the Maximum Available Payment and Claims Payment Ratio described above.

At any time the Asbestos Personal Injury Trust may liquidate and pay certain OC or Fibreboard Asbestos Personal Injury Claims that qualify as Exigent Hardship Claims. Such claims may be considered separately by the Asbestos Personal Injury Trust no matter what the order of processing otherwise would have been under the Asbestos Personal Injury Trust Distribution Procedures. An Exigent Hardship Claim, following its liquidation, will be placed first in the FIFO Payment Queue ahead of all other liquidated OC or Fibreboard Asbestos Personal Injury Claims, subject to the Maximum Available Payment and Claims Payment Ratio described above.

An OC or Fibreboard Asbestos Personal Injury Claim will qualify for payment as an Exigent Hardship Claim if the claim meets the Medical/Exposure Criteria for Severe Asbestosis (Disease Level IV) or an asbestos-related malignancy (Disease Levels V-VIII), and the Asbestos Personal Injury Trust, in its sole discretion, determines (a) that the claimant needs financial assistance on an immediate basis based on the claimant’s expenses and all sources of available income, and (b) that there is a causal connection between the claimant’s dire financial condition and the claimant’s asbestos-related disease.

19.	Secondary Exposure Claims

If a claimant alleges an asbestos-related disease resulting solely from exposure to an occupationally exposed person, such as a family member, the claimant may seek Individual Review of his or her claim. In such a case, the claimant will be required to establish that the occupationally exposed person would have met the exposure requirements under the Asbestos Personal Injury Trust Distribution Procedures that would have been applicable had that person filed a direct claim against the Asbestos Personal Injury Trust. In addition, the claimant with secondary exposure must establish that he or she is suffering from one of the eight Disease Levels above, or an asbestos-related disease otherwise compensable under the Asbestos Personal Injury Trust Distribution Procedures, that his or her own exposure to the occupationally exposed person occurred within the same time frame as the occupationally exposed person was exposed to an asbestos-containing product or to conduct for which OC or Fibreboard has legal responsibility, and that such secondary exposure was a cause of the claimed disease. The proof of claim form included in Attachment B to the Asbestos Personal Injury Trust Distribution Procedures contains an additional section for Secondary Exposure Claims. All other liquidation and payment rights and limitations under the Asbestos Personal Injury Trust Distribution Procedures will be applicable to such claims.

20.	Evidentiary Requirements

(a)	Medical Evidence

The Asbestos Personal Injury Trust Distribution Procedures require that all diagnoses of a Disease Level presented to the Asbestos Personal Injury Trust be accompanied by either (i) a statement by the physician providing the diagnosis that at least 10 years have elapsed between the date of first exposure to asbestos or asbestos-containing products and the diagnosis, or (ii) a history of the claimant’s exposure sufficient to establish a 10-year latency period. A finding by a physician after the Petition Date that a claimant’s disease is “consistent with” or “compatible with” asbestosis will not alone be treated by the Asbestos Personal Injury Trust as a diagnosis.

Except for claims filed against OC or Fibreboard or another asbestos defendant in the tort system prior to the Petition Date, all diagnoses of a non-malignant asbestos-

related disease (Disease Levels I-IV) submitted to the Asbestos Personal Injury Trust must be based (i) in the case of a claimant who was living at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease; (B) for Disease Levels I - III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 of the Asbestos Personal Injury Trust Distribution Procedures), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis, or (C) pulmonary function testing if the claim involves Asbestosis/Pleural Disease (Level III) or Severe Asbestosis (Level IV), or (ii) in the case of a claimant who was deceased at the time the claim was filed, upon (A) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (B) pathological evidence of the non-malignant asbestos-related disease, or (C) for Disease Levels I - III, evidence of Bilateral Asbestos-Related Nonmalignant Disease (as defined in Footnote 3 of the Asbestos Personal Injury Trust Distribution Procedures), and for Disease Level IV, either an ILO reading of 2/1 or greater or pathological evidence of asbestosis; and (iv) for either Disease Level III or IV, pulmonary function testing.

All diagnoses of an asbestos-related malignancy (Disease Levels V – VIII) submitted to the Asbestos Personal Injury Trust must be based upon either (i) a physical examination of the claimant by the physician providing the diagnosis of the asbestos-related disease, or (ii) on a diagnosis of such a malignant Disease Level by a board-certified pathologist.

If the holder of an OC or Fibreboard Asbestos Personal Injury Claim has available the medical evidence described above, or if the holder has filed such medical evidence with another asbestos-related personal injury settlement trust that requires such evidence, the Asbestos Personal Injury Trust Distribution Procedures require that the holder provide such medical evidence to the Asbestos Personal Injury Trust notwithstanding any exceptions to the contrary.

21.	Credibility of Medical Evidence

The Asbestos Personal Injury Trust must have reasonable confidence that the medical evidence provided in support of the claim is credible and consistent with recognized medical standards before making any payment to a claimant. The Asbestos Personal Injury Trust may require the submission of x-rays, CT scans, detailed results of pulmonary function tests, laboratory tests, tissue samples, results of medical examination or reviews of other medical evidence, and may require that medical evidence submitted comply with recognized medical standards regarding equipment, testing methods and procedure to assure that such evidence is reliable. Medical evidence (i) that is of a kind shown to have been received in evidence by a state or federal judge at trial, (ii) that is consistent with evidence submitted to OC or Fibreboard to settle for payment similar disease cases prior to OC or Fibreboard’s bankruptcy, or (iii) a diagnosis by a physician shown to have previously qualified as a medical expert with respect to the asbestos-related disease in question before a state or federal judge, is presumed by the Asbestos Personal Injury Trust to be reliable, although the Asbestos Personal Injury Trust may seek to rebut the presumption.

In addition, claimants who otherwise meet the requirements of the Asbestos Personal Injury Trust Distribution Procedures for payment of an OC or Fibreboard Asbestos

Personal Injury Claim will be paid by the Asbestos Personal Injury Trust irrespective of the results in any litigation at anytime between the claimant and any other defendant in the tort system. However, the Asbestos Personal Injury Trust Distribution Procedures contemplate that any relevant evidence submitted in a proceeding in the tort system, other than any findings of fact, a verdict, or a judgment, involving another defendant may be introduced by either the claimant or the Asbestos Personal Injury Trust in any Individual Review proceeding or any Extraordinary Claim proceeding conducted by the Asbestos Personal Injury Trust.

22.	Exposure Evidence

To qualify for any Disease Level, the Asbestos Personal Injury Trust Distribution Procedures require that the claimant demonstrate some exposure to an OC or Fibreboard asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility. Claims based on conspiracy theories that involve no such OC or FB Exposure or conduct are not compensable under the Procedures. To meet the presumptive exposure requirements of Expedited Review, the claimant must show (i) for all Disease Levels, OC or FB Exposure as defined below prior to December 31, 1982; (ii) for Asbestos/Pleural Disease Level II, six months OC or FB Exposure prior to December 31, 1982, plus five years cumulative occupational asbestos exposure; and (iii) for Asbestosis/Pleural Disease (Disease Level III), Severe Asbestosis (Disease Level IV), Other Cancer (Disease Level V) or Lung Cancer 1 (Disease Level VII), the claimant must show six months OC or FB Exposure prior to December 31, 1982, plus Significant Occupational Exposure to asbestos. If the claimant cannot meet the relevant presumptive exposure requirements for a Disease Level eligible for Expedited Review, the claimant may seek Individual Review of his or her claim based on exposure to an asbestos-containing product or conduct for which OC or Fibreboard has legal responsibility.

To recover from the Asbestos Personal Injury Trust, the claimant must demonstrate meaningful and credible exposure to asbestos or asbestos-containing products for which OC or Fibreboard has legal responsibility. For these purposes, the Asbestos Personal Injury Trust will consider meaningful and credible evidence, including an affidavit of the claimant, by an affidavit of a co-worker or the affidavit of a family member in the case of a deceased claimant (providing the Asbestos Personal Injury Trust finds such evidence reasonably reliable), by invoices, employment, construction or similar records, or by other credible evidence. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary. The specific exposure information required by the Asbestos Personal Injury Trust to process a claim under either Expedited or Individual Review is set forth on the proof of claim form to be used by the Asbestos Personal Injury Trust, which is attached as Attachment B to the Asbestos Personal Injury Trust Distribution Procedures. The Asbestos Personal Injury Trust may also require submission of other or additional evidence of exposure when it deems such to be necessary.

23.	Second Disease (Malignancy) Claims

The Asbestos Personal Injury Trust Distribution Procedures allow the holder of an OC or Fibreboard Asbestos Personal Injury Claim involving a non-malignant asbestos-related disease (Disease Levels I through IV) to assert a new OC or Fibreboard Asbestos Personal Injury Claim against the Asbestos Personal Injury Trust for a malignant disease (Disease Levels V –

VIII) that is subsequently diagnosed. The Asbestos Personal Injury Trust will not reduce any additional payments to which such claimant may be entitled with respect to such malignant asbestos-related disease by the amount paid for the non-malignant asbestos-related disease, provided that the malignant disease had not been diagnosed at the time the claimant filed his or her original claim involving the non-malignant disease.

24.	Punitive Damages

In determining the value of any OC or Fibreboard Asbestos Personal Injury Claim, punitive or exemplary damages, i.e., damages other than compensatory damages, will not be considered or allowed, notwithstanding their availability in the tort system.

25.	Interest

Except for an OC or Fibreboard Asbestos Personal Injury Claim involving Other Asbestos Diseases (Disease Level I – Cash Discount Payment) and subject to the limitations set forth below, the Asbestos Personal Injury Trust Distribution Procedures provide that interest will be paid on all OC and Fibreboard Asbestos Personal Injury Claims with respect to which the claimant has had to wait a year or more for payment, provided, however, that no claimant will receive interest for a period in excess of seven (7) years. The applicable interest rate is to be six percent (6%) simple interest per annum for the first five (5) years after the Effective Date; thereafter, the Trustees have the discretion to change the annual interest rate with the consent of the TAC and the Future Claimants’ Representative.

Interest is payable on the Scheduled Value of any unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Levels II –V, VII and VIII, whether the claim is liquidated under Expedited Review, Individual Review, or by arbitration. Interest on an unresolved OC or Fibreboard Asbestos Personal Injury Claim that meets the requirements of Disease Level VI will be based on the Average Value of such a claim. Interest on all such unresolved claims will be measured from the date of payment back to the earliest of the date that is one year after the date on which (a) the claim was filed against OC or Fibreboard prior to the Petition Date; (b) the claim was filed against another defendant in the tort system on or after the Petition Date but before the Effective Date; (c) the claim was filed with the Bankruptcy Court during the pendency of these Chapter 11 proceedings; or (d) the claim was filed with the Asbestos Personal Injury Trust after the Effective Date.

Interest is also payable on the liquidated value of all Unpaid OC or Fibreboard Resolved Asbestos Personal Injury Claims. In the case of such claims liquidated by verdict or judgment, interest will be measured from the date of payment back to the date that is one year after the date that the verdict or judgment was entered. In the case of such claims liquidated by a binding, judicially enforceable settlement, interest will be measured from the date of payment back to the date that is one year after the Petition Date.

26.	Suits in the Tort System

If the holder of a disputed claim disagrees with the Asbestos Personal Injury Trust’s determination regarding the Disease Level of the claim, the claimant’s exposure history or the liquidated value of the claim, and if the holder has first submitted the claim to non-binding arbitration, the Asbestos Personal Injury Trust Distribution Procedures contemplate that the holder may file a lawsuit in the claimant’s jurisdiction. All defenses (including, with respect to the Asbestos Personal Injury Trust, all defenses which could have been asserted by OC or Fibreboard) will be available to both sides at trial; however, the Asbestos Personal Injury Trust may waive any defense and/or concede any issue of fact or law. If the claimant was alive at the time the initial pre-petition complaint was filed or on the date the proof of claim was filed, the case will be treated as a personal injury case with all personal injury damages to be considered even if the claimant has died during the pendency of the claim.

If and when a claimant obtains a judgment in the tort system, the claim will be placed in the FIFO Payment Queue based on the date on which the judgment became final. Thereafter, the claimant will receive from the Asbestos Personal Injury Trust an initial payment (subject to the applicable Payment Percentage, the Maximum Available Payment, and the Claims Payment Ratio provisions set forth above) of an amount equal to one-hundred percent (100%) of the greater of (i) the Asbestos Personal Injury Trust’s last offer to the claimant or (ii) the award that the claimant declined in non-binding arbitration. The claimant will receive the balance of the judgment, if any, in five equal installments in years six (6) through ten (10) following the year of the initial payment (also subject to the applicable Payment Percentage, the Maximum Available Payment and the Claims Payment Ratio provisions above).

In the case of non-Extraordinary Claims involving Disease Levels II - VIII, the total amounts paid with respect to such claims may not exceed the Maximum Values for such Disease Levels. In the case of Extraordinary Claims, the total amounts paid with respect to such claims may not exceed the Maximum Value for such claims. Under no circumstances will interest be paid on any judgments obtained in the tort system.

27.	Objections concerning the Asbestos Personal Injury Trust Distribution Procedures

Some parties have indicated potential objections to the provisions of the Asbestos Personal Injury Trust Distribution Procedures, which set forth the Disease Levels, value of the Asbestos Personal Injury Claims ascribed to the Disease Level and the evidence to be required to support Asbestos Personal Injury Claims, as described above in Section VIII.B.2 entitled “Disease Levels, Scheduled Values and Medical/Exposure Criteria Set Forth in the Asbestos Personal Injury Trust Distribution Procedures” and Section VIII.B.20 entitled “Evidentiary Requirements” and the Asbestos Personal Injury Trust Distribution Procedures, which is Exhibit D-1 to the Plan. Certain insurers assert that the Bankruptcy Court cannot make a finding that the Asbestos Personal Injury Trust Distribution Procedures are fair and equitable as to them, and that any payments made thereunder are not binding on any Insurer(s) absent an adjudication of coverage issues as respects any relevant asbestos claims in proceedings in a separate and appropriate forum. The Insurers assert that the foregoing procedures, as presently disclosed, do not properly protect their contractual rights regarding the defense or settlement of any Asbestos Personal Injury Claims for which coverage is sought and that the result may be that any otherwise available coverage is voided as to such claims. The Debtors disagree with this assertion; the outcome of this dispute cannot be regarded as certain. The Plan Proponents believe that the provisions of the Asbestos Personal Injury Trust Distribution Procedures are fair, equitable and provide appropriate procedures for the allowance of Asbestos Personal Injury

Claims, including Disease Levels and values that are fair, equitable and appropriate. Any objections to the provisions of the Asbestos Personal Injury Trust Distribution Procedures shall be ruled upon by the Bankruptcy Court or District Court at the confirmation hearing.

C.	The Asbestos Personal Injury Permanent Channeling Injunction

In 1994, the Bankruptcy Code was amended to add subsections (g) and (h) to Section 524. These subsections confirm the validity of existing injunctions (such as those used in the Chapter 11 cases of Johns-Manville Corporation and UNR Corporation) similar to the Asbestos Personal Injury Permanent Channeling Injunction and codify a court’s authority to issue a permanent injunction in asbestos-related reorganizations under Chapter 11 to supplement the injunctive relief afforded by Section 524. Section 524(g) provides that, if certain specified conditions are satisfied, a court may issue a supplemental permanent injunction, such as the Asbestos Personal Injury Permanent Channeling Injunction, barring claims and demands against the reorganized company and certain identified protected parties and channeling those claims and demands to an independent trust

Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction and the Plan, the entities listed or described in Schedules VI, VII, and X to the Plan, which is attached to this Disclosure Statement as Appendix A, will be “Protected Parties” and, therefore, protected by the scope of the Asbestos Personal Injury Permanent Channeling Injunction.

Pursuant to the Asbestos Personal Injury Permanent Channeling Injunction, Protected Parties will be protected against Enjoined Actions, which include any claim, demand, suit, proceeding or cause of action, whenever and wherever arising or asserted, whether sounding in tort, contract, warranty or any other theory of law, equity or admiralty, including, but not limited to: (i) the commencement, conduct, or continuation in any manner, directly or indirectly (including an action directly against a provider of insurance), of any suit, action or other proceeding (including, without limitation, any judicial, arbitral, administrative or other proceeding) in any forum; (ii) the enforcement, attachment (including, without limitation, any prejudgment attachment), collection or seeking to recover any judgment, award, decree, or other order; (iii) the creation, perfection or enforcement in any manner, directly or indirectly, of any Encumbrance, (iv) the setting off, seeking reimbursement of, contribution from, or subrogation against, or other recoupment in any manner, directly or indirectly, of any amount against any liability owed to any Protected Parties, and (v) the commencement or continuation, in any manner, in any place, of any action which, in any such case, does not comply with or is inconsistent with the provisions of the Plan.

PURSUANT TO THE PLAN AND SECTION 524(g) OF THE BANKRUPTCY CODE AND PURSUANT TO AND IN CONJUNCTION WITH THE CONFIRMATION ORDER, ALL PERSONS SHALL BE PERMANENTLY, FOREVER AND COMPLETELY STAYED, RESTRAINED, PROHIBITED, BARRED AND ENJOINED FROM TAKING ANY ENJOINED ACTION, OR PROCEEDING IN ANY MANNER IN ANY PLACE WITH REGARD TO ANY MATTER THAT IS SUBJECT TO RESOLUTION PURSUANT TO THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT, INCLUDING, WITHOUT LIMITATIONS, WITH RESPECT TO ANY ASBESTOS PERSONAL INJUFY CLAIM OR ANY RESOLVED ASBESTOS

PERSONAL INJURY CLAIM AGAINST ANY OF THE DEBTORS, ANY OF THE REORGANIZED DEBTORS, ANY PROTECTED PARTY OR PROPERTY OR INTERESTS IN PROPERTY OF ANY DEBTOR, REORGANIZED DEBTOR OR PROTECTED PARTY, WHETHER DIRECTLY OR INDIRECTLY, DERIVATIVELY OR OTHERWISE, FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING OR RECEIVING PAYMENT OF, ON OR WITH RESPECT TO ANY ASBESTOS PERSONAL INJURY CLAIMS OR ANY RESOLVED ASBESTOS PERSONAL INJURY CLAIMS (OTHER THAN PURSUANT TO THE PROVISIONS OF THE ASBESTOS PERSONAL INJURY TRUST AGREEMENT OR TO ENFORCE THE PROVISIONS OF THE PLAN).

IX. THE FB ASBESTOS PROPERTY DAMAGE TRUST

The following summarizes certain terms of the FB Asbestos Property Damage Trust Agreement (including the purpose of the FB Asbestos Property Damage Trust , the powers and appointment of the FB Asbestos Property Damage Trustee, the transfer of certain property to the FB Asbestos Property Damage Trust and the termination provisions thereof) and the FB Asbestos Property Damage Trust Distribution Procedures. It is intended only to be a summary, and interested parties should review the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. The following summary is qualified in its entirety by such documents.

A.	General Description of the FB Asbestos Property Damage Trust

1.	Purposes of the FB Asbestos Property Damage Trust

The FB Asbestos Property Damage Trust will be established pursuant to the FB Asbestos Property Damage Trust Agreement (“FB Asbestos Property Damage Trust Agreement”), a copy of which will be attached to the Plan as Exhibit E. In accordance with Section 1.126 of the Plan and Exhibit E to the Plan, the FB Asbestos Property Damage Trust Agreement may be amended up to ten (10) Business Days prior to the Objection Deadline.

The purpose of the FB Asbestos Property Damage Trust is to assume any and all liabilities of Fibreboard or its Affiliates, with respect to any and all FB Asbestos Property Damage Claims, and to use the assets of the FB Asbestos Property Damage Trust and income to promptly pay holders of Allowed FB Asbestos Property Damage Claims.

2.	Transfer of Certain Property to and Assumption of Certain Liabilities by the FB Asbestos Property Damage Trust

On the later of the Effective Date and the date by which the FB Asbestos Property Damage Trustee has executed the FB Asbestos Property Damage Trust Agreement, or as soon as practicable thereafter, the Reorganized Debtors shall transfer and assign, or cause to be transferred and assigned, the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust.

On the Effective Date, or as soon thereafter as is practicable, at the sole cost and expense of the FB Asbestos Property Damage Trust and in accordance with written instructions provided to the Reorganized Debtors by the FB Asbestos Property Damage Trust, the Reorganized Debtors will transfer and assign to the FB Asbestos Property Damage Trust copies of all books and records of the Debtors that pertain directly to FB Asbestos Property Damage Claims that have been asserted against the Debtors and/or the Fibreboard Insurance Settlement Trust. The Debtors will request that the Bankruptcy Court, in the Confirmation Order, rule that such transfers shall not result in the invalidation or waiver of any applicable privileges pertaining to such books and records.

In consideration for the property transferred to the FB Asbestos Property Damage Trust pursuant to the Plan, and in furtherance of the purposes of the FB Asbestos Property Damage Trust and the Plan, the FB Asbestos Property Damage Trust shall, and shall be deemed to, assume any and all obligations, liability and responsibility for, under or relating to any and all FB Asbestos Property Damage Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligations, responsibility or liability therefor. The FB Asbestos Property Damage Trust shall, and shall be deemed to, also assume any and all obligations, liability and responsibility for any and all premiums, deductibles, retrospective premium adjustments, security or collateral arrangements, and any other charges, costs, fees, or expenses (if any) that become due to any insurer in connection with the FB Asbestos Property Damage Insurance Assets as a result of FB Asbestos Property Damage Claims, asbestos related property damage claims against Persons insured under policies included in the FB Asbestos Property Damage Insurance Assets by reason of vendors’ endorsements, or under the indemnity provisions of settlement agreements that the Debtors made with any insurers prior to the Confirmation Date to the extent that those indemnity provisions relate to FB Asbestos Property Damage Claims, and each of the Reorganized Debtors and its respective Related Persons shall have no further financial or other obligations, responsibility or liability for any of the foregoing; provided, however, that such liability of the FB Asbestos Property Damage Trust shall be limited to the extent of the benefits of such insurance policies, as reasonably determined by the FB Asbestos Property Damage Trustee, so that the FB Asbestos Property Damage Trust may elect to terminate such liability in the event that the FB Asbestos Property Damage Trustee determines that the benefits of maintaining the insurance policies are no longer worth the costs.

The Reorganized Debtors shall cooperate with the FB Asbestos Property Damage Trust and use commercially reasonable efforts to take or cause to be taken all appropriate actions and to do or cause to be done all things necessary or appropriate to effectuate the transfer of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust. By way of enumeration and not of limitation, the Reorganized Debtors shall be obligated (a) to provide the FB Asbestos Property Damage Trust with copies of insurance policies and settlement agreements included within or relating to the FB Asbestos Property Damage Insurance Assets; (b) to provide the FB Asbestos Property Damage Trust with information necessary or helpful to the FB Asbestos Property Damage Trust in connection with its efforts to obtain insurance coverage for FB Asbestos Property Damage Claims; (c) to execute further assignments or allow the FB Asbestos Property Damage Trust to pursue claims relating to the FB Asbestos Property Damage Insurance Assets in its name (subject to appropriate disclosure of the fact that the FB Asbestos Property Damage Trust is doing so and the reasons why it is doing so), including by means of arbitration, alternative dispute resolution proceedings or litigation, to the extent necessary or helpful to the efforts of the FB Asbestos Property Damage Trust to obtain insurance coverage under the FB Asbestos Property Damage Insurance Assets for FB Asbestos Property Damages Claims; and (d) to pursue and recover insurance coverage in its own name or right to the extent that the transfer and assignment of the FB Asbestos Property Damage Insurance Assets to the FB Asbestos Property Damage Trust is not able to be fully effectuated. The FB Asbestos Property Damage Trust shall be obligated to compensate the Reorganized Debtors for costs reasonably incurred in connection with providing assistance to the FB Asbestos Property Damage Trust, including without limitation, out-of-pocket costs and expenses, consultant fees, and attorneys’ fees.

On the Confirmation Date, the Debtors will be empowered and authorized to take or cause to be taken, prior to the Effective Date, all actions necessary to enable them to implement effectively the provisions of the Plan and the FB Asbestos Property Damage Trust Agreement.

3.	The FB Asbestos Property Damage Trustee

(a)	Appointment of the FB Asbestos Property Damage Trustee

On the Confirmation Date, effective as of the Effective Date, the Bankruptcy Court shall confirm the appointment of the individual selected by the Debtors to serve as the FB Asbestos Property Damage Trustee of the FB Asbestos Property Damage Trust.

(b)	FB Asbestos Property Damage Trustee’s Powers and Duties

The FB Asbestos Property Damage Trustee will act as a fiduciary to the FB Asbestos Property Damage Trust in accordance with the provisions of the FB Asbestos Property Damage Trust Agreement and the Plan. The FB Asbestos Property Damage Trustee will be obligated, among other things, at all times, to administer the FB Asbestos Property Damage Trust and the FB Asbestos Property Damage Trust Assets in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures. Subject to any limitations set forth in the FB Asbestos Property Damage Trust Agreement, the FB Asbestos Property Damage Trustee shall have the power to take any and all such actions as in the judgment of the FB Asbestos Property Damage Trustee that are necessary or proper to fulfill the purposes of the FB Asbestos Property Damage Trust .

(c)	FB Asbestos Property Damage Trustee’s Compensation

The FB Asbestos Property Damage Trustee will be entitled to receive annual compensation plus a per diem allowance for meetings attended in amounts to be determined, disclosed and filed with the Bankruptcy Court at least ten (10) Business Days prior to the Objection Deadline. The FB Asbestos Property Damage Trustee will also be entitled to be reimbursed for out-of-pocket costs and expenses. The FB Asbestos Property Damage Trustee’s per annum compensation may only be increased annually at the rate of the Consumer Price Index - All Cities. Any increase in excess of such an adjustment based on the Consumer Price Index may be made only with the Bankruptcy Court’s approval.

4.	FB Asbestos Property Damage Trust Termination Provisions

The FB Asbestos Property Damage Trust is irrevocable, but will terminate ninety (90) days after the first day any of the following events occurs:

(i) the FB Asbestos Property Damage Trustee , in his or her sole discretion, decides to terminate the FB Asbestos Property Damage Trust because (a) all duly filed FB Asbestos Property Damage Claims have been liquidated and satisfied and two years have elapsed since the Effective Date, (b) the FB Asbestos Property Damage Trustee determines that it is unlikely that any new claims will be filed against the FB Asbestos Property Damage Trust;

(ii) a final order of the Bankruptcy Court is obtained approving the FB Asbestos Property Damage Trustee’s procurement of irrevocable insurance policies and establishment of claims handling agreements with suitable third parties adequate to discharge all expected remaining FB Asbestos Property Damage Trust obligations and expenses of the FB Asbestos Property Damage Trust in a manner consistent with the FB Asbestos Property Damage Trust Agreement and the FB Asbestos Property Damage Trust Distribution Procedures;

(iii) in the judgment of the FB Asbestos Property Damage Trustee, with the consent of the Property Damage Advisory Committee (“PD Advisory Committee”), the continued administration of the FB Asbestos Property Damage Trust is uneconomic or inimical to the best interests of the persons holding FB Asbestos Property Damage Claims, and the termination will not expose Fibreboard, its Affiliates or any other Reorganized Debtor or any successor to any increased or undue risk of having claims asserted against it or them or in any way jeopardize the validity or the enforceability of the injunction channeling FB Asbestos Property Damage Claims; or

(iv) 21 years less 91 days pass after the death of the last survivor of all of the descendants of George Herbert Walker Bush of Texas, living on the date of the establishment of the FB Asbestos Property Damage Trust.

On the Termination Date, after payment of all the FB Property Damage Trust’s liabilities have been provided for, the remaining FB Asbestos Property Damage Insurance Assets shall be transferred and assigned to Reorganized OC; all monies, if any, remaining in the FB Property Damage Trust estate shall be transferred to charitable organization(s) exempt from federal income tax under Section 501(c)(3) of the IRC, which tax-exempt organization(s) shall be selected by the Trustee using his or her reasonable discretion; provided, however, that (i) if practicable, the tax-exempt organization(s) shall be related to the treatment of, research, or the relief of suffering of individuals suffering from asbestos-related disorders, and (ii) the tax-exempt organization(s) shall not bear any relationship to FB or its Affiliates within the meaning of Section 468(d)(3) of the IRC. The Plan Proponents believe that the likelihood of any monies remaining in the FB Asbestos Property Damage Trust after the FB Asbestos Property Damage Trust terminates is extremely remote.

B.	FB Asbestos Property Damage Claims Procedures

The FB Asbestos Property Damage Trust Distribution Procedures provide the exclusive means of processing, liquidating, paying and satisfying all FB Asbestos Property Damage Claims as provided in and required by the Plan and the FB Asbestos Property Damage Trust Agreement. The FB Asbestos Property Damage Trust Distribution Procedures are designed to provide fair, prompt payment to holders of Allowed FB Asbestos Property Damage Claims and to provide a low transaction cost method of effectuating the resolution of FB Asbestos Property Damage Claims. The FB Asbestos Property Damage Trustee will implement and administer the FB Asbestos Property Damage Trust Distribution Procedures, which are attached to the Plan as Exhibit E-1.

1.	Property Damage Advisory Committee

The FB Asbestos Property Damage Trust Distribution Procedures provide for a PD Advisory Committee composed of three persons selected by the Trustees. The Trustee shall participate and consult with the PD Advisory Committee on all major policy and administrative decisions affecting, and the interpretation and implementation of, the FB Asbestos Property Damage Trust Distribution Procedures.

2.	Claims Categories

The FB Asbestos Property Damage Trust Distribution Procedures provide for two categories of claims, Category 1 Claims, based on a percentage of actual incurred Abatement Costs or documented anticipated Abatement Costs, and Category 2 Claims, to be paid on a formula based on the linear square footage of asbestos-related products, referred to as “Discounted Payable Costs” in the FB Asbestos Property Damage Trust Distribution Procedures. All claimants must provide Convincing Evidence of a legally viable cause of action and that the asbestos containing product for which the Claim is submitted is a Fibreboard asbestos-containing product, and Category 1 Claims, only, must also provide Convincing Evidence of compensable injury and damages. “Convincing Evidence” means sufficient evidence to be a preponderance of the evidence.

Pursuant to the FB Asbestos Property Damage Trust Distribution Procedures, the Trustee is required to disallow any Asbestos Property Damage Claim under the following conditions: (a) if the Claimant did not file a timely Proof of Claim within the meaning of the Bankruptcy Code and Bankruptcy Rules, such determination shall be made consistent with Section 3.3(c) of the Trust Agreement requiring the Trustee to enforce the Bankruptcy Court’s bar date orders; (b) if the Claimant did not file a required Claim form within twelve months of the Effective Date; (c) if there has been a prior judicial determination or stipulation that the asbestos containing product for which the FB Asbestos Property Damage Claim was filed is not a Fibreboard asbestos-containing product; (d) if there is Convincing Evidence that Fibreboard would have been able to obtain summary judgment on the ground that the claim would have been barred as a matter of law or factually time-barred under the laws of the applicable jurisdiction if considered on the Petition Date, unless such claim has been revived or reinstated by reason of legislative enactment in the applicable jurisdiction, provided, however, there is a presumption that Pre-Existing Claims are not factually time-barred; or (e) if there has been a prior adjudication by Final Order (as defined in the Plan) that a FB Asbestos Property Damage Claim has been time-barred and may not be brought in any other jurisdiction or otherwise revived by the holder of such Claim. “Pre-Existing Claims” means those claims on behalf of a claimant who prior to the General Bar Date filed or intervened in a lawsuit in a court of general jurisdiction against Fibreboard.

3.	Required Documentation and Claims Processing

The FB Asbestos Property Damage Trust Distribution Procedures require that all FB Asbestos Property Damage Claims be submitted within twelve (12) months of the Effective Date. Category 1 Claims must submit a completed Claim form and supporting documentation including, copies of all bulk sample analysis results and/or records thereof, Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product, and Convincing Evidence supporting a Claim for Abatement Costs. “Abatement Costs” means the reasonable and customary costs of the removal, enclosure, encapsulation or repair of asbestos containing products, including, by way of example, costs for the abatement itself, design, consultant and laboratory fees and costs in connection with the abatement, and, except for abatement upon demolition, the reasonable costs of replacement, as allowed in these Property Damage Claims Procedures, of the asbestos containing products with a non-asbestos containing product. Category 2 Claims must submit a completed Claim form and Convincing Evidence that the asbestos-containing product that is the subject of the Claim is a Fibreboard asbestos-containing product. Claims shall be processed on a first-in-first-out (“FIFO”) basis. The facility for the administration of these Claims will notify the Claimant in writing by mail of its determination of the Allowed amount of the Claim within 120 days of receipt of all necessary documentation.

4.	Payment of Asbestos Property Damage Claims

The FB Asbestos Property Damage Trust is funded with the FB Asbestos Property Damage Insurance Assets, consisting primarily of rights to insurance recoveries under liability insurance policies issued to Fibreboard for FB Asbestos Property Damage Claims and identified in Schedule XV to the Plan. Upon receiving all of the recoveries from these assets, or 5 years from the Effective Date, whichever occurs first, the Trustee shall determine the amounts to be paid to holders of Allowed Claims based on the total amount of recoveries available at that time. Allowed Category 1 Claims shall be paid based on the following calculations: (a) the Trustee shall subtract the total Allowed amount of all Allowed Category 2 Claims from the available recoveries to determine the available recoveries remaining to compensate holders of Allowed Category 1 Claims; (b) the Trustee, in consultation with the PD Advisory Committee, shall then determine the payment percentage to be used to pay holders of Allowed Category 1 Claims based on the remaining available recoveries; (c) holders of Allowed Category 1 Claims shall then receive payment calculated on the basis of the payment percentage multiplied by the Allowed amount of their Claim. Allowed Category 2 Claims shall be paid their Discounted Payable Costs calculated in accordance with the formula contained in FB Asbestos Property Damage Trust Distribution Procedures; except that, if the remaining available recoveries are insufficient to pay holders of Allowed Category 1 Claims at least as much as they would have received had they submitted their Claims as Category 2 Claims, then all of the holders of Allowed FB Asbestos Property Damage Claims, regardless of claim category, shall receive their pro rata share of all available recoveries. Because the FB Asbestos Property Damage Insurance Assets are estimated by the Debtors to exceed all Allowed FB Asbestos Property Damage Claims, the Debtors believe that recoveries will be sufficient to pay these Claims in the amount Allowed.

5.	Reconsideration of Claims

The FB Asbestos Property Damage Trust Distribution Procedures permit claimants, within 60 days of receiving notice of the Allowed amount of their claim, to request reconsideration of the determined amount of their claim. On reconsideration, the Claim will be reviewed de novo within 90 days by a panel consisting of two claims analysts and one otherwise disinterested member of the PD Advisory Committee. After receipt of the final determination on reconsideration, a Claimant again has 60 days to request reconsideration of its Claim, this time through binding arbitration.

C.	Injunction Channeling FB Asbestos Property Damage Claims

ALL CLASS B9 CLAIMS SHALL BE CHANNELED TO FB ASBESTOS PROPERTY DAMAGE TRUST, AND SHALL BE PROCESSED, LIQUIDATED AND PAID PURSUANT TO THE TERMS AND PROVISIONS OF THE FB ASBESTOS PROPERTY DAMAGE TRUST AGREEMENT AND THE FB ASBESTOS PROPERTY DAMAGE TRUST DISTRIBUTION PROCEDURES. THE FB ASBESTOS PROPERTY DAMAGE TRUST SHALL BE FUNDED IN THE MANNER DESCRIBED BELOW. THE SOLE RECOURSE OF THE HOLDER OF AN ALLOWED CLASS B9 CLAIM SHALL BE THE FB ASBESTOS PROPERTY DAMAGE TRUST, AND SUCH HOLDER SHALL HAVE NO RIGHT WHATSOEVER AT ANY TIME TO ASSERT ITS CLASS B9 CLAIM AGAINST ANY REORGANIZED DEBTOR, FB PERSON, OR ANY OF THEIR RESPECTIVE RELATED PERSONS. WITHOUT LIMITING THE FOREGOING, ON THE EFFECTIVE DATE, ALL PERSONS SHALL BE PERMANENTLY AND FOREVER STAYED, RESTRAINED, AND ENJOINED FROM TAKING ANY ENJOINED ACTIONS FOR THE PURPOSE OF, DIRECTLY OR INDIRECTLY, COLLECTING, RECOVERING, OR RECEIVING PAYMENT OF, ON, OR WITH RESPECT TO ANY FB ASBESTOS PROPERTY DAMAGE CLAIMS (OTHER THAN ACTIONS BROUGHT TO ENFORCE ANY RIGHT OR OBLIGATION UNDER THE PLAN, ANY EXHIBITS TO THE PLAN, OR ANY OTHER AGREEMENT OR INSTRUMENT BETWEEN THE DEBTORS OR REORGANIZED DEBTORS AND THE FB ASBESTOS PROPERTY DAMAGE TRUST, WHICH ACTIONS SHALL BE IN CONFORMITY AND COMPLIANCE WITH THE PROVISIONS HEREOF).

X. THE LITIGATION TRUST

A.	General Description of the Litigation Trust

1.	Creation of the Litigation Trust

Effective on the Effective Date, the Litigation Trust will be created pursuant to the Litigation Trust Agreement, substantially in the form of Exhibit C to the Plan. For United States federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust is treated as owned by its beneficiaries. Accordingly, for United States federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a distribution of an undivided interest in the Litigation Trust Assets and then contributed such interests to the Litigation Trust. The purpose of the Litigation Trust is, among other things, to (a) hold, preserve, manage and maximize the value of the Litigation Trust Assets for distribution, including without limitation, to litigate, settle or otherwise resolve the Tobacco Causes of Action, the Avoidance Actions and the Material Rights of Action transferred to the Litigation Trust; (b) liquidate the Litigation Trust Assets; and (c) distribute the Litigation Trust Recoveries to the holders of Claims as described in the Plan and the Litigation Trust Agreement. The Litigation Trustee will engage in the foregoing actions with no objective to engage in the conduct of a trade or business.

2.	The Trustee

The Litigation Trustee for the Litigation Trust shall be designated by the Plan Proponents and approved by the Bankruptcy Court. On or prior to ten (10) Business Days prior to the Objection Deadline, the Plan Proponents shall file with the Bankruptcy Court a notice designating the Person they have selected as Litigation Trustee and seeking approval of such designation at the Confirmation Hearing. Once approved by the Bankruptcy Court, the Litigation Trustee shall have and perform all of the duties, responsibilities, rights and obligations set forth in the Litigation Trust Agreement.

The Litigation Trustee will have full authority to take any steps necessary to administer the Litigation Trust Agreement, including, without limitation, the duty and obligation to liquidate Litigation Trust Assets, transfer, sell, dispose of or otherwise resolve or compromise the Litigation Trust Assets, to make distributions therefrom to the Disbursing Agent for disbursement to holders of Allowed Claims in Classes A5, A6-A and A6-B and to the OC Sub-Account of the Asbestos Personal Injury Trust, to pursue and settle any of the rights and claims with respect to the Litigation Trust Assets, to retain such professionals as it may deem necessary to aid in the performance of its responsibilities and to be responsible for filing all federal, state and local tax returns of the Litigation Trust.

3.	Funding of the Litigation Trust

The Debtors will deliver $1 million, or such other amount upon which the Plan Proponents may agree no later than ten (10) Business Days prior to the Objection Deadline (the “Litigation Trust Initial Deposit”), to the Litigation Trustee on the Effective Date. The Litigation Trustee will use the Litigation Trust Initial Deposit consistent with the purpose of the Litigation Trust and subject to the terms and conditions of the Plan and the Litigation Trust Agreement.

4.	Transfer of Certain Assets to the Litigation Trust

On the Effective Date, the Debtors will irrevocably transfer the Litigation Trust Assets (except such assets as have been previously settled) to the Litigation Trust, for and on behalf of each of Class A5, A6-A and A6-B and the OC Sub-Account of the Asbestos Personal Injury Trust. The Litigation Trust Assets are comprised of (a) the Litigation Trust Initial Deposit, (b) all of the Debtors’ rights and standing to object to, litigate, settle and otherwise resolve (i) the Tobacco Causes of Action, (ii) the Avoidance Actions and Material Rights of Action Expressly Not Released, listed on Schedule XIV to the Plan, and (c) any and all proceeds of the foregoing, including interest actually earned thereon. Litigation Trust Assets will not include the FB Reversions, the proceeds of which, when recovered, will be transferred to the FB Sub-Account of the Asbestos Personal Injury Trust for the benefit of Class B8 only.

Material Rights of Action means all rights, claims, causes of action, suits or proceedings accruing to any Debtor pursuant to the Bankruptcy Code or pursuant to any statute or legal theory which, if determined in favor of the Debtors or the Estates, would reasonably be expected to result in a recovery in excess of $200,000, but excluding Commercial Claims. Commercial Claims, excluded from the definition of Material Rights of Action and therefore not included in the Litigation Trust Assets, means rights, causes of action, suits or proceedings (whether arising out of contract, tort or otherwise) accruing to any Debtor for the payment and collection of money or other consideration or the enforcement of rights and remedies in connection with, resulting from or arising out of any commercial transaction with any of the Debtors or the performance of services by or for any of the Debtors. “Commercial Claims” shall include, without limitation, claims arising from damage or alleged damage to property of any Debtor, or personal injuries sustained by any employee, contractor or other business agent of any Debtor (other than Asbestos Personal Injury Claims) in any case resulting from or arising out of the conduct of business by such Debtor, the collection of debts owed to any Debtor from purchasers of goods and services from any Debtor or the collection of money or other consideration from vendors, suppliers or other parties for breaches of contract in commercial relationships with any of the Debtors or the recovery of money based on such other commercial relationship of a Debtor that arise in the ordinary course of business. Commercial Claims do not include Avoidance Actions or any other rights, claims, causes of action, suits or proceedings created by Title 11 of the United States Code.

5.	Cooperation of the Debtors

The Reorganized Debtors will make available, upon reasonable terms, its personnel, books and records to representatives of the Litigation Trust in order to enable the Litigation Trustee to perform its duties under the Litigation Trust Agreement. In addition, the Litigation Trustee will enter into a confidentiality agreement with the Reorganized Debtors for the purpose of maintaining the confidentiality of and retaining any applicable privilege of any information provided by the Reorganized Debtors.

6.	Litigation Trust Termination Provisions

The Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) will approve the termination of the Litigation Trust after the Litigation Trust has distributed all of the Litigation Trust Assets, provided that the Litigation Trust shall terminate within the time frame set forth in the Litigation Trust. The parties may extend the Litigation Trust’s termination date for one or more terms, subject to the approval of the Bankruptcy Court (or the District Court in the event that the District Court modifies the Reference Order to retain jurisdiction over the Litigation Trust) that the extension is necessary for the Litigation Trust’s liquidating purpose.

B.	Distributions of Litigation Trust Recoveries

The Litigation Trustee shall apply Litigation Trust Recoveries as follows: (a) first, to pay Litigation Trust Expenses; (b) second, to pay the Litigation Trust Reimbursement Obligation until the Litigation Trust Reimbursement Obligation is paid in full; (c) third, to the Disbursing Agent for any further remaining disbursement amounts (i) to holders of Allowed Claims in each of Classes A5, A6-A and A6-B and (ii) to the Asbestos Personal Injury Trust. The Litigation Trustee will distribute Litigation Trust Recoveries to the Disbursing Agent as soon as practicable after receiving the Litigation Trust Recoveries, except the Litigation Trustee may withhold any distribution, or any portion thereof, if it reasonably believes it is necessary to pay Litigation Trust Expenses or the Litigation Trust Reimbursement Obligation, or if the aggregate proceeds and income available for distribution is insufficient.

XI. REGISTRATION RIGHTS/RESTRICTIONS ON TRANSFERS OF CORPORATE

SECURITIES AND CERTAIN CLAIMS

The Debtors currently contemplate that, as of the Effective Date, Reorganized OCD will enter into a registration rights agreements with the Asbestos Personal Injury Trust with respect to the shares of New OCD Common Stock (the “Equity Registration Rights Agreement”) issued to the Asbestos Personal Injury Trust, as more fully descrived in Exhibit H to the Plan. The Debtors currently contemplate, after consultation with the advisors to the Asbestos Claimants’ Committee and the Future Claimants’ Representative, that the shares of New OCD Common Stock to be distributed to the Asbestos Personal Injury Trust will be deemed to be restricted securities, because they will be held by an “affiliate” of Reorganized OCD. The Asbestos Personal Injury Trust would be unable to sell shares unless they were registered or another exemption were available. Because the Asbestos Personal Injury Trust may ultimately need liquidity to pay Allowed Claims in Class A7 and Class B8, the Debtors currently contemplate that, in the exercise of their reasonable business judgment, upon the Effective Date they will grant registration rights to the Asbestos Personal Injury Trust to permit the registered resale of securities. The Debtors currently believe that no other shareholder or group of affiliated shareholders will likely receive enough stock shortly after the Effective Date to be considered an “affiliate” subject to sale restrictions under securities laws.

The Debtors currently contemplate that the Asbestos Personal Injury Trust shall have registration rights after the Effective Date in respect of the New OCD Common Stock as more fully described in Exhibit H to the Plan, subject, however, to such further modifications, revisions and supplementation as may be satisfactory in form and substance to the Reorganized Debtors (and any other Plan Proponents) up to ten (10) days prior to the Objection Deadline. The Equity Registration Rights Agreement shall also contain customary provisions regarding registration rights relating to equity securities, including, but not limited to, registration expenses, cross indemnification, holdback agreements, withdrawal rights, participation rights in other offerings, underwriting arrangements and the period of time in which any registration statement shall be kept effective.

XII. APPLICABILITY OF FEDERAL AND OTHER SECURITIES LAWS

It is not currently expected that any registration statement will be filed under the Securities Act or any state securities laws with respect to the issuance or distribution of the New OCD Securities under the Plan or their subsequent transfer or resale, except any registration statement that may be filed in connection with the employee incentive and management plans described above. The Debtors believe that, subject to certain exceptions, including those described below, various provisions of the Securities Act, the Bankruptcy Code and state securities laws exempt from federal and state securities registration requirements (a) the offer and the sale of such securities pursuant to the Plan, and (b) subsequent transfers of such securities.

A.	Offer and Sale of New OCD Securities Pursuant to the Plan: Bankruptcy Code Exemption from Registration Requirements

Holders of Allowed Claims in Classes A4-I4, A5, A6-A and A6-B, B6-U6 and the Asbestos Personal Injury Trust will receive New OCD Securities pursuant to the Plan. Section 1145(a)(1) of the Bankruptcy Code provides that the registration requirements of federal and state securities laws do not apply to the offer or sale of securities under a plan of reorganization if three principal requirements are satisfied: (1) the securities must be issued “under a plan” of reorganization by the debtor or its successor under a plan or by an affiliate participating in a joint plan of reorganization with the debtor; (2) the recipients of the securities must hold a pre-petition or administrative expense claim against the debtor or an interest in the debtor; and (3) the securities must be issued entirely in exchange for the recipient’s claim against or interest in the debtor, or “principally” in such exchange and “partly” for cash or property. In reliance upon this exemption, the Debtors believe that the offer and sale of the New OCD Securities under the Plan will be exempt from registration under the Securities Act and state securities laws. In addition, the Debtors will seek to obtain, as part of the Confirmation Order, a provision confirming such exemption. Accordingly, such securities may be resold without registration under the Securities Act or other federal securities laws pursuant to an exemption provided by Section 4(1) of the Securities Act, unless the holder is an “underwriter” (see discussion below) with respect to such securities, as that term is defined under the Bankruptcy Code. However, recipients of securities issued under the Plan are advised to consult with their own legal advisors as to the availability of any such exemption from registration under state law in any given instance and as to any applicable requirements or conditions to such availability.

B.	Subsequent Transfers of New OCD Securities

Section 1145(b) of the Bankruptcy Code defines the term “underwriter” for purposes of the Securities Act as one who, except with respect to “ordinary trading transactions” of an entity that is not an “issuer,” (1) purchases a claim against, interest in, or claim for an administrative expense in the case concerning, the debtor, if such purchase is with a view to distributing any security received in exchange for such a claim or interest; (2) offers to sell securities offered or sold under a plan for the holders of such securities; (3) offers to buy securities offered or sold under the plan from the holders of such securities, if the offer to buy is: (a) with a view to distribution of such securities; and (b) under an agreement made in connection with the plan, with the consummation of the plan, or with the offer or sale of securities under the plan; or (4) is an “issuer” with respect to the securities, as the term “issuer” is defined in Section 2(11) of the Securities Act.

The term “issuer” is defined in Section 2(4) of the Securities Act; however, the reference contained in Section 1145(b)(1)(D) of the Bankruptcy Code to Section 2(11) of the Securities Act purports to include as statutory underwriters all persons who, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with, an issuer of securities. “Control” (as such term is defined in Rule 405 of Regulation C under the Securities Act) means the possession, direct or indirect, of the power to direct or cause the direction of the policies of a person, whether through the ownership of voting securities, by contract, or otherwise. Accordingly, an officer or director of a reorganized debtor (or its successor) under a plan of reorganization may be deemed to be a “control person,” particularly if such management position is coupled with the ownership of a significant percentage of the debtor’s (or successor’s) voting securities. Moreover, the legislative history of Section 1145 of the Bankruptcy Code suggests that a creditor who owns at least 10% of the securities of a reorganized debtor may be presumed to be a “control person.”

To the extent that persons deemed to be “underwriters” receive New OCD Securities pursuant to the Plan, resales by such persons would not be exempted by Section 1145 of the Bankruptcy Code from registration under the Securities Act or other applicable law. Such persons would not be permitted to resell such New OCD Securities unless such securities were registered under the Securities Act or an exemption from such registration requirements were available. Entities deemed to be statutory underwriters for purposes of Section 1145 of the Bankruptcy Code may, however, be able, at a future time and under certain conditions described below, to sell securities without registration pursuant to the resale provisions of Rule 144 and Rule 144A under the Securities Act.

Rule 144A provides a non-exclusive safe harbor exemption from the registration requirements of the Securities Act for resales to certain “qualified institutional buyers” of securities that are “restricted securities” within the meaning of the Securities Act, irrespective of whether the seller of such securities purchased his, her or its securities under the provisions of Rule 144A. Under Rule 144A, a “qualified institutional buyer” is defined to include, among other persons (e.g., “dealers” registered as such pursuant to Section 15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and “banks” as defined in Section 3(a)(2) of the Securities Act), any entity that purchases securities for its own account or for the account of another qualified institutional buyer and that (in the aggregate) owns and invests on a discretionary basis at least $100 million in the securities of unaffiliated issuers. Subject to certain qualifications, Rule 144A does not exempt the offer or sale of securities that, at the time of their issuance, were securities of the same class of securities then listed on a national securities exchange (registered under Section 6 of the Exchange Act) or quoted in a U.S. automated interdealer quotation system (e.g., NASDAQ). For so long as none of the New OCD Securities to be issued under the Plan are not also listed or quoted as described above, holders of New OCD Securities who are deemed to be “underwriters” within the meaning of Section 1145(b)(1) of the Bankruptcy Code or who may be otherwise deemed to be “affiliates” or “control persons” of Reorganized OCD within the meaning of Rule 405 of Regulation C under the Securities Act, and holders of securities whose securities will be “restricted securities” within the meaning of the Securities Act should, assuming that all other conditions of Rule 144A are met, be entitled to avail themselves of the safe harbor resale provisions thereof.

To the extent that Rule 144A is unavailable, such holders may be entitled to resell their securities pursuant to the limited safe harbor resale provisions of Rule 144. Generally, Rule 144 provides that, if certain conditions are met (e.g., the availability of current public information with respect to the issuer, volume of sale limitations, and notice and manner of sale requirements), specified persons who resell “restricted securities” or who resell securities that are not restricted but such persons are “affiliates” of the issuer, will not be deemed to be “underwriters” as defined in Section 2(11) of the Securities Act.

Pursuant to the Plan, certificates evidencing New OCD Securities received by a holder of 10% or more of the outstanding New OCD Common Stock (which will include the Asbestos Personal Injury Trust) will bear a legend substantially in the form below:

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE, OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

Whether or not any particular person would be deemed to be an “underwriter” of New OCD Securities to be issued pursuant to the Plan, or an “affiliate” of Reorganized OCD, would depend upon various facts and circumstances applicable to that person. Accordingly, OCD expresses no view as to whether any such person would be such an “underwriter” or “affiliate.”

THE FOREGOING SUMMARY DISCUSSION IS GENERAL IN NATURE AND HAS BEEN INCLUDED IN THIS DISCLOSURE STATEMENT SOLELY FOR INFORMATIONAL PURPOSES. THE DEBTORS MAKE NO REPRESENTATIONS CONCERNING, AND DO NOT HEREBY PROVIDE ANY OPINION OR ADVICE WITH RESPECT TO, THE SECURITIES LAW AND BANKRUPTCY LAW MATTERS DESCRIBED ABOVE. IN LIGHT OF THE COMPLEX AND SUBJECTIVE INTERPRETIVE NATURE OF WHETHER A PARTICULAR RECIPIENT OF NEW DEBT SECURITIES OR NEW OCD COMMON STOCK MAY BE DEEMED TO BE AN “UNDERWRITER” WITHIN THE MEANING OF SECTION 1145(b)(1) OF THE BANKRUPTCY CODE AND/OR AN “AFFILIATE” OR “CONTROL PERSON” UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS AND, CONSEQUENTLY, THE UNCERTAINTY CONCERNING THE AVAILABILITY OF EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND EQUIVALENT STATE SECURITIES AND “BLUE SKY” LAWS, OCD ENCOURAGES EACH CLAIMANT TO CONSIDER CAREFULLY AND CONSULT WITH HIS, HER, OR ITS OWN LEGAL ADVISORS WITH RESPECT TO SUCH (AND ANY RELATED) MATTERS.

XIII. CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF

THE PLAN

The following discussion is a summary of certain United States federal income tax aspects of the Plan, for general information purposes only, and should not be relied upon for purposes of determining the specific tax consequences of the Plan with respect to a particular holder of a Claim or Interest. This discussion does not purport to be a complete analysis or listing of all potential tax considerations.

This discussion is based on existing provisions of the IRC, existing and proposed Treasury Regulations promulgated thereunder, and current administrative rulings and court decisions. Legislative, judicial, or administrative changes or interpretations enacted or promulgated after the date hereof could alter or modify the analyses set forth below with respect to the United States federal income tax consequences of the Plan. Any such changes or interpretations may be retroactive and could significantly affect the United States federal income tax consequences of the Plan.

Except as discussed in Section XIII.B.2 below, no ruling has been requested or obtained from the IRS with respect to any tax aspects of the Plan and no opinion of counsel has been sought or obtained with respect thereto. No representations or assurances are being made to the holders of Claims or Interests with respect to the United States federal income tax consequences described herein.

Any discussion of U.S. federal tax issues set forth in this Disclosure Statement is written solely in connection with the confirmation of the Plan to which the transactions described in this Disclosure Statement are ancillary. Such discussion is not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any U.S. federal tax penalties that may be imposed on such person. Each holder of a Claim or Interest should seek advice based on its particular circumstances from an independent tax advisor.

A.	Federal Income Tax Consequences to the Debtors

1.	Cancellation of Indebtedness Income

Under the IRC, a taxpayer generally must recognize income from the cancellation of debt (“COD Income”) to the extent that its indebtedness is discharged during the taxable year. Section 108(a)(1)(A) of the IRC provides an exception to this rule, however, where a taxpayer is in bankruptcy and where the discharge is granted, or is effected pursuant to a plan approved, by the bankruptcy court. In this case, instead of recognizing income, the taxpayer is required, under Section 108(b) of the IRC, to reduce certain of its tax attributes by the amount of COD Income. The attributes of the taxpayer are to be reduced in the following order: net operating losses (“NOLs”), general business and minimum tax credit carryforwards, capital loss carryforwards, the basis of the taxpayer’s assets, and finally, foreign tax credit tax carryforwards (collectively, “Tax Attributes”). Section 108(b)(5) of the IRC permits a taxpayer to elect to first apply the reduction to the basis of the taxpayer’s depreciable assets, with any remaining balance applied to the taxpayer’s other Tax Attributes in the order stated above. In addition to the foregoing, Section 108(e)(2) of the IRC provides a further exception to the realization of COD Income upon the discharge of debt, providing that a taxpayer will not recognize COD Income to the extent that the taxpayer’s satisfaction of the debt would have given rise to a deduction for United States federal income tax purposes. The effect of Section 108(e)(2) of the IRC, where applicable, is to allow a taxpayer to discharge indebtedness without recognizing income and to avoid any reduction of its Tax Attributes.

As a result of having their debt reduced in connection with their bankruptcy, the Debtors generally will not recognize COD Income from the discharge of indebtedness pursuant to the Plan; however, certain Tax Attributes of the Debtors will be reduced or eliminated. The Debtors have not yet determined whether they will make the election under the IRC to apply any required attribute reduction first to the basis of the Debtors’ depreciable property, with any excess next applied to reduce their NOLs, and then to reduce the Debtors’ other Tax Attributes. To the extent that the discharge is of amounts that the Debtors would have been entitled to deduct if the Debtors had paid such amounts, no COD Income will be recognized and no reduction of Tax Attributes will occur pursuant to Section 108(e)(2) of the IRC. It is expected that the settlement of certain claims in Classes A7, B8 and B9, all of which should give rise to deductions for United States federal income tax purposes, will satisfy the requirements of Section 108(e)(2) of the IRC and, therefore, will not result in any realization of COD Income or reduction of the Debtors’ Tax Attributes.

To the extent that the Debtors are required to reduce their Tax Attributes, the mechanics of such attribute reduction will be governed by Treasury Regulation §1.1502-28, which contains rules that apply where the debtor corporation is a member of a group filing a consolidated return. These rules generally provide that the Tax Attributes attributable to the debtor corporation are the first to be reduced. For this purpose, Tax Attributes attributable to the debtor member include consolidated Tax Attributes (such as consolidated NOLs) that are attributable to the debtor member pursuant to the consolidated return regulations, and also include the basis of property of the debtor (including subsidiary stock), all of which are reduced in the order described above. To the extent that the COD Income of the debtor member exceeds the Tax Attributes attributable to it, the consolidated Tax Attributes attributable to other members of the consolidated group must be reduced. In the case of a consolidated group with multiple debtor members, each debtor member’s Tax Attributes must be reduced before such member’s COD Income can be reduced by Tax Attributes attributable to other members of the consolidated group. In addition, to the extent that the debtor corporation is required to reduce its basis in the stock of another group member, the lower-tier member also must reduce its Tax Attributes, including the consolidated Tax Attributes attributable to that lower-tier member. Any required attribute reduction will take place after the Debtors have determined their taxable income, and any federal income tax liability, for the taxable year in which the Effective Date occurs.

2.	Net Operating Losses and Other Attributes

Following the Effective Date, the Debtors may have NOLs. The Debtors currently have NOLs, and the Debtors will generate NOLs on the Effective Date to the extent that the Debtors have generated deductions for United States federal income tax purposes that are not offset by income and/or gain and are not eliminated by the attribute reduction rules of Section 108(b) of the IRC discussed above. In this regard, it is expected that the Debtors will be entitled to a current deduction for all transfers of Cash, property other than indebtedness of the Debtors, and New OCD Common Stock to the Asbestos Personal Injury Trust for OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. The amount of the aggregate deduction to which the Debtors will be entitled will equal the sum of the Cash and the fair market value of the other property (excluding any indebtedness of the Debtors) and New OCD Common Stock transferred to the Asbestos Personal Injury Trust to satisfy such OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims. It should be noted, however, that no deduction for transfers to the Asbestos Personal Injury Trust will be allowed to the extent that the transferred amounts represent amounts received from the settlement of insurance claims, which amounts were not included in the Debtors’ gross income. Accordingly, the Debtors will not be entitled to a deduction for transfers to the Asbestos Personal Injury Trust to satisfy Asbestos Personal Injury Claims to the extent such transfers are of insurance proceeds, including any transfer of Existing Fibreboard Insurance Settlement Trust Assets.

After taking into account the foregoing rules and applying the deductions against the income and gain of the Debtors recognized during the taxable year in which the Effective Date occurs, the Debtors anticipate that their NOLs will increase. As explained above, however, the Debtors’ NOLs and other Tax Attributes may be reduced or eliminated as of the beginning of the taxable year following the year in which the Effective Date occurs as a result of the COD Income expected to be realized on implementation of the Plan. Accordingly, there can be no assurance that Reorganized OCD will have NOLs following the year in which the Plan is implemented.

As a general rule, an NOL incurred by a taxpayer during a taxable year can be carried back and deducted from its taxable income generated within the two preceding taxable years and the remainder can be carried forward and deducted from the taxpayer’s taxable income over the 20 succeeding taxable years. NOLs attributable to certain tort liability losses, however, may be carried back for ten years. It is expected that the transfer of Cash and other property (excluding any indebtedness of the Debtors) and the issuance of New OCD Common Stock to the Asbestos Personal Injury Trust with respect to OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims will generate deductions that relate to a qualifying tort liability and, therefore, any resulting NOLs will be eligible to be carried back for ten years. However, the Debtors have not realized significant amounts of taxable income during the previous ten year period, and, accordingly, there can be no certainty that Reorganized OCD would be entitled to material amounts of tax refunds in respect of that period.

3.	Annual Section 382 Limitation on Use of NOLs

With respect to any NOLs of the Debtors remaining after confirmation of the Plan and any required attribute reduction, Section 382 of the IRC contains certain rules limiting the amount of NOLs a corporate taxpayer can utilize in the years following an “ownership change” (the “Annual Section 382 Limitation”). An “ownership change” generally is defined as a more than 50 percentage point change in ownership of the value of the stock of a “loss corporation” (a corporation with NOLs) that takes place during the three year period ending on the date on which such change in ownership is tested. The Debtors will undergo an ownership change on the Effective Date.

As a general rule, a loss corporation’s Annual Section 382 Limitation equals the product of the value of the stock of the corporation (with certain adjustments) immediately before the ownership change and the applicable “long-term tax-exempt rate,” a rate published monthly by the Treasury Department (4.40% for ownership changes that occur during December, 2005). Any unused portion of the Annual Section 382 Limitation generally is available for use in subsequent years. The Annual Section 382 Limitation is increased if the loss corporation has net unrealized built-in gains, i.e., gains economically accrued but unrecognized at the time of the ownership change, in excess of a threshold amount. Such a corporation can use NOLs in excess of its Annual Section 382 Limitation to the extent that it realizes those net unrealized built-in gains for United States federal income tax purposes in the five years following the ownership change. A correlative rule applies to a corporation that has net unrealized built in losses, i.e., losses economically accrued but unrecognized as of the date of the ownership change in excess of a threshold amount. Such a corporation’s ability to deduct its built-in losses (in addition to its NOLs) following an ownership change is limited. If a loss corporation does not continue its historic business or use a significant portion of its assets in a new business for two years after the ownership change, the corporation’s Annual Section 382 Limitation is zero.

Section 382(l)(5) of the IRC provides an exception to the application of the Annual Section 382 Limitation when a corporation is under the jurisdiction of a court in a Title 11 case (the “382(l)(5) Bankruptcy Exception”). The 382(l)(5) Bankruptcy Exception provides that where an ownership change occurs pursuant to a bankruptcy reorganization or similar proceeding, the Annual Section 382 Limitation will not apply if the pre-change shareholders and/or “qualified creditors” (as defined by applicable Treasury Regulations) own at least 50 percent of the stock of the reorganized corporation immediately after the ownership change. However, under the 382(l)(5) Bankruptcy Exception, a corporation’s pre-change losses and excess credits that may be carried over to a post-change year must be reduced to the extent attributable to any interest paid or accrued on certain debt converted to stock in the reorganization. In addition, if the 382(l)(5) Bankruptcy Exception applies, a second ownership change of the corporation within a two-year period will cause the corporation to forfeit all of its unused NOLs that were incurred prior to the date of the second ownership change.

If a corporation qualifies for the 382(l)(5) Bankruptcy Exception, the use of its NOLs will be governed by that exception unless the corporation affirmatively elects for the provisions not to apply. If a corporation that is eligible for the 382(l)(5) Bankruptcy Exception elects out of that provision, a special rule under Section 382(l)(6) of the IRC will apply in calculating the Annual Section 382 Limitation. Under this special rule, the Annual Section 382 Limitation will be calculated by reference to the lesser of the value of the corporation’s stock (with certain adjustments) immediately after the ownership change (as opposed to immediately before the ownership change, as discussed above) or the value of the Debtor’s assets (determined without regard to liabilities) immediately before the ownership change.

It is currently expected that Reorganized OCD will qualify for the 382(l)(5) Bankruptcy Exception. The Debtors are currently analyzing whether to affirmatively elect out of the 382(l)(5) Bankruptcy Exception and instead rely on the special rule described above under Section 382(l)(6) of the IRC. One reason the Debtors may choose to elect out of the 382(l)(5) Bankruptcy Exception is the rule described above that a second ownership change within two years of the Effective Date will cause Reorganized OCD to forfeit any NOLs incurred prior to the date of the second ownership change. Under the terms of the Plan, there can be no assurance that Reorganized OCD will not undergo a second ownership change within two years of the Effective Date. If, because of a potential second ownership change, the Debtors choose to elect out of the Bankruptcy Exception, Reorganized OCD’s use of its NOLs will be subject to the Annual Section 382 Limitation following confirmation of the Plan, calculated under the special rule of Section 382(l)(6) of the IRC described above. As noted above, under this special rule, the Annual Section 382 Limitation is generally determined by valuing the loss corporation immediately after the ownership change, including any value resulting from any surrender or cancellation of creditors’ claims.

4.	Accrued Interest

To the extent that the consideration issued to holders of Claims pursuant to the Plan is attributable to accrued but unpaid interest, the Debtors should be entitled to interest deductions in the amount of such accrued interest, but only to the extent the Debtors have not already deducted such amount. The Debtors should not have COD Income from the discharge of any accrued but unpaid interest pursuant to the Plan to the extent that the payment of such interest would have given rise to a deduction pursuant to Section 108(e)(2) of the IRC, as discussed above.

5.	Federal Alternative Minimum Tax

A corporation may incur alternative minimum tax liability even where NOL carryovers and other tax attributes are sufficient to eliminate its taxable income as computed under the regular corporate income tax. It is possible that Reorganized OCD will be liable for the alternative minimum tax.

B.	Federal Income Tax Consequences to Claim Holders

The United States federal income tax consequences of the transactions contemplated by the Plan to Claim holders that are United States Persons will depend upon a number of factors. For purposes of the following discussion, a “United States Person” is any person or entity (1) who is a citizen or resident of the United States, (2) that is a corporation or partnership created or organized in or under the laws of the United States or any state thereof, (3) that is an estate, the income of which is subject to United States federal income taxation regardless of its source or (4) that is a trust (a) the administration over which a United States person can exercise primary supervision and all of the substantial decisions of which one or more United States persons have the authority to control; or (b) that has elected to continue to be treated as a United States Person for United States federal income tax purposes. In the case of a partnership, the tax treatment of its partners will depend on the status of the partner and the activities of the partnership. United States Persons who are partners in a partnership should consult their tax advisors. A “Non-United States Person” is any person or entity that is not a United States Person. For purposes of the following discussion and unless otherwise noted below, the term “Holder” shall mean a “holder of a Claim that is a United States Person.” The general United States federal income tax consequences to Claim holders that are Non-United States Persons are discussed below under Section XIII.B.1(g) of this Disclosure Statement.

The United States federal income tax consequences to Holders and the character and amount of income, gain or loss recognized as a consequence of the Plan and the distributions provided for thereby will depend upon, among other things, (1) the manner in which a Holder acquired a Claim; (2) the length of time the Claim has been held; (3) whether the Claim was acquired at a discount; (4) whether the Holder has taken a bad debt deduction with respect to the Claim (or any portion thereof) in the current or prior years; (5) whether the Holder has previously included in income accrued but unpaid interest with respect to the Claim; (6) the method of tax accounting of the Holder; (7) whether the Claim is an installment obligation for United States federal income tax purposes; and (8) whether the Claim constitutes a “security” for United States federal income tax purposes. The definition of the term “security” for United States federal income tax purposes is discussed under the heading “Definition of ‘Security’”, below. Certain holders of Claims (such as foreign persons, S corporations, regulated investment companies, insurance companies, financial institutions, small business investment companies, broker-dealers and tax-exempt organizations) may be subject to special rules not addressed in this summary of United States federal income tax consequences. There also may be state, local, and/or foreign income or other tax considerations or United States federal estate and gift tax considerations applicable to holders of Claims, which are not addressed herein. EACH HOLDER OF A CLAIM OR INTEREST AFFECTED BY THE PLAN IS STRONGLY URGED TO CONSULT ITS TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF THE TRANSACTIONS DESCRIBED HEREIN AND IN THE PLAN.

1.	United States Federal Income Tax Consequences

(a)	General

A Holder who receives Cash or other consideration (including, without limitation, stock) in satisfaction of its Claims may recognize ordinary income or loss to the extent that any portion of such consideration is characterized as accrued interest. A Holder who did not previously include in income accrued but unpaid interest attributable to its Claim, and who receives a distribution on account of its Claim pursuant to the Plan, will be treated as having received interest income to the extent that any consideration received is characterized for United States federal income tax purposes as interest, regardless of whether such Holder realizes an overall gain or loss as a result of surrendering its Claim. A Holder who previously included in its income accrued but unpaid interest attributable to its Claim should recognize an ordinary loss to the extent that such accrued but unpaid interest is not satisfied, regardless of whether such Holder realizes an overall gain or loss as a result of the distribution it may receive under the Plan on account of its Claim. Although the manner in which consideration is to be allocated between accrued interest and principal for these purposes is unclear under present law, the Debtors reserve the right, to the extent, consistent with the Plan, to allocate for United States federal income tax purposes the consideration paid pursuant to the Plan with respect to a Claim, first to the principal amount of such Claim as determined for United States federal income tax purposes and then to accrued interest, if any, with respect to such Claim. Accordingly, in cases where a Holder receives less than the principal amount of its Claim, the Debtors intend to allocate the full amount of consideration transferred to such Holder to the principal amount of such obligation and to take the position that no amount of the consideration to be received by such Holder is attributable to accrued interest. There is no assurance that such allocation will be respected by the IRS for United States federal income tax purposes.

A Holder that receives Senior Notes will generally be required to include interest on the Senior Notes in income in accordance with such Holder’s regular method of tax accounting. If, however, the Senior Notes are treated as issued with original issue discount for United States federal income tax purposes, a Holder of Senior Notes will be required to include in income the amount of such original issue discount over the term of the Senior Notes based on the constant yield method. In such case, a Holder will be required to include amounts in income before they are received. A Holder’s tax basis in a Senior Note will be increased by the amount of original issue discount included in income and reduced by the amount of cash (other than payments of stated interest) received with respect to the Senior Note.

If not otherwise so required, a Holder that receives New OCD Common Stock in exchange for its Claim will be required to treat gain recognized on a subsequent sale or other taxable disposition of the New OCD Common Stock as ordinary income to the extent of (i) any bad debt deductions taken with respect to the Claim and any ordinary loss deductions incurred upon satisfaction of the Claim, less any income (other than interest income) recognized by the Holder upon satisfaction of its Claim, and (ii) any amounts which would have been included in a Holder’s gross income if the Holder’s Claim had been satisfied in full, but which was not included in income because of the application of the cash method of accounting.

(b)	Holders of Class A4, A5, A6-A, A6-B, B4, B6, C4, C6, D4, D6, E4, E6, F4, F6, G4, G6, H4, H6, I4, I6, J6, K6, L6, M6, N6, O6, P6, Q6, R6, S6, T6 and U6 Claims (Bank Holders Claims, Bondholders Claims, General Unsecured Claims and General Unsecured/Senior Indebtedness Claims)

The Holders of the Class A4, A5, A6-A, A6-B, B4, B6, C4, C6, D4, D6, E4, E6, F4, F6, G4, G6, H4, H6, I4, I6, J6, K6, L6, M6, N6, O6, P6, Q6, R6, S6, T6 and U6 Claims (the “Debt Claims,” and Holders of such Claims, “Debt Claim Holders”) will realize gain or loss for United States federal income tax purposes as a result of the consummation of the Plan equal to the difference between their adjusted tax bases in their Claims immediately prior to the Effective Date and the sum of (i) the amount of Cash, (ii) the “issue price” of the Senior Notes (solely for Classes A4-I4) and (iii) the fair market value of the New OCD Common Stock they receive.

The “issue price” of the Senior Notes is generally expected to equal the principal amount thereof if they are not “publicly traded” or their fair market value on the Effective Date if they are “publicly traded.” For these purposes, a debt instrument generally is treated as “publicly traded” if, at any time during the 60 day period ending 30 days after the issue date, (i) the debt is listed on a national securities exchange or quoted on an interdealer quotation system sponsored by a national securities association, (ii) it appears on a system of general circulation (including a computer listing disseminated to subscribing brokers, dealers or traders) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations (including rates, yields or other pricing information) of one or more identified brokers, dealers or traders or actual prices (including rates, yields or other pricing information) of recent sales transactions or (iii) if, in certain circumstances, price quotations are readily available from dealers, brokers or traders.

If a Debt Claim does not constitute a “security” for United States federal income tax purposes, then the exchange of the Debt Claim will be a taxable transaction, and the Holder of such Claim will be required to recognize the full amount of its gain or loss realized on the exchange. A Debt Claim Holder’s initial tax basis in the property it receives in exchange for its Debt Claim should equal the fair market value of such property. Such tax basis would be allocated among the items of property it receives based on the relative fair market values of such items of property on the Effective Date. A Debt Claim Holder’s holding period in property it receives in the exchange would commence on the day after the Effective Date.

If a Debt Claim constitutes a “security” for United States federal income tax purposes, then the exchange of the Debt Claim will be treated as a “recapitalization” for United States federal income tax purposes. In such case, a Debt Claim Holder that realizes a loss on the exchange will not be permitted to recognize such loss.

If the exchange of Debt Claims is a recapitalization and the Senior Notes constitute “securities” for United States federal income tax purposes, a Debt Claim Holder that realizes gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized, which will likely be determined by substituting the principal amount of the Senior Notes for their issue price, and (ii) the amount of Cash it receives. A Debt Claim Holder’s initial tax basis in the property it receives in exchange for its Debt Claim should equal the sum of (i) its adjusted tax bases in such Debt Claim and (ii) the amount of gain it recognizes on the exchange, reduced by the amount of Cash it receives in the exchange. Such basis will be allocated between the Senior Notes and the New OCD Common Stock it receives based on their relative fair market values. A Debt Claim Holder’s holding period in the New OCD Common Stock and Senior Notes it receives will include the holding period in the Debt Claim surrendered.

If the exchange of Debt Claims is a recapitalization and the Senior Notes do not constitute “securities” for United States federal income tax purposes, a Debt Claim Holder that realizes gain on the exchange will be required to recognize the lesser of (i) the amount of gain realized and (ii) the sum of the fair market value of the Senior Notes and the amount of Cash it receives. A Debt Claim Holder’s initial tax basis in the property it receives in exchange for its Debt Claims should equal the sum of (i) its adjusted tax bases in the Debt Claims and (ii) the amount of gain it recognizes on the exchange, reduced by the amount of Cash it receives by them in the exchange. Such basis will be allocated first to the Senior Notes, to the extent of their fair market value, and thereafter to the New OCD Common Stock. A Debt Claim Holder’s holding period in the New OCD Common Stock it receives will include the holding period in the Debt Claims surrendered. A Debt Claim Holder’s holding period in the Senior Notes it receives will commence on the day after the Effective Date.

There is no authority that directly addresses the treatment of the receipt of the right to receive a portion of the Excess Available Cash, Excess New OCD Common Stock and Excess Litigation Trust Recoveries (the “Excess Recoveries”). Debt Claim Holders that receive such rights may be permitted to claim that the fair market value of those rights is speculative as of the Effective Date and that the receipt of such rights should be subject to “open transaction” treatment and taken into account only when such amounts are actually determined. In such case, however, a Debt Claim Holder that realizes a loss may not be permitted to recognize such loss until the amount of the Excess Recoveries to be distributed to such Holder is finally determined.

For a discussion of the consequences of the receipt of an interest in the Litigation Trust, see Section XIII.B.2, below.

The Debtors currently intend to treat the Disputed Distribution Reserve as a grantor trust for United States federal income tax purposes. Accordingly, it is intended that each Holder of a Disputed Claim will be treated as if such Holder had received a distribution of Cash and other property (including, without limitation, stock) in exchange for its Claim and then contributed such cash and property to the Disputed Distribution Reserve. If such treatment is respected, a Holder of a Disputed Claim will be subject to United States federal income tax on its proportionate share of any income earned with regard to the assets in the Disputed Distribution Reserve. There can, however, be no assurance that the IRS will agree with such treatment.

(c)	Holders of OC Asbestos Personal Injury and FB Asbestos Personal Injury Claims

To the extent that payments from the Asbestos Personal Injury Trust to Holders of OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims represent damages on account of personal physical injuries of such Holders, such Holders should not recognize gross income under Section 104 of the IRC, except to the extent that such payments are attributable to medical expense deductions allowed under Section 213 of the IRC for a prior taxable year.

(d)	Holders of Class B9 Claims (FB Asbestos Property Damage Claims)

The fair market value of any payments from the FB Asbestos Property Damage Trust to Holders of FB Asbestos Property Damage Claims will be taxable to such Holders to the extent of the excess of such fair market value over the amount, if any, of losses with regard to FB Asbestos Property Damage Claims not previously deducted for United States federal income tax purposes by the Holder. Holders of FB Asbestos Property Damage Claims that have not previously deducted losses with regard to such Claims for United States federal income tax purposes will recognize losses equal to the difference between the amount of loss not previously deducted and the fair market value of any payments received.

(e)	Market Discount

The market discount provisions of the IRC may apply to Holders of certain Claims. In general, a debt obligation that is acquired by a holder in the secondary market is a “market discount bond” as to that holder if its stated redemption price at maturity (or, in the case of a debt obligation having original issue discount, its adjusted issue price) exceeds, by more than a statutory de minimis amount, the tax basis of the debt obligation in the holder’s hands immediately after its acquisition. If a Holder has accrued market discount with respect to its Claims and such Holder realizes gain upon the exchange of its Claims for property pursuant to the Plan, such Holder may be required to include as ordinary income the amount of such accrued market discount to the extent of such realized gain. A Holder who realizes loss on such exchange generally will not be required to include the amount of any such accrued market discount in income. A Holder who receives Senior Notes in an exchange pursuant to the Plan that constitutes a “recapitalization” for United States federal income tax purposes may not be required immediately to include in income the accrued market discount to the extent such accrued market discount is allocable to the Senior Notes. In this event, such portion of the accrued market discount should carry over to the Senior Notes. Holders who have accrued market discount with respect to their claims should consult their tax advisors as to the application of the market discount rules to them in view of their particular circumstances.

(f)	Definition of “Security”

Whether an instrument constitutes a “security” for United States federal income tax purposes is determined based on all of the facts and circumstances. Certain authorities have held that one factor to be considered is the length of the initial term of the debt instrument. These authorities have indicated that an initial term of less than five years is evidence that the instrument is not a security, whereas an initial term of ten years or more is evidence that it is a security. Treatment of an instrument with an initial term between five and ten years is generally unsettled. Numerous factors other than the term of an instrument could be taken into account in determining whether a debt instrument is a security, including, but not limited to, whether repayment is secured, the level of creditworthiness of the obligor, whether or not the instrument is subordinated, whether the holders have the right to vote or otherwise participate in the management of the obligor, whether the instrument is convertible into an equity interest, whether payments of interest are fixed, variable or contingent and whether such payments are made on a current basis or are accrued.

(g)	Non-United States Persons

A holder of a Claim that is a Non-United States Person generally will not be subject to United States federal income tax with respect to property (including money) received in exchange for such Claim pursuant to the Plan, unless (i) such holder is engaged in a trade or business in the United States to which income, gain or loss from the exchange is “effectively connected” for United States federal income tax purposes, or (ii) if such holder is an individual, such holder is present in the United States for 183 days or more during the taxable year of the exchange and certain other requirements are met.

(h)	Information Reporting and Backup Withholding

Certain payments, including the payments with respect to Claims pursuant to the Plan, may be subject to information reporting by the payor (the relevant Debtor) to the IRS. Moreover, such reportable payments may be subject to backup withholding (currently at a rate of 28%) under certain circumstances. Backup withholding is not an additional tax. Amounts withheld under the backup withholding rules may be credited against a Holder’s United States federal income tax liability, and a Holder may obtain a refund of any excess amounts withheld under the backup withholding rules by filing an appropriate claim for refund with the IRS (generally, a United States federal income tax return).

2.	Taxation of the Asbestos Personal Injury Trust and Litigation Trust

(a)	The Asbestos Personal Injury Trust

The Asbestos Personal Injury Trust is currently expected to constitute a “qualified settlement fund” within the meaning of Section 468B of the IRC and the Treasury Regulations promulgated thereunder. In addition, Fibreboard received a private letter ruling from the IRS that the Fibreboard Insurance Settlement Trust constitutes a “qualified settlement fund” within the meaning of such provisions. The receipt of property, including Cash and New OCD Common Stock by the Asbestos Personal Injury Trust from the Debtors will not constitute taxable income to the Asbestos Personal Injury Trust, the adjusted tax basis of the assets transferred by the Debtors to the Asbestos Personal Injury Trust should be the fair market value of those assets at the time of receipt, and the Asbestos Personal Injury Trust will likely be taxed on modified gross income as defined within the Treasury Regulations (generally at the highest rate applicable to estates and trusts). The transfer of Existing Fibreboard Insurance Settlement Trust Assets to the Asbestos Personal Injury Trust should not result in net taxable income to the Debtors or the Asbestos Personal Injury Trust.

(b)	The Litigation Trust

For United States federal income tax purposes, it is intended that the Litigation Trust be classified as a liquidating trust under Section 301.7701-4 of the Treasury Regulations and that such trust be treated as owned by its beneficiaries. Accordingly, for United States federal income tax purposes, it is intended that the beneficiaries be treated as if they had received a taxable distribution of an undivided interest in the Litigation Trust Assets, including Cash, and then contributed such interests to the Litigation Trust. There can be no assurance that the IRS will respect the foregoing treatment. For example, the IRS may characterize the Litigation Trust as a grantor trust for the benefit of the Debtors or otherwise as owned by and taxable to the Debtors. Alternatively, the IRS could characterize the Litigation Trust as a so-called “complex trust” subject to a separate entity level tax on its earnings, except to the extent that such earnings are distributed during the taxable year. Moreover, because of the possibility that the amounts of consideration received by a Debt Claim Holder may increase or decrease, depending on whether the Litigation Trust is treated as a grantor trust, such a Holder could be prevented from recognizing a loss until the time at which all of the Litigation Trust Assets have been distributed.

Beneficiaries of the Litigation Trust are urged to consult their tax advisors regarding the potential United States federal income tax treatment of the Litigation Trust and the consequences to them of such treatment (including the effect on the computation of a Holder’s gain or loss in respect of its Claim, the subsequent taxation of any distribution from the Litigation Trust, and the possibility of taxable income without a corresponding receipt of Cash or property with which to satisfy the tax liability).

C.	Federal Income Tax Consequences to Holders of Class A12 Interests and Integrex Minority Interests.

Pursuant to the Plan, all Class A12 Interests and Integrex Minority Interests (collectively, the “Extinguished Interests”) shall be deemed cancelled and extinguished, and holders of the Extinguished Interests will receive nothing in exchange for such Interests. As a result, each holder of the Extinguished Interests generally should recognize a loss equal to the holder’s tax basis in its Extinguished Interest extinguished under the Plan unless the holder previously claimed a loss with respect to such stock under its regular method of accounting. In general, if the holder held its Extinguished Interest as a capital asset, the loss will be treated as a loss from the sale or exchange of such capital asset. Capital loss will be long-term if the Extinguished Interest was held by the holder for more than one year and otherwise will be short-term. Any capital losses realized generally may be used by a corporate holder only to offset capital gains, and by an individual holder only to the extent of capital gains plus $3,000 of other income.

D.	Importance of Obtaining Professional Tax Assistance

THE FOREGOING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF CERTAIN INCOME TAX CONSEQUENCES OF THE PLAN AND IS NOT A SUBSTITUTE FOR CAREFUL TAX PLANNING WITH A TAX PROFESSIONAL. THE ABOVE DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. THE TAX CONSEQUENCES ARE IN MANY CASES UNCERTAIN AND MAY VARY DEPENDING ON A CLAIM HOLDER’S PARTICULAR CIRCUMSTANCES. ACCORDINGLY, CLAIM HOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS ABOUT THE UNITED STATES FEDERAL, STATE AND LOCAL, AND APPLICABLE FOREIGN INCOME AND OTHER TAX CONSEQUENCES OF THE PLAN.

E.	Reservation of Rights

This tax section is subject to change (possibly substantially) based on subsequent changes to other provisions of the Plan. The Debtors and their advisors reserve the right to further modify, revise or supplement Article XIII and the other tax related sections of the Plan up to ten (10) days prior to the Objection Deadline.

XIV. FEASIBILITY OF THE PLAN AND BEST INTERESTS OF CREDITORS

A.	Feasibility of the Plan

In connection with confirmation of the Plan, the Bankruptcy Court will have to determine that the Plan is feasible pursuant to Section 1129(a)(11) of the Bankruptcy Code, which means that the confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Debtors.

To support their belief in the feasibility of the Plan, the Debtors have relied, among other things, upon the Financial Projections, which are annexed to this Disclosure Statement as Appendix B.

The Financial Projections indicate that the Reorganized Debtors should have sufficient cash flow to pay and service their debt obligations, including the Exit Facility, and to fund their operations as contemplated by the Business Plan. Accordingly, the Debtors believe that the Plan complies with the financial feasibility standard of Section 1129(a)(11) of the Bankruptcy Code.

The Financial Projections were not prepared with a view toward compliance with the published guidelines of the American Institute of Certified Public Accountants or any other regulatory or professional agency or body or generally accepted accounting principles. Furthermore, the Debtors’ independent certified public accountants have not compiled or examined the Financial Projections and accordingly do not express any opinion or any other form of assurance with respect thereto and assume no responsibility for the Financial Projections.

The Financial Projections assume that (1) the Plan will be confirmed and consummated in accordance with its terms, (2) there will be no material change in legislation or regulations, or the administration thereof, including environmental legislation or regulations, that will have an unexpected effect on the operations of the Reorganized Debtors, (3) there will be no change in United States generally accepted accounting principles that will have a material effect on the reported financial results of the Reorganized Debtors, and (4) there will be no material contingent or unliquidated litigation or indemnity claims applicable to the Reorganized Debtors. To the extent that the assumptions inherent in the Financial Projections are based upon future business decisions and objectives, they are subject to change. In addition, although they are presented with numerical specificity and are considered reasonable by the Debtors when taken as a whole, the assumptions and estimates underlying the Financial Projections are subject to significant business, economic and competitive uncertainties and contingencies, many of which will be beyond the control of the Reorganized Debtors. Accordingly, the Financial Projections are speculative in nature. It should be expected that some or all of the assumptions in the Financial Projections will not be realized and that actual results will vary from the Financial Projections, which variations may be material and may increase over time. The Financial Projections should therefore not be regarded as a representation by the Debtors or any other person that the results set forth in the Financial Projections will be achieved. In light of the foregoing, readers are cautioned not to place undue reliance on the Financial Projections. The Financial Projections should be read together with the information in Section VI of this Disclosure Statement entitled “Future Business of the Reorganized Debtors,” which summarizes the Business Plan and certain assumptions underlying the Financial Projections, as well as Section XV of the Disclosure Statement entitled “Certain Risk Factors to be Considered,” which sets forth important factors that could cause actual results to differ from those in the Financial Projections.

OC is subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports and other information with the SEC relating to its business, financial statements and other matters. Such filings will not include projected financial information. The Debtors do not intend to update or otherwise revise the Financial Projections, including any revisions to reflect events or circumstances existing or arising after the date of this Disclosure Statement or to reflect the occurrence of unanticipated events, even if any or all of the underlying assumptions do not come to fruition. Furthermore, the Debtors do not intend to update or revise the Financial Projections to reflect changes in general economic or industry conditions.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing, completion and scope of the current restructuring, reorganization plan, Business Plan, bank financing, and debt and equity market conditions and OC’s future liquidity, as well as the assumptions up on which such statements are based. While OC believes that the expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guarantees of future performance, and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not limited to, further adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time line to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation.

B.	Acceptance of the Plan

As a condition to confirmation, the Bankruptcy Code requires that each Class of Impaired Claims vote to accept the Plan, except under certain circumstances.

Section 1126(c) of the Bankruptcy Code defines acceptance of a plan by a class of impaired claims as acceptance by holders of at least two thirds (2/3) in dollar amount and more than one half (50%) in number of claims in that class, but for that purpose counts only those who actually vote to accept or to reject the plan. Thus, each of Classes A3-U3, A4-I4, A5, A6-A, A6-B, B6-U6, A7, B8, B9, and A10-U10 will have voted to accept the Plan only if two-thirds (2/3) in dollar amount and a majority in number actually voting in each Class cast their Ballots in favor of acceptance. Holders of Claims who fail to vote are not counted as either accepting or rejecting the Plan.

In order to satisfy the requirements of Section 524(g)(2)(B)(ii)(IV)(bb) of the Bankruptcy Code, seventy-five (75%) percent of each of Classes A7 and B8, covering the respective holders of the OC Asbestos Personal Injury Claims and FB Asbestos Personal Injury Claims actually voting must vote in favor of the Plan in order for the Reorganized Debtors to obtain the benefits of Section 524(g) of the Bankruptcy Code.

The Voting Procedures provide certain special rules concerning the calculation of the amount of Claims voting in a Class of Claims (for further information regarding voting procedures see Section XVII of this Disclosure Statement entitled “The Solicitation; Voting Procedure.”) The following special rules concerning calculation of the amount of Claims are for illustrative purposes.

A Ballot will not be counted if a Claim has been disallowed or an objection is pending to the Claim as of the                     , and the claimant has not obtained, on or before the Voting Deadline, a Bankruptcy Court order allowing such Claim, either in whole or in part, for all purposes or for voting purposes only.

IN ORDER FOR YOUR VOTE TO BE COUNTED, YOUR BALLOT MUST BE PROPERLY COMPLETED AS SET FORTH ABOVE AND IN ACCORDANCE WITH THE VOTING PROCEDURES ON THE BALLOT AND RECEIVED NO LATER THAN THE VOTING DEADLINE BY THE VOTING AGENT. DO NOT RETURN ANY STOCK CERTIFICATES OR DEBT INSTRUMENTS WITH YOUR BALLOT. In addition, a vote may be disregarded if the Bankruptcy Court determines, after notice and a hearing, that such acceptance or rejection was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code.

C.	Best Interests Test

As noted above, even if a plan is accepted by the holders of each class of claims and interests, the Bankruptcy Code requires a bankruptcy court to determine that the plan is in the best interests of all holders of claims or interests that are impaired by the plan and that have not accepted the plan. The “best interests” test, as set forth in Section 1129(a)(7) of the Bankruptcy Code, requires a bankruptcy court to find either that all members of an impaired class of claims or interests have accepted the plan or that the plan will provide a member who has not accepted the plan with a recovery of property of a value, as of the effective date of the plan, that is not less than the amount that such holder would recover if the debtor were liquidated under Chapter 7 of the Bankruptcy Code.

To calculate the probable distribution to holders of each impaired class of claims and interests if the Debtors were liquidated under Chapter 7, a bankruptcy court must first determine the aggregate dollar amount that would be generated from a debtor’s assets if its Chapter 11 cases were converted to Chapter 7 cases under the Bankruptcy Code. This “liquidation value” would consist primarily of the proceeds from a forced sale of the debtor’s assets by a Chapter 7 trustee.

The amount of liquidation value available to unsecured creditors would be reduced by, first, the claims of secured creditors to the extent of the value of their collateral, and, second, by the costs and expenses of liquidation, as well as by other administrative expenses and costs of both the Chapter 7 cases and the Chapter 11 cases. Costs of liquidation under Chapter 7 of the Bankruptcy Code would include the compensation of a trustee, as well as of counsel and other professionals retained by the trustee, asset disposition expenses, all unpaid expenses incurred by the debtor in its Chapter 11 cases (such as compensation of attorneys, financial advisors and accountants) that are allowed in the Chapter 7 cases, litigation costs, and claims arising from the operations of the debtor during the pendency of the Chapter 11 cases. The liquidation itself would trigger certain priority payments that otherwise would be due in the ordinary course of business. Those priority claims would be paid in full from the liquidation proceeds before the balance would be made available to pay general claims or to make any distribution in respect of equity interests. The liquidation would also prompt the rejection of a large number of executory contracts and unexpired leases and thereby significantly enlarge the total pool of unsecured claims by reason of resulting rejection claims.

Once the court ascertains the recoveries in liquidation of secured creditors and priority claimants, it must determine the probable distribution to general unsecured creditors and equity security holders from the remaining available proceeds in liquidation. If such probable distribution has a value greater than the distributions to be received by such creditors and equity security holders under the plan, then the plan is not in the best interests of creditors and equity security holders.

D.	Liquidation Analysis

In order to determine the amount of liquidation value available to creditors, the Debtors, with the assistance of their financial advisor, Lazard, prepared a liquidation analysis, annexed hereto as Appendix C (the “Liquidation Analysis”), which concludes that in a Chapter 7 liquidation, holders of Allowed Claims in the impaired classes of each of the Debtors would receive less than under the Plan. This conclusion is premised upon the assumptions set forth in Appendix C hereto, which the Debtors and Lazard believe are reasonable.

Notwithstanding the foregoing, the Debtors believe that any liquidation analysis with respect to the Debtors is inherently speculative. The liquidation analysis for the Debtors necessarily contains estimates of the net proceeds that would be received from a sale of assets and/or business units, as well as the amount of Claims that will ultimately become Allowed Claims. Claims estimates are based solely upon the Debtors’ incomplete review of any Claims filed and the Debtors’ books and records. No Order or finding has been entered by the Bankruptcy Court estimating or otherwise fixing the amount of Claims at the projected amounts of Allowed Claims set forth in the liquidation analysis. In preparing the liquidation analysis, the Debtors have projected an amount of Allowed Claims that is at the lowest end of a range of reasonableness such that, for purposes of the liquidation analysis, the largest possible Chapter 7 liquidation dividend to holders of Allowed Claims can be assessed. The estimate of the amount of Allowed Claims set forth in the liquidation analysis should not be relied on for any other purpose, including, without limitation, any determination of the value of any distribution to be made on account of Allowed Claims under the Plan. The estimate of Allowed Claims is based upon different assumptions and formula for different purposes than the estimates of Allowed Claims set forth in other sections of this Disclosure Statement.

The Plan Proponents and Lazard have assumed that a Chapter 7 trustee would be forced to sell assets in a traditional “bricks and mortar” liquidation with the loss of most if not all “going-concern” value attributable to the Debtors’ assets. For purposes of this analysis, the Plan Proponents and Lazard have also assumed that future asbestos claimants would participate in distributions in a Chapter 7 liquidation, rather than make a speculative assumption to the contrary, including speculation as to the priority of asbestos claims which accrue under state law during the bankruptcy case (after the Petition Date or conversion date and before the case were closed). As a result of the foregoing, the Plan Proponents and Lazard assert that holders of Allowed Claims in each of the impaired classes would receive less in a Chapter 7 liquidation than under the Plan.

For a more detailed discussion of this liquidation analysis and the dispute with the Unsecured Creditors’ Committee, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the “best interests test” of Section 1129(a)(7).

E.	Valuation of the Reorganized Debtors

THE VALUATION INFORMATION CONTAINED IN THIS SECTION WITH REGARD TO THE REORGANIZED DEBTORS IS NOT A PREDICTION OR GUARANTEE OF THE ACTUAL MARKET VALUE THAT MAY BE REALIZED THROUGH THE SALE OF ANY SECURITIES TO BE ISSUED PURSUANT TO THE PLAN.

1.	Overview

The Debtors have been advised by Lazard, its financial advisor, with respect to the consolidated Enterprise Value (as hereinafter defined) of the Reorganized Debtors (which consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including both Debtor and Non-Debtor Subsidiaries) on a going-concern basis. Lazard undertook this valuation analysis for the purpose of determining value available for distribution to holders of Allowed Claims and Interests, respectively, pursuant to the Plan and to analyze the relative recoveries to such holders thereunder. The consolidated total value available for distribution (the “Total Distributable Value”) to holders of Allowed Claims and Interests is comprised of the following components: (a) the estimated value of the Reorganized Debtors’ operations on a going concern basis (the “Enterprise Value,” as identified above), (b) the value of certain projected tax attributes such NOLs as of an assumed Effective Date of December 31, 2005, with which the Debtors will emerge from bankruptcy, and (c) the estimated amount of cash-on-hand in excess of that which is required to operate the business (“Excess Cash”) as of an assumed Effective Date of December 31, 2005.

Based in part on information provided by the Debtors, Lazard has concluded solely for purposes of the Plan that the Total Distributable Value of the Reorganized Debtors ranges from approximately $5.9 billion to $6.7 billion (with a mid-point estimate of $6.3 billion) as of an assumed Effective Date of December 31, 2005. This estimated Total Distributable Value includes approximately $200 million associated with the expected utilization of NOLs created as part of the Plan20 and $1.1 billion deemed to be Excess Cash.

THE ASSUMED RANGE OF THE TOTAL DISTRIBUTABLE VALUE, AS OF AN ASSUMED EFFECTIVE DATE OF DECEMBER 31, 2005, REFLECTS WORK PERFORMED BY LAZARD ON THE BASIS OF INFORMATION IN RESPECT OF THE BUSINESS AND ASSETS OF THE DEBTORS AVAILABLE TO LAZARD AS OF DECEMBER 2005. IT SHOULD BE UNDERSTOOD THAT, ALTHOUGH SUBSEQUENT DEVELOPMENTS MAY AFFECT LAZARD’S CONCLUSIONS, LAZARD DOES NOT HAVE ANY OBLIGATION TO UPDATE, REVISE OR REAFFIRM ITS ESTIMATE.

[20]	This estimation remains subject to further analysis and potential revision by the Company and its tax advisors.

Based upon the assumed range of the Enterprise Value of the Reorganized Debtors of between $4.6 billion and $5.4 billion, less an assumed total debt of $1.931 billion as of an assumed Effective Date of December 31, 2005 (including approximately $70 million of existing debt, $1.8 billion of Senior Notes and approximately $61 million principal amount of debt issued to the IRS for its Allowed Priority Tax Claim), plus a value for NOLs of $200 million, Lazard imputed an estimated range of equity values for the Reorganized Debtors of between $2.869 billion and $3.669 billion, with a point estimate of $3.269 billion. Assuming a distribution of 130.8 million shares of New OCD Common Stock pursuant to the Plan, the imputed estimate of the range of equity values on a per share basis is between $21.93 and $28.08 per share (with a mid-point estimate of approximately $25.00 per share). These values do not give effect to the potentially dilutive impact of any restricted stock or stock options that may be granted under a management incentive plan. Lazard’s estimate of Enterprise Value does not constitute an opinion as to fairness from a financial point of view of the consideration to be received under the Plan or of the terms and provisions of the Plan.

With respect to the Financial Projections prepared by the management of the Debtors and included as Appendix B to this Disclosure Statement, Lazard assumed that such Financial Projections were reasonably prepared in good faith and on a basis reflecting the most accurate currently available estimates and judgments of the Debtors as to the future operating and financial performance of the Reorganized Debtors. Lazard’s estimate of a range of Enterprise Value assumes that operating results projected by the Debtors will be achieved by the Reorganized Debtors in all material respects, including revenue growth and improvements in operating margins, earnings and cash flow. If the business performs at levels below those set forth in the Financial Projections, such performance may have a material impact on Enterprise Value.

In estimating the range of the Enterprise Value and equity value of the Reorganized Debtors, Lazard (a) reviewed certain historical financial information of OC for recent years and interim periods; (b) reviewed certain internal financial and operating data of OC, including the Financial Projections as described in Section VI.D of this Disclosure Statement, which data was prepared and provided to Lazard by the management of OC and which relate to OC’s business and its prospects; (c) met with certain members of senior management of OC to discuss OC’s operations and future prospects; (d) reviewed publicly available financial data and considered the market value of public companies that Lazard deemed generally comparable to the operating business of OC; (e) considered relevant precedent transactions in the building products industry; (f) considered certain economic and industry information relevant to the operating business; and (g) conducted such other studies, analysis, inquiries, and investigations as it deemed appropriate. Although Lazard conducted a review and analysis of OC’s business and the Reorganized Debtors’ business plan, it assumed and relied on the accuracy and completeness of all financial and other information furnished to it by OC, as well as publicly available information.

In addition, Lazard did not independently verify management’s projections in connection with such estimates of the Enterprise Value and equity value, and no independent valuations or appraisals of OC were sought or obtained in connection herewith. In the case of the Reorganized Debtors, the estimates of the Enterprise Value prepared by Lazard represent the hypothetical reorganization value of the Reorganized Debtors. Such estimates were developed solely for purposes of the formulation and negotiation of the Plan and the analysis of implied relative recoveries to creditors thereunder. Such estimates reflect computations of the range of the estimated Enterprise Value of the Reorganized Debtors through the application of various valuation techniques and do not purport to reflect or constitute appraisals, liquidation values or estimates of the actual market value that may be realized through the sale of any securities to be issued pursuant to the Plan, which may be significantly different than the amounts set forth herein.

The value of an operating business is subject to numerous uncertainties and contingencies that are difficult to predict and will fluctuate with changes in factors affecting the financial condition and prospects of such a business. As a result, the estimate of the range of the Enterprise Value of the Reorganized Debtors set forth herein is not necessarily indicative of actual outcomes, which may be significantly more or less favorable than those set forth herein. Because such estimates are inherently subject to uncertainties, neither OC, Lazard, nor any other person assumes responsibility for their accuracy. In addition, the valuation of newly issued securities is subject to additional uncertainties and contingencies, all of which are difficult to predict. Actual market prices of such securities at issuance will depend upon, among other things, prevailing interest rates, conditions in the financial markets, the anticipated initial securities holdings of pre-petition creditors, some of whom may prefer to liquidate their investment rather than hold it on a long-term basis, and other factors that generally influence the prices of securities.

As noted above, this valuation consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including both Debtor and Non-Debtor Subsidiaries) on a going-concern basis. The Plan is premised upon complete deconsolidation of the Debtor entities. As such, the values of the separate Debtor and Non-Debtor Subsidiaries and the Claims against the Debtors and liabilities of the Non-debtor Subsidiaries may affect what is available for distribution to the creditors of each separate Debtor. The assumptions for purposes of estimation of distributions in this Disclosure Statement may be found in Schedule XII to the Plan, which is to be filed no later than five (5) Business Days prior to the Disclosure Statement Hearing, and in Appendix I, entitled “Distribution Assumptions.”

2.	Additional Assumptions Regarding the Reorganized Debtors

With respect to the valuation of the Reorganized Debtors, in addition to the foregoing, Lazard has relied upon the following assumptions:

•	the Reorganized Debtors’ Enterprise Value consists of the aggregate enterprise value of Reorganized OCD and its direct and indirect Subsidiaries, including the Non-Debtor Subsidiaries.

•	The Enterprise Value of the Reorganized Debtors assumes the pro forma debt levels (as set forth in the Financial Projections) adjusted for ownership percentages in order to calculate a range of equity value.

•

The projections for the Reorganized Debtors are predicated upon the assumption that Reorganized OCD will be able to obtain all necessary financing, as described herein, and that no asset sales other than those contemplated to be consummated by the Company prior to the Effective Date, or assumed in the Financial Projections, will be required to meet the Reorganized Debtors’ ongoing financial requirements. Lazard makes no representations as to whether the Company will obtain financing or consummate such asset sales or as to the terms upon which such financing may be obtained or such asset sales may be consummated.

•	The present senior management of OC will continue following consummation of the Plan, and general financial and market conditions as of the assumed Effective Date of the Plan will not differ materially from those conditions prevailing as of the date of this Disclosure Statement.

Lazard’s valuation represents a hypothetical value that reflects the estimated intrinsic value of the Company derived through the application of various valuation techniques. Such analysis does not purport to represent valuation levels which would be achieved in, or assigned by, the public markets for debt and equity securities or private markets for corporations. Estimates of Enterprise Value do not purport to be appraisals or necessarily reflect the values which may be realized if assets are sold as a going concern, in liquidation, or otherwise.

3.	Valuation Methodology

The following is a brief summary of certain financial analyses performed by Lazard to arrive at its estimation of the Enterprise Value and Total Distributable Value of the Reorganized Debtors. Lazard performed certain procedures, including each of the financial analyses described below, and reviewed the assumptions with the management of OC on which such analyses were based and other factors, including the projected financial results of the Reorganized Debtors. Lazard’s estimate of Enterprise Value must be considered as a whole and selecting just one methodology or portions of the analysis, without considering the analysis as a whole, could create a misleading or incomplete conclusion as to Enterprise Value.

Under the valuation methodologies summarized below, Lazard derived a range of Enterprise Values assuming the Reorganized Debtors are full taxpayers. Lazard separately analyzed the value of the Debtors’ tax attributes, including NOLs, as of the assumed Effective Date and added this value and the Excess Cash to the Enterprise Value range to calculate a Total Distributable Value range. A discussion of Lazard’s analysis of such tax attributes, including the methodology used to value them, is presented below in Section XIV.E.3(d).

(a)	Discounted Cash Flow Analysis

The Discounted Cash Flow (“DCF”) analysis is a forward-looking enterprise valuation methodology that relates the value of an asset or business to the present value of expected future cash flows to be generated by that asset or business. Under this methodology, projected future cash flows are discounted by the business’ weighted average cost of capital (the “Discount Rate”). The Discount Rate reflects the estimated blended rate of return that debt and equity investors would require to invest in the business based on its capital structure. This DCF analysis has two components: the present value of the projected un-levered after-tax free cash flows for a determined period and the present value of the terminal value of cash flows (representing firm value beyond the time horizon of the projections).

As the estimated cash flows, estimated Discount Rate and expected capital structure of the Reorganized Debtors are used to derive a potential value, an analysis of the results of such an estimate is not purely mathematical, but instead involves complex considerations and judgments concerning potential variances in the projected financial and operating characteristics of the Reorganized Debtors, as well as other factors that could affect the future prospects and cost of capital considerations for the Reorganized Debtors.

The DCF calculation was performed based on un-levered after-tax free cash flows for the projection period 2006 to 2014, discounted to December 31, 2005. Lazard utilized management’s detailed financial projections for the period 2006 to 2008 as the primary input. Management assisted Lazard with the development of projections for the extended period of 2009 to 2014. Beginning with earnings before interest and taxes (“EBIT”), the analysis taxes this figure at an assumed rate of 40% to calculate an un-levered net income figure. The analysis then adds back the non-cash operating expense of depreciation and amortization. In addition, other factors affecting free cash flow are taken into account, such as the change in working capital and capital expenditures, all of which do not affect the income statement and therefore require separate adjustments in the calculation.

In performing the calculation, Lazard made assumptions for the Discount Rate, which is used to value future cash flows based on the riskiness of the projections, and the exit multiple of earnings before interest, taxes, depreciation and amortization (“EBITDA”), which is used to determine the future value of the enterprise after the end of the projected period. To estimate the Discount Rate, Lazard used the cost of equity and the after-tax cost of debt for the Reorganized Debtors, assuming a range of targeted long-term capital structure of approximately 30% to 50% debt to total capital.

Lazard estimated the cost of equity based on the Capital Asset Pricing Model, which assumes that the required equity return is a function of the risk-free cost of capital and the correlation (“Beta”) of a publicly traded stock’s performance to the return on the broader market. Lazard used Betas from comparable companies on an un-levered basis to determine a composite un-levered Beta. In estimating the Reorganized Debtors’ cost of debt, Lazard considered a number of factors including the likely interest associated with the Reorganized Debtors’ post-emergence financing, the expected term of such financing, and the effective yield for publicly traded debt securities for comparable companies in the industry. Lazard’s DCF valuation was based upon a range of Discount Rates between 10.0% and 11.0%, with a mid-point of 10.5%. In determining an EBITDA exit multiple, Lazard relied upon various analyses including a review of current and historical EBITDA trading multiples for the Debtors and comparable companies operating in the building products sector. Lazard’s terminal value was based upon a range of EBITDA multiples between 7.0x and 8.0x, with a mid-point of 7.5x. Lazard believes that this range of EBITDA multiples is consistent with the observed multiples for companies similar to the Debtors that operate in cyclical industry sectors.

(b)	Publicly Traded Company Analysis

A publicly traded company analysis estimates value based on a comparison of the target company’s financial statistics with the financial statistics of public companies that are similar to the target company. The analysis establishes a benchmark for asset valuation by deriving the value of “comparable” assets, standardized using a common variable such as EBIT, and EBITDA. The analysis includes a detailed multi-year financial comparison of each company’s income statement, balance sheet, and cash flow statement. In addition, each company’s performance, profitability, margins, leverage and business trends are also examined. Based on these analyses, a number of financial multiples and ratios are calculated to gauge each company’s relative performance and valuation.

A key factor to this approach is the selection of companies with relatively similar business and operational characteristics to the target company. Criteria for selecting comparable companies for the analysis include, among other relevant characteristics, similar lines of businesses, business risks, growth prospects, maturity of businesses, market presence, size, and scale of operations. The selection of truly comparable companies is often difficult and subject to limitations due to sample size and the availability of meaningful market-based information. However, the underlying concept is to develop a premise for relative value, which, when coupled with other approaches, presents a foundation for determining firm value.

In performing the Comparable Public Company Analysis, the following publicly traded companies (“Peer Group”) deemed generally comparable to the Debtors in one or more of the factors described above, were selected: American Woodmark, Black & Decker, CRH, Elkcorp, Georgia-Pacific, Griffon, James Hardie, Masco, NCI Building Systems, Owens Illinois, PPG Industries, and Sherwin Williams. Lazard excluded several building products manufacturers that were deemed not comparable because of size, specific product comparability and/or status of comparable companies (e.g., currently in a chapter 11).

Lazard primarily observed valuation ratios as a function of enterprise value of each company as indicated by the book value of debt less cash plus the equity market capitalization. Lazard calculated multiples for the Peer Group of enterprise value to various historical and projected earnings measures, including EBITDA. To calculate the multiple of enterprise value to projected EBITDA, Lazard divided the enterprise values of each comparable company by their projected EBITDA for 2005 and 2006, as estimated in current equity research and I/B/E/S data services. This analysis produced multiples of enterprise value to estimated 2005 EBITDA ranging from a low of approximately 4.5x to a high of approximately 9.3x, with a mean of approximately 7.6x. Multiples of enterprise value to estimated 2006 EBITDA ranged from a low of approximately 3.7x to a high of approximately 7.9x, with a mean of approximately 6.8x.

Having calculated these statistics and other similar statistics, Lazard then applied a range of multiples to the Debtors’ financial results and forecasts, including forecasted 2005 and 2006 EBITDA ($805 million and $865 million, respectively) to determine a range of Enterprise Values. Lazard’s application of these multiples to the Reorganized Debtors’ financial results took into account a variety of factors, both quantitative and qualitative, in an effort to consider the relative valuation which the Reorganized Debtors would command given the availability of alternative investments. It should be noted that these multiples are based upon historical profitability metrics which could generally be described as representing a possible “peak” of the business cycle. As a result, the observed multiples are generally higher than historical averages.

(c)	Precedent Transactions Analysis

Precedent transactions analysis estimates value by examining public merger and acquisition transactions. An analysis of a company’s transaction value as a multiple of various operating statistics provides industry-wide valuation multiples for companies in similar lines of businesses to the Debtors. These transaction multiples were calculated based on the purchase price (including any debt assumed, less cash) paid to acquire companies that are comparable to the Debtors. These multiples were then applied to the Reorganized Debtors’ key operating statistics, to determine the total enterprise value or value to a potential strategic buyer. Lazard evaluated each of these multiples and made judgments as to their relative significance in determining the Reorganized Debtors’ range of reorganization value.

Unlike the comparable public company analysis, the valuation in this methodology includes a “control” premium, representing the purchase of a majority or controlling position in a company’s assets. Thus, this methodology generally produces higher valuations than the comparable public company analysis. Other aspects of value that manifest itself in a precedent transaction analysis include the following: (a) circumstances surrounding a merger transaction may introduce idiosyncratic factors into the analysis (e.g., an additional premium may be extracted from a buyer in the case of a competitive bidding contest); (b) the market environment is not identical for transactions occurring at different periods of time; and (c) circumstances pertaining to the financial position of a company may have an impact on the resulting purchase price (e.g., a company in financial distress may receive a lower price due to perceived weakness in its bargaining leverage).

As with the comparable company analysis, because no acquisition used in any analysis is identical to a target transaction, valuation conclusions cannot be based solely on quantitative results. The reasons for and circumstances surrounding each acquisition transaction are specific to such transaction, and there are inherent differences between the businesses, operations and prospects of each. Therefore, qualitative judgments must be made concerning the differences between the characteristics of these transactions and other factors and issues that could affect the price an acquirer is willing to pay in an acquisition. The number of completed transactions over the prior three years for which public data is available also limits this analysis. Because the precedent transaction analysis explains other aspects of value besides the inherent value of a company, there are limitations as to its use in the Reorganized Debtors’ valuation.

Lazard evaluated various merger and acquisition transactions that have occurred in the building products industry between 2000 and 2005. Lazard calculated multiples of Transaction Value (as hereinafter defined) to the latest twelve months’ (“LTM”) EBITDA and EBIT of the target companies by dividing the disclosed purchase price of the target’s equity, plus any debt assumed as part of the transaction (the “Transaction Value,” as identified above), by disclosed LTM EBITDA and EBIT. This analysis produced multiples of Transaction Value to LTM EBITDA ranging from a low of approximately 4.4x to a high of approximately 9.9x, with a mean of approximately 7.1x. Lazard then applied a range of multiples to the Debtors’ LTM EBITDA and EBIT to determine a range of Enterprise Values.

(d)	Analysis of Post-Emergence Tax Attributes

The Reorganized Debtors expect to have NOLs following their emergence from bankruptcy. It is expected that the Debtors NOLs as of the filing date, plus the NOLs created through the funding of the 524(g) Trust, will exceed cancellation of debt income (COD). Lazard has valued these NOLs of the Reorganized Debtors by calculating the present value of the tax savings they would be expected to provide relative to the taxes the Reorganized Debtors would otherwise pay absent the availability of such attributes. Lazard assumed that the cash flows resulting from the benefit of Reorganized Debtors’ tax attributes will be subject to an annual utilization limitation, per Section 382(l)(6) of the Tax Code. These cash flows were then discounted at a range of discount rates, based on the Reorganized Debtors’ cost of capital. Further, Lazard took into account a variety of qualitative factors in estimating the value of the NOLs, including such factors as implementation and utilization risk.

THE SUMMARY SET FORTH ABOVE DOES NOT PURPORT TO BE A COMPLETE DESCRIPTION OF THE ANALYSES PERFORMED BY LAZARD. THE PREPARATION OF AN ESTIMATE INVOLVES VARIOUS DETERMINATIONS AS TO THE MOST APPROPRIATE AND RELEVANT METHODS OF FINANCIAL ANALYSIS AND THE APPLICATION OF THESE METHODS IN THE PARTICULAR CIRCUMSTANCES AND, THEREFORE, SUCH AN ESTIMATE IS NOT READILY SUSCEPTIBLE TO SUMMARY DESCRIPTION. IN PERFORMING THEIR ANALYSES, LAZARD AND THE DEBTORS MADE NUMEROUS ASSUMPTIONS WITH RESPECT TO INDUSTRY PERFORMANCE, BUSINESS AND ECONOMIC CONDITIONS AND OTHER MATTERS. THE ANALYSES PERFORMED BY LAZARD ARE NOT NECESSARILY INDICATIVE OF ACTUAL VALUES OR FUTURE RESULTS, WHICH MAY BE SIGNIFICANTLY MORE OR LESS FAVORABLE THAN SUGGESTED BY SUCH ANALYSES.

F.	Application of the “Best Interests” of Creditors Test to the Liquidation Analysis and the Valuation

It is impossible to determine with any specificity the value each creditor will receive as a percentage of its Allowed Claim. This difficulty in estimating the value of recoveries is due to, among other things, the lack of any public market for the New OCD Common Stock.

Notwithstanding the difficulty in quantifying recoveries to holders of Allowed Claims with precision, the Debtors believe that the financial disclosures and projections contained herein imply a greater or equal recovery to holders of Claims in Impaired Classes than the recovery available in a Chapter 7 liquidation. As set forth below, the Debtors have set forth an estimate of the comparative distributions between a Chapter 7 liquidation and the Plan.

Accordingly, the Debtors believe that the “best interests” test of Section 1129 of the Bankruptcy Code is satisfied.

Because the Unsecured Creditors’ Committee previously contended that the liquidation analysis is not permitted to assume any payment to future asbestos claimants in a Chapter 7 liquidation, and based on certain other assumptions, the Unsecured Creditors’ Committee contended that creditors would receive more in a Chapter 7 liquidation than under the Plan. Therefore, the Unsecured Creditors’ Committee contended that the plans filed prior to the Plan failed to satisfy the “best interests test” of Section 1129(a)(7). The Plan Proponents and Lazard disagree with this analysis. For a more detailed discussion of this dispute, see Section XIV.D of this Disclosure Statement entitled “Liquidation Analysis” and the Liquidation Analysis contained in Appendix C. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the “best interests test” of Section 1129(a)(7).

G.	Confirmation Without Acceptance of All Impaired Classes: “Cramdown”

The Debtors will request confirmation of the Plan, as it may be modified from time to time, under Section 1129(a) of the Bankruptcy Code, and have reserved the right to modify the Plan to the extent, if any, that confirmation pursuant to Section 1129(b) of the Bankruptcy Code requires modification.

Section 1129(b) of the Bankruptcy Code provides that a plan can be confirmed even if it is not accepted by all impaired classes of claims and interests, as long as at least one impaired class of claims has accepted the plan. The Bankruptcy Court may confirm a plan notwithstanding the rejection or deemed rejection of an impaired class of claims or interests if the plan “does not discriminate unfairly” and is “fair and equitable” as to each impaired class that has rejected, or is deemed to have rejected, the plan.

A plan does not discriminate unfairly within the meaning of the Bankruptcy Code if a rejecting impaired class is treated equally with respect to other classes of equal rank. The Bankruptcy Code establishes different standards for what is “fair and equitable” for holders of unsecured claims, and equity interests.

A plan is fair and equitable as to a class of unsecured claims that rejects the plan if, among other things, the plan provides (1) that each holder of a claim in the rejecting class will receive or retain on account of its claim property that has a value, as of the effective date of the Plan, equal to the allowed amount of the claim or (2) that no holder of a claim that is junior to the claims of the rejecting class will receive or retain under the plan any property on account of such junior claim.

With respect to equity interests, a plan is fair and equitable as to a class of equity interests that rejects the plan if, among other things, the plan provides (1) that each holder of an equity interest in the rejecting class will receive or retain on account of such interest property that has a value, as of the effective date of the plan, equal to the greatest of the allowed amount of any fixed liquidation preference to which such holder is entitled, any fixed redemption price to which such holder is entitled, or the value of such interest; or (2) that the holder of any interest that is junior to the interest of such class will not receive under the plan any property on account of such junior interest.

The Debtors believe that the Plan may be confirmed pursuant to the above-described “cramdown” provisions, over the dissent of certain Classes of Claims and Interests, including Class A11 and Class A12 (which are deemed to have rejected the Plan) in view of the treatment proposed for such Classes. The Debtors would seek confirmation of the Plan pursuant to the above-described “cramdown” provisions over the dissent of any Class other than Classes A7 and B8. In addition, the Debtors do not believe that the Plan unfairly discriminates against, or is otherwise unfair or inequitable, with respect to any Class who may vote to reject the Plan.

XV. CERTAIN RISK FACTORS TO BE CONSIDERED

A.	Certain Factors Relating to the Chapter 11 Proceedings

1.	There can be no assurance that the Plan will be consummated as proposed.

The Plan sets forth a method, determined by negotiation between OC and certain of its creditor constituencies, for resolving Claims and reorganizing the Debtors. However, the Plan has not been approved by all of the Debtors’ creditor constituencies and, as a result, there remains significant uncertainty as to whether the proposed resolution of Claims as described herein (including the amount and form of recoveries) will be effected. Although it is possible under applicable bankruptcy law to approve and confirm a plan of reorganization over the objection of various creditor groups, no assurance can be given that such a resolution will be achievable in this instance. Claimants who object to the terms of the Plan may be expected to challenge it in court proceedings and there can be no assurance that any such proceedings will be resolved favorably to the Debtors or that such proceedings, or further negotiations, will not result in significant changes to the terms of the Plan, including the amount and form of recoveries.

The proposed relative amounts of recovery by holders of Claims and Interests is the result of negotiation among various of the constituencies of claimants with the Company, as well as the application of legal principles regarding ranking of Claims and Interests, and other matters. While the Company believes that the overall treatment of Claims and Interests under the Plan is fair and reasonable, not all Claims and Interests are treated equally, and certain Claims and Interests receive no distributions pursuant to the Plan.

The ultimate recoveries under the Plan to holders of Claims (other than holders whose entire Distribution is paid in Cash under the Plan) depend upon the realizable value of the Senior Notes and the New OCD Common Stock, which are subject to a number of material risks, including, but not limited to, those specified below under the caption “Certain Factors Relating to Securities to be Issued Pursuant to the Plan.” In addition, changes to the terms of the Plan, including to the form and amount of recoveries, may significantly affect the nature of recoveries, or may make further distinctions between the recoveries applicable to different classes of creditors.

2.	Even if holders of Claims vote to approve the Plan, there can be no assurance that the Plan will be confirmed by the Bankruptcy Court and consummated.

Even if all Impaired Classes entitled to vote in fact vote in favor of the Plan and, with respect to any Impaired Class deemed to have rejected the Plan, the requirements for “cramdown” are met, the Bankruptcy Court, which as a court of equity may exercise substantial discretion, may choose not to confirm the Plan. Section 1129 of the Bankruptcy Code requires, among other things, a showing that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization of the Debtors (see Section XIV.A of this Disclosure Statement), and that the value of distributions to dissenting holders of Claims and Interests may not be less than the value such holders would receive if the Debtors were liquidated under Chapter 7 of the Bankruptcy Code. See Section XIV.C of this Disclosure Statement. Although the Debtors believe that the Plan will meet such tests, there can be no assurance that the Bankruptcy Court will reach the same conclusion. See Appendix C annexed hereto for a liquidation analysis of the Debtors. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the “best interests test” of Section 1129(a)(7).

The Plan provides for certain conditions that must be fulfilled prior to confirmation of the Plan and the Effective Date. As of the date of this Disclosure Statement, there can be no assurance that any or all of the conditions in the Plan will be met (or waived), that other conditions to consummation, if any, will be satisfied, or that supervening factors will not prevent the Plan from being consummated. Accordingly, even if the Plan is confirmed by the Bankruptcy Court, there can be no assurance that the Plan will be consummated. If a liquidation or protracted reorganization were to occur, there is a substantial risk that the value of the Debtors’ enterprise would be substantially eroded to the detriment of all stakeholders.

B.	Certain Factors Relating to Securities to be Issued Pursuant to the Plan

The Senior Notes and the shares of New OCD Common Stock that will be issued pursuant to the Plan are securities for which there is currently no market. While the Debtors may apply to list the Senior Notes or the New OCD Common Stock, or both, on a securities exchange, or to have them included in an interdealer quotation system, no determination to do so has been made. Accordingly, there can be no assurance as to the development or liquidity of any market for the Senior Notes or the shares of New OCD Common Stock. If a trading market does not develop or is not maintained, holders of Senior Notes or shares of New OCD Common Stock may experience difficulty in reselling such securities or may be unable to sell them at all. Even if such market were to exist, such securities could trade at prices higher or lower than the value attributed to such securities in connection with their distribution under the Plan, depending upon many factors, including, without limitation, prevailing interest rates, markets for similar securities, industry conditions and the performance of, and investor expectations for, the Reorganized Debtors. In addition, some persons who receive Senior Notes and shares of New OCD Common Stock may prefer to liquidate their investment in the near term rather than hold such securities on a long-term basis. Accordingly, any market for such securities may be volatile, at least for an initial period following the Effective Date, and may be depressed until the market has had time to absorb any such sales and to observe the performance of the Reorganized Debtors.

C.	Certain Factors Relating to the Reorganized Debtors

1.	The Asbestos Personal Injury Trust will own a majority of the outstanding shares of New OCD Common Stock and will thereby be able to control Reorganized OCD.

The Asbestos Personal Injury Trust will beneficially own more than 50% of the issued and outstanding shares of New OCD Common Stock. Accordingly, the Asbestos Personal Injury Trust will have significant control over Reorganized OCD and eventually may have the power to elect the majority of the Reorganized OCD directors, and, by virtue of its ability to elect a majority of directors, to appoint new management and approve any action requiring the approval of the holders of New OCD Common Stock, including adopting amendments to the Amended and Restated Certificate of Incorporation and approving mergers or sales of all or substantially all of Reorganized OCD’s assets. This concentration of ownership could also facilitate or hinder a negotiated change of control of Reorganized OCD, and, consequently, could have an impact upon the value of the New OCD Common Stock. There can be no assurance that the interests of the Asbestos Personal Injury Trust will not conflict with the interests of Reorganized OCD’s other stakeholders.

2.	The financial projections are inherently uncertain.

The Financial Projections set forth in Appendix B hereto cover the Debtors’ projected future operations through fiscal 2008. The Financial Projections contain statements which constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended by the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” in the Financial Projections include the intent, belief or current expectations of OC and members of its management team with respect to the timing and completion of the implementation of the Plan, the feasibility of the Business Plan, the availability of bank and other financing, the conditions of the debt and equity markets, the state of general business and economic conditions, and OC’s future liquidity, as well as the assumptions upon which such statements are based. While OC believes that these expectations are based on reasonable assumptions within the bounds of its knowledge of its business and operations, parties in interest are cautioned that any such forward-looking statements are not guaranties of future performance, and involve risks and uncertainties, and that actual results are likely to differ materially from those contemplated by such forward-looking statements.

Important factors currently known to OC’s management that could cause actual results to differ materially from those contemplated by the forward-looking statements in the Financial Projections include, but are not limited to, adverse developments with respect to the liquidity position of OC or operations of the various businesses of OC, adverse developments in the bank financing or public or private markets for debt or equity securities of OCD, adverse developments in the timing or results of the implementation of the Business Plan (including the time to emerge from Chapter 11), the difficulty in controlling industry costs and integrating new operations, the ability of the OC to realize the anticipated general and administrative expense savings and overhead reductions contemplated in the Financial Projections, the ability of OC to maintain profitability of their operations, the level and nature of any restructuring and other one-time charges, the difficulty in estimating costs relating to exiting certain markets and consolidating and closing certain operations, and the possible negative effects of a change in applicable legislation. See Section VI.D of this Disclosure Statement.

3.	There can be no assurance that the Reorganized Debtors will be able to refinance certain indebtedness.

Following the Effective Date of the Plan, the Debtors’ working capital needs and letter of credit requirements are anticipated to be funded under the new Exit Facility. See Section VII.D.19 of this Disclosure Statement. Obtaining the Exit Facility is a condition precedent to the Effective Date. There can be no assurance, however, that the Reorganized Debtors will be able to obtain replacement financing for such facility to fund future working capital needs and letters of credit, or that replacement financing, if obtained, would be on terms equally as favorable to the Reorganized Debtors. Furthermore, there can be no assurance that the

Reorganized Debtors will be able to refinance the Senior Notes upon their maturity, should such a need arise.

4.	Retention of key management and technical personnel may be important to the future performance of the Reorganized Debtors.

Many aspects of the business of the Debtors require personnel with significant experience or technical expertise. In addition, the past business performance of the Debtors has been achieved, in part, by the skills of key management personnel who possess very particular knowledge and expertise relating to the Debtors’ business. There can be no assurance that such personnel can be retained or, that if any such personnel do not continue in the employ of the Reorganized Debtors, that the Reorganized Debtors will be able to replace such key personnel.

5.	There can be no assurance that Reorganized OCD will pay dividends.

The Debtors cannot anticipate whether Reorganized OCD will pay any dividends on the New OCD Common Stock in the foreseeable future. In addition, restrictive covenants in certain debt instruments to which Reorganized OCD will be a party, including the Exit Facility, may limit the ability of Reorganized OCD to pay dividends.

6.	The Reorganized Debtors are subject to environmental regulation and failure to comply with environmental regulation could harm its business.

The Reorganized Debtors will remain subject to a variety of environmental laws and regulations governing, among other things, discharges to air and water, the handling, storage, and disposal of hazardous or solid waste materials, and may also be required to undertake the remediation of contamination associated with releases of hazardous substances. Such laws and regulations and the risk of attendant litigation can cause significant delays and add significantly to the cost of operations. Violations of these environmental laws and regulations could subject the Reorganized Debtors and their management to civil and criminal penalties and other liabilities based on their post-petition conduct. There can be no assurance that such laws and regulations will not become more stringent, or more stringently implemented, in the future.

Various federal, state and local environmental laws and regulations, as well as common law, may impose liability for property damage and costs of investigation and cleanup of hazardous or toxic substances on property currently or previously owned by the Debtors or arising out of the Debtors’ waste management activities. Such laws may impose responsibility and liability without regard to knowledge of or causation of the presence of the contaminants, and the liability under such laws is joint and several. The Debtors have potential liabilities associated with their past waste disposal activities and with their current and prior ownership of certain property. In general, the Debtors believe that the likely amount of such liabilities will not be material, because the Debtors may have a valid defense to liability with respect to a given site or the Debtors should only be responsible for a small percentage of the total cleanup costs with respect to a given site. However, because liability under such laws is joint and several, no assurances can be given that the Reorganized Debtors will not eventually be responsible for all or a substantial portion of the liabilities associated with one or more of these sites, which liabilities could be material either individually or in the aggregate.

7.	OC’s tax reserves may be insufficient and any revision to these reserves may adversely affect OC’s financial position.

In accordance with generally accepted accounting principles, OC maintains tax reserves to cover audit issues. While OC believes that the existing reserves are appropriate in light of the audit issues involved, its defenses, its prior experience in resolving audit issues, and its ability to realize certain challenged deductions in subsequent tax returns if the IRS were successful, there can be no assurance that such reserves will be sufficient. OC will continue to review its tax reserves on a periodic basis and make such adjustments as may be appropriate. Any such revision could be material to OC’s consolidated financial position and results of operations in any given period.

8.	The performance of OC’s business reflects the impact of business cycles.

Sales of OC’s products are correlated to business activity in the new construction and remodeling markets, which are highly sensitive to national and regional economic conditions. From time to time, the construction industry has been adversely affected in various parts of the country by unfavorable economic conditions, low use of manufacturing capacity, high vacancy rates, changes in tax laws affecting the real estate industry, high interest rates and the unavailability of financing. In addition, sales of OC’s products may be adversely affected by weakness in demand within particular customer groups or a recession in the general construction industry or in particular geographic regions. OC cannot predict the timing or severity of future economic or industry downturns. Any economic downturn, particularly in states where many of OC’s sales are made, could have a material adverse effect on its results of operations and financial condition.

9.	Particular risks involving international operations may affect the performance of the Reorganized Debtors.

OC pursues project opportunities throughout the world through foreign and domestic subsidiaries as well as agreements with foreign joint-venture partners. These foreign operations are subject to special risks, including: uncertain political and economic environments, potential incompatibility with foreign joint-venture partners, foreign currency controls and fluctuations, war and military operations, civil disturbances and labor strikes.

XVI. ALTERNATIVES TO CONFIRMATION AND CONSUMMATION OF THE PLAN

The Debtors believe that the Plan affords holders of Claims the potential for the greatest realization on the Debtors’ assets and, therefore, is in the best interests of such holders.

If, however, the requisite acceptances are not received, or the Plan is not subsequently confirmed and consummated, the theoretical alternatives include: (a) formulation of an alternative plan or plans of reorganization, or (b) liquidation of the Debtors under Chapter 7 or 11 of the Bankruptcy Code.

A.	Alternative Plan(s) of Reorganization or Liquidation

If the requisite acceptances are not received by the Voting Deadline or if the Plan is not confirmed, the Debtors (or, if the Debtors’ exclusive periods in which to file and solicit acceptances of a plan of reorganization have expired, any other party-in-interest) could attempt to formulate and propose a different plan or plans of reorganization. Such a plan or plan(s) might involve either a reorganization and continuation of the Debtors’ businesses or an orderly liquidation of the Debtors’ assets.

With respect to an alternative plan, the Debtors have explored various alternatives in connection with the formulation and development of the Plan. The Debtors believe that the Plan enables the holders of Claims against the Debtors to realize the greatest possible value under the circumstances, and that, as compared to any alternative plan of reorganization, the Plan has the greatest chance to be confirmed and consummated.

B.	Liquidation Under Chapter 7 or Chapter 11

If no plan is confirmed, the Chapter 11 Cases may be converted to cases under Chapter 7 of the Bankruptcy Code, pursuant to which one or more trustees would be elected or appointed to liquidate the Debtors’ assets for distribution to claimants in accordance with the priorities established by the Bankruptcy Code. It is impossible to predict precisely how the proceeds of the liquidation would be distributed to the respective holders of Claims against or Interests in the Debtors.

The Debtors believe that in a liquidation under Chapter 7, before claimants receive any distribution, additional administrative expenses arising from the appointment of a trustee or trustees and attorneys, accountants and other professionals to assist such trustees would cause a substantial diminution in the value of the Debtors’ Estates. The assets available for distribution to claimants would be reduced by such additional expenses and by Claims, some of which would be entitled to priority, arising by reason of the liquidation and from the rejection of leases and other executory contracts in connection with the cessation of operations and the failure to realize the greater going concern value of the Debtors’ Estates.

The Debtors could also be liquidated pursuant to the provisions of a Chapter 11 plan of reorganization. In a liquidation under Chapter 11, the Debtors’ assets could be sold in an orderly fashion over a more extended period of time than in a liquidation under Chapter 7. Thus, a Chapter 11 liquidation might result in larger recoveries than in a Chapter 7 liquidation, but the delay in distributions could result in lower present values received and higher administrative costs. Because a trustee is not required in a Chapter 11 case, expenses for professional fees could be lower than in a Chapter 7 case, in which a trustee must be appointed. Any distribution to the holders of Claims under a Chapter 11 liquidation plan probably would be delayed substantially. Moreover, without the support of the holders of Asbestos Personal Injury Claims, the purchaser or purchasers of assets from the Debtors would not be assured the protection from liability for asbestos-related claims available under Section 524(g) of the Bankruptcy Code, thus potentially diminishing the value of such assets in a sale under Chapter 11.

The Debtors believe that any alternative liquidation under Chapter 11, if feasible at all, is a much less attractive alternative to creditors than the Plan. THE COMPANY BELIEVES

THAT THE PLAN AFFORDS SUBSTANTIALLY GREATER BENEFITS TO CREDITORS THAN WOULD A LIQUIDATION UNDER CHAPTER 7 OR CHAPTER 11 OF THE BANKRUPTCY CODE.

The Liquidation Analysis, prepared by the Debtors with the assistance of Lazard, is premised upon a liquidation in a Chapter 7 case. In the analysis, the Debtors have taken into account the nature, status, and underlying value of their assets, the ultimate realizable value of such assets, and the extent to which the assets are subject to liens and security interests.

The likely form of any liquidation would be the sale of individual assets. Based on this analysis, it is likely that a liquidation of the Debtors’ assets would produce less value for distribution to creditors than that recoverable in each instance under the Plan. In the Debtors’ opinion, the recoveries projected to be available in liquidation are not likely to afford holders of Claims as great a realization potential as does the Plan.

For a more detailed discussion, see Appendix C to this Disclosure Statement. The Bankruptcy Court or the District Court will determine, in conjunction with confirmation, whether the Plan satisfies the “best interests test” of Section 1129(a)(7).

XVII. THE SOLICITATION; VOTING PROCEDURE

The Bankruptcy Court may confirm the Plan only if it determines that the Plan complies with the technical requirements of Chapter 11 of the Bankruptcy Code and that the disclosures by the Debtors concerning the Plan have been adequate and have included information concerning all payments made or to be made in connection with the Plan and the Chapter 11 Cases. In addition, the Bankruptcy Court must determine that the Plan has been proposed in good faith and not by any means forbidden by law and, under Rule 3020(b)(2) of the Bankruptcy Rules, it may do so without receiving evidence if no objection is timely filed.

In particular, the Bankruptcy Code requires the Bankruptcy Court to find, among other things, that (a) the Plan has been accepted by the requisite votes of the Classes of Impaired Claims, unless approval will be sought under Section 1129(b) of the Bankruptcy Code despite the dissent of one or more such classes, which will be the case under the Plan, (b) the Plan is “feasible,” which means that there is a reasonable probability that confirmation of the Plan will not be followed by liquidation or the need for further financial reorganization, and (c) the Plan is in the “best interests” of all holders of Claims and Interests, which means that such holders will receive at least as much under the Plan as they would receive in a liquidation under Chapter 7 of the Bankruptcy Code. The Bankruptcy Court must find that all conditions mentioned above are met before it can confirm the Plan. Thus, even if all Classes of Impaired Claims and Interests accept the Plan by the requisite votes, the Bankruptcy Court must make an independent finding that the Plan conforms to the requirements of the Bankruptcy Code, that the Plan is feasible, and that the Plan is in the best interests of the holders of Claims against, and Interests in, the Debtors. These statutory conditions to confirmation are discussed above.

By Order dated                      (the “Voting Procedures Order”), the Court has approved certain Voting Procedures which govern, among other things, the manner in which votes on the Plan will be solicited and Ballots and Master Ballots on the Plan tabulated. A copy of the Voting Procedures is attached hereto as Appendix J. For further information regarding Voting

Procedures and rules concerning the calculation of the amount of Claims voting in a Class of Claims, see Section XIV.B of this Disclosure Statement entitled “Feasibility of the Plan and Best Interests of Creditors - Acceptance of the Plan.”

A.	Parties in Interest Entitled to Vote

Under Section 1124 of the Bankruptcy Code, a class of claims or interests is deemed to be impaired under a Plan unless (1) the Plan leaves unaltered the legal, equitable, and contractual rights to which such claim or interest entitles the holder thereof or (2) notwithstanding any legal right to an accelerated payment of such claim or interest, the plan cures all existing defaults (other than defaults resulting from the occurrence of events of bankruptcy) and reinstates the maturity of such claim or interest as it existed before the default.

In general, a holder of a claim or interest may vote to accept or to reject a plan if (1) the claim or interest is allowed, which means generally that no party in interest has objected to such claim or interest, and (2) the claim or interest is impaired by the plan. If the holder of an impaired claim or interest will not receive or retain any distribution under the plan in respect of such claim or interest, the Bankruptcy Code deems such holder to have rejected the plan. If the claim or interest is not impaired, the Bankruptcy Code deems that the holder of such claim or interest has accepted the plan and the plan proponent need not solicit such holder’s vote.

The holder of a Claim against a Debtor that is Impaired under the Plan is entitled to vote to accept or reject the Plan if (i) the Plan provides a distribution in respect to such Claim and (ii) (a) the Claim has been Scheduled by the Debtors (and such claim is not Scheduled at zero or as disputed, contingent, or unliquidated) or (b) it has filed a Proof of Claim on or before the bar date applicable to such holder, pursuant to Sections 502(a) and 1126(a) of the Bankruptcy Code and Bankruptcy Rules 3003 and 3018. Any Claim as to which an objection has been timely filed and has not been withdrawn or dismissed or denied by Final Order is not entitled to vote unless the Bankruptcy Court, pursuant to Federal Rule of Bankruptcy Procedure 3018(a), upon application of the holder of the Claim with respect to which there has been objection, temporarily allows the Claim in an amount that the Bankruptcy Court deems proper for the purpose of accepting or rejecting the Plan.

A vote may be disregarded if the Bankruptcy Court determines, pursuant to Section 1126(e) of the Bankruptcy Code, that it was not solicited or procured in good faith or in accordance with the provisions of the Bankruptcy Code. The Voting Procedures Order also sets forth assumptions and procedures for tabulating Ballots that are not completed fully or correctly.

B.	Classes Impaired under the Plan

To the extent and in the manner provided in the Voting Procedures Order, Classes A3-U3, A5, A6-A, A6-B, B6-U6, A7, 17, B8, B9, A10-U10, A-11, and, to the extent they are deemed to be Impaired, Classes A4-14, are entitled to vote to accept or reject the Plan. In Classes A7 and B8, only holders of present Asbestos Personal Injury Claims will vote on the Plan. By operation of law, each Unimpaired Class of Claims is deemed to have accepted the Plan and, therefore, is not entitled to vote to accept or reject the Plan. By operation of law, Classes A12 and I12, are deemed to have rejected the Plan and therefore are not entitled to vote to accept or reject the Plan.

C.	Waivers of Defects, Irregularities, etc.

Unless otherwise directed by the Bankruptcy Court, all questions as to the validity, form, eligibility (including time of receipt), acceptance, and revocation or withdrawal of Ballots or Master Ballots will be determined by the Voting Agent or the Special Voting Agent, as applicable, and the Debtors in accordance with the Voting Procedures in their sole discretion, which determination will be final and binding. The Debtors also reserve the right to reject any and all Ballots and Master Ballots not in proper form, the acceptance of which would, in the opinion of the Debtors or their counsel, be unlawful. The Debtors further reserve the right to waive any defects or irregularities or conditions of delivery as to any particular Ballot or Master Ballot.

D.	Withdrawal of Ballots; Revocation

Any party who has delivered a valid Ballot or Master Ballot for the acceptance or rejection of the Plan may withdraw such acceptance or rejection by delivering a written notice of withdrawal to the Voting Agent or Special Voting Agent, as applicable, at any time prior to the Voting Deadline in accordance with the Voting Procedures. The Debtors intend to consult with the Voting Agent or Special Voting Agent to determine whether any withdrawals of Ballots or Master Ballots were received and whether the requisite acceptances of the Plan have been received. As stated above, the Debtors expressly reserve the absolute right to contest the validity of any such withdrawals of Ballots and Master Ballots.

E.	Further Information; Additional Copies

If you have any questions about (1) the Voting Procedures for voting your Claim or Interest or with respect to the packet of materials that you have received or (2) the amount of your Claim, or if you wish to obtain, at your own expense, unless otherwise specifically required by Federal Rule of Bankruptcy Procedure 3017(d), an additional copy of the Plan, this Disclosure Statement or any appendices or Exhibits to such documents, please contact:

OWENS CORNING

c/o Omni Management Group, LLC

16161 Ventura Blvd., PMB 517

Encino, CA 91436

818-905-6542 (fax)

contact@omnimgt.com

XVIII. RECOMMENDATION AND CONCLUSION

For all of the reasons set forth in this Disclosure Statement, the Plan Proponents believe that confirmation and consummation of the Plan is preferable to all other alternatives. Consequently, the Plan Proponents urge all holders of Allowed Claims in Impaired Classes to vote to ACCEPT the Plan, and to complete and return their Ballots or Master Ballots so that they will be actually RECEIVED by the Voting Agent or Special Voting Agent, as applicable, on or before 4:00 p.m. prevailing Eastern Time on the Voting Deadline.

Dated: December 31, 2005

OWENS CORNING, et al. (for itself and on behalf of the Subsidiary Debtors)

By:	/s/ STEPHEN K. KRULL
Name:	Stephen K. Krull
Title:	Sr. Vice President, General Counsel and Secretary

SAUL EWING LLP

Norman L. Pernick (I.D. # 2290)

J. Kate Stickles (I.D. #2917)

222 Delaware Avenue

P.O. Box 1266

Wilmington, DE 19899-1266

(302) 421-6800

Charles O. Monk, II

Jay A. Shulman

Lockwood Place

500 E. Pratt Street

Baltimore, MD 21202

(410) 332-8600

Adam H. Isenberg

Centre Square West

1500 Market Street, 38th Floor

Philadelphia, PA 19102-2186

(215) 972-7777

Attorneys for the Debtors and

Debtors-in-Possession

KAYE SCHOLER LLP

Andrew A. Kress

Jane W. Parver

Edmund M. Emrich

425 Park Avenue

New York, NY 10022

(212) 836-8000

YOUNG CONAWAY

STARGATT & TAYLOR, LLP

James L. Patton, Jr. (I.D. # 2202)

Edwin J. Harron (I.D. # 3396)

The Brandywine Building

1000 West Street, 17th Floor

Wilmington, DE 19899-0391

(302) 571-6600

Attorneys for James J. McMonagle,

Legal Representative for Future Claimants

SIDLEY AUSTIN LLP

James F. Conlan

Larry J. Nyhan

Jeffrey C. Steen

Dennis M. Twomey

Eric J. Pearson

1 South Dearborn Street

Chicago, IL 60603

(312) 853-7000

Attorneys for the Debtors and

Debtors-in-Possession

COVINGTON & BURLING

Mitchell F. Dolin

Anna P. Engh

1201 Pennsylvania Avenue, N.W.

Washington, D.C. 20004-2401

(202) 662-6000

Special Insurance Counsel to Debtors

and Debtors-in-Possession

CAPLIN & DRYSDALE, CHARTERED

Elihu Inselbuch

375 Park Avenue, 35th Floor

New York, NY 10152-3500

(212) 319-7125

Peter Van N. Lockwood

Julie W. Davis

One Thomas Circle, N.W.

Washington, D.C. 20005

(202) 862-5000

CAMPBELL & LEVINE, LLC

Marla Eskin (I.D. # 2989)

Mark T. Hurford (I.D. # 3299)

Kathleen Campbell Davis (I.D.# 4229)

800 King Street

Wilmington, DE 19801

(302) 426-1900

Attorneys for the Official

Committee of Asbestos Claimants

TABLE OF APPENDICES

Appendix	Name
Appendix A	Fifth Amended Joint Plan of Reorganization of Owens Corning and its Affiliated Debtors and Debtors-in-Possession

Appendix B	Pro Forma Financial Projections and Reorganization Balance Sheet [To be provided]

Appendix C	Liquidation Analysis [To be provided]

Appendix D

Owens Corning Annual Report on Form 10-K for the period ending December 31, 2004, and other referenced reports filed with the Securities and Exchange Commission

Note: these documents are available, free of charge, through OC’s website at www.owenscorning.com. Copies may also be obtained by written request. See the directions set forth at Appendix D.

Appendix E-1	Estimated Claims Summaries

Appendix E-2	Pre-Petition Intercompany Claims

Appendix F	Principal Terms and Conditions of Senior Notes [To be provided]

Appendix G	Current Corporate Structure of Company [To be provided]

Appendix H	Restructuring Transactions [To be provided]

Appendix I	Distribution Assumptions

Appendix J	Voting Procedures [This Document will be inserted upon approval of Voting Procedures]

Appendix K	Letter dated December 30, 2005, from the Bank Steering Committee Supporting the Plan

APPENDIX A

Fifth Amended Joint Plan of Reorganization of Owens Corning and its Affiliated Debtors and Debtors-in-Possession

(See Exhibit 2 to the Current Report on Form 8-K, filed by Owens Corning on January 6, 2006.)

APPENDIX B

Pro Forma Financial Projections and Reorganization Balance Sheet

[To Be Provided]

APPENDIX C

Liquidation Analysis

[To Be Provided]

APPENDIX D

Owens Corning Annual Report on Form 10-K for the period ending December 31,2004,

and other referenced reports filed with the Securities and Exchange Commission

Although these documents are incorporated by reference as part of the Disclosure Statement, the Plan Proponents will not attach this document to the copies of the Disclosure Statement that will be mailed to creditors along with their ballots. Copies of these documents may be obtained, free of charge, through OC’s website at www.owenscorning.com or by sending a written request, including by telecopy or e-mail to:

OWENS CORNING

c/o Omni Management Group, LLC

16161 Ventura Blvd., PMB 517

Encino, CA 91436

818-905-6542 (fax)

contact@omnimgt.com

These documents may also be obtained at the Securities and Exchange Commission’s “Edgar” website at www.sec.gov/edgar.shtml.

APPENDIX E-1

Estimated Claims Summaries

Appendix E-1: Estimated Claims Summaries

The Debtors’ review of all Claims filed is ongoing, and is anticipated to be completed after the Confirmation Date. Based on their analysis of the Claims thus far, the Debtors have estimated the Claims that are likely to become Allowed Claims. Such estimates have been prepared on a Debtor-by-Debtor and class-by-class basis, and are attached hereto. The Debtors’ allocation of Claims among the various Debtors is based on the Third Circuit’s Substantive Consolidation Order, as described in the Disclosure Statement, the Debtors’ books and records and the Debtors’ review of the Claims. Such review has included, without limitation, consideration of the asserted priority of claims and the assertion by certain parties of entitlement to liens and/or constructive trusts. The Debtors’ estimates have not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

Nothing contained herein is intended to restrict or otherwise affect any creditor’s right to contest any objection by the Debtors to any Claim, including without limitation any objection seeking to reallocate one or more Claims to a Debtor other than the Debtor(s) against which such Claim was asserted.

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THE ATTACHED SCHEDULES, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN AS ESTIMATED IN THIS DISCLOSURE STATEMENT.

Claims Summary	APPENDIX E - 1

Owens Corning

Case Number 00-03837

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Owens Corning (00-03837)
Plan Class
A1	Other Priority Claims	$486,180,609.60	$399,602.16	$2,816,585.77
A2-A	Other Secured Tax Claims	$4,351,256.74	$2,575,220.57	$2,778,525.16
A2-B	Other Secured Claims	$76,484,550.06	$9,467,210.95	$9,652,957.01
A3	Convenience Class	$5,568,534.83	$5,216,449.82	$5,231,784.62
A4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
A5	Bond Claims	$1,409,573,506.24	$1,388,323,505.80	$1,409,573,506.24
A6-A	General Unsecured — Total	$1,076,799,555.01	$76,831,224.78	$100,487,136.10
A6-B	General Unsecured/Sr. Indebtedness — Total	$298,993,878.63	$207,177,187.43	$213,636,422.21
A7	OC Asbestos PI Claims — Total	$0.00	$7,000,000,000.00	$7,000,000,000.00
A10	Intercompany Claims	$2,563,781,627.00	$2,563,781,627.00	$2,563,781,627.00
A11	Subordinated Claims	$276,729,456.40	$276,729,456.40	$276,729,456.40
Unclassified	Administrative Claims	$60,415,404.56	$328,117.16	$58,331,799.82
Unclassified	Priority Tax Claims	$505,289,206.41	$64,536,073.68	$500,571,953.12

	Total	$8,351,135,102.47	$13,058,365,675.15	$13,730,559,270.44

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

CDC Corporation

Case Number 00-03838

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
CDC Corporation (00-03838)
Plan Class
J1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
J2-A	Other Secured Tax Claims	$229,066.09	$0.00	$0.00
J2-B	Other Secured Claims	$6,237,993.89	$3,158.01	$3,158.01
J3	Convenience Class	$431,387.55	$145,208.83	$145,208.83
J6	General Unsecured Claims	$20,746,880.67	$480,197.46	$480,197.46
J10	Intercompany Claims	$400,043.40	$400,043.40	$400,043.40
Unclassified	Administrative Claims	$7,823.06	$0.00	$153.53
Unclassified	Priority Tax Claims	$43,145.05	$583.47	$583.47

	Total	$35,991,827.08	$1,029,191.17	$1,029,344.70

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Engineered Yarns America, Inc.

Case Number 00-03839

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Engineered Yarns America, Inc. (00-03839)
Plan Class
M1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
M2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
M2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
M3	Convenience Class	$325,908.93	$0.00	$0.00
M6	General Unsecured Claims	$20,317,067.55	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$50,156.43	$5,169.24	$8,700.41

	Total	$35,027,070.71	$5,179.24	$8,710.41

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Falcon Foam Corporation

Case Number 00-03840

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Falcon Foam Corporation (00-03840)
Plan Class
N1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
N2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
N2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
N3	Convenience Class	$324,219.90	$0.00	$0.00
N4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
N6	General Unsecured Claims	$21,192,608.37	$100,009.00	$866,266.50
Unclassified	Administrative Claims	$29,839.53	$22,170.00	$22,170.00
Unclassified	Priority Tax Claims	$110,394.61	$67,249.56	$67,249.56

	Total	$1,622,950,847.67	$1,463,189,428.56	$1,587,923,203.05

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Integrex

Case Number 00-03841

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Integrex (00-03841)
Plan Class
I1	Other Priority Claims	$7,952,483.72	$0.00	$0.00
I2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
I2-B	Other Secured Claims	$6,234,835.88	$12,718.61	$12,718.61
I3	Convenience Class	$497,413.77	$184,471.79	$188,568.10
I4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
I6	General Unsecured Claims	$24,633,738.34	$4,286,935.32	$4,709,243.92
I10	Intercompany Claims (a)	$1,151,853,618.34	$318,853,618.34	$1,151,853,618.34
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$83,333.41	$12,165.00	$12,165.00

	Total	$2,778,426,555.00	$1,786,349,909.06	$2,743,743,830.00

(a)	includes $833 million due to Owens Corning on account of December 24, 1997 Contribution Agreement.

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Fibreboard Corporation

Case Number 00-03842

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Fibreboard Corporation (00-03842)
Plan Class
B1	Other Priority Claims	$9,387,821.72	$0.00	$0.00
B2-A	Other Secured Tax Claims	$230,596.02	$0.00	$0.00
B2-B	Other Secured Claims	$6,235,684.94	$849.06	$849.06
B3	Convenience Class	$382,886.38	$62,445.70	$63,945.70
B4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
B6	General Unsecured Claims	$26,271,092.02	$4,331,891.16	$4,383,633.53
B8	FB Asbestos PI Claims — Total	$0.00	$3,220,032,004.00	$3,220,032,004.00
B9	FB Asbestos PD Claims — Total	$3,385,946.00	$0.00	$3,385,946.00
B10	Intercompany Claims	$763,034,224.68	$763,034,224.68	$763,034,224.68
Unclassified	Administrative Claims	$22,626.53	$0.00	$14,957.00
Unclassified	Priority Tax Claims	$1,165,526.08	$847,445.02	$1,154,531.67

	Total	$2,397,083,921.36	$5,451,308,859.62	$5,579,037,608.63

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Exterior Systems, Inc.

Case Number 00-03843

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Exterior Systems, Inc. (00-03843)
Plan Class
C1	Other Priority Claims	$7,960,247.23	$16,413.36	$16,413.36
C2-A	Other Secured Tax Claims	$761,966.46	$913,584.86	$928,754.75
C2-B	Other Secured Claims	$6,339,039.01	$92,605.69	$126,447.86
C3	Convenience Class	$3,011,290.87	$2,850,692.40	$2,918,688.29
C4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
C6	General Unsecured Claims	$77,603,769.97	$60,663,896.44	$78,013,864.60
C10	Intercompany Claims	$678,864,040.96	$678,864,040.96	$678,864,040.96
Unclassified	Administrative Claims	$351,269.99	$189,794.84	$389,782.67
Unclassified	Priority Tax Claims	$1,170,066.17	$496,136.33	$568,708.06

	Total	$2,363,029,207.65	$2,207,087,164.88	$2,348,794,217.54

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Integrex Ventures, LLC

Case Number 00-03844

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Integrex Ventures, LLC (00-03844)
Plan Class
S1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
S2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
S2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
S3	Convenience Class	$324,219.90	$0.00	$0.00
S6	General Unsecured Claims	$20,429,241.05	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$35,130,543.80	$10.00	$10.00

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Integrex Professional Services, LLC

Case Number 00-03845

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Integrex Professional Services, LLC (00-03845)
Plan Class
P1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
P2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
P2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
P3	Convenience Class	$324,219.90	$0.00	$0.00
P6	General Unsecured Claims	$20,429,242.05	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$35,130,544.80	$10.00	$10.00

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Integrex Supply Chain Solutions, LLC

Case Number 00-03846

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Integrex Supply Chain Solutions, LLC (00-03846)
Plan Class
R1	Other Priority Claims	$7,925,487.37	$0.00	$0.00
R2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
R2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
R3	Convenience Class	$324,219.90	$0.00	$0.00
R6	General Unsecured Claims	$20,526,242.05	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$35,257,544.80	$10.00	$10.00

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Integrex Testing Systems, LLC

Case Number 00-03847

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Integrex Testing Systems, LLC (00-03847)
Plan Class
Q1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
Q2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
Q2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
Q3	Convenience Class	$325,476.14	$0.00	$0.00
Q6	General Unsecured Claims	$20,429,243.05	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$35,131,802.04	$10.00	$10.00

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Homexperts, LLC

Case Number 00-03848

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Homexperts, LLC (00-03848)
Plan Class
O1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
O2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
O2-B	Other Secured Claims	$6,284,466.32	$3.88	$49,630.44
O3	Convenience Class	$324,219.90	$0.00	$0.00
O6	General Unsecured Claims	$20,434,642.05	$11.00	$11.00
Unclassified	Administrative Claims	$7,869.53	$0.00	$200.00
Unclassified	Priority Tax Claims	$43,345.05	$200.00	$200.00

	Total	$35,185,975.24	$214.88	$50,041.44

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Jefferson Holdings, Inc.

Case Number 00-03849

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Jefferson Holdings, Inc. (00-03849)
Plan Class
T1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
T2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
T2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
T3	Convenience Class	$324,219.90	$0.00	$0.00
T6	General Unsecured Claims	$20,317,066.55	$9.00	$9.00
Unclassified	Administrative Claims	$7,869.53	$200.00	$200.00
Unclassified	Priority Tax Claims	$73,227.25	$30,082.20	$30,082.20

	Total	$35,048,651.50	$30,291.20	$30,291.20

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Owens-Corning Fiberglass Technology, Inc.

Case Number 00-03850

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Owens-Corning Fiberglass Technology, Inc. (00-03850)
Plan Class
F1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
F2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
F2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
F3	Convenience Class	$359,908.56	$16,127.41	$16,127.41
F4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
F6	General Unsecured Claims	$24,673,972.57	$185,275.10	$185,275.10
F10	Intercompany Claims	$511,465,333.36	$511,465,333.36	$511,465,333.36
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$54,139.05	$0.00	$0.00

	Total	$2,137,854,808.33	$1,974,666,735.87	$2,098,634,252.86

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Owens Corning HT, Inc.

Case Number 00-03851

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Owens Corning HT, Inc. (00-03851)
Plan Class
K1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
K2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
K2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
K3	Convenience Class	$396,778.19	$88,202.99	$88,202.99
K6	General Unsecured Claims	$20,766,682.24	$789,859.37	$789,859.37
K10	Intercompany Claims	$6,594,416.33	$6,594,416.33	$6,594,416.33
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$42,134,959.61	$7,472,478.69	$7,472,478.69

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Owens-Corning Overseas Holdings, Inc.

Case Number 00-03852

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Owens-Corning Overseas Holdings, Inc. (00-03852)
Plan Class
U1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
U2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
U2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
U3	Convenience Class	$324,219.90	$0.00	$0.00
U6	General Unsecured Claims	$20,317,067.55	$10.00	$10.00
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$35,018,370.30	$10.00	$10.00

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Owens Corning Remodeling Systems, LLC

Case Number 00-03853

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Owens Corning Remodeling Systems, LLC (00-03853)
Plan Class
L1	Other Priority Claims	$7,895,487.37	$0.00	$0.00
L2-A	Other Secured Tax Claims	$195,945.02	$0.00	$0.00
L2-B	Other Secured Claims	$6,248,086.13	$0.00	$0.00
L3	Convenience Class	$324,692.85	$55.73	$55.73
L6	General Unsecured Claims	$20,317,069.55	$12.00	$12.00
L10	Intercompany Claims	$1,761,131.19	$1,761,131.19	$1,761,131.19
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$43,145.05	$0.00	$0.00

	Total	$36,793,226.69	$1,761,198.92	$1,761,198.92

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

Claims Summary	APPENDIX E - 1

Soltech, Inc.

Case Number 00-03854

IMPORTANT:

This Claims Summary must be read in conjunction with the introductory Notes accompanying this Schedule. This Claims Summary has not been examined by independent accountants and the Debtors make no representations regarding the accuracy of the estimates contained herein, which are based on information available to the Debtors as of November 30, 2005, and which do not take into account those claims filed against the Debtors in an “unliquidated” amount.

		Current Claims As Of 11/30/05	Anticipated Range of Allowed Claims
			Low	High
Soltech, Inc. (00-03854)
Plan Class
E1	Other Priority Claims	$7,902,032.51	$5,409.54	$5,409.54
E2-A	Other Secured Tax Claims	$199,032.02	$182.00	$182.00
E2-B	Other Secured Claims	$6,234,835.88	$0.00	$0.00
E3	Convenience Class	$556,864.30	$272,591.78	$272,741.78
E4	Bank Debt Holders	$1,586,967,516.99	$1,463,000,000.00	$1,586,967,516.99
E6	General Unsecured Claims	$22,196,731.13	$1,652,631.61	$1,658,614.20
E10	Intercompany Claims	$58,861,480.86	$58,861,480.86	$58,861,480.86
Unclassified	Administrative Claims	$7,669.53	$0.00	$0.00
Unclassified	Priority Tax Claims	$66,120.81	$55,680.23	$55,680.23

	Total	$1,682,992,284.03	$1,523,847,976.02	$1,647,821,625.60

NOTWITHSTANDING THE DEBTORS’ ESTIMATES AS SET FORTH HEREIN, THE ACTUAL AMOUNT OF CLAIMS THAT ULTIMATELY BECOME ALLOWED CLAIMS COULD MATERIALLY EXCEED THE AMOUNTS SET FORTH ON THIS SCHEDULE, AND IN SUCH EVENT, THE ESTIMATED PERCENTAGE RECOVERIES FOR HOLDERS OF SOME OR ALL CLAIMS COULD BE MATERIALLY LESS THAN ESTIMATED.

APPENDIX E-2

Pre-Petition Intercompany Claims

Appendix E-2

Appendix E-2: Pre-Petition Intercompany Claims

On November 20, 2001, the Debtors filed Amended and Restated Schedules of Assets and Liabilities (the “Amended Schedules”) for OCD and each of the 17 Subsidiary Debtors. The Amended Schedules amended and wholly superseded the Schedules filed by the Debtors in November 2000. Revisions to the Amended Schedules were filed on January 30, 2002 for certain of the Debtors. The Amended Schedules reflected approximately $5,270 million of pre-petition intercompany indebtedness owed by Debtors as of the Petition Date, including the following:

Debtor	Claim Amount	Creditor
Owens Corning	$712.22	Owens Corning (Nanjing) Foamular Board Company
Owens Corning	$3,592.65	OC Fiberglas Espana SA
Owens Corning	$4,726.00	LMP Impianti SRL
Owens Corning	$10,496.68	Owens Corning (Anshan) Fiberglass Co., Ltd.
Owens Corning	$10,847.60	Flowtite Technology AS
Owens Corning	$10,945.40	Owens Corning (Nanjing) Foamular Board Company
Owens Corning	$16,000.00	Falcon Manufacturing Co.
Owens Corning	$18,255.00	Owens Corning Fiberglas Technology, Inc.
Owens Corning	$19,530.57	Owens Corning (Japan) Ltd.
Owens Corning	$22,591.52	Owens Corning Fiberglas Technology, Inc.
Owens Corning	$23,463.36	Owens Corning (Guangzhou) Fiberglas Co., Ltd.
Owens Corning	$27,599.09	Owens Corning (Guangzhou) Fiberglas Co., Ltd.
Owens Corning	$32,540.96	Wrexham A.R. Glass Ltd.
Owens Corning	$36,842.00	OC Fiberglas Sweden Inc.
Owens Corning	$59,988.05	Owens Corning (Guangzhou) Fiberglas Co., Ltd.
Owens Corning	$64,147.65	Owens Corning Australia Pty Ltd.
Owens Corning	$82,536.00	Owens Corning South Africa (Pty) Ltd.
Owens Corning	$109,020.00	Engineered Yarns America, Inc.
Owens Corning	$145,227.44	Owens Corning Australia Pty Ltd.
Owens Corning	$193,397.65	Owens Corning (Shanghai) Fiberglas Co., Ltd.
Owens Corning	$232,828.00	Owens Corning Canada, Inc.
Owens Corning	$241,992.51	OC Real Estate Corp.
Owens Corning	$301,688.40	Owens Corning (Japan) Ltd.
Owens Corning	$342,850.27	Owens Corning (Singapore) Pte Ltd.
Owens Corning	$363,689.24	Owens Corning (Shanghai) Fiberglas Co., Ltd.
Owens Corning	$364,091.51	Owens Corning (Shanghai) Fiberglas Co., Ltd.
Owens Corning	$696,945.14	Owens Corning HT, Inc.
Owens Corning	$1,000,000.00	Flowtite Technology AS
Owens Corning	$1,431,573.74	OC Celfortec, Inc.
Owens Corning	$1,524,513.32	Vytec Corporation
Owens Corning	$1,743,287.88	Owens Corning Canada, Inc.
Owens Corning	$2,200,429.57	Owens Corning (China) Investment Company, Ltd.
Owens Corning	$2,571,911.72	OC Celfortec, Inc.
Owens Corning	$4,781,250.00	Fibreboard Corporation
Owens Corning	$5,563,089.00	Jefferson Holdings, Inc.
Owens Corning	$5,744,415.36	Owens Corning FSC, Inc.
Owens Corning	$6,117,189.04	Vytec Corporation

Appendix E-2

Owens Corning	$7,023,235.83	Exterior Systems, Inc.
Owens Corning	$12,974,123.49	IPM, Inc.
Owens Corning	$13,456,355.00	Owens Corning Canada, Inc.
Owens Corning	$14,553,845.07	Owens Corning Fiberglas Technology, Inc.
Owens Corning	$20,387,333.00	Special Situations Investment Group
Owens Corning	$22,559,437.80	Falcon Foam Corporation
Owens Corning	$30,000,000.00	IPM, Inc.
Owens Corning	$38,038,893.00	Owens Corning Fiberglas Technology, Inc.
Owens Corning	$41,345,307.16	Soltech, Inc.
Owens Corning	$113,062,846.37	Palmetto Products, Inc.
Owens Corning	$198,112,000.00	Jefferson Holdings, Inc.
Owens Corning	$205,785,529.01	IPM, Inc.
Owens Corning	$294,516,119.00	Integrex
Owens Corning	$405,528,706.00	Fibreboard Corporation
Owens Corning	$419,630,226.82	Fibreboard Corporation
Owens Corning	$711,080,797.91	Owens Corning Fiberglas Technology, Inc.
CDC Corp.	$400,043.40	Owens Corning
Integrex	$318,853,618.34	Owens Corning
Fibreboard Corp.	$5,640,000.00	Integrex
Fibreboard Corp.	$179,000,000.00	Integrex
Fibreboard Corp.	$234,515,108.98	Exterior Systems, Inc.
Fibreboard Corp.	$343,879,115.70	Owens Corning
Exterior Systems Inc.	$105,125.00	Owens Corning Fiberglas Technology, Inc.
Exterior Systems Inc.	$440,400.19	Vytec Corporation
Exterior Systems Inc.	$910,599.00	Owens Corning Fiberglas Technology, Inc.
Exterior Systems Inc.	$1,052,022.66	Vytec Corporation
Exterior Systems Inc.	$3,058,270.18	Owens Corning
Exterior Systems Inc.	$5,631,952.00	Owens Corning Fiberglas Technology, Inc.
Exterior Systems Inc.	$14,826,276.71	Fibreboard Corporation
Exterior Systems Inc.	$116,605,749.80	Fibreboard Corporation
Exterior Systems Inc.	$230,000,000.00	Fibreboard Corporation
Exterior Systems Inc.	$306,233,645.42	Owens Corning
OCFT	$10,465,333.36	Integrex
OCFT	$501,000,000.00	Integrex
Owens Corning HT, Inc.	$802.48	Owens Corning
Owens Corning HT, Inc.	$6,593,613.85	Owens Corning
Owens Corning Remodeling Systems, LLC	$52,145.80	Owens Corning
Owens Corning Remodeling Systems, LLC	$1,708,985.39	Owens Corning
Soltech, Inc.	$2,127,655.25	Owens Corning
Soltech, Inc.	$56,733,825.61	Owens Corning

The foregoing list does not include, inter alia, amounts due under Contribution Agreement between Owens Corning and Faloc, Inc. n/k/a Integrex, dated as of December 24, 1997 and may not include pre-petition intercompany indebtedness owed by Debtors on account of the allocation of overhead or expenses, including without limitation taxes, among Debtors.

APPENDIX F

Principal Terms and Conditions of Senior Notes

[To Be Provided]

APPENDIX G

OC’s Current Corporate Structure of Company

[To Be Provided]

APPENDIX H

Restructuring Transactions

[To Be Provided]

APPENDIX I Distribution Assumptions

DISTRIBUTION ASSUMPTIONS SUMMARY

The following represents a summary of the key assumptions underlying the estimates of distributions to creditors under the Plan:

Total Distributable Value. It is more likely than not that Total Distributable Value would be no less than $6.185 billion, comprised of the estimated Total Enterprise Value of the Debtors as of December 31, 2005, plus estimated Excess Cash as of December 31, 2005, will be available for distribution under the Plan as of the Effective Date. This Total Distributable Value does not include (i) the amounts described below under “Asbestos Related Assets Available for Distribution on Asbestos Claims,” (ii) the approximately $70 million of existing funded debt owed by non-Debtor Affiliates that will remain outstanding and unimpaired, and (iii) the approximately $45 million of New OCD Common Stock (or appropriate equivalent interests) reserved for issuance to the Company’s employees as of the Effective Date as employee benefits and incentives upon emergence.

Total Enterprise Value. It is more likely than not that the Total Enterprise Value (“TEV”) based upon the estimated going concern value of the Debtors and the non-Debtor Affiliates as a whole will be no less than $5.000 billion as of December 31, 2005. In addition to this TEV, the Debtors currently estimate that the present value of cash flows related to the utilization of net operating loss carry forwards available to the Reorganized Debtors will be approximately $200 million as of December 31, 2005.

Excess Cash Available for Distribution. Estimated excess cash (the “Excess Cash”) available for distribution is estimated to be no less than $1.100 billion as of December 31, 2005. This consists of cash and cash equivalents of the Debtors and non-Debtor Affiliates as of the Effective Date, less a reserve of approximately $350 million for working capital and pension contribution purposes.

Senior Notes.1 The Plan contemplates approximately $1.800 billion in senior indebtedness issued upon the Effective Date, which indebtedness may be in the form of senior notes (or other cash pay debt instruments) based on, among other things, the issuance of one or more series of senior notes and/or the refinancing of the obligations owed to the Bank Holders under the 1997 Credit Agreement (the “Senior Notes”). Additionally, the Plan contemplates distribution of notes in the approximate amount of $61 million on account of certain tax-related claims. Approximately $70 million of existing funded debt owed by non-Debtor Affiliates will remain outstanding and unimpaired.

[1]	The types and amounts of debt and equity to be distributed under the Plan are subject to change based on, among other things, continuing developments and further diligence by the Company and its advisors. For example, the Company reserves the right to conduct offerings of New OCD Common Stock and/or Senior Notes prior to or after the Initial Distribution Date, as it may deem appropriate (subject to the reasonable consent of the Plan Proponents).

Common Equity Available for Distribution. The Plan contemplates the issuance of approximately $3.224 billion of New OCD Common Stock (excluding the New OCD Common Stock (or equivalent interests) reserved for issuance to the Company’s employees as employee incentives and benefits upon emergence. On the Effective Date, Reorganized OCD, will authorize 200 million shares of New OCD Common Stock and will issue approximately 129 million shares (excluding 1.8 million shares (or equivalent interests) reserved for issuance to the Company’s employees) with an assumed value (for plan purposes only) of approximately $25.00 per share. Each share of New OCD Common Stock will entitle its holder to one vote. The New OCD Common Stock will be subject to dilution as a result of further issuances, including shares that may be issued under management or employee incentive programs (other than the 1.8 million shares (or equivalent interests) reserved for issuance to the Company’s employees).

Asbestos Related Assets Available for Distribution on Asbestos Claims. The Plan contemplates that there will be certain assets available solely for distribution to Asbestos Personal Injury Claims, consisting of the following approximate amounts: (1) $1.301 billion from the Fibreboard Settlement Trust; (2) $127 million from the Fibreboard Administrative Escrow Deposits; (3) $140 million in value on account of the FB Sub-Account Settlement Payment; (5) $109 million from the OC Administrative Escrow Deposits2; and $80 million from the OC Insurance Escrow.

NOTE: THIS SUMMARY IS PRELIMINARY AND SUBJECT TO MODIFICATIONS TO BE FILED NO LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE DISCLOSURE STATEMENT HEARING.

[2]	This estimate includes all amounts currently held in law firm deposit accounts, including amounts that may be determined to constitute OC Reversions and, accordingly, would be delivered to OCD for ratable distribution among its creditors.

SUMMARY OF KEY ASSUMPTIONS

OC Total Enterprise Value
Enterprise Value	5,000
NOL Value	200

Total Enterprise Value	5,200
Less: Total Debt	(1,931)

Implied Equity Value	3,269
Less: Emp. Rest. Stock	(45)

	3,224

Shares Issued	130.8
Share Price	$25.00

Distributable Value
Excess Cash	1,100
Debt (Senior Notes)	1,800
Debt (Tax Notes)	61
Equity Value	3,224

Sub-Total	6,185
Existing Debt	70
Emp. Rest Stock	45

Total	6,300

Equity Ownership[3]
Banks	—	0.0%
Bonds	22.5	17.2%
Trade Creditors	7.6	5.8%
OC Asbestos	94.2	72.0%
FB Asbestos	4.6	3.6%

Total	129.0	98.6%
Emp. Rest Stock	1.8	1.4%

	130.8	100.0%

[3]	The following are: (i) based on the assumption that Class A5 accepts the Plan; and (ii) do not include the restricted shares of New OCD Common Stock and options to purchase shares of New OCD Common Stock to be granted to certain members of management as part of the management incentive program, as described in the Disclosure Statement and/or Plan.

NOTE: THIS SUMMARY IS PRELIMINARY AND SUBJECT TO MODIFICATIONS TO BE FILED NO LATER THAN FIVE (5) BUSINESS DAYS PRIOR TO THE DISCLOSURE STATEMENT HEARING.

APPENDIX J

Voting Procedures

[This Document will be inserted when the Voting Procedures are approved by the Court]

APPENDIX K

Letter dated December 30, 2005, from the Steering Committee

WEIL, GOTSHAL & MANGES LLP
	767 FIFTH AVENUE • NEW YORK, NY 10153-0119	DALLAS
	(212) 310-8000	HOUSTON
	FAX: (212) 310-8007	MENLO PARK
(SILICON VALLEY)
MIAMI
WASHINGTON, D. C.

	December 30, 2005	BRUSSELS
BUDAPEST
FRANKFURT
LONDON
MARTIN J. BIENENSTOCK		PRAGUE
DIRECT LINE (212) 310-8530		WARSAW
E-MAIL: martin.bienenstock@weil.com

By Email

stephen.k.krull@owenscorning.com

Stephen K. Krull, Esq.

Sr. Vice President, General Counsel and Secretary

Owens Corning

One Owens Corning Parkway

Toledo, Ohio 43659

Re:	Owens Corning, et al., chapter 11 debtors in possession (“OC”) – Steering Committee of Bank Debt Holders (the “Steering Committee”)

Dear Mr. Krull:

This firm has represented Credit Suisse, Cayman Branch (f/k/a Credit Suisse First Boston), as agent (the “Agent”) under Owens Corning’s credit agreement dated as of June 26, 1997, as amended (the “Credit Agreement”), in the Owens Corning chapter 11 cases. OC has requested prior to proposing OC’s proposed Fifth Amended Joint Plan of Reorganization (as such plan may be amended, modified or supplemented, the “Plan”), certain assurances as to the positions of the members of the Steering Committee and the bank debt holders under the Credit Agreement (the “Bank Debt Holders”) on certain issues set forth below. We have been authorized to advise you of the following positions the members of the Steering Committee will take on their respective individual behalf on the following issues, subject to the reservations listed below:

1.

Payment in cash on the effective date or distribution date of the Plan of the claims of the Bank Debt Holders under the Credit Agreement shall constitute full payment under the Credit Agreement, and shall be deemed to render such claims unimpaired for purposes of Section 1124 of the Bankruptcy Code and otherwise (regardless of the outcome of the ultimate vote of the class of Bank Debt Holders on the Plan), if the amount of cash equals all then unpaid (A) prepetition (i) interest under the Credit Agreement computed at LIBOR plus 1.25% and (ii) letter of credit, facility and agency fees payable under the Credit Agreement

WEIL, GOTSHAL & MANGES LLP

Stephen K. Krull, Esq.

December 30, 2005

totaling $9,734,553, and (B) postpetition: (i) principal outstanding under the Credit Agreement, (ii) interest accrued through the date of payment under the Plan on the principal amount(s) outstanding under the Credit Agreement computed at the Base Rate (as defined in the Credit Agreement) plus 2%, compounded quarterly, and (iii) letter of credit fees, facility fees, agency fees, and expenses payable under the Credit Agreement (for example, such amount totals $2,276,730,200 as of March 31, 2006 assuming prime rate increases of 25 basis points on January 31 and March 28, 2006). Letters of credit totaling $83,837,342.28 issued under the Credit Agreement are outstanding and undrawn as of today. It is assumed that $14,670,570.28 of these related to asbestos judgment appeals are drawn prior to confirmation and the balance of $69,166,772.00 is to be replaced with an exit facility upon the effective date. We understand there is a discrepancy of approximately $9 million between OC and the Steering Committee members with respect to certain of the foregoing amounts owed to the Bank Debt Holders, and such discrepancy will be reconciled and resolved in the near term by the parties’ respective financial advisors;

2.	The Steering Committee shall support the confirmation of OC’s Plan providing for the unavoidable and nondisgorgeable payment on its distribution date consistent with paragraph 1 above, which payment shall be prior to or simultaneous with the discharge by the Plan and any confirmation order of the Credit Agreement claims;

3.	If OC’s Plan is confirmed and results in an unavoidable and nondisgorgeable payment on its distribution date consistent with paragraph 1 above, then each of the OC debtors and the nondebtor Owens Corning subsidiaries shall have no further liability under the Credit Agreement, inclusive of their guarantees;

4.	The Agent (and the Steering Committee) shall take such actions, including participation in and testifying at judicial hearings, filing supporting pleadings in connection therewith, and supporting reasonable extensions of exclusivity, as are reasonably desirable to attain confirmation of the Plan resulting in such payment;

5.	The Agent, with the support of the Steering Committee, shall, no later than January 20, 2006, seek authorization and instruction from other Bank Debt Holders to take the same positions on behalf of all Bank Debt Holders as the Steering Committee and its members have agreed to take hereunder;

6.	To the extent, if any, that the Steering Committee members hereafter transfer their claims under the Credit Agreement (other than claims held for clients or by their trading desks), the claims shall be transferred subject to this letter; and

WEIL, GOTSHAL & MANGES LLP

Stephen K. Krull, Esq.

December 30, 2005

7.	The Agent, with the support of the Steering Committee, shall, no later than January 20, 2006, (i) seek authorization to then withdraw without prejudice the pending trustee and examiner motions, the opposition to the Debtors’ pending severance motion, and the Kensington action filed by or on behalf of the Agent or the Bank Debt Holders, and (ii) seek authorization and instruction from other Bank Debt Holders (and shall otherwise use their best efforts) to withdraw with prejudice and without costs to any party, on the Effective Date of the Plan resulting in a payment consistent with paragraph 1 above, all pleadings filed by or on behalf of the Agent or the Bank Debt Holders concerning the pending estimation and KERP appeals.

The Steering Committee and each of its members expressly reserve all their respective rights:

•	to object to confirmation of the Plan if (i) the Court finds that the Bank Debt Holders are impaired and (ii) the class of Bank Debt Holders does not accept the Plan;

•	to take all actions to oppose treatment of the claims under the Credit Agreement in any manner other than the treatment specified in paragraph 1 above, including without limitation, actions to prevent confirmation of the Plan or any other chapter 11 plan if its confirmation would result in any other treatment providing less cash than provided in paragraph 1 above to Bank Debt Holders based on their unimpairment or on their impairment and acceptance of such plan by their class;

•	to take all actions to obtain on behalf of the Credit Agreement claims more than provided in paragraph 1 above if (i) the Credit Agreement claims are deemed impaired by the Court and the class of Bank Debt Holders does not accept the Plan, or (ii) not all Bank Debt Holders under the Credit Agreement are treated the same;

•

to terminate this letter if (i) the Credit Agreement claims are not paid consistent with paragraph 1 above on or before December 31, 2006, (ii) the Plan provides or is amended to provide that the Credit Agreement claims shall receive less cash than provided in paragraph 1 above if the class of Bank Debt Holders is deemed impaired and accepts the Plan, or (iii) if any Plan proponent asserts the Plan impairs the Credit Agreement claims or that the Credit Agreement claims should be paid under the Plan

WEIL, GOTSHAL & MANGES LLP

Stephen K. Krull, Esq.

December 30, 2005

(or otherwise) less cash than provided in paragraph 1 above if the class of Bank Debt Holders is deemed impaired and accepts the Plan;

•	to oppose any and all actions by any entities or parties in interest that may delay or hinder confirmation of a Plan resulting in the treatment of the Credit Agreement claims consistent with paragraph 1 above; and

•	to prosecute the pleadings set forth in paragraph 7 above prior to confirmation of the Plan that will be withdrawn with prejudice on the conditions set forth above, to the extent such prosecution may be necessary to avoid prejudice to such pleadings.

The Steering Committee members are or are affiliates of: CS First Boston, JPMorgan/Chase, CP Capital Investments, LLC, Angelo Gordon, and Cyrus Capital Partners, L.P..

Sincerely,

/s/ MARTIN J. BIENENSTOCK
Martin J. Bienenstock

cc:	Steering Committee

James F. Conlan, Esq.